UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒                                           Filed by a Party other than the Registrant

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Pursuant to §240.14a-12

CHYRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐           No fee required.

☒           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Chyron Corporation common stock, par value $.01 per share (“Chyron common stock”)

(2)	Aggregate number of securities to which transaction applies:

Approximately 18,303,771 shares of Chyron common stock (see below)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined on the basis of up to 18,303,771 shares of Chyron common stock to be issued in the transaction at an assumed price of $1.39, which is the average of the high and low prices per share of Chyron common stock on March 21, 2013, as reported on The NASDAQ Stock Market. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00013640 by the value set forth in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$25,442,241.69

(5)	Total fee paid:

$3,470.32

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT
PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)
SUBJECT TO COMPLETION, DATED MARCH 28, 2013

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

You are cordially invited to attend the 2013 annual meeting of stockholders (the “Annual Meeting”) of Chyron Corporation, or Chyron, to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at 666 Third Avenue, 25th Floor, New York, NY 10017, on                     , 2013 at              a.m., Eastern Daylight Time.

At the Annual Meeting, stockholders will vote to approve, among other things, the issuance of up to approximately 18,303,771 shares of our common stock in consideration for 100% of the outstanding shares of Hego AB, or Hego, which is a global graphics services company based in Stockholm, Sweden that develops real-time graphics products and tools for the broadcast and sports industries.  We and certain of our subsidiaries have entered into a stock purchase agreement with the shareholders of Hego under which an indirect subsidiary of ours will purchase all of the issued and outstanding shares of Hego in exchange for shares of our common stock.  Our indirect acquisition of all of the shares of Hego is referred to as the Share Purchase. Following the Share Purchase, Hego will be an indirectly owned subsidiary of ours.

Based on our outstanding capital stock at March 15, 2013, we anticipate that we will issue approximately 12,202,514 shares of our common stock upon the initial closing, which will represent 41.1% of our voting shares following the issuance.   The actual amount of shares to be issued at the closing of the Share Purchase, or the Closing Shares, will equal 40.0% of the sum of (i) our issued and outstanding common stock as of the date that is ten (10) calendar days prior to the closing of the Share Purchase, or the Closing, (ii) the shares of our common stock that are issuable upon the exercise of all outstanding options and restricted stock units to purchase our common stock that have an exercise price at or below $1.25 as of the date that is ten (10) calendar days prior to the Closing, and (iii) the contemplated shares to be issued at the Closing, which we collectively refer to as the Outstanding Closing Shares. In addition, upon achieving certain revenue milestones, we may issue additional shares, or the Earn-Out Shares, such that the aggregate amount of Shares issued in the Share Purchase equals 50.0% of the sum of the Outstanding Closing Shares and the Earn-Out Shares.  Based on our outstanding capital stock on March 15, 2013, we anticipate that we could issue up to 6,101,257 Earn-Out Shares.  The shares of our common stock being issued to the shareholders of Hego pursuant to the stock purchase agreement are referred to in this proxy statement as the Shares or the Share Purchase Shares.

Our shares of common stock are listed on The NASDAQ Global Market under the symbol “CHYR”.  Pursuant to applicable NASDAQ Marketplace Rules, the issuance of our common stock in connection with the Share Purchase requires the approval of Chyron’s stockholders because, among other things, the issuance exceeds 20% of the number of shares of Chyron common stock outstanding prior to the issuance.   As of March 26, 2013, the closing sale price of our common stock, as quoted on The NASDAQ Global Market, was $1.52.   Pursuant to applicable NASDAQ Marketplace Rules, the issuance of the Shares requires approval by a majority of the total votes cast at a meeting of stockholders at which a quorum is present.  Our directors and principal stockholders, together with their affiliates and related persons, which collectively hold approximately 40.7% of our outstanding voting shares, have agreed to vote in favor of the Share Purchase.

We hope you will be able to attend the Annual Meeting.  Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote either in person or by proxy.  You may vote over the Internet as well as by telephone or by mail.  When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement.  We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

This proxy statement sets forth more information about the Annual Meeting, us, Hego and the Share Purchase that you should consider before voting. We encourage you to carefully read this proxy statement before voting, including the section entitled “Risk Factors” beginning on page 23.

Sincerely,

/s/ Michael Wellesley-Wesley

Michael Wellesley-Wesley
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the proposed issuance of shares of Chyron common stock in connection with the transaction or determined whether this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This document is dated                     , 2013, and is first being mailed to our stockholders on or about                     , 2013.

CHYRON CORPORATION

5 Hub Drive
Melville, New York 11747
(631) 845-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Chyron Corporation:

An annual meeting of our stockholders (“the Annual Meeting”) will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at 666 Third Avenue, 25th Floor, New York, NY 10017, on                     , 2013 at              a.m., Eastern Daylight Time. At the Annual Meeting, stockholders will consider and act upon the following matters:

Proposal 1:
The issuance of up to approximately 18,303,771 shares of our common stock in consideration for 100% of the outstanding shares of Hego Aktiebolag (“Hego”), pursuant to the Stock Purchase Agreement, dated March 9, 2013, by and among us, our wholly-owned subsidiary Chyron Holdings, Inc., Chyron AB , a Swedish company and wholly-owned subsidiary of Chyron Holdings, Inc., Hego, the Sellers (as defined therein) and the Sellers' Representative (as defined therein) (the “Share Purchase”).

Proposal 2:
The adjournment or postponement of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 1.

Proposal 3:	The approval of an amendment to our Restated Certificate of Incorporation, as amended, to change our corporate name from Chyron Corporation to ChyronHego Corporation.

Proposal 4:
The approval, on an advisory (non-binding) basis, of the “golden parachute” compensation payments that will or may be paid by Chyron to its named executive officers in connection with the Share Purchase.

Proposal 5:
The election of seven (7) directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

Proposal 6:
The approval, on an advisory (non-binding) basis, of the compensation of Chyron’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Proposal 7:	The approval, on an advisory (non-binding) basis, of the frequency of holding a vote on the compensation of Chyron’s named executive officers every THREE years.

Proposal 8:	The approval of a proposed amendment to the Company’s 2008 Long-Term Incentive Plan, or the 2008 LTIP, to increase the maximum number of authorized shares by 3,000,000.

Proposal 9:	The ratification of the appointment of BDO USA LLP as Chyron’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Board of Directors has fixed the close of business on                                                                                                           , 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation in person or by proxy of at least a majority of all outstanding shares of common stock on the record date entitled to vote at the Annual Meeting is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s offices at 5 Hub Drive, Melville, New York, 11747, for the 10 calendar days immediately preceding , 2013.

Pursuant to applicable NASDAQ Marketplace Rules, the issuance of shares of our common stock pursuant to the Stock Purchase Agreement requires approval by a majority of the total votes cast at a meeting of stockholders at which a quorum is present. Pursuant to The New York Business Corporation Law and our bylaws, the proposals to approve (i) a possible adjournment or postponement of the Annual Meeting; (ii) on an advisory basis, the potential golden parachute payments to Chyron’s executive officers; (iii) on an advisory basis, the compensation of Chyron’s executive officers pursuant to the Stock Purchase Agreement; (iv) a proposed amendment to the Company’s 2008 LTIP and (v) the ratification of the appointment of BDO USA LLP as Chyron’s independent registered public accounting firm all require a majority of the votes cast at a meeting of stockholders at which a quorum is present.  Pursuant to The New York Business Corporation Law, the affirmative vote of a majority of our outstanding common stock is required to approve the amendment to our Restated Certificate of Incorporation, as amended, to change our corporate name.  The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected.  The frequency of holding an advisory vote on the compensation of our named executive officers — every year, every two years or every three years — receiving the majority of votes cast will be the frequency approved, on a non-binding basis, by our stockholders.

After careful consideration, our Board of Directors has unanimously approved the proposals referred to above and concluded that they are advisable, fair to, and in the best interests of our stockholders. The Board of Directors unanimously recommends that our stockholders vote “FOR” proposals 1, 2, 3, 4, 6, 8 and 9 referred to above, “FOR” the election of the nominees for director and “FOR” holding a vote on the compensation of our named executive officers every three years.

Only those holders of our common stock of record as of the close of business on                     , 2013 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A total of              shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote.  Our directors and principal stockholders, together with their affiliates and related persons, which collectively hold approximately 40.7% of our outstanding voting shares, have agreed to vote in favor of the Share Purchase.

The proxy statement accompanying this notice sets forth more information about the Annual Meeting, us, Hego, the Share Purchase and the proposals. The accompanying materials also provide instructions on how to vote your shares in person at the Annual Meeting or by proxy.

Your vote is very important. At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

You may revoke your proxy at any time before the vote is taken by delivering to the corporate secretary of Chyron a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the Annual Meeting, in which case your proxy would be disregarded.

By order of the Board of Directors,

/s/ Jerry Kieliszak

Jerry Kieliszak
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

                    , 2013
Melville, New York

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

SUMMARY TERM SHEET	10

The Share Purchase and the Stock Purchase Agreement	10
Structure of Hego and the Share Purchase	10
The Acquired Business	11
Our Business	11
Recommendation of Our Board of Directors; Our Reasons for the Share Purchase	11
Opinion of the Financial Advisor Regarding Fairness of the Share Purchase from a Financial Point of View	12
Interests of Certain Persons in the Share Purchase	12
Vote Required to Approve the Issuance of the Share Purchase Shares; Voting Commitments	12
Conditions to the Completion of the Share Purchase	12
Termination of the Stock Purchase Agreement Under Specified Circumstances	13
Board of Directors of Chyron Following the Transaction	13
U.S. Federal Income Tax Consequences of the Share Purchase	13
Anticipated Accounting Treatment	13
Share Ownership of Directors and Executive Officers of Chyron	13
Regulatory Approvals	13
Appraisal Rights	14

SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA OF HEGO	15

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA	17

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA	19

MARKET PRICE AND DIVIDEND INFORMATION	21

Dividends	22
RISK FACTORS	23
Risks Related to the Share Purchase	23
Risks Related to Chyron	26
Risks Related to the Combined Business Following the Share Purchase	26

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	28

PROPOSAL 1 – APPROVAL OF THE ISSUANCE OF THE SHARE PURCHASE SHARES	30

Vote Required to Approve the Issuance of the Share Purchase Shares	30

THE SHARE PURCHASE	30

Background of the Share Purchase	30
Our Reasons for the Share Purchase	34
Recommendation of Our Board of Directors	36
Opinion of the Financial Advisor Regarding the Fairness of the Share Purchase from a Financial Point of View	37
Interests of Certain Persons in the Share Purchase	43
Voting Commitments	44
Share Purchase Consideration	44
Effective Time of the Share Purchase	44
Board of Directors of Chyron Following the Transaction	45
Regulatory Approvals	45
U.S. Federal Income Tax Consequences of the Share Purchase	45
NASDAQ Listing	45
Restrictions on the Resale of the Share Purchase Shares	45
Registration Rights	46

i

THE STOCK PURCHASE AGREEMENT	46

General	46
Share Purchase Consideration	46
Conditions to the Completion of the Share Purchase	47
Meeting of Stockholders	49
Covenants, Conduct of Business Pending the Share Purchase	49
Additional Agreements	50
Termination of the Stock Purchase Agreement Under Specified Circumstances	52
Expenses and Reimbursement	53
Representations and Warranties	53

HEGO BUSINESS	55

Overview	55
Strategy	55
Products	56
Sales and Marketing	57
Research and Development	58
Intellectual Property	58
Manufacturing	58
Competition	58
Government Regulation	59
Legal Proceedings	59
Facilities	59
Employees	59

PROPOSAL 2 – ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING OF STOCKHOLDERS	60

Vote Required	60

PROPOSAL 3 – AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CHANGE OUR CORPORATE NAME	61

Vote Required	61

PROPOSAL 4 – ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION	62

Golden Parachute Compensation – Amount of Potential Payments and Benefits to Named Executive Officers	62
Advisory Vote on Golden Parachutes	64

PROPOSAL 5 – ELECTION OF DIRECTORS	65

Director Nominees	65
Independence of the Board of Directors	67
Attendance at Board and Shareholder Meetings	67
Committees of the Board of Directors	67
Board Leadership Structure and Role in Risk Oversight	68
Procedures for Nominating Directors	69
Shareholder Communications with the Board	69
Executive Officers	69
Code of Conduct and Ethics	70

COMPENSATION DISCUSSION AND ANALYSIS	71

COMPENSATION COMMITTEE REPORT	74

EXECUTIVE COMPENSATION	74

DIRECTOR COMPENSATION	89

INDEMNIFICATION OF DIRECTORS AND OFFICERS	91

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	91

EQUITY COMPENSATION PLAN INFORMATION	92

AUDIT COMMITTEE REPORT	92

PROPOSAL 6 – ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT	94

Compensation Philosophy and Executive Compensation	94
Advisory Vote on Executive Compensation	94

PROPOSAL 7 – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	95

Recommendation on Frequency of an Advisory Vote on Executive Compensation	95
Advisory Vote on Frequency of an Advisory Vote on Executive Compensation	96

PROPOSAL 8 – AMENDMENT OF THE 2008 LONG-TERM INCENTIVE PLAN	97

General	97
Reasons for the Proposed Amendment to the 2008 Long-Term Incentive Plan	97
Awards Granted Under the 2008 Long-Term Incentive Plan	97
New Plan Benefits	98
Material Features of the 2008 Long-Term Incentive Plan	99
Federal Income Tax Consequences	100
Vote Required	102

PROPOSAL 9 – RATIFY THE APPOINTMENT OF BDO USA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	103

HEGO MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	105

Overview	105
Basis of Presentation	105
Statement of Operations	106
Results of Operations	106
Liquidity and Capital Resources	109
Off-Balance Sheet Arrangements	111
Contractual Obligations	112
Research and Development	112
Foreign Currency Fluctuations and Inflation	112
Significant Accounting Policies	113
U.S. GAAP Reconciliation	115

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT HEGO’S MARKET RISK	117

Foreign Currency Exchange Risk	118
Interest Rate Risk	118

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	119

Pro Forma Adjustments	119
Hego	119
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2012	120
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2012	122
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	123

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	125

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CHYRON	126

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	128

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	128

DELIVERY OF SECURITYHOLDER DOCUMENTS	128

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	129

WHERE YOU CAN FIND MORE INFORMATION	129

OTHER MATTERS ARISING AT THE ANNUAL MEETING	129

ANNUAL REPORT ON FORM 10-K	130

Annex A — STOCK PURCHASE AGREEMENT	A-1

Annex B — CONSOLIDATED FINANCIAL STATEMENTS OF CHYRON	B-1

Annex C — CONSOLIDATED FINANCIAL STATEMENTS OF HEGO	C-1

Annex D — OPINION OF FINANCIAL ADVISOR	D-1

Annex E — FORM OF TRANSACTION SUPPORT AND LOCK-UP AGREEMENT	E-1

Annex F — CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION	F-1

Annex G — 2008 LONG-TERM INCENTIVE PLAN, AS AMENDED	G-1

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers briefly address some commonly asked questions about the Annual Meeting and this proxy statement. They may not include all the information that is important to you. You should carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	Why are you receiving this proxy statement?

A:
The Board of Directors of Chyron is soliciting your proxy to vote at the Annual Meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at 666 Third Avenue, 25th Floor, New York, NY 10017, on                     , 2013 at              a.m., Eastern Daylight Time and any adjournment of the meeting, which we refer to as the Annual Meeting.  The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 because you owned shares of Chyron common stock on the record date.  The Company intends to commence distribution of the proxy materials to stockholders on or about                       .

Additionally, our stock is listed on The NASDAQ Global Market.  Rule 5635(a) of the NASDAQ Marketplace Rules requires listed companies to obtain stockholder approval of issuances of common stock in certain circumstances, including in connection with the acquisition of the stock or assets of another company, if:

•	the securities to be issued represent 20% or more of the number of shares of common stock outstanding before the issuance;

•
the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; and

•
any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the listed company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

You are being asked to approve the issuance of the Share Purchase Shares because the issuance involves one or more of the circumstances listed above, and, pursuant to the Stock Purchase Agreement, our stockholders’ approval of the issuance of the Share Purchase Shares is a condition to closing the Share Purchase. We will hold an Annual Meeting of our stockholders to obtain approval of the issuance of the Share Purchase Shares. This proxy statement contains important information about the Annual Meeting, us, Hego, and the Share Purchase, and you should read it carefully.

Q:	What will happen in connection with the Share Purchase?

A:
We and certain of our subsidiaries have entered into a stock purchase agreement, or the Stock Purchase Agreement, with the shareholders of Hego pursuant to which we will acquire indirectly all of the issued and outstanding shares of Hego. Hego is a global graphics services company based in Stockholm, Sweden that develops real-time graphics products and tools for the broadcast and sports industries. A copy of the Stock Purchase Agreement is attached to this proxy statement at Annex A.

Our indirect acquisition of all of the shares of Hego is referred to as the Share Purchase. Following the Share Purchase, Hego will be an indirectly owned subsidiary of ours.

For a further discussion of the Stock Purchase Agreement, see “The Stock Purchase Agreement” beginning on page 46.

Q:	Why is Chyron proposing the Share Purchase?

A:
We and Hego believe that the transaction will create a market leading company in the fields of TV Graphics, Data Visualization and Production Services for ‘Live’ and Online News and Sports production. The immediate strategy is to broaden our joint products and services offerings and take advantage of existing distribution channels to offer Hego products and services in North and South America and Chyron products in the Nordic countries and Eastern Europe. We have been seeking to both broaden our range of sophisticated products and services offerings and to grow in international markets, and the transaction with Hego fits with these strategic priorities and has the potential to deliver substantial strategic and financial benefits to the stockholders of both companies.

For a description of the other factors considered by our Board of Directors in determining to recommend approval of the Share Purchase, see “The Share Purchase — Our Reasons for the Share Purchase” beginning on page 34.

Q:	What will the Hego shareholders receive as consideration for the Share Purchase?

A:
Based on our outstanding capital stock at March 15, 2013, at the closing of the Share Purchase, or the Closing, and not including any Earn-Out Shares (as defined below), we anticipate that we will issue approximately 12,202,514 shares of our common stock in consideration for 100% of the outstanding shares of Hego, which will represent 41.1% of our voting shares following the issuance.  The actual amount of shares to be issued at the Closing, or the Closing Shares, will equal 40.0% of the sum of (i) our issued and outstanding common stock as of the date that is ten (10) calendar days prior to the Closing, (ii) the shares of our common stock that are issuable upon the exercise of all outstanding options and restricted stock units to purchase our common stock that have an exercise price at or below $1.25 as of the date that is ten (10) calendar days prior to the Closing, and (iii) the contemplated shares to be issued at the Closing, which we collectively refer to as the Outstanding Closing Shares. In addition, upon achieving certain revenue milestones, we may issue additional shares, or the Earn-Out Shares, such that the aggregate amount of Shares issued in the Share Purchase equals 50.0% of the sum of the Outstanding Closing Shares and the Earn-Out Shares.  Based on our outstanding capital stock on March 15, 2013, we anticipate that we could issue up to 6,101,257 Earn-Out Shares. The shares of our common stock being issued to Hego shareholders pursuant to the Stock Purchase Agreement are referred to in this proxy statement as the Shares or the Share Purchase Shares.  Additionally, at the Closing, the Hego shareholders will receive an aggregate payment of $1,000 from the Chyron subsidiary acquiring the outstanding shares of Hego.

Upon the Closing, we will issue the Hego shareholders their pro rata portion of such shares and the $1,000 payment.  Additionally, upon achievement of any of the revenue milestones, we will issue the Hego stockholders their pro rata portion of any Earn-Out Shares.

For a further discussion of the consideration payable to acquire the issued and outstanding shares of Hego, see “The Share Purchase — Share Purchase Consideration” on page 44.

Q:	Are there any restrictions on the Share Purchase Shares?

A:
Yes. All of the shares of our common stock issued in the Share Purchase will be restricted securities and may not be sold absent registration under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or pursuant to Rule 144 or another available exemption from registration.  We have agreed to file a registration statement to register the resale of these shares within the nine (9) month period after the Closing.

Q:	When does Chyron expect to complete the Share Purchase?

A:
Subject to satisfaction or waiver of all conditions, including approval of the issuance of the Share Purchase Shares at the Annual Meeting, we expect to complete the Share Purchase no later than the third business day following the Annual Meeting. We currently expect to complete the Share Purchase by the end of the second quarter of 2013.  However, because the Share Purchase is subject to a number of conditions, we cannot predict exactly when the Closing will occur or if it will occur at all.

For a description of the conditions to completion of the Share Purchase, see “The Stock Purchase Agreement — Conditions to the Completion of the Share Purchase” beginning on page 47.

Q:	Are there risks you should consider in deciding whether to vote for the issuance of the Share Purchase Shares?

A:	Yes. In evaluating whether to vote for the issuance of the Share Purchase Shares, you should carefully consider the factors discussed under the heading “Risk Factors” beginning on page 23.

Q:	Have Chyron’s directors and principal stockholders agreed to approve the issuance of the Share Purchase Shares?

A.	Yes. All of our directors and principal stockholders, which hold approximately 40.7% of our outstanding voting shares, have agreed to vote in favor of the issuance of the Share Purchase Shares.

Q:	Is the proposal to approve the amendment to the Restated Certificate of Incorporation, as amended, to change Chyron’s name conditioned on the consummation of the Share Purchase?

A:
Yes. The proposal to amend the Restated Certificate of Incorporation, as amended, to change Chyron’s corporate name is contingent upon the results of the stockholder vote on the issuance of common stock pursuant to the Share Purchase and the consummation of the Share Purchase.  Accordingly, we will only change our company’s name to ChyronHego Corporation if (1) both the amendment to our Restated Certificate of Incorporation, as amended, to change our name and Proposal 1 are approved by our stockholders and (2) the Share Purchase is consummated.

Q:	Do you need to send in your stock certificates if the transaction is completed?

A:
No. You will not be required to exchange your certificates representing shares of Chyron common stock in connection with this transaction. You will not receive any cash or securities in connection with the Share Purchase. Instead, you will continue to hold your existing shares of Chyron common stock.

Q:	How does the Chyron Board of Directors recommend you vote on the proposals?

A:	Our Board of Directors recommends that you vote as follows:

•	“FOR” the issuance of up to approximately 18,303,771 shares of our common stock in consideration for 100% of the outstanding shares of Hego pursuant to the Stock Purchase Agreement.

•
“FOR” the adjournment or postponement of the Annual Meeting of stockholders, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting of stockholders to approve Proposal 1.

•	“FOR” the approval of an amendment to our Restated Certificate of Incorporation, as amended, to change our corporate name from Chyron Corporation to ChyronHego Corporation.

•
“FOR” the approval, on an advisory (non-binding) basis, of the “golden parachute” compensation payments that will or may be paid by us to our named executive officers in connection with the Share Purchase.

•
“FOR” the election of seven (7) directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

•
“FOR” the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

•	“FOR” the approval, on an advisory (non-binding) basis, of the frequency of holding a vote on the compensation of the Company’s named executive officers every THREE years.

•	“FOR” the approval of a proposed amendment to the Company’s 2008 Long-Term Incentive Plan, or the 2008 LTIP, to increase the maximum number of authorized shares by 3,000,000.

•	“FOR” the ratification of the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy statement in accordance with his or her best judgment.  At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

Q:	Why does the Board of Directors recommend that you vote “FOR” the Share Purchase?

A:
Our Board of Directors and their appointees evaluated and negotiated the terms of the Share Purchase. Our Board of Directors unanimously determined that the terms of the Share Purchase are advisable, fair to, and in the best interests of our stockholders. Our Board of Directors unanimously recommends that you vote “FOR” the approval of the issuance of the Share Purchase Shares.

The reasons for the Board of Directors’ recommendation to issue the Share Purchase Shares are discussed in detail in “The Share Purchase — Our Reasons for the Share Purchase” beginning on page 34.

Q:	What vote is required by Chyron stockholders to approve the proposals?

A:

Proposal 1: Approve the Issuance of Share Purchase Shares
Pursuant to applicable NASDAQ Marketplace Rules, the affirmative vote of a majority of the total votes cast at the Annual Meeting is required to approve the issuance of up to approximately 18,303,771 shares of our common stock in consideration for 100% of the outstanding shares of Hego.  Abstentions will be treated as votes against this proposal.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve the Adjournment or Postponement of the Annual Meeting, if necessary
Pursuant to The New York Business Corporation Law, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the adjournment or postponement of the Annual Meeting, if necessary.  Abstentions will have no effect on the results of this vote.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Approve an Amendment to the Restated Certificate of Incorporation to Change Our Corporate Name
Pursuant to The New York Business Corporation Law, the affirmative vote of a majority of our outstanding common stock is required to approve the amendment to our Restated Certificate of Incorporation, as amended.  Abstentions will be treated as votes against this proposal.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will be treated as votes against this proposal.

Proposal 4: Approve an Advisory Vote on the Potential “Golden Parachute” Compensation Payments to our Named Executive Officers
Pursuant to The New York Business Corporation Law, the affirmative vote of a majority of the votes cast at the Annual Meeting for this proposal is required to approve, on an advisory basis, the “golden parachute” compensation that will or may be paid by us to our named executive officers in connection with the Share Purchase.  Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will have no effect on the results of this vote.

Proposal 5: Elect Directors
Pursuant to our bylaws, the nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected.  You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees.  Votes that are withheld will not be included in the vote tally for the election of the directors.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors.  As a result, any shares not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will have no effect on the results of this vote.

Proposal 6: Approve an Advisory Vote on the Compensation of our Named Executive Officers
Pursuant to The New York Business Corporation Law, the affirmative vote of a majority of the votes cast at the Annual Meeting for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will have no effect on the results of this vote.  Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 7: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers
The frequency of holding an advisory vote on the compensation of our named executive officers — every year, every two years or every three years — receiving the majority of votes cast will be the frequency approved by our stockholders.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares not voted by a customer will be treated as a broker non-vote.  Such broker non-votes, as well as abstentions, will have no effect on the results of this vote.  Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on the compensation of our named executive officers.

Proposal 8: Approve Amendment to Increase the Shares Available under the 2008 Long-Term Incentive Plan
Pursuant to The New York Business Corporation Law, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the amendment to the 2008 Long-Term Incentive Plan.  Abstentions will have no effect on the results of this vote.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 9: Ratify Selection of Independent Registered Public Accounting Firm
Pursuant to The New York Business Corporation Law, the affirmative vote of a majority of the votes cast at the Annual Meeting for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.  We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm.  However, if our stockholders do not ratify the selection of BDO USA LLP as our independent registered public accounting firm for 2013, our Audit Committee of our Board of Directors will reconsider its selection.

Q:	What do you need to do now?

A:
We urge you to carefully read and consider the information contained in this document, including the annexes, and to consider how the Share Purchase, including the issuance of the Share Purchase Shares, will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this document and on the enclosed proxy card.

Q:	When and where is the Annual Meeting?

A:
The Annual Meeting of our stockholders will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at 666 Third Avenue, 25th Floor, New York, NY 10017, on                     , 2013 at              a.m., Eastern Daylight Time.

Q:	What constitutes a quorum for the Annual Meeting?

A:
The presence, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at any meeting of stockholders is necessary to constitute a quorum at the Annual Meeting.  Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Q:	Who can vote?

A:
Only stockholders who owned common stock at the close of business on                 , 2013 are entitled to vote at the Annual Meeting.  On this record date, there were                                  shares of our common stock outstanding and entitled to vote.  Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares.  Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting.  For instructions on how to change your proxy, see “Can you change your vote after you have mailed your signed proxy?” below.

Q:	How many votes do you have?

A:	Each share of our common stock that you own entitles you to one vote.

Q:	How do you vote?

A:	If you are a record holder, meaning your shares are registered in your name, you may vote:

(1)
Over the Internet: Go to the website www.proxyvote.com, have your vote instruction form in hand, and follow the simple instructions. (When voting online, you may also give your consent to have all future proxy materials delivered to you electronically.) You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)
By Telephone: Call, toll-free, 1-800-690-6903 and have your vote instruction form in hand and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)
By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Chyron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, USA 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4)
In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

Please note that voting via the Internet and telephone will only be available until 11:59 p.m. (Eastern) on , 2013, the day prior to the Annual Meeting.

If your shares are held in “street name”, meaning they are held for your account by a broker or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)
In Person at the Annual Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the Annual Meeting. You will not be able to vote in person at the Annual Meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q:	What if you receive more than one proxy card?

A:
You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name.  Please vote in the manner described above under “How do you vote?” for each account to ensure that all of your shares are voted.

Q:	Will your shares be voted if you do not vote?

A:
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do you vote?”  If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 9 of this proxy statement) without receiving instructions from you.  Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee.  This ensures your shares will be voted at the Annual Meeting and in the manner you desire.  A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee no longer has the ability to vote your uninstructed shares in the election of directors.  Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in certain circumstances, including the election of directors, as it felt appropriate.  In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation.  Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to Share Purchase, the amendment to the Restated Certificate, the election of directors, the 2008 LTIP or executive compensation, no votes will be cast on these proposals on your behalf.

Q:	Can you change your vote after you have mailed your signed proxy?

A:
Yes. If you want to change your vote, send a later dated, signed proxy card to Chyron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, USA 11717, before the Annual Meeting or attend the Annual Meeting and vote in person, or you may vote over the Internet or by telephone as only your latest Internet or telephone vote received before the Annual Meeting will be counted. You may also revoke your proxy by sending written notice to our corporate secretary before the Annual Meeting. If you have instructed your broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Q:	Is voting confidential?

A:
We will keep all the proxies, ballots and voting tabulations private.  We only let our Inspectors of Election, Broadridge Financial Solutions, Inc., examine these documents.  Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements.  We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Q:	Are you entitled to appraisal rights?

A:	Our stockholders are not entitled to appraisal rights in connection with the proposals to be considered at the Annual Meeting.

Q:	Who will bear the costs of the proxy solicitation?

A:
We will bear the costs of soliciting proxies, including the printing, mailing and filing of this proxy statement and any additional information furnished to stockholders.  We have not hired a solicitor.  Our directors, officers and employees may also solicit proxies by telephone, email, facsimile and in person, without additional compensation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Q:	Where can I find the voting results of the Annual Meeting?

A:
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.  In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of one hundred fifty calendar days after the Annual Meeting or sixty calendar days prior to the deadline for submission of stockholder proposals set forth under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.

Q:	Whom should you call with questions?

A:	If you have any questions about the Share Purchase or the proposals to be considered at the Annual Meeting, or if you need additional copies of this document or the enclosed proxy, you should contact:

Investor Relations
Chyron Corporation
Telephone: (631) 845-2000, press 7
E-mail: IRelations@chyron.com

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission by following the instructions under “Where You Can Find More Information” on page 129.

SUMMARY TERM SHEET

This summary highlights only selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Share Purchase and the proposals being considered at the Annual Meeting of stockholders, you should carefully read this entire proxy statement, including the Stock Purchase Agreement attached at Annex A, our Consolidated Financial Statements at Annex B, the Consolidated Financial Statements of Hego attached at Annex C, the opinion of Morpheus Capital Advisors LLC attached at Annex D, the Form of Transaction Support and Lock-Up Agreement attached at Annex E, our Certificate of Amendment to our Certificate of Incorporation attached at Annex F, our 2008 Long-Term Incentive Plan attached at Annex G and the other documents to which we refer in this proxy statement. You may obtain further information about us by following the instructions under the heading “Where You Can Find More Information” on page 129. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Share Purchase and the Stock Purchase Agreement (see pages 30 and 46)

We and certain of our subsidiaries have agreed to acquire all of the equity interests in Hego pursuant to the Stock Purchase Agreement. Following the Share Purchase, Hego will be an indirectly owned subsidiary of ours.

Based on our outstanding capital stock at March 15, 2013, at the closing of the Share Purchase, or the Closing, and not including any Earn-Out Shares (as defined below), we anticipate that we will issue approximately 12,202,514 shares of our common stock in consideration for 100% of the outstanding shares of Hego, which will represent 41.1% of our voting shares following the issuance.  The actual amount of shares to be issued at the Closing, or the Closing Shares, will equal 40.0% of the sum of (i) our issued and outstanding common stock as of the date that is ten (10) calendar days prior to the Closing, (ii) the shares of our common stock that are issuable upon the exercise of all outstanding options and restricted stock units to purchase our common stock and that have an exercise price at or below $1.25 as of the date that is ten (10) calendar days prior to the Closing, and (iii) the contemplated shares to be issued at the Closing, which we collectively refer to as the Outstanding Closing Shares. In addition, upon achieving certain revenue milestones, we may issue additional shares, or the Earn-Out Shares, such that the aggregate amount of Shares issued in the Share Purchase equals 50.0% of the sum of the Outstanding Closing Shares and the Earn-Out Shares.  Based on our outstanding capital stock on March 15, 2013, we anticipate that we could issue up to 6,101,257 Earn-Out Shares.   The shares of our common stock being issued to the shareholders of Hego pursuant to the Stock Purchase Agreement are referred to in this proxy statement as the Shares or the Share Purchase Shares.

The Stock Purchase Agreement, which is the legal document governing the Share Purchase, is attached at Annex A to this document. You should read the agreement carefully and in its entirety.

Structure of Hego and the Share Purchase

In this proxy statement, we refer to Hego AB and the subsidiaries of Hego AB collectively as Hego unless specifically noted.  Hego is principally owned by Westhill Group AB, which owns approximately 29.6% of Hego, Steffan Larson, which owns approximately 19.8% of Hego, and Maxflyt AB, which owns approximately 13.6% of Hego.  The remainder of Hego, approximately 37.0%, is owned by 18 additional stockholders.

Under the Stock Purchase Agreement, we have agreed to acquire indirectly 100% of the issued and outstanding shares of Hego from its stockholders.

The Acquired Business

Hego Aktiebolag (Hego AB)
Tegeluddsvägen 3
SE-115 41 Stockholm, Sweden

Hego is a global graphics services company based in Stockholm, Sweden that develops real-time graphics products and tools for the broadcast and sports industries.  Hego was founded in 1969 as a sports timing company, providing electro-mechanical timing devices for sports events. Since then, Hego has focused on perfecting the business of capturing and managing complex data sets and has over the years developed a broad portfolio of products and services for real-time data capture and management, broadcast graphics and television production enhancements.

Our Business

Chyron Corporation
5 Hub Drive
Melville, New York 11747
(631) 845-2000

We are a New York corporation. We were incorporated in April 1966. Our principal executive offices are located at 5 Hub Drive, Melville, New York 11747.

Chyron, "The Company the Whole World Watches®," is a pioneer of Graphics as a Service for on-air and digital video applications including newsrooms, studios, sports broadcasting facilities, and corporate video environments. Chyron is an Emmy® Award-winning company and we believe our products have defined the world of digital and broadcast graphics. Chyron's graphics solutions include the Axis World Graphics (Axis) online content creation software and order management system, on-air graphics systems, clip servers, channel branding, graphics asset management solutions, and social media editors that let broadcasters quickly air social media conversations, all of which may be incorporated into our BlueNet™ end-to-end graphics workflow. For over four decades the Chyron name has been known for brilliant graphics for live broadcast and production.

Our mission is to provide simple and efficient solutions that help our customers tell a compelling visual story, engage their audiences and create the best visual brand. One of our primary goals is to continue to leverage our experience and expertise in our traditional hardware product offerings for television stations and networks into becoming a leading provider of web-based software solutions, or a cloud services provider, to the multimedia industry.

At Chyron, we develop, manufacture, market and support high-performance hardware and software products that are designed to provide broadcast-quality graphics and audio for live and pre-recorded productions and to enhance workflow and video asset management for broadcast operations. Extending beyond the traditional proprietary hardware paradigm, our Axis World Graphics Software-as-a-Service (SaaS) applications provide web-based, self-service graphics creation and order management for distribution to broadcast systems without the need for specialized systems or software.

In addition to providing high-performance hardware and software and cloud-based services, we offer a suite of professional services that encompasses creative services and project management, as well as an experienced customer service team to support our products and to train users.

Recommendation of Our Board of Directors; Our Reasons for the Share Purchase (see pages 36 and 34)

After careful consideration, our Board of Directors has unanimously determined that the terms of the Share Purchase are advisable, fair to and in the best interests of our stockholders, has unanimously approved the Share Purchase and related agreements and transactions, has authorized us to enter into the Stock Purchase Agreement, and unanimously recommends that you vote FOR the issuance of the Shares contemplated in the Share Purchase, as described in this proxy.

The factors that our Board of Directors relied upon to approve the Share Purchase and related transactions and to recommend stockholder approval are described in more detail under the heading “The Share Purchase — Our Reasons for the Share Purchase” beginning on page 34 and “The Share Purchase — Recommendation of our Board of Directors” beginning on page 36.

Opinion of the Financial Advisor Regarding the Fairness of the Share Purchase from a Financial Point of View (see page 37)

In considering whether to recommend approval of the issuance of the Share Purchase Shares, our Board of Directors received a written opinion of Morpheus Capital Advisors LLC, or Morpheus Capital, dated March 9, 2013, that the consideration to be paid by us pursuant to the Share Purchase is fair to us and to our stockholders, from a financial point of view, as of the date of the opinion, which is the date the Stock Purchase Agreement was signed.

The full text of the written opinion of Morpheus Capital is attached to this proxy statement at Annex D. You are encouraged to read the opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Morpheus Capital’s opinion was delivered to our Board of Directors and addresses only the fairness to us and to our stockholders, from a financial point of view, of the consideration to be paid by us pursuant to the Share Purchase. The opinion does not address any other aspect of the proposed Share Purchase, nor does it constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters related to the Share Purchase or the Stock Purchase Agreement. You should carefully consider the discussion of Morpheus Capital’s analysis under the heading “The Share Purchase — Opinion of the Financial Advisor Regarding the Fairness of the Share Purchase from a Financial Point of View” beginning on page 37.

Interests of Certain Persons in the Share Purchase (see page 43)

Pursuant to the terms of our equity incentive plans, the Share Purchase will constitute a change in control of Chyron.  Accordingly, all outstanding and unvested stock options and RSUs will accelerate and vest in full upon the Closing.  Additionally, two of our executive officers have severance and change in control arrangements that may potentially be triggered by the Share Purchase.  For more information related to such potential severance payments, see “Proposal 4 – Advisory Vote on Golden Parachute Compensation.”

Vote Required to Approve the Issuance of the Share Purchase Shares (see page 30); Voting Commitments (see page 44)

Pursuant to applicable NASDAQ Marketplace Rules, the affirmative vote of a majority of the total votes cast on the matter at the Annual Meeting is required to approve the issuance of the Share Purchase Shares.  All of our directors and principal stockholders, together with their affiliates and related persons, which collectively hold approximately 40.7% of our outstanding voting shares, have agreed to vote in favor of the Share Purchase.

Conditions to the Completion of the Share Purchase (see page 47)

Several conditions must be satisfied or waived before we and the Hego shareholders complete the Share Purchase, including, but not limited to, those summarized below:

•	approval by our stockholders of the issuance of the Shares at the Annual Meeting;
•	receipt of any required authorizations, consents, orders, approvals, actions or non-actions of a governmental authority;

•	receipt by each party of the waivers, permits, consents, approvals or other authorizations required to complete the Share Purchase, as specified in the Stock Purchase Agreement;
•	accuracy of each party’s respective representations and warranties in the Stock Purchase Agreement;
•	compliance by each party with its covenants in the Stock Purchase Agreement; and
•	absence of court orders or legal proceedings that would prevent the consummation of the Share Purchase or cause the Share Purchase to be illegal or impose material damages on the parties.

Termination of the Stock Purchase Agreement Under Specified Circumstances (see page 52)

Under circumstances specified in the Stock Purchase Agreement, we may terminate the Stock Purchase Agreement and, as a result, the Share Purchase would not be completed. These include, but are not limited to, the following circumstances:

•	if our stockholders do not approve the issuance of the Shares by July 31, 2013;
•	if the Share Purchase is not consummated by August 31, 2013;
•	in certain circumstances, if certain covenants have been breached and not cured;
•	in certain circumstances, if certain representations and warranties are, or have become, untrue or inaccurate; or
•	by mutual written consent of us and Hego.

Board of Directors of Chyron Following the Transaction

In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, the Chyron Board of Directors will be increased from seven (7) to nine (9) directors and the former stockholders of Hego will have the right to appoint two (2) directors to Chyron’s Board of Directors.  One of the appointees will be Johan Apel, Hego’s Chairman and Chief Executive Officer, and the other appointee will be a designee of Hego who qualifies as an independent director under NASDAQ Marketplace Rules.

U.S. Federal Income Tax Consequences of the Share Purchase

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the Share Purchase.

Anticipated Accounting Treatment

We will account for the Share Purchase as a purchase under U.S. generally accepted accounting principles, or GAAP. Under the acquisition method of accounting, the assets and liabilities of Hego will be recorded as of the date of the Closing, at their respective fair values, and consolidated with our assets and liabilities. The results of operations of Hego will be consolidated with ours beginning on the date of the Share Purchase.

Share Ownership of Directors and Executive Officers of Chyron

As of March 1, 2013, our directors and executive officers and their affiliates owned and were entitled to vote approximately 41.4% of the shares of our common stock outstanding on that date.

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for the completion of the Share Purchase, other than compliance with applicable corporate laws of New York and Sweden laws and the filing with The NASDAQ Global Market of a Notification Form for Listing Additional Shares and a Notification Form for Change in the Number of Shares Outstanding, with respect to the shares of our common stock to be issued to the Hego shareholders pursuant to the Stock Purchase Agreement.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

Appraisal Rights

Appraisal rights are not available under The New York Business Corporation Law with respect to the Share Purchase.

Proposal to Amend Chyron’s 2008 Long-Term Incentive Plan

Chyron’s 2008 LTIP currently reserves 5,000,000 shares of our common stock. Approval of the proposal to amend the 2008 LTIP would increase the number of shares authorized for issuance under the 2008 LTIP from 5,000,000 to 8,000,000. The purpose of the plan is to provide our employees, directors and consultants, including those of Hego after the Share Purchase, with the opportunity to receive stock-based and other long-term incentive awards in order to attract, retain and motivate key individuals and to align their interests with those of our stockholders. The 2008 LTIP, as amended, is attached as Annex G to this proxy statement. We encourage you to read the 2008 LTIP, as amended, in its entirety.

SELECTED CONDENSED CONSOLIDATED
FINANCIAL DATA OF HEGO

Presented below is Hego’s selected condensed consolidated financial data. The selected condensed consolidated statements of operations data for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 and the selected condensed consolidated balance sheet data as of December 31, 2012, 2011, 2010, 2009 and 2008 have been derived from the audited consolidated financial statements of Hego.  The audited consolidated financial statements for the years ended December 31, 2012, 2011 and 2010 are included in this proxy statement at Annex C.  You should read this selected historical financial data together with the financial statements that are included in this proxy statement and their accompanying notes and management’s discussion and analysis of operations and financial condition of Hego included elsewhere in this proxy statement. These historical results are not necessarily indicative of results to be expected for the year ending December 31, 2013, or in any future period.

	Years Ended December 31,
	2008	2009	2010	2011	2012	2012	2011	2012
	(SEK)	(SEK)	(SEK)	(SEK)	(SEK)	($)	(SEK)	(SEK)
	(in thousands, except share and per share data and exchange rates)

	(Under Swedish GAAP)						(Under US GAAP)
Statement of Operations Data:
Net sales	60,962	58,007	66,050	70,388	100,295	14,803	70,388	100,295
Income (loss) from operations	9,284	5,551	6,558	(4,907)	10,797	1,594	(4,540)	8,672
Income (loss) from continuing operations	6,155	2,952	(737)	(12,385)	7,728	1,141	(11,175)	6,510
Net income (loss)	6,155	2,952	(737)	(12,385)	7,728	1,141	(11,175)	6,510
Net income (loss) from operations per share
Basic and Diluted	7,610	4,550	5,375	(3,410)	7,016	1,035	(3,155)	5,635
Income (loss) from continuing operations per share
Basic and Diluted	5,045	2,420	(604)	(8,606)	5,021	741	(7,766)	4,230
Net income (loss) per share
Basic and Diluted	5,045	2,420	(604)	(8,606)	5,021	741	(7,766)	4,230
Weighted average shares used in computing net income (loss) per share:
Basic and Diluted	1,220	1,220	1,220	1,439	1,539	1,539	1,439	1,539
Exchange rate from SEK to Dollars(1)	6.58	7.65	7.20	6.50	6.78	6.78	6.50	6.78

(1)	The average daily exchange rate of Swedish Krona (SEK) to U.S. Dollars for each of the periods presented.

	As of December 31,
	2008	2009	2010	2011	2012	2012	2011	2012
	(SEK)	(SEK)	(SEK)	(SEK)	(SEK)	($)	(SEK)	(SEK)
	(in thousands, except share and per share data and exchange rates)

	(Under Swedish GAAP)						(Under US GAAP)
Balance Sheet Data:
Total assets	33,747	33,557	33,205	26,822	34,755	5,334	28,723	38,659
Net assets	14,169	13,944	11,639	354	7,950	1,220	938	8,106
Capital stock (excluding long term debt and redeemable preferred Stock)	122	122	122	154	154	24	154	154
Long-term obligations (including long-term debt and capital leases)	209	105	1,060	1,823	949	146	3,139	3,321
Exchange rate from SEK to Dollars(1)	7.75	7.21	6.80	6.92	6.52	6.52	6.92	6.52

(1)	The year-end exchange rate of SEK toU.S. Dollars at each of the periods presented.

	Years Ended December 31,
	2008	2009	2010	2011	2012
Dividends declared per share (SEK)	2,500	—	1,455	—	—
Dividends declared per share ($)	322	—	214	—	—

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

In accordance with Article 11 of Regulation S-X under the Securities Act, we have prepared a combined pro forma balance sheet as of December 31, 2012 and combined pro forma statement of operations for the fiscal year ended December 31, 2012, giving effect to the Share Purchase. The following selected unaudited pro forma condensed combined financial data is designed to show how the acquisition by Chyron of Hego might have affected Chyron’s historical financial statements if the acquisition had been completed at an earlier time and was prepared based on the historical financial results reported by Chyron and Hego. The following should be read in connection with “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 118 and Chyron’s audited consolidated financial statements and related notes, which are included in this proxy statement at Annex B, and the Hego audited consolidated financial statements, which are included in this proxy statement at Annex C.

The pro forma data in the tables assume that the Hego acquisition is accounted for using the acquisition method of accounting and represents a current estimate based on available information of the company’s results of operations for the periods presented. As of the date of this document, Chyron has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of Hego’s assets to be acquired and liabilities to be assumed and the related allocations of purchase price, nor has it identified all the adjustments necessary to conform Hego’s financial data to Chyron’s accounting policies. The assets and liabilities of Hego approximate fair value due to their current nature and this preliminary estimate of fair value was used in the pro forma combined data. Chyron has reflected in the unaudited pro forma condensed combined financial statements the estimated transaction costs incurred and to be incurred by Chyron and Hego, which estimated costs are $845 thousand and $991 thousand, respectively.  These costs are shown as a reduction of cash and retained earnings and are not presented in the pro forma statement of operations because they will not have a continuing impact on the consolidated results of the combined company. The preliminary Hego purchase price allocation assigned value to intangible assets and goodwill. Actual results may differ from this pro forma condensed combined financial data once Chyron has determined the final purchase price for Hego and has completed the detailed valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting policy changes for Hego. Accordingly, the final purchase price allocation, which will be determined subsequent to the Closing, and its effect on results of operations, may differ materially from the pro forma combined amounts included in this section, although these amounts represent Chyron management’s best estimates as of the date of this document.

The unaudited pro forma condensed combined balance sheet data assumes that the Hego acquisition took place on December 31, 2012 and combines Chyron’s historical consolidated balance sheet as of December 31, 2012 with Hego’s historical consolidated balance sheet as of December 31, 2012. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2012 gives effect to the Hego acquisition as if it occurred on January 1, 2012.

The following unaudited pro forma combined financial data is based on, and should be read together with, the Chyron historical financial information contained in the audited financial statements of Chyron and related notes included at Annex B to this proxy statement, the audited financial statements of Hego and the related notes at Annex C to this proxy statement, and the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement.  The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single company during these periods.

12 Months Ended December 31, 2012
(In thousands, except per share amounts) (Unaudited)
Statement of Operations Data:
Revenues	$45,024
Operating income (loss)	$(3,033)
Net income (loss)	$(21,904)
Earnings (loss) per common share - basic and diluted	$(0.74)
Weighted-average shares used in computing net earnings (loss) per share -basic and diluted	29,666

As of December 31, 2012
(In thousands) (Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$1,531
Working capital	$677
Total assets	$34,543
Long-term debt, less current portion	$543
Total shareholders’ equity	$13,270

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following tables set forth the historical net loss and book value per share of Chyron and Hego common stock and the unaudited pro forma combined net loss and book value per share. The unaudited pro forma combined net loss per share data reflects the acquisition of Hego as if it had been consummated on January 1, 2012 and the unaudited pro forma combined book value per share data reflects the acquisition of Hego as if it had been consummated on December 31, 2012.

The unaudited pro forma data in the tables assume that the Hego acquisition is accounted for using the acquisition method of accounting and represents a current estimate based on available information of the combined companies’ results of operations for the periods presented. As of the date of this proxy statement, Chyron has not completed its detailed valuation studies necessary to arrive at the required estimates of the fair value of the Hego assets to be acquired and liabilities to be assumed and the related allocations of purchase price, nor has it identified all the adjustments necessary to conform Hego’s data to Chyron’s accounting policies.  The assets and liabilities of Hego approximate fair value due to their current nature and this preliminary estimate of fair value was used in the pro forma combined data. Chyron has reflected in the unaudited pro forma condensed combined financial statements the estimated transaction costs incurred and to be incurred by Chyron and Hego, which estimated costs are $845 thousand and $991 thousand, respectively.  These costs are shown as a reduction of cash and retained earnings and are not presented in the pro forma statement of operations because they will not have a continuing impact on the consolidated results of the combined company. The preliminary Hego purchase price allocation assigned value to intangible assets and goodwill. Actual results may differ from this unaudited pro forma combined financial data once Chyron has determined the final purchase price for Hego and has completed the detailed valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting policy changes for Hego. Accordingly, the final purchase price allocation, which will be determined subsequent to the Closing, and its effect on results of operations, may differ materially from the unaudited pro forma combined amounts included in this section, although these amounts represent Chyron management’s best estimates as of the date of this proxy statement.

The unaudited pro forma combined financial data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Chyron would have been had the acquisition of Hego occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The information below reflects the historical net loss and net book value per share of our common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to our acquisition of Hego on a purchase basis. The information in the following tables is based on, and should be read together with, the Chyron historical financial information contained in the audited financial statements of Chyron and related notes included at Annex B to this proxy statement, the audited financial statements of Hego and the related notes at Annex C to this proxy statement, and the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement.

12 Months Ended December 31, 2012
Chyron historical data:
Net loss per share-basic and diluted	$(1.31)
Book value per share as of the end of the period(1)	$0.12

12 Months Ended December 31, 2012
Hego historical data:
Net income per share attributable to Hego shareholders-basic and diluted	$623.78
Book value per share as of the end of the period(1)	$949.97

12 Months Ended December 31, 2012
Pro Forma combined data:
Net income (loss) per common share-basic and diluted(2)	$(0.74)
Book value per share as of the end of the period(1)	$0.45

(1)
The historical book value per share is computed by dividing total shareholders’ equity by the total number of shares of Chyron or Hego common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing the pro forma combined stockholders’ equity by the pro forma combined number of shares of Chyron common stock outstanding as of December 31, 2012, assuming the acquisition had occurred as of that date.

(2)	Shares used to calculate the unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:

a.	The number of Chyron weighted-average shares used in computing historical net loss per share, basic and diluted; and

b.	The number of Chyron common shares issued to the former Hego shareholders as consideration for that acquisition.

c.	The estimated number of Chyron restricted stock units that will vest at closing.

MARKET PRICE AND DIVIDEND INFORMATION

Our common stock is traded on The NASDAQ Global Market under the symbol “CHYR.”

The following table sets forth the high and low intraday sales prices of our common stock as reported on The NASDAQ Global Market for each of the periods set forth below.

	High	Low
2013
First Quarter (through March 26, 2013)	$1.57	$0.69

2012
First Quarter	$2.00	$1.33
Second Quarter	$1.90	$1.33
Third Quarter	$1.42	$0.80
Fourth Quarter	$1.02	$0.48

2011
First Quarter	$3.40	$1.94
Second Quarter	$2.65	$1.91
Third Quarter	$2.80	$1.86
Fourth Quarter	$2.02	$1.17

The last reported sale price of our common stock on The NASDAQ Global Market on March 26, 2013 was $1.52 per share.

On March 8, 2013, the last trading day prior to announcement of the Share Purchase, the closing price of our common stock was $0.86. Based on the anticipated issuance of approximately 12,202,514 shares of our common stock to acquire 100% of the issued and outstanding shares of Hego at the Closing, and excluding any Earn-Out Shares that the shareholders of Hego would be entitled to receive upon the achievement of certain revenue milestones, the shareholders of Hego would have realized shares of our common stock worth approximately $10.5 million in value had the transaction closed on that date. Because the market price of our common stock is subject to fluctuation and the amount of shares to be issued represent an estimate, the value of the shares to be issued to the shareholders of Hego pursuant to the Stock Purchase Agreement may increase or decrease.

As of March 12, 2013, there were approximately 5,981 holders of record of an aggregate of 17,399,245 shares of our common stock. For detailed information regarding the beneficial ownership of our common stock see “Security Ownership of Certain Beneficial Owners and Management of Chyron” beginning on page 126.

Market price data regarding Hego is not provided as there is no public market for its equity.

Given the absence of a public trading market for the outstanding equity of Hego, the foregoing per share market data may not provide meaningful information to you in determining whether to approve the issuance of the Share Purchase Shares. Our stockholders are urged to obtain current market quotations for our common stock and to carefully review the other information contained in this proxy statement or incorporated herein by reference in considering whether to approve the issuance of the Share Purchase Shares. See “Where You Can Find More Information” beginning on page 129.

Dividends

We have not declared or paid cash dividends on our capital stock since 1989. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. In addition, under the credit agreement with our lender, we are not permitted to pay any dividends without the lender’s consent.

Hego has declared a dividend during the last three fiscal years. However, Hego does not anticipate paying any cash dividends in the foreseeable future.  For information related to these dividends, see Note 12 to Hego’s audited consolidated financial statements included in this proxy statement at Annex C.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the issuance of the Shares in connection with the Share Purchase. You should also consider the other information in this proxy statement and the other documents and information incorporated by reference into this proxy statement, especially the other risk factors about us. See “Incorporation of Certain Documents by Reference” beginning on page 129 and “Where You Can Find More Information” beginning on page 129. Risks relating to Chyron’s business are described under “Risks Related to Chyron.” Risks relating to the Hego business are described under “Risks Related to the Combined Business Following the Share Purchase.”

Risks Related to the Share Purchase

We will issue a large number of shares of common stock in connection with the Share Purchase, which will result in substantial dilution to our existing stockholders. Our stockholders may not realize a benefit from the Share Purchase commensurate with the ownership dilution they will experience in connection with the Share Purchase.

The common stock consideration to be issued by us in our transaction with Hego consists of unregistered shares. Based on our outstanding capital stock at March 15, 2013, at the Closing and not including any Earn-Out Shares, we anticipate that we will issue approximately 12,202,514 shares of our common stock in consideration for 100% of the outstanding shares of Hego, which will represent 41.1% of our voting shares following the issuance. The actual amount of shares to be issued at the Closing will equal 40.0% of the Outstanding Closing Shares. In addition, upon achieving certain revenue milestones, we may issue Earn-Out Shares, such that the aggregate amount of Shares issued in the Share Purchase equals 50.0% of the sum of the Outstanding Closing Shares and the Earn-Out Shares.  Based on our outstanding capital stock on March 15, 2013, we anticipate that we could issue up to 6,101,257 Earn-Out Shares. Our issuance of the Share Purchase Shares will result in substantial dilution of our existing stockholders’ ownership interests. Our issuance of the Share Purchase Shares may also have an adverse impact on our net income per share in fiscal periods that include (or follow) the Closing.

If we are unable to realize the strategic and financial benefits currently anticipated from the Share Purchase, our stockholders will have experienced substantial dilution of their ownership interest without receiving commensurate benefit.

The actual value of the consideration we will pay to the Hego shareholders may exceed the value allocated to it at the time we entered into the Stock Purchase Agreement.

Under the Stock Purchase Agreement, other than shares to potentially be issued as a result of the achievement of revenue milestones, the number of shares of common stock we will issue as consideration at the Closing is fixed, and there will be no adjustment for changes in the market price of our common stock. Neither we nor the Hego shareholders are permitted to “walk away” from the Share Purchase nor are we permitted to re-solicit the vote of our stockholders solely because of changes in the market price of our common stock between the signing of the Stock Purchase Agreement and the Closing. Our common stock has historically experienced significant volatility. Stock price changes may result from a variety of factors that are beyond our control, including changes in our business, operations and prospects, regulatory considerations and general market and economic conditions. The value of the shares we issue to acquire Hego may be significantly higher at the Closing than when we entered into the Stock Purchase Agreement.

If the conditions to the Closing of the Share Purchase are not met, the Share Purchase will not occur, which could adversely impact the market price of our common stock as well as our business, financial condition and results of operations.

Specified conditions must be satisfied or waived before the Share Purchase can be completed, including, without limitation, obtaining the requisite approval of our stockholders with respect to our proposed issuance of common stock in the Share Purchase. These conditions are summarized in the section in this proxy statement entitled “The Stock Purchase Agreement — Conditions to the Completion of the Share Purchase” beginning on page 47 and are described in detail in the Stock Purchase Agreement attached to this proxy statement at Annex A. We cannot assure you that each of the conditions will be satisfied.

If the conditions are not satisfied or waived in a timely manner and the Share Purchase is delayed, we may lose some or all of the intended or perceived benefits of the transaction which could cause our stock price to decline and harm our business. If the transaction is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the Share Purchase will be completed.

In addition, we will be required to pay our costs related to the transaction even if the Share Purchase is not completed, such as amounts payable to legal and financial advisors and independent accountants, and such costs are significant. All of these costs will be incurred whether or not the transaction is completed.

Although we expect that the transaction of Hego will result in benefits to us, we may not realize those benefits because of integration difficulties.

Integrating the operations of Hego successfully or otherwise realizing any of the anticipated benefits of the transaction of Hego, including anticipated cost savings and additional revenue opportunities, involves a number of challenges. The failure to meet these integration challenges could seriously harm our results of operations and the market price of our common stock may decline as a result.

Realizing the benefits of the transaction will depend in part on the integration of information technology, operations, personnel and sales force. These integration activities are complex and time-consuming and we may encounter unexpected difficulties or incur unexpected costs, including:

•
our inability to achieve the cost savings and operating synergies anticipated in the transaction, which would prevent us from achieving the positive earnings gains expected as a result of the transaction;

•	diversion of management attention from ongoing business concerns to integration matters;
•	difficulties in consolidating and rationalizing information technology platforms and administrative infrastructures;
•	complexities in managing a significantly larger company than before the completion of transaction;
•	complexities associated with managing the combined businesses and consolidating multiple physical locations where management may determine consolidation is desirable;
•	difficulties in the assimilation of Hego employees and the integration of two business cultures;
•	challenges in combining product offerings and sales and marketing activities;
•	challenges in demonstrating to our customers and to customers of Hego that the transaction will not result in adverse changes in customer service standards or business focus; and
•	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters.

We may not successfully integrate the operations of the businesses of Hego in a timely manner, and we may not realize the anticipated net reductions in costs and expenses and other benefits and synergies of the transaction of Hego to the extent, or in the timeframe, anticipated. In addition to the integration risks discussed above, our ability to realize these net reductions in costs and expenses and other benefits and synergies could be adversely impacted by practical or legal constraints on our ability to combine operations.  As a non-public, non-U.S. company, Hego has not had to comply with the requirements of the Sarbanes-Oxley Act of 2002 for internal control and other procedures. Bringing Hego’s systems into compliance with those requirements may cause us to incur substantial additional expense. In addition, the integration process may cause an interruption of, or loss of momentum in, the activities of our business after completion of the transaction. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and our results of operations and financial condition may be harmed.

Failure to complete the Share Purchase could negatively impact our stock price and our future business and financial results.

Although we have agreed to solicit proxies from our stockholders to obtain stockholder approval of the proposal to issue shares of our common stock, there is no assurance that Share Purchase will be approved. If the Share Purchase is not approved, and as a result the Share Purchase is not completed:

•	the price of our common stock may decline;
•	we will not realize our expected benefits of the Share Purchase; and
•
the costs incurred by us, and certain costs incurred by the Hego shareholders, related to the Share Purchase, such as certain accounting and legal fees, must be paid by us even if the Share Purchase is not completed.

The Share Purchase may be completed even though material adverse changes may result from the announcement of the Share Purchase, industry-wide changes and other causes.

In general, either party can refuse to complete the Share Purchase if there is a material adverse change affecting the other party between March 9, 2013, the date of the Stock Purchase Agreement, and the Closing. However, certain types of changes do not permit either party to refuse to complete the Share Purchase, even if such change would have a material adverse effect on us or Hego, including:

•	general economic or business conditions or acts of war or terrorism, in each case, that do not disproportionately affect the applicable party and its subsidiaries, taken as a whole;
•	factors affecting the digital and broadcast graphics industry in general which do not disproportionately affect either party or its subsidiaries; or
•	any change in accounting principles generally accepted in the United States or applicable laws.

If adverse changes occur but we and the Hego shareholders still complete the Share Purchase, our stock price may suffer.

The market price of our common stock may decline as a result of the Share Purchase.

The market price of our common stock may decline as a result of the Share Purchase for a number of reasons including if:

•	we do not achieve the perceived benefits of the Share Purchase as rapidly or to the extent anticipated by financial or industry analysts;
•	the effect of the Share Purchase on our business and prospects is not consistent with the expectations of financial or industry analysts; or
•	investors react negatively to the effect on our business and prospects from the Share Purchase.

Subject to certain limitations, the Hego shareholders may sell our common stock beginning 15 months following the Closing of the Share Purchase, which could cause our stock price to decline.

The shares of our common stock that the Hego shareholders will receive following the completion of the Share Purchase are restricted, but the Hego shareholders may sell the shares of our common stock following the Share Purchase under certain circumstances. The Hego shareholders will be subject to certain restrictions on their ability to transfer their shares of our common stock, including, among other things, a fifteen (15) month prohibition on the transfer of the shares of our common stock issued to the Hego shareholders in connection with the Share Purchase (other than transfers to certain permitted transferees). We have agreed to register for resale the Share Purchase Shares that are restricted from sale under the Securities Act.  The sale of a substantial number of our shares by the Hego shareholders or our other stockholders within a short period of time could cause our stock price to decline, make it more difficult for us to raise funds through future offerings of our common stock or acquire other businesses using our common stock as consideration.

The fairness opinion obtained by Chyron from its financial advisor will not reflect changes in circumstances between signing the Stock Purchase Agreement and the completion of the Share Purchase.

We have not obtained and will not obtain an updated opinion regarding the fairness of the consideration to be paid by us pursuant to the Share Purchase from Morpheus Capital Advisors LLC, our financial advisor, which we refer to as Morpheus Capital. Morpheus Capital’s opinion speaks only as of its date and does not address the fairness of the consideration to be paid by us pursuant to the Share Purchase, from a financial point of view, at the time the Share Purchase is completed. Changes in the operations and prospects of Chyron or Hego, general market and economic conditions and other factors that may be beyond the control of Chyron and Hego, and on which the fairness opinion was based, may alter the value of Chyron or Hego or the prices of shares of our common stock by the time the Share Purchase is completed. For a description of the opinion that we received from our financial advisor, please see the section titled “The Share Purchase – Opinion of the Financial Advisor Regarding the Fairness of the Share Purchase from a Financial Point of View.”

Risks Related to Chyron

Risks relating to our business are described in our Annual Report on Form 10-K for the year ended December 31, 2012 and our other SEC filings which are incorporated by reference into this proxy statement. See “Incorporation of Certain Documents by Reference” beginning on page 129 and “Where You Can Find More Information” beginning on page 129.

Risks Related to the Combined Business Following the Share Purchase

In addition to the other information included in this proxy statement, you should carefully consider the following risks before deciding whether to vote for approval of the issuance of the shares of our common stock in the Share Purchase. Risks related to Chyron’s business are referenced above under “Risks Related to Chyron.” In the event the Share Purchase is completed, we will also face the following risks.

The future profitability, growth and success of our combined business will depend on our ability to achieve further product cost reductions by our combined operations.

The future profitability and growth of our combined business depends upon our ability to achieve further product cost reductions by our combined operations, including improved operating and manufacturing efficiencies and marketing and research and development synergies. If product cost reductions are not achieved on a timely basis, the future profitability of our combined business will be delayed and may not be delivered.

The announcement and pendency of the Share Purchase may cause disruptions in the business of Hego, which could have an adverse effect on its business, financial condition or results of operations and, post-closing, our business, financial condition or results of operations.

The announcement and pendency of the transaction could cause disruptions in the business of Hego. Specifically:

These disruptions could be exacerbated by a delay in the completion of the Share Purchase or termination of the Stock Purchase Agreement and could have an adverse effect on the business, financial condition or results of operations of Hego prior to the completion of the transaction and on us if the transaction is completed.

We expect to increase the level of our insurance coverage following the completion of the proposed Share Purchase; however, future claims could exceed our applicable insurance coverage.

The combined companies will continue to maintain insurance for property and general liability, directors’ and officers’ liability, products liability, workers compensation and other coverage in amounts and on terms deemed adequate by management based on our expectations for future claims. Although we may increase the level of our insurance coverage, particularly our directors’ and officers’ liability insurance, following the completion of the Share Purchase, future claims could exceed our applicable insurance coverage, or in some instances our coverage may not cover the applicable claims.

Significant costs are expected to be associated with the proposed Share Purchase.

We estimate that Chyron and Hego will incur direct transaction costs of approximately $0.85 million and $0.99 million, respectively, in connection with the proposed Share Purchase. In addition, the combined business may incur charges to operations that we cannot currently reasonably estimate in the quarter in which the Share Purchase is completed or the following quarters to reflect costs associated with integrating the two businesses. There can be no assurance that the combined business will not incur additional charges relating to the transaction in subsequent periods, which could have a material adverse effect on our cash flows, results of operations and financial position.

The success of the combined business will depend on the services of each of our senior executives as well as certain key research and development, engineering, sales and marketing personnel, the loss of whom could negatively affect the combined business.

Our success has always depended upon the skills, experience and efforts of our senior executives and other key personnel, including our research and development executives and managers. Following the completion of the Share Purchase, this will be even more important as we work to integrate our businesses. For both us and Hego, much of our expertise is concentrated in relatively few employees, the loss of whom for any reason could negatively affect our business. The failure of key employees to remain with the combined business could be harmful to the success of the combined business. Competition for our highly skilled employees is intense and we cannot prevent the future resignation of any employee. Most of the combined business’s employees have agreements which impose obligations that may prevent a former employee from working for a competitor for a period of time; however, these clauses may not be enforceable, or may be enforceable only in part.

The combined business will continue to require significant capital to build the business, and financing may not be available to us on reasonable terms, if at all.

The combined business will continue to require significant working capital for operations and marketing and research and development activities as well as the expansion and integration of our operations. If our existing resources are insufficient to satisfy our liquidity requirements, we may need to sell additional equity securities. Any sale of additional equity securities may result in additional dilution to our stockholders, and we cannot be certain that we will be able to obtain additional public or private financing in amounts, or on terms, acceptable to us, or at all.

Our executive officers and directors, together with their affiliates and related persons, own a large percentage of our voting common stock and could limit new stockholders’ influence on corporate decisions or could delay or prevent a change in corporate control.

Our current directors and executive officers and their affiliates will own, in the aggregate, approximately 24.3% of our outstanding shares of common stock (not including options or other convertible securities) assuming the issuance of approximately 12,202,514 shares of our common stock to acquire indirectly all of the issued and outstanding shares of Hego, based on our outstanding capital stock at March 1, 2013. The interests of this group of stockholders may not always coincide with our corporate interests or the interests of other stockholders, and they may act in a manner with which you may not agree or that may not be in the best interests of other stockholders. This concentration of ownership may have the effect of:

•	delaying, deferring or preventing, or alternatively, accelerating or causing, a change in control of our company;
•	entrenching our management and/or Board of Directors;
•	impeding a merger, consolidation, takeover or other business combination involving our company; or
•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Hego conducts a significant amount of its sales activity outside of the United States, which subjects it to additional business risks and may adversely affect the combined business’s results of operations and financial condition due to increased costs.

During the year ended December 31, 2012, Hego derived approximately $13.8 million, or 93.1% of its net sales, from sales of its products and services outside of the United States. The combined business intends to continue to pursue growth opportunities in sales internationally, which could expose it to additional risks associated with international sales and operations that we do not currently face. Hego’s international operations are, and the combined business’s international operations will continue to be, subject to a number of risks and potential costs, including:

•	unexpected changes in foreign regulatory requirements;
•	differing local product preferences and product requirements;
•	diminished protection of intellectual property in some countries outside of the United States;
•	differing payment cycles;
•	trade protection measures and import or export licensing requirements;
•	difficulty in staffing, training and managing foreign operations;
•	differing legal regulations and labor relations;
•	potentially negative consequences from changes in tax laws (including potentially taxes payable on earnings of foreign subsidiaries upon repatriation); and
•	political and economic instability.

In addition, Hego is subject to risks arising from currency exchange rate fluctuations, which could increase the combined business’s costs and may adversely affect its results of operations. The U.S. dollar value of Hego’s foreign-generated revenues varies with currency exchange rate fluctuations. The majority of Hego’s foreign-generated revenues were generated in Europe. Significant increases in the value of the U.S. dollar relative to foreign currencies could have a material adverse effect on the combined business’s results of operations.

Any of these factors may, individually or as a group, have a material adverse effect on the combined business’s business, financial condition, results of operations and cash flows.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this proxy statement regarding our strategy, future operations, future financial position, future revenues, financial projections and assumptions, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying any of our forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. We have identified below some important factors that could cause our forward-looking statements to differ materially from actual results, performance or financial conditions:

•	our ability to market, commercialize and achieve market acceptance of any of our products, including those products that we are developing or may develop in the future;
•	our estimates of market sizes and anticipated uses of our products;
•	our business strategy and our underlying assumptions about market data, demographic trends, pricing trends, and trends relating to customer collections;
•	our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements, and liquidity;

•	our ability to control our costs, achieve profitability, and the potential need to raise additional funding;
•	our ability to maintain an adequate sales network for our products;
•	our ability to enhance our international sales networks and product penetration;
•	our ability to attract and retain a qualified management team, as well as other qualified personnel and advisors;
•	our ability to successfully integrate the acquired technology and/or businesses;
•	our management team’s ability to accommodate growth and manage a larger organization;
•	our ability to protect our intellectual property, and to not infringe upon the intellectual property of third parties;
•	our ability to meet the financial covenants under our and Hego’s credit facilities;
•	our ability to conclude that we have effective disclosure controls and procedures;
•	loss of key personnel;
•	failure to complete the Share Purchase or to realize the benefits of the proposed Share Purchase;
•	failure to successfully integrate us and Hego;
•	other factors discussed elsewhere in this proxy statement.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this proxy statement, particularly in the section entitled “Risk Factors” beginning on page 23 that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROPOSAL 1 – APPROVAL OF THE ISSUANCE OF THE SHARE PURCHASE SHARES

At the Annual Meeting and any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of up to approximately 18,303,771 shares of our common stock in consideration for 100% of the outstanding shares of Hego pursuant to the Stock Purchase Agreement.

Further information with respect to the issuance of the Share Purchase Shares, the Share Purchase and Hego is contained elsewhere in this proxy statement, including the sections “The Share Purchase” beginning on this page and “The Stock Purchase Agreement” beginning on page 46.

Vote Required to Approve the Issuance of the Share Purchase Shares

Pursuant to applicable NASDAQ Marketplace Rules, the affirmative vote of a majority of the total votes cast at a meeting where a quorum is present is required to approve the issuance of the Share Purchase Shares. Abstentions will have the same effect as a vote “AGAINST” this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the Annual Meeting. Broker non-votes will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE SHARE PURCHASE SHARES.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

THE SHARE PURCHASE

The following is a description of the material aspects of the Share Purchase, including the Stock Purchase Agreement. While we believe that the following description covers the material terms of the Share Purchase, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement, including the Stock Purchase Agreement attached to this proxy statement at Annex A, for a more complete understanding of the Share Purchase.

Background of the Share Purchase

Chyron’s Board of Directors has regularly reviewed and assessed Chyron’s business strategies and objectives, together with the various trends and conditions affecting our business and the markets in which we operate, with the goal of enhancing stockholder value. In connection with these reviews and assessments, Chyron’s Board of Directors has periodically considered a range of strategic approaches, including remaining a stand-alone, independent company, acquiring other companies or lines of business and entering into mergers, and has discussed in that context the relative advantages and disadvantages of potentially engaging in a business combination.

From September 8 – 12, 2012, Chyron’s President and Chief Executive Officer, Michael Wellesley-Wesley, Hego’s Chairman and Chief Executive Officer, Johan Apel, and members of their respective management teams attended the IBC (International Broadcasting Convention) trade show in Amsterdam, The Netherlands. At this convention, Mr. Wellesley-Wesley and Mr. Apel were introduced to one another by Aldo Campisi, Chyron’s Vice President of Latin American Sales. Mr. Wellesley-Wesley and Mr. Apel were familiar with each other by reputation, but had never previously met. During this meeting, Mr. Wellesley-Wesley and Mr. Apel discussed the markets that Chyron and Hego were respectively pursuing, and Mr. Wellesley-Wesley viewed a demonstration of some of Hego’s product offerings.

On October 2, 2012, Mr. Wellesley-Wesley and Mr. Apel had a phone discussion in which they determined that each of them was interested in further discussions regarding ways in which Chyron and Hego might work together. They also determined that a mutual confidentiality agreement would be appropriate to protect each party's proprietary information in connection with these discussions.

On October 4, 2012, Chyron and Hego entered into a mutual confidentiality agreement relating to information to be exchanged by the two companies.

From October 9 – 10, 2012, Mr. Wellesley-Wesley, Mr. Apel, and Kevin Prince, President of Hego’s U.S. subsidiary, met in New York City to discuss a potential business combination involving Chyron and Hego. The parties discussed potential synergies between their businesses and the markets that each company was pursuing, and also discussed the general parameters of the potential business combination, including the form of consideration to be offered to Hego stockholders.

On October 16, 2012, Mr. Wellesley-Wesley met with the Chief Executive Officer of another company in the broadcast graphics industry to determine whether there was any interest on that company’s part in a potential strategic transaction involving Chyron. Chyron subsequently determined that this company was not a good fit for such a transaction.

On October 31, 2012, Mr. Apel, Mr. Prince and other Hego executives met with Mr. Wellesley-Wesley, Peter Morrone, Chyron’s Senior Vice President of Engineering, and Todd Martin, Chyron’s Senior Vice President of Product Management, at Chyron’s offices in Melville, New York. At this meeting, Chyron gave a full presentation to the Hego executives of its products and service offerings.

On November 1, 2012, Mr. Wellesley-Wesley, Mr. Apel, Mr. Prince and a representative of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., or Mintz Levin, Chyron’s legal counsel, met in New York City for a discussion of the potential terms of a transaction between the parties. Among other things, they discussed the level of ownership to be held by each party’s respective stockholders in the combined company following the transaction, the management of the combined company, and the form of the consideration to be offered to Hego stockholders by Chyron, which would be shares of Chyron common stock. The parties also discussed the possibility of an earn-out provision, under which additional shares of Chyron common stock would be issued to the former Hego stockholders if particular revenue thresholds were met.

On November 15, 2012, Mr. Wellesley-Wesley and Mr. Apel met with Robert Rayne and Christopher Kelly, members of Chyron’s Board of Directors and significant stockholders of Chyron, in London, to describe the business of Hego, to discuss the directors’ views on a potential business combination involving Chyron and Hego, and to ascertain their support for a potential transaction.

From November 26 – 29, 2012, Mr. Wellesley-Wesley and Mr. Apel, and members of their respective management teams, including Mr. Morrone and Mr. Martin, met at Hego’s offices in Stockholm, Sweden for due diligence sessions regarding Hego’s technology and product offerings. During these meetings, the parties discussed the companies’ respective businesses and ways in which the two companies might work together.  Hego provided Chyron with detailed information regarding its expected financial results for 2012, its customers and areas of anticipated growth in its business over the coming years.

On December 3, 2012, Mr. Wellesley-Wesley met with Mr. Apel and Mr. Prince in New York City. During this meeting, the parties discussed considerations relating to the structuring of the proposed transaction, including the earn-out provisions and ownership and management of the combined company following the transaction.

On December 4, 2012, Mr. Apel, Mr. Prince and other Hego executives met with Mr. Wellesley-Wesley, Mr. Morrone, and Mr. Martin at Chyron’s offices in Melville, New York for a continued discussion regarding the companies’ respective businesses and the structure of a proposed transaction. During this meeting, Chyron provided Hego with detailed information regarding its technology and product offerings, expected financial results for 2012, its customers and areas of anticipated growth in its business over the coming years. Also on December 4, Mr. Wellesley-Wesley and Mr. Apel met in New York with Peter Frey and Michael Wheeler, members of Chyron’s Board of Directors, to describe the business of Hego, to discuss the directors’ views on a potential business combination involving Chyron and Hego, and to ascertain their support for a potential transaction.

On December 5, 2012, Mr. Wellesley-Wesley and Mr. Apel, together with representatives of Chyron’s legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., or Mintz Levin, and a representative of Stella Advisors, financial advisor to Hego, met in person or by teleconference at Mintz Levin’s offices in New York to discuss the terms of a potential business combination transaction, including the percentage ownership each party would have in the combined company following the transaction.

On December 6, 2012, the Chyron Board of Directors met and discussed the proposed terms of the potential transaction, including the possibility of an earn-out provision for shares to be issued to the Hego shareholders upon the achievement of specified revenue thresholds following the transaction. The Chyron board authorized Mr. Wellesley-Wesley to continue discussions with Hego regarding the potential transaction.

On December 10, 2012, a representative of Mintz Levin and a representative of Stella Advisors discussed the proposed terms of the potential transaction, including the relative ownership of the combined company by the stockholders of each company after the transaction.

Later on December 10, 2012, Mintz Levin sent a draft letter of intent for the transaction to Mr. Apel and Stella Advisors.

On December 11, 2012, Mr. Wellesley-Wesley and Mr. Apel discussed the provisions of the letter of intent by telephone, and Mr. Wellesley-Wesley conveyed to Mr. Apel that the Chyron board had authorized him to continue their discussions.

On December 13, 2012, Stella Advisors sent comments on the draft letter of intent to Mintz Levin.

On December 17, 2012, Mintz Levin sent a revised draft of the letter of intent for the transaction to Stella Advisors and to Wistrand, legal counsel to Hego, and on December 18, 2012, Wistrand sent comments to Mintz Levin on the revised letter of intent. Discussions on the provisions set forth in the letter of intent continued until December 21, 2012.

On December 21, 2012, representatives of Hego and Chyron agreed on the terms of the letter of intent.

On December 26, 2012, the Chyron Board of Directors met and discussed the provisions of the letter of intent with Mr. Wellesley-Wesley and with Mintz Levin, including the strategic rationale for pursuing the transaction and the potential benefits to Chyron’s stockholders of the transaction. Following the discussion, the Chyron Board of Directors approved the draft letter of intent that they had received for review prior to the meeting.

On December 26, 2012, Mr. Wellesley-Wesley signed the letter of intent and circulated it to Mr. Apel for signature, and on December 29, 2012, Mr. Apel countersigned the letter of intent. Mintz Levin began preparation of the draft purchase agreement.

From January 7-8, 2013, Mr. Apel, Mr. Prince and other senior executives from Hego met with Mr. Wellesley-Wesley and other senior executives from Chyron, including Kathleen Power, Chyron’s Senior Vice President Sales, Service, Marketing and Field Operations, at Chyron’s executive offices to discuss due diligence matters, particularly relating to the sales process for Chyron’s products and services.

On January 9, 2013, the Chyron Board of Directors met and discussed a status update on the transaction and authorized management to retain an advisor to provide an opinion as to the fairness of the transaction from a financial point of view to the stockholders of Chyron.

On January 10, 2013, Mr. Wellesley-Wesley and Mrs. Power of Chyron met with Mr. Apel, Mr. Prince, Stefan Fjellsten, Chief Technology Officer of Hego, Jesper Gewell, Vice President of Marketing of Hego, and Soren Kjellin, Vice President of Business Development of Hego, at Mintz Levin’s offices in New York, to discuss due diligence matters. Later that same day, Mr. Wellesley-Wesley and Messrs. Apel, Prince, Fjellsten, Kjellin and Gewell met with Roger Ogden, Chairman of the Chyron board, and Michael Wheeler, a Chyron director, to discuss the status of the transaction and allow the Chyron directors to meet the senior Hego management team.

From January 14 - 17, 2013, Mr. Wellesley-Wesley and others from Chyron met with Mr. Apel and others from Hego at Hego’s executive offices and at Hego’s offices in the Czech Republic to discuss due diligence matters, including the sales process for Hego’s products and services. Meetings and discussions regarding the due diligence process and specific due diligence issues continued throughout the remainder of January, February, and into March 2013.

On January 18, 2013, Mintz Levin provided a draft of the purchase agreement to Hego and its advisers.

On January 22, 2013, Chyron retained Morpheus Capital to provide an opinion, from a financial point of view, as to the fairness of the transaction to the stockholders of Chyron.

On January 23, 2013, Mintz Levin and Wistrand had a conference call to discuss provisions of the draft purchase agreement, including representations and warranties and closing conditions.

On January 29, 2013, Mr. Wellesley-Wesley met with Mr. Prince in New York to discuss the status of the due diligence process.

On January 30, 2013, Mintz Levin and Wistrand had a call to further discuss provisions of the draft purchase agreement, including the survival of representations and warranties after the Closing, and indemnification provisions in the agreement.

On February 8, 2013, Wistrand provided its initial written comments on the draft purchase agreement to Mintz Levin.

On February 11, 2013, Mr. Wellesley-Wesley, Mr. Apel, and Mr. Rayne met in London to discuss the status of the proposed transaction and the steps that would be taken to integrate the two companies following the transaction, should it come to fruition.

On February 12, 2013, Mintz Levin and Wistrand had a call to discuss the comments that Wistrand had provided on the draft purchase agreement.

On February 19, 2013, Mintz Levin circulated a revised draft of the purchase agreement to Wistrand.

On February 21, 2013, Mr. Wellesley-Wesley, Mr. Apel, Mr. Prince, representatives of Morpheus, and members of the Chyron finance team met in New York City to discuss material needed by Morpheus in connection with the preparation of the fairness opinion to be given to the Chyron board.

On February 22, 2013, Mintz Levin circulated a draft of a transaction support and lock-up agreement to Wistrand. This agreement provides for the Chyron directors to vote in favor of the proposals to be presented for approval by the Chyron shareholders at the Annual Meeting, and also provides that the shares of Chyron common stock held by such directors will be locked up until the later of fifteen (15) months following the Closing and the date of effectiveness of the registration statement on Form S-3 to be filed to register the shares issuable to Hego stockholders in the transaction.

On February 26, 2013, Wistrand provided its comments on the revised draft of the purchase agreement to Mintz Levin.

On February 28, 2013, representatives of Chyron, Hego, Mintz Levin, Wistrand and Stella Advisors held a conference call to discuss comments on the purchase agreement.

On March 1, 2013, Mintz Levin circulated a revised draft of the purchase agreement and the transaction support agreement to Wistrand. From March 1, 2013 through March 5, 2013, the parties and their advisors exchanged multiple communications and drafts of the purchase agreement and transaction support agreement.

On March 6, 2013, Chyron’s Board of Directors held a meeting, with members of Chyron’s senior management team and representatives of Morpheus and Mintz Levin participating, to discuss the proposed purchase agreement, and to consider whether or not to approve it and recommend that Chyron’s stockholders approve the purchase agreement and the transactions contemplated by it. Representatives of Mintz Levin provided a detailed summary of the terms and conditions of the proposed purchase agreement. Representatives of Morpheus reviewed the analysis that it had conducted and delivered a draft opinion stating that, based on various assumptions, qualifications and limitations described in the opinion, the consideration to be issued in the transaction by Chyron was fair, from a financial point of view, to Chyron and its stockholders.

After considerable discussion among the participants to address questions from members of Chyron’s Board of Directors, Chyron’s Board of Directors, by a unanimous vote, (i) determined that the terms set forth in the purchase agreement and the transaction are fair to, and in the best interests of, Chyron and its stockholders, (ii) approved the purchase agreement in substantially the form provided to the board prior to the meeting, subject to further changes as approved by Chyron management, and approved the transactions contemplated by the purchase agreement, and (iii) declared the advisability of the purchase agreement and the transaction and resolved to recommend that Chyron’s stockholders approve the purchase agreement and the transactions contemplated thereby.

Between March 6 and March 9, 2013, final changes on the purchase agreement were negotiated between Chyron and Mintz Levin, and Hego and Wistrand.

The purchase agreement and other transaction-related documents were signed by the parties on March 9, 2013 and their execution was announced on March 11, 2013. Morpheus’ final opinion as to the fairness, from a financial point of view, to Chyron and its stockholders of the consideration to be issued in the transaction by Chyron was delivered on March 9, 2013.

Our Board of Directors was aware of and considered the interests that our directors and executive officers may have with respect to the transaction that differ from, or are in addition to, their interests as stockholders of Chyron generally, as described in “The Share Purchase — Interests of Certain Persons in the Share Purchase” beginning on page 43 of this proxy statement, which our Board of Directors considered as being neutral in its evaluation of the Share Purchase.

The foregoing discussion summarizes the material information and factors considered by our Board of Directors in its consideration of the proposed transaction. Our Board of Directors collectively reached the unanimous decision to approve the Purchase Agreement and the transactions related to the Share Purchase in light of the factors described above and other factors that each member of our Board of Directors felt were appropriate. In view of the variety of factors and the quality and amount of information considered, our Board of Directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of our Board of Directors may have given different weight to different factors.

Our Reasons for the Share Purchase

In the course of reaching its unanimous decision to approve the Stock Purchase Agreement and to recommend that our stockholders vote to approve the share issuance pursuant to the Stock Purchase Agreement, the Chyron Board of Directors consulted with our Chief Executive Officer, Michael Wellesley-Wesley, and with the board’s financial advisor and legal counsel, and considered a number of factors in its deliberations that it believed weighed in favor of the transaction, including, but not limited to, the following:

•
historical information concerning Hego’s business, financial performance and condition, technology, operations, management and competitive position, including Hego’s demonstrated ability to grow, generate revenue and generate a profit;

•
the financial condition, results of operations, and businesses of Chyron and Hego before and after giving effect to the Share Purchase, and the respective contributions of each entity to the combined company on a pro forma basis;

•
the opportunity for the combined company to compete more effectively in the increasingly competitive international broadcast graphics market through a wider range of sophisticated product and service offerings;

•	the belief that Chyron will be able to successfully and rapidly integrate the experienced Hego management team, including Hego’s Chief Executive Officer, Johan Apel, into its business;

•
the Hego product and service portfolio, which contains key technologies, including real-time image processing, that are differentiated and highly complementary to Chyron’s existing product portfolio and provide targeted solutions for what we believe are the fastest growing market segments in the broadcast graphics industry;

•
the belief that the transaction with Hego will further our strategic objective to be a leader in the broadcast graphics market by, among other things, strengthening our product and service offerings internationally and providing access to new and existing customers through the addition of Hego’s proprietary image and player tracking technology;

•
the strong international network of Hego clients that Chyron believes will complement its existing international strengths, compared to the cost to Chyron of developing an equivalent international network independently;

•	the potential to enhance stockholder value through operating efficiencies following the Share Purchase;

•
the fact that, having considered our strategic alternatives, including other companies in the broadcast graphics industry that we might acquire and companies that might be interested in an acquisition of or business combination with us, the Board of Directors believed that the transaction with Hego offered the best and nearest-term opportunity to enhance stockholder value;

•
the belief of the Board of Directors, shared by our senior management, that the prospects of the combined entity were more favorable than our prospects as a separate entity, due to, among other things:

o	the benefits associated with expanding Chyron’s product line and being able to introduce Hego’s new products and services to Chyron’s existing customers;

o	the complementary nature of Hego’s products and sources of revenues compared to those of Chyron;

o	the belief that the transaction has the potential to increase our market share and profitability; and

o	the belief that the transaction may enable us to accelerate the development of additional products;

•
the opinion of Morpheus Capital presented to our Board of Directors as of March 9, 2013 that the consideration to be paid by us pursuant to the Share Purchase is fair to us and to our stockholders, from a financial point of view, as of the date of the opinion. The full text of the written opinion setting forth the assumptions made, procedures followed, matters considered and limitations in connection with the opinion is attached to this proxy statement as Annex D, which stockholders are urged to read in its entirety;

•	the other terms of the Stock Purchase Agreement, including the respective parties’ representations, warranties and covenants, and the conditions to their respective obligations;

•	the fact that the Share Purchase would be subject to the approval of our stockholders;

•	current financial market conditions and historical market prices, volatility and trading information with respect to our common stock;

•	reports from management, tax advisors, independent auditors, outside legal experts and others as to the results of the due diligence investigation of Hego; and

•	the prices paid in comparable transactions involving other digital media companies, as well as the trading performance for comparable companies in the digital media industry.

In the course of its deliberations, the Board of Directors also identified and considered a variety of risks and other potentially countervailing factors relating to the Share Purchase, including:

•	the need to obtain stockholder approval for the share issuance, and whether such approval could be obtained in a timely fashion;

•	the risk that we may not successfully integrate the Hego business with our own;

•	the risk that the combined company may have difficulty managing its growth;

•	the risk of the combined company’s dependence upon certain key personnel;

•	the potential negative effect on our common stock price if growth expectations for Hego are not met;

•	the risk that the Hego business will not perform as expected;

•	the risk that the transaction will not result in the anticipated operating efficiencies and cost savings;

•	the risk that the Share Purchase may not be completed in a timely manner, if at all;

•	the risk that we will be unable to retain and recruit employees critical to the ongoing success of the combined company’s operations;

•	the risk of adverse reactions of Chyron’s and Hego’s customers and vendors to the transaction;

•
the risk that the integration of the Hego business could be more costly and time consuming than anticipated, which could adversely affect the combined company’s operating results and preclude the achievement of benefits anticipated from the Share Purchase;

•	the risk that our management’s attention will be diverted from other strategic and operational priorities to implement the transaction; and

•	the other risks and uncertainties discussed above under “Risk Factors” beginning on page 23.

The foregoing discussion of the items that our Board of Directors considered is not intended to be exhaustive, but includes all items that it believes to be material. In view of the complexity and wide variety of factors, both positive and negative, that our Board of Directors considered, our Board of Directors did not find it practical to quantify, rank or otherwise weight the factors considered. In considering the various factors, individual members of our Board of Directors considered all of these factors as a whole and concluded that, on balance, the risks and countervailing factors relevant to the Share Purchase were outweighed by the potential benefits that it expected Chyron and the Chyron stockholders to achieve as a result of the Share Purchase.

Recommendation of Our Board of Directors

For reasons including those described above under the heading “The Share Purchase – Our Reasons for the Share Purchase,” on March 6, 2013, our Board of Directors unanimously approved the Share Purchase and the related transactions, including the issuance of the Share Purchase Shares, and recommends such matter to our stockholders, subject to the Board of Directors’ right to withdraw, modify or amend such recommendation. In particular, the Board of Directors unanimously:

•	determined that the terms of the Share Purchase are advisable, fair to and in the best interests of our stockholders;

•	approved the Share Purchase and related transactions, and authorized us to enter into the Stock Purchase Agreement; and

•	recommends that our stockholders approve the issuance of the Share Purchase Shares and the possible adjournment or postponement of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE SHARE PURCHASE SHARES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Opinion of the Financial Advisor Regarding the Fairness of the Share Purchase from a Financial Point of View

In January 2013, our Board of Directors engaged Morpheus Capital Advisors LLC, or Morpheus Capital, an investment banking firm, to act as its financial advisor in connection with the possible transaction with Hego. On March 6, 2013, Morpheus Capital delivered to our Board of Directors its oral opinion that, as of that date, the consideration to be paid by us pursuant to the Share Purchase was fair to us and to our stockholders from a financial point of view. Morpheus Capital later delivered its written opinion dated March 9, 2013, confirming its oral opinion.

In selecting Morpheus Capital, our Board of Directors considered, among other things, Morpheus Capital’s reputation as an investment banking firm with experience advising companies in the media industry and in providing strategic advisory services in general. Morpheus Capital, as part of its investment banking business, is engaged in the evaluation of businesses and their equity securities in connection with mergers and acquisitions, underwritings, private placements and other securities offerings and valuations for corporate and other purposes.

We determined the consideration we would pay in the Share Purchase through negotiations with Hego. Morpheus Capital did not recommend any specific form of consideration to us or recommend that any specific type of consideration constituted the only appropriate consideration for the Share Purchase. We did not impose any limitations on Morpheus Capital with respect to the investigations made or procedures followed in rendering its opinion. Further, we did not request the advice of Morpheus Capital with respect to alternatives to the Share Purchase, and Morpheus Capital did not advise us with respect to alternatives to the Share Purchase or our underlying decision to proceed with or effect the Share Purchase; accordingly, Morpheus Capital was not authorized to solicit and did not solicit indications of interest from any third party with respect to any other possible transaction involving us.

We have attached the full text of the written opinion that Morpheus Capital delivered to our Board of Directors as Annex D to this proxy statement. You should read this opinion carefully and in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Morpheus Capital in rendering its opinion. The following is a summary of Morpheus Capital’s opinion and the methodologies used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Morpheus Capital’s opinion was approved by its fairness committee. It is directed to our Board of Directors and addresses only the fairness of the consideration to be paid by us pursuant to the Share Purchase from a financial point of view as of the date of the opinion. It does not address the relative merits of the Share Purchase or any alternatives to the Share Purchase, our underlying decision to proceed with or effect the Share Purchase or any other aspect of the Share Purchase. The opinion does not constitute a recommendation to you as to how you should vote with respect to the Share Purchase or any other matter. Moreover, it does not address the fairness of the Share Purchase to, or any consideration to be received in connection therewith by, the holders of any class of Hego’s securities, or any creditors or other constituencies of ours or Hego’s; nor does it address the fairness of the amount or nature of any compensation to be paid or payable to any of our officers, directors or employees or officers, directors or employees of Hego, or any class of such persons, in connection with the Share Purchase, whether relative to the consideration to be paid in connection with the Share Purchase or otherwise. Morpheus Capital did not express any opinion as to any tax or other consequences that might result from the Share Purchase, nor did Morpheus Capital’s opinion address any tax, legal, regulatory or accounting matters.

In rendering its opinion, Morpheus Capital assumed that the Share Purchase would be consummated in accordance with the terms described in the draft Stock Purchase Agreement dated March 5, 2013 (the “Draft Agreement”), and assumed with our consent that the final executed form of the Stock Purchase Agreement would not differ in any material respect from the Draft Agreement, and that the parties to the Share Purchase would comply with all material terms of the Stock Purchase Agreement. Morpheus Capital also assumed that all governmental, regulatory and other consents and approvals for the Share Purchase would be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on us, Hego or the Share Purchase.

In connection with rendering its opinion, Morpheus Capital, among other things:

•	reviewed and discussed with the senior management of Chyron certain publicly available business and financial information with respect to us;
•
reviewed certain internal information, furnished by our management, relating to our business, earnings, cash flow, assets, liabilities and prospects, consisting of financial forecasts and discussed such information with our senior management as well as the business prospects of us more generally;

•
reviewed certain internal information, furnished by our management, relating to the business, earnings, cash flow, assets, liabilities and prospects of Hego, consisting of financial forecasts and discussed such information with our senior management as well as the business prospects of Hego more generally;

•
reviewed certain internal information, furnished by our management, relating to the business, earnings, cash flow, assets, liabilities and prospects of Hego, consisting of financial forecasts and discussed such information with Hego senior management, as well as the business prospects of Hego more generally;

•
reviewed and discussed with our senior management and Hego senior management  certain internal information related to cost savings, revenue synergies and related expenses expected to result from the Share Purchase (the “Expected Synergies”) which were furnished by our management;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that they deemed relevant to the Share Purchase;
•	reviewed the financial terms of certain other transactions that they deemed relevant to the Share Purchase;
•	reviewed the Draft Agreement; and
•	conducted such other financial studies and analyses taking into account such other information as Morpheus Capital deemed appropriate.

In preparing its opinion, Morpheus Capital did not assume any obligation to independently verify the accuracy and completeness of the financial, accounting, legal, tax and other information it was provided with or that it discussed or reviewed. Instead, with our consent, Morpheus Capital relied on the information being accurate and complete in all material respects and did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of our company or Hego, nor were they furnished with any such evaluation or appraisal. Morpheus Capital also made the following assumptions, and used and relied on the following information, in each case at our direction:

•
with respect to the financial forecasts for us and Hego, Expected Synergies, and other pro forma financial effects that were provided to Morpheus Capital, that they had been reasonably prepared on a basis reflecting the best available estimates and judgments of our management as to the future financial performance of us and Hego, the Expected Synergies (including the amount, timing and achievability thereof) and such other pro forma financial effects;

•	that the future financial results (including Expected Synergies) reflected in such forecasts and other information would be achieved at the times and in the amounts projected; and
•	the assessments of the managements of our company and Hego as to our ability to retain key employees and to integrate Hego’s business with ours.

Morpheus Capital’s opinion was based on economic, financial, market and other conditions as in effect on, and the information made available to Morpheus Capital as of, the date of its opinion. Accordingly, Morpheus Capital has not assumed and has expressly disclaimed any obligation to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of its opinion.

The following represents a brief summary of the material financial analyses performed by Morpheus Capital in connection with providing its opinion to our Board of Directors. Some of the summaries of financial analyses performed by Morpheus Capital include information presented in tabular format. In order to fully understand the financial analyses performed by Morpheus Capital, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Morpheus Capital.

Summary of Material Financial Analyses

Selected Comparable Company Analysis. Based on publicly available information, Morpheus Capital analyzed selected comparable publicly traded companies’ valuation metrics (sales and earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples, expressed as multiples related to enterprise value) for the last twelve months (“LTM”), the next twelve months (“NTM”) and estimated calendar year 2014, together with certain estimated growth rates.  Certain of such valuation metrics were then applied to Hego to derive an estimated value which was then compared to certain public trading information for us. Based on the similarities in the businesses of our company and Hego, Morpheus Capital compared the companies against the same select group of comparable companies. Morpheus Capital believes that each of the three companies listed below have operations similar to some of the operations of Hego or us, but noted that none of these companies have the same management, composition, size, combination of businesses or financial characteristics or prospects as us or Hego.

•	VIZRT Ltd.
•	Orad Hi-Tec Systems, Ltd.
•	Avid Technology, Inc.

The following table sets forth the multiples indicated by this analysis:

	VIZRT		Orad		Avid		Mean		Median		Chyron
Enterprise Value to:
LTM Sales	1.2	x	0.4	x	0.3	x	0.7	x	0.4	x	0.5	x
NTM Sales	1.1	x	0.4	x	0.3	x	0.6	x	0.4	x	0.4	x
2014 Estimated Sales	1.0	x	0.4	x	0.3	x	0.6	x	0.4	x	0.4	x
LTM EBITDA	5.8	x	5.2	x	25.4	x	12.1	x	5.8	x	NA
NTM EBITDA	5.5	x	4.6	x	4.6	x	4.9	x	4.6	x	NA
2014 Estimated EBITDA	4.9	x	3.6	x	3.6	x	4.1	x	3.6	x	8.9	x

Morpheus Capital selected implied multiples of 1.1x NTM Sales and 5.5x NTM EBITDA to arrive at an implied enterprise value reference range for Hego of $16.7 million to $22.2 million. Morpheus Capital then adjusted the enterprise value reference range by Hego’s estimated net debt which was adjusted for $500,000 of deal reimbursement expenses, to be paid at close from Hego’s cash balance, to arrive at an implied equity value reference range for Hego of $16.2 million to $21.8 million and a mean implied equity value of $19.0 million.

Morpheus Capital arrived at an implied equity value range for Chyron by reviewing our stock price over the three month period from December 4, 2012 to March 4, 2013 and identifying the low stock price over that period, the average stock price over that period and the high stock price over that period, and multiplying them by the diluted shares outstanding as of the preliminary draft Annual Report on Form 10-K for the year ended December 31, 2012, dated February 15, 2013. This analysis yielded an implied equity value reference range for Chyron of $10.8 million to $20.5 million and an implied equity value using the average stock price for Chyron over that period of $16.3 million.

This analysis provided a relative percentage equity contribution for each company of:

	Chyron	Hego
High to High	48.5%	51.5%
Average to Mean	46.1%	53.9%
Low to Low	39.9%	60.1%

While the Selected Comparable Company Analysis compared Hego to three companies in the digital media industry, Morpheus Capital did not include every company that could be deemed to be a participant in this same industry, or in the specific sectors of this industry.

Selected Precedent Transactions Analysis. Based on public information, Morpheus Capital analyzed certain completed digital media sale transactions announced since March 2005 and certain related valuation metrics. Morpheus Capital analyzed valuation metrics including LTM Sales and LTM EBITDA multiples.

The following table sets forth the multiples indicated by the analysis:

Announcement Date	Name of Acquiror	Name of Target	LTM Sales		LTM EBITDA
June 5, 2012	Belden CDT (Canada) Inc.	Miranda Technologies Inc.	1.8	x	9.4	x
July 1, 20111	VIZRT Ltd.	LiberoVisionAG	NA		NA
March 6, 2011	Sony Europe Limited	Hawk-Eye Innovations Limited	6.1	x	NA
September 9, 2010	Miranda Technologies Inc.	OmniBus Systems Limited	1.7	x	10.2	x
December 2, 2008	STATS LLC	SportVU, Ltd.	NA		NA
December 17, 2007	Cohanzick Management Fund; Cohanzick Management LLC; et al.	Orad Hi-Tec Systems, Ltd.	0.8	x	12.5	x
April 22, 2006	Miranda Technologies Inc.	VertigoXmedia Inc.	2.1	x	NA
March 20, 2005	Avid Technology, Inc.	Pinnacle Systems Inc.	0.7	x	44.1	x

Morpheus Capital selected implied multiples of 1.7x and 1.8x LTM Sales and 9.4x and 10.2x LTM EBITDA to arrive at an implied enterprise value reference range for Hego of $18.3 million to $27.4 million. Morpheus Capital then adjusted the enterprise value reference range by Hego’s estimated net debt and $500,000 of deal reimbursement expenses, to be paid at close from Hego’s cash balance, to arrive at an implied equity value reference range for Hego of $17.9 million to $26.9 million and a mean implied equity value of $22.4 million.

Morpheus Capital selected implied multiples of 0.7x and 0.8x LTM Sales to arrive at an implied enterprise value reference range for Chyron of $21.2 million to $24.2 million. Morpheus Capital then adjusted the enterprise value reference range by Chyron’s estimated net debt to arrive at an implied equity value reference range for Chyron of $19.4 million to $22.4 million and a median implied equity value of $20.9 million.

(1)	Excludes certain multiples paid referenced in VIZRT press releases dated May 2011 and February 2013 as Morpheus Capital could not independently verify that information.

This analysis provided a relative percentage equity contribution for each company of:

	Chyron	Hego
High to High	45.4%	54.6%
Mean to Mean	48.2%	51.8%
Low to Low	52.0%	48.0%

No company or transaction used in the “Selected Comparable Company” or “Selected Comparable Transactions” analyses is identical to us, Hego or the Share Purchase. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value and the private market valuation of the companies to which we, Hego and the Share Purchase are being compared.

Relative Contribution Analysis. Morpheus Capital compared and analyzed our company’s and Hego’s contribution to the combined entity, excluding synergies, for both fiscal year 2012 (“FY 2012”) and projected fiscal year 2013 (“FY 2013”) for the following metrics: revenue, EBITDA, net income and equity book value. Information used in this analysis for our company and Hego was provided by the management of our company and Hego, respectively.

	% Contribution		% Contribution
	Chyron	Hego	Chyron	Hego
	FY 2012	FY 2012	FY 2013	FY 2013
Revenue	66.5%	33.5%	62.8%	37.2%
EBITDA	(321.8%)	221.8%	(5.8%)	105.8%
Net Income	(156.6%)	56.6%	(146.3%)	246.3%
Equity Book Value	57.9%	42.1%	NA	NA

Discounted Cash Flow Analysis. Morpheus Capital used cash flow forecasts of Hego for fiscal years 2013 through 2017, as estimated by our management, and discounted back the cash flows and a terminal value, at the end of 2017, to the present in order to estimate the current values of our company and Hego. Morpheus Capital used both a set of “base case” projections and a set of “downside case” projections for Hego as directed by us. Morpheus Capital used the weighted average cost of capital to generate the discount rates for Chyron and Hego, and made adjustments for company size and illiquidity, and selected a terminal value based on a review of EBITDA trading multiples as described above under “Selected Comparable Company Analysis.”

Morpheus Capital then discounted the base case cash flows for Hego projected through 2017 and the terminal values to present values using a midpoint discount rate of 19.5% and a midpoint terminal EBITDA exit multiple of 5.5x estimated 2017 EBITDA. This analysis indicated a midpoint implied base case enterprise value of approximately $30.5 million for Hego, which was then reduced by the estimated net debt and non-controlling interest of Hego and was increased by Hego’s cash and cash equivalents, which were adjusted for $500,000 of deal reimbursement expenses, to be paid at close from Hego’s cash balance, to arrive at a midpoint implied base case equity value of approximately $29.8 million for Hego. Morpheus Capital also performed a sensitivity analysis on the implied equity value for Hego by using a range of discount rates and terminal EBITDA exit multiples straddling the values indicated above.

Morpheus Capital then discounted the downside case cash flows for Hego projected through 2017 and the terminal values to present values using a midpoint discount rate of 19.5% and a midpoint terminal EBITDA exit multiple of 4.9x estimated 2017 EBITDA, which matched Chyron’s terminal EBITDA exit multiple. This analysis indicated a midpoint implied downside enterprise value of approximately $16.4 million for Hego, which was then reduced by the estimated net debt and non-controlling interest of Hego and was increased by Hego’s cash and cash equivalents, which were adjusted for $500,000 of deal reimbursement expenses, to be paid at close from Hego’s cash balance, to arrive at a midpoint implied downside equity value of approximately $15.7 million for Hego. Morpheus Capital also performed a sensitivity analysis on the implied equity value for Hego by using a range of discount rates and terminal EBITDA exit multiples straddling the values indicated above.

Morpheus Capital then discounted the cash flows projected for Chyron through 2017 and the terminal values to present values using a midpoint discount rate of 17.8% and a midpoint terminal EBITDA exit multiple of 4.9x estimated 2017 EBITDA. This analysis indicated a midpoint implied enterprise value of approximately $11.3 million for Chyron, which was then reduced by the estimated net debt and pension liabilities of Chyron and was increased by Chyron’s cash and cash equivalents, to arrive at a midpoint implied equity value of approximately $9.5 million for Chyron. Morpheus Capital also performed a sensitivity analysis on the implied equity value for Chyron by using a range of discount rates and terminal EBITDA exit multiples straddling the values indicated above.

Morpheus Capital then compared the midpoints of both the base case and downside equity values obtained in its discounted cash flows analyses for Hego against the midpoint of the equity value obtained in its discounted cash flows analysis for Chyron. This analysis provided a relative percentage equity contribution for each company of:

DCF Equity Value Contribution	Chyron	Hego
Base Case	24.2%	75.8%
Downside Case	37.8%	62.2%

Synergies and NOLs Analysis. Morpheus Capital was provided estimated expected synergies by us which they discounted back to the present at the average of each company’s weighted average costs of capital discussed above. Additionally, Morpheus Capital applied a terminal value multiple of 5.2x the 2017 estimated synergies and discounted that value back to the present. The terminal value multiple was determined by averaging the terminal value multiples used in each company’s DCF analysis above. This analysis provided a net present value of approximately $38.0 million for the future projected synergies generated in a combination of Chyron and Hego as provided by us.

In addition, Morpheus Capital was advised by us that the combination of Chyron and Hego is expected to enhance the combined entity’s ability to use Chyron’s net operating loss carry-forwards (NOLs). Morpheus Capital did not estimate the precise timing of the future use of those tax shields, but simply noted the increased likelihood of their usage to shield future taxable profits by the combined entity.

The foregoing description is only a summary of the analyses and examinations that Morpheus Capital deemed material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Morpheus Capital. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to particular circumstances. Accordingly, a fairness opinion necessarily is not susceptible to partial analysis or summary description. Morpheus Capital believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create a misleading and incomplete view of the process underlying the analyses set forth in its presentation to us. In addition, Morpheus Capital may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Morpheus Capital with respect to the actual value of our company.

In performing its analyses, Morpheus Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. The analyses performed by Morpheus Capital are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Morpheus Capital with respect to the fairness of the consideration to be paid by us pursuant to the Share Purchase, from a financial point of view, and were provided to us in connection with the delivery of Morpheus Capital’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, Morpheus Capital’s opinion and presentation were among the many factors that we took into consideration in making our determination to approve, and to recommend that our stockholders approve, the Share Purchase. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our Board of Directors with respect to the consideration to be paid by us pursuant to the Share Purchase or whether we would have been willing to agree to a different consideration.

Under the terms of Morpheus Capital’s engagement letter dated January 22, 2013, we agreed to pay Morpheus Capital for its financial advisory services an opinion fee equal to $95,000, which was paid upon delivery of the fairness opinion.  No portion of this fee was contingent upon the conclusion reached in the fairness opinion.  Our Board of Directors was aware of this fee structure and took it into account in considering Morpheus Capital’s opinion and in approving the Share Purchase.  Further, we have agreed to reimburse Morpheus Capital for its reasonable out-of-pocket expenses and to indemnify Morpheus Capital, its affiliates, and their respective directors, officers, employees, agents and controlling persons against specific liabilities, including liabilities under the federal securities laws.

In the ordinary course of its business, Morpheus Capital may actively trade in our common stock for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons in the Share Purchase

Pursuant to the terms of our 2008 Long Term Incentive Plan, or the 2008 LTIP, and our 1999 Incentive Compensation Plan, or the 1999 Plan, the Share Purchase will constitute a change in control of Chyron.  Accordingly, all outstanding and unvested stock options and restricted stock units, or RSUs, will accelerate and vest in full upon the Closing of the Share Purchase.  The table below sets forth the amount of stock options and RSUs held by each Chyron director and executive officer that will vest in full upon the Closing, assuming the consummation of the Share Purchase occurred on March 15, 2013.

Name and Position	Number of Shares of Common Stock Underlying Accelerated Outstanding Awards	Value of Accelerated Awards ($)(1)

Susan Clark-Johnson, Director	47,023	$49,374
Peter F. Frey, Director	54,861	57,604
Christopher R. Kelly, Director	54,861	57,604
Jerry Kieliszak, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	25,000	26,250
Roger L. Ogden, Chairman of the Board, director	78,373	82,292
Kathleen R. Power, Senior Vice President, Sales, Service, Marketing and Field Operations	—	—
Robert A. Rayne, Director	47,023	49,374
Michael I. Wellesley-Wesley, President and CEO, Director	37,500	39,375
Michael C. Wheeler, Director	47,023	49,374
All current executive officers as a group	62,500	65,625
All current directors who are not executive officers as a group	329,164	345,622
All employees as a group (including officers who are not executive officers)	246,389	178,369

(1)
Represents the value expected to be received by the individual or group in respect of the accelerated vesting of outstanding options and RSUs in connection with the Share Purchase.  The value of the vesting acceleration was calculated as follows: (a) for stock options, multiplying the number of unvested in-the-money option shares as of March 15, 2013 by the spread between the closing price of the Company’s common stock as of March 15, 2013, which was $1.05 per share, and the exercise price of such unvested options; and (b) for RSUs, the number of unvested RSUs as of March 15, 2013 times the closing price of our common stock as of March 15, 2013.

Additionally, two of our executive officers have severance and change in control arrangements that may potentially be triggered by the Share Purchase.  For more information related to such potential payments, see “Proposal 4 – Advisory Vote on Golden Parachute Compensation.”

Voting Commitments

Concurrently with the execution of the Stock Purchase Agreement, each of our directors and principal stockholders entered into a Transaction Support and Lock-Up Agreement with Chyron, Hego and Hego’s shareholders, which we refer to as the Support Agreements. The shareholders subject to the Support Agreements have, among other things, agreed to vote, and have irrevocably appointed Chyron as their proxy to vote, the shares of our common stock held by each such shareholder (1) in favor of the Share Purchase, the approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, (2) against the approval or adoption of any proposal made in opposition to, or in competition with, the Share Purchase and (3) in favor of an amendment to Chyron’s 2008 LTIP to increase the number of shares available for issuance thereunder by an amount that is not less than 15% of Chyron’s pre-closing outstanding shares, as such term is defined in the Stock Purchase Agreement (see Proposal 8).  Additionally, such directors have agreed to vote to appoint Johan Apel and one other designee of Hego who qualifies as an independent director under the NASDAQ Marketplace Rules to the Chyron Board of Directors, effective as of the Closing. Based on our common stock outstanding on March 1, 2013, 40.7% of the outstanding shares of our common stock are subject to the Support Agreements.

The shareholders subject to the Support Agreements also have agreed, among other things, not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of Chyron’s common stock.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is attached hereto as Annex E and incorporated herein by reference.

Share Purchase Consideration

We and certain of our subsidiaries have agreed to purchase from the shareholders of Hego all of the shares of Hego. Based on our outstanding capital stock at March 15, 2013, at the closing of the Share Purchase, or the Closing, and not including any Earn-Out Shares (as defined below), we anticipate that we will issue approximately 12,202,514 shares of our common stock in consideration for 100% of the outstanding shares of Hego, which will represent 41.1% of our voting shares following the issuance.  The actual amount of shares to be issued at the closing of the Share Purchase, or the Closing Shares, will equal 40.0% of the sum of (i) our issued and outstanding common stock as of the date that is ten (10) calendar days prior to the Closing, (ii) the shares of our common stock that are issuable upon the exercise of all outstanding options and RSUs to purchase our common stock and that have an exercise price at or below $1.25 as of the date that is ten (10) calendar days prior to the Closing, and (iii) the contemplated shares to be issued at the Closing, which we collectively refer to as the Outstanding Closing Shares. In addition, upon achieving certain revenue milestones, we may issue additional shares, or the Earn-Out Shares, such that the aggregate amount of Shares issued in the Share Purchase equals 50.0% of the sum of the Outstanding Closing Shares and the Earn-Out Shares.  Based on our outstanding capital stock on March 15, 2013, we anticipate that we could issue up to 6,101,257 Earn-Out Shares.

Effective Time of the Share Purchase

We currently expect the Closing to occur by the end of the second quarter of 2013. The Closing shall occur, and the Share Purchase shall be effective, no later than the third business day after the satisfaction or waiver of all the conditions and the obligations of Chyron and the Hego shareholders to the transactions contemplated by the Stock Purchase Agreement, including approval of the issuance of the Share Purchase Shares by our stockholders.  However, because the Share Purchase is subject to a number of conditions, we cannot predict exactly when the Closing will occur or if it will occur at all.

Board of Directors of Chyron Following the Transaction

Following the Share Purchase, the Chyron Board of Directors will be expanded from seven (7) directors to nine (9) directors. The vacancy created by the increase of the additional directorships will be filled by two stockholder designees to be selected by the former shareholders of Hego upon the Closing, one of which will be Johan Apel, and the other appointee will be a designee of Hego who qualifies as an independent director under NASDAQ Marketplace Rules.

The following table sets forth information regarding the current directors of Chyron who will continue to serve as directors on our Board of Directors and their positions after completion of the transaction:

Name	Age	Position with Chyron	Year First Became Director
Robert A. Rayne	64	Director	2008
Christopher R. Kelly	53	Director	1999
Michael I. Wellesley-Wesley	60	President, Chief Executive Officer and Director	1995
Peter F. Frey	53	Director	2008
Roger L. Ogden	67	Chairman of the Board of Directors and Director	2008
Michael C. Wheeler	63	Director	2006
Susan Clark-Johnson	66	Director	2010

All directors are elected on an annual basis, so assuming re-election at the Annual Meeting, each director’s term will expire in 2014.  See “Proposal 5 – Election of Directors.”

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for completion of the Share Purchase, other than compliance with applicable corporate laws of New York and Sweden, and the filing with The NASDAQ Global Market of a Notification Form for Listing Additional Shares and a Notification Form for Change in the Number of Shares Outstanding, with respect to the shares of our common stock to be issued to the Hego shareholders pursuant to the Stock Purchase Agreement.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

U.S. Federal Income Tax Consequences of the Share Purchase

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the Share Purchase.

NASDAQ Listing

With respect to the shares of common stock issuable as consideration for the Share Purchase, we have agreed with the Hego shareholders to file with The NASDAQ Global Market a Notification Form for Listing Additional Shares and a Notification Form for Changes in the Number of Shares Outstanding.

Restrictions on the Resale of the Share Purchase Shares

The issuance of shares of our common stock to the Hego shareholders will not be registered under the Securities Act in reliance upon the exemption set forth in Regulation D promulgated under the Securities Act. The shares held by Hego shareholders may not be sold until the date that is fifteen months following the Closing.

Registration Rights

We have agreed that, no later than nine months following the Closing, we will prepare and file with the SEC a registration statement on Form S-3 covering the resale of all of the Share Purchase Shares.

THE STOCK PURCHASE AGREEMENT

The following is a summary of the material terms of the Stock Purchase Agreement, which is attached at Annex A to this proxy statement and incorporated herein by reference. The Stock Purchase Agreement has been attached to this document to provide you with information regarding its terms. The Stock Purchase Agreement is not intended to provide any other factual information about us or Hego. The following description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement included at Annex A. You should refer to the full text of the Stock Purchase Agreement for details of the Share Purchase and the terms and conditions of the Stock Purchase Agreement.

General

Pursuant to the Stock Purchase Agreement, we and certain of our subsidiaries have agreed to acquire all of the issued and outstanding shares of Hego.  Following the Share Purchase, Hego will be an indirectly owned subsidiary of ours.

The Closing will occur no later than the third business day after the last of the conditions to the Share Purchase have been satisfied or waived, or at another time as the parties mutually agree. We currently expect the closing of the Share Purchase, or the Closing, to occur by the end of the second quarter of 2013. However, because the Share Purchase is subject to a number of conditions, we cannot predict exactly when the Closing will occur or if it will occur at all.

Share Purchase Consideration

Initial Share Purchase Consideration.  We and certain of our subsidiaries have agreed to purchase from the shareholders of Hego, which we refer to as the Sellers, all of the shares of Hego. Based on our outstanding capital stock at March 15, 2013, at the Closing, and not including any Earn-Out Shares (as defined below), we anticipate that we will issue approximately 12,202,514 shares of our common stock in consideration for 100% of the outstanding shares of Hego, which will represent 41.1% of our voting shares following the issuance. The actual amount of shares to be issued at the Closing, or the Closing Shares, will equal 40.0% of the sum of (i) our issued and outstanding common stock as of the date that is ten (10) calendar days prior to the Closing, (ii) the shares of our common stock that are issuable upon the exercise of all outstanding options and RSUs to purchase our common stock that have an exercise price at or below $1.25 as of the date that is ten (10) calendar days prior to the Closing, and (iii) the contemplated shares to be issued at the Closing, which we collectively refer to as the Outstanding Closing Shares.  The number of shares to be issued at the Closing shall not be subject to change based upon any change in the trading price of our common stock at the time of issuance of such shares at the Closing or any other time.

Earn-Out Consideration.  In addition, upon achieving revenue milestones as described below, we may issue additional shares, or the Earn-Out Shares, such that the aggregate amount of Shares issued in the Share Purchase equals up to 50.0% of the sum of the Outstanding Closing Shares and the Earn-Out Shares.  Based on our outstanding capital stock on March 15, 2013, we anticipate that we could issue up to 6,101,257 Earn-Out Shares based on the following revenue milestones:

•
If Hego’s revenue exceeds $15.5 million from January 1, 2013 through December 31, 2013, which we refer to as the 2013 Revenue Milestone, then we will be required to issue a number of additional shares of our common stock, or the 2013 Earn-Out Shares, which will cause the sum of the Closing Shares and the 2013 Earn-Out Shares to equal 45% of the sum of the Outstanding Closing Shares and the 2013 Earn-Out Shares.

•
If Hego’s revenue exceeds $16.0 million from January 1, 2014 through December 31, 2014, which we refer to as the 2014 Revenue Milestone, then we will be required to issue a number of additional shares of our common stock, or the 2014 Earn-Out Shares, which will cause the sum of the Closing Shares, the 2013 Earn-Out Shares (if applicable) and the 2014 Earn-Out Shares to equal:

o	42.5% of the sum of the Outstanding Closing Shares and the 2014 Earn-Out Shares, if the 2013 Revenue Milestone was not satisfied; or

o	47.5% of the sum of the Outstanding Closing Shares, the 2013 Earn-Out Shares and the 2014 Earn-Out Shares, if the 2013 Revenue Milestone was satisfied.

•
If Hego’s revenue exceeds $16.5 million from January 1, 2015 through December 31, 2015, which we refer to as the 2015 Revenue Milestone, then we will be required to issue a number of additional shares of our common stock, or the 2015 Earn-Out Shares, which will cause the sum of the Closing Shares, the 2013 Earn-Out Shares (if applicable), the 2014 Earn-Out Shares (if applicable) and the 2015 Earn-Out Shares to equal:

o	42.5% of the sum of the Outstanding Closing Shares and the 2015 Earn-Out Shares, if the 2013 Revenue Milestone and the 2014 Revenue Milestone were not satisfied;

o	45.0% of the sum of the Outstanding Closing Shares, the 2014 Earn-Out Shares and the 2015 Earn-Out Shares, if the 2013 Revenue Milestone was not satisfied and the 2014 Revenue Milestone was satisfied;

o
47.5% of the sum of the Outstanding Closing Shares, the 2013 Earn-Out Shares and the 2015 Earn-Out Shares, if the 2013 Revenue Milestone was satisfied and the 2014 Revenue Milestone was not satisfied; or

o
50.0% of the sum of the Outstanding Closing Shares, the 2013 Earn-Out Shares, the 2014 Earn-Out Shares and the 2015 Earn-Out Shares, if the 2013 Revenue Milestone and the 2014 Revenue Milestone were satisfied.

•
Notwithstanding the foregoing, if Hego’s revenue exceeds $33.0 million from January 1, 2013 through December 31, 2014, then we will be required to issue a number of additional shares of our common stock which will cause the sum of the Closing Shares and the Earn-Out Shares to equal 50.0% of the sum of the Outstanding Closing Shares and the Earn-Out Shares.

The Share Purchase Shares consist of our securities, so their value fluctuates with changes in the trading price of our common stock on NASDAQ based on the respective closing market prices of our common stock as of the respective dates. As of March 8, 2013 (the trading day before the date of the Stock Purchase Agreement), the total value of the Share Purchase Shares, assuming that all revenue milestones are achieved and all Earn-Out Shares are issued,  was $15.6 million, based on the closing market price of our common stock as of such date. The value of the Share Purchase Shares actually received by the Sellers in the Share Purchase will not be determined until the Share Purchase closes, and further depends upon whether Hego achieves certain revenue milestones, as described above.

Conditions to the Completion of the Share Purchase

Each party’s obligation to complete the Share Purchase is subject to the satisfaction or waiver by each of the parties, at or prior to the Closing, of various conditions, which include the following:

•
no temporary restraining order, preliminary or permanent injunction or other order issued by any court or other law or regulation or prohibition preventing the consummation of any of the transactions contemplated by the Stock Purchase Agreement shall be or remain in effect, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by the Stock Purchase Agreement, which would make the consummation of any of such transactions illegal, and all legal obligations with respect to any labor unions shall have been complied with;

•
all approvals, waivers, actions or non-actions or consents of a governmental authority that are required for the consummation of the Share Purchase and all other transactions contemplated thereby, shall have occurred or been obtained;

•	the required vote of our stockholders with respect to the issuance of the Shares shall have been obtained prior to July 31, 2013;
•	there shall not have occurred any event that has a material adverse effect on us, our Swedish subsidiary or Hego;
•	no fraud shall have occurred in the making of representations, warranties, covenants or agreements set forth in the Stock Purchase Agreement;
•
there shall not be any pending or threatened legal proceeding in which a governmental authority is or is threatened to become a party or is otherwise involved, and neither us, our subsidiaries nor the Sellers or Hego shall have received any communication from any governmental authority in which such governmental authority indicates the probability of commencing any legal proceeding or taking any other action  (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by the Stock Purchase Agreement; (ii) relating to the transactions contemplated by the Stock Purchase Agreement and seeking to obtain from us or our subsidiaries, Hego or its subsidiaries, or any Seller, any damages or other relief; (iii) seeking to prohibit or limit in any material respect Chyron’s Swedish subsidiary’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Hego; or (iv) that would materially and adversely affect Chyron’s Swedish subsidiary’s right, following the Closing, to indirectly own the assets or operate the business of Hego; and

•
there shall not be any pending legal proceeding (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by the Stock Purchase Agreement; (ii) relating to the transactions contemplated by the Stock Purchase Agreement and seeking to obtain from us or our subsidiaries, Hego or its subsidiaries, or any Seller, any damages or other relief; (iii) seeking to prohibit or limit in any material respect Chyron’s Swedish subsidiary’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Hego; or (iv) that would materially and adversely affect our right, following the Closing, to own the assets or operate the business of Hego.

Our obligation to complete the Share Purchase is subject to the satisfaction or waiver, at or prior to the Closing, of various additional conditions, any of which may be waived by us, which include the following:

•
the representations and warranties by Hego in the Stock Purchase Agreement will be true and correct in all material respects, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date);

•
Hego and the Sellers will have performed or complied in all material respects with the agreements and covenants required to be performed or complied with in the Stock Purchase Agreement as of or prior to the Closing; and

•	the Sellers shall have agreed to sell all of their shares, such that immediately following the Closing, Chyron’s Swedish subsidiary shall own 100% of the equity interests of Hego.

The obligation of Hego and the Sellers to complete the Share Purchase is subject to the satisfaction or waiver, at or prior to the Closing, of various additional conditions, any of which may be waived by Hego and the representative of the Sellers, or the Sellers’ Representative, which include the following:

•
the representations and warranties by us and our subsidiaries in the Stock Purchase Agreement will be true and correct in all material respects, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date); and

•
we and our subsidiaries shall have performed and complied in all material respects with all covenants, obligations and conditions of the Stock Purchase Agreement required to be performed or complied with as of the Closing.

Meeting of Stockholders

We are obligated under the Stock Purchase Agreement, subject to certain conditions, to hold and convene a meeting of our stockholders for purposes of approving the issuance of the Shares. We are required to prepare and file this proxy statement with the SEC and distribute it to our stockholders for the purpose of convening the Annual Meeting and obtaining stockholder approval.

Covenants, Conduct of Business Pending the Share Purchase

We and Hego have each agreed to (i) carry on our businesses in the usual regular and ordinary course in substantially the same manner as conducted prior to the execution of the Stock Purchase Agreement; (ii) pay our debts and taxes when due subject to good faith disputes over such debts or taxes; (iii) pay or perform other obligations when due; and (iv) use all reasonable efforts to preserve intact our present business organizations, keep available the services of our present officers and, in the case of Hego, key personnel, and preserve our relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings, to the end that either party’s goodwill and ongoing business shall be unimpaired at the Closing.  Each party agrees to promptly notify the other of (i) any event that could reasonably be expected to have a material adverse effect; (ii) any event that could reasonably be expected to prevent, materially alter or materially delay, any of the transactions contemplated by the Stock Purchase Agreement, or (iii) any change in capitalization.

Prior to the Closing, each of us and Hego has agreed to not do any of the following, except as may occur in the ordinary course of business consistent with past practice, without the written consent of the other party:

•	amend its organizational documents;
•
declare or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or common stock, as applicable;

•
split, combine or reclassify any shares of Hego’s capital stock or our common stock, as applicable, or issue any other securities in respect of, in lieu of or in substitution for shares of Hego’s capital stock or our common stock and our preferred stock, as applicable;

•
repurchase or otherwise acquire, directly or indirectly, any shares of Hego’s capital stock or our common stock, as applicable, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to Hego;

•
issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of any shares of Hego’s capital stock or our common stock or our preferred stock, as applicable, or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or convertible securities (other than the issuance by us of securities pursuant to our employee benefit plans or other equity awards made in the ordinary course of business consistent with past practice to our existing or new employees, which shall include additional shares of our common stock issuable to our employees in connection with our 401(k) plan);

•	transfer any intellectual property rights or enter into, terminate or amend, any agreement relating to the license, transfer or other disposition or acquisition of any such rights;
•	enter into or amend any agreement which grants to any person exclusive marketing or other exclusive rights with respect to any intellectual property rights;
•	sell, lease, license or otherwise dispose of or encumber any of its material properties or assets (other than sales of inventory in the ordinary course of business consistent with past practice);
•	incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or guaranty any debt securities of others;
•	enter into, terminate or amend any material contract or any agreement involving the obligation or the right to receive $50,000 or more;
•
pay, discharge or satisfy, in an amount in excess of $50,000 in the aggregate, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) not set forth on the either party’s balance sheet or arising in the ordinary course of business;

•	make any capital expenditures, additions or improvements in excess of $50,000 in the aggregate (other than in the ordinary course of business consistent with past practice);

•	materially reduce the amount of any material insurance coverage provided by existing insurance policies;
•
amend any compensation arrangement or other benefit plan or arrangement, or adopt any compensation arrangement or other benefit plan or arrangement (other than to comply with applicable laws or regulations);

•
hire any new officer-level employee, pay any bonus, special remuneration or special noncash benefit (other than payments and benefits made pursuant to written agreements outstanding as of the date of the Stock Purchase Agreement), or increase the benefits, salaries or wage rates of its employees (other than payment of bonuses, other compensation or increases in salary as part of a 2013 salary review by Hego or us to our respective employees in the ordinary course of business consistent with past practice);

•	grant or pay any severance or termination pay to any employee or director (other than in accordance with agreements entered into before the date of the Stock Purchase Agreement);
•
commence a lawsuit (other than (i) for the routine collection of bills, (ii) in such cases where a party in good faith determines that failure to commence suit would result in the material impairment of a valuable right, provided that the applicable party consults with the other party prior to the filing of such a suit or (iii) to enforce its rights under the Stock Purchase Agreement);

•
acquire or agree to acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate, to its business, taken as a whole;

•
make or change any tax election, change any accounting method in respect of federal, state, local or foreign taxes, adopt or change any period of accounting, enter into any closing agreement or similar agreement or arrangement with respect to federal, state, local or foreign taxes, settle any federal, state, local or foreign tax liability, take any action to surrender any right to claim a refund or credit of federal, state, local or foreign taxes, or consent to any extension or waiver of the statute of limitation period applicable to any claim or assessment in respect of federal, state, local or foreign taxes;

•
revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable (other than in the ordinary course of business or as required by changes in U.S. GAAP);

•	grant any discount or other concession in connection with the collection of any material account receivable (other than in the ordinary course of business consistent with past practice);
•	collect any account receivable (other than in the ordinary course of business); or
•	take or agree to take any of the foregoing.

Additional Agreements

We and Hego have agreed to:

•
afford the other party and its accountants, counsel and other representatives, reasonable access during business hours during the period prior to Closing to (A) all properties, personnel, books, contracts, and records of the applicable party and its subsidiaries and (B) all other information concerning the business, properties and personnel of the applicable party and its subsidiaries as the other party may reasonably request;

•
except as otherwise required by applicable law, not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by the Stock Purchase Agreement without the consent of the other party and the consent of the Sellers’ Representative, which shall not be unreasonably withheld or delayed;

•
take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Stock Purchase Agreement as promptly as practicable;

•
obtain from any governmental authority or any other third party any consents, licenses, permits, waivers, approvals, authorizations, actions, non-actions, or orders required to be obtained or made by the parties  in connection with the authorization, execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby; and

•	execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Stock Purchase Agreement.

Further, Hego has agreed to:

•
deliver to us no later than three (3) business days prior to Closing a spreadsheet setting forth, as of the Closing, all Hego stockholders, the shares owned by each such stockholder, the portion of the closing consideration to be paid to each such Stockholder and the relative percentage interest in any earn-out consideration with respect to each such Stockholder; and

•
cause the officers and directors of its subsidiaries to resign from such positions effective on Closing and shall, to the extent possible, cause designees jointly designated by us and Hego to be appointed to such positions, effective upon the Closing.

Additionally, each Hego shareholder will be subject to certain restrictions on their ability to transfer their shares of our common stock, including, among other things, a fifteen (15) month prohibition on the transfer of the shares of our common stock issued to the Sellers in connection with the Share Purchase (other than transfers to certain permitted transferees).

Further, we have agreed to:

•
appoint Johan Apel and one other designee of Hego who qualifies as an independent director under the rules of NASDAQ to our Board of Directors upon the Closing (representing two of nine board seats immediately following the Closing) and ensure that Johan Apel and such other designee shall be covered by our director and officer liability insurance policy effective as of the Closing;

•
either (i) adopt a new long-term performance-based incentive equity compensation plan, or (ii) amend one of our existing equity compensation plans to increase the number of shares available for issuance thereunder, whereby such amount shall be not less than 15% of our pre-Closing outstanding shares of common stock (see Proposal 8 of this proxy statement);

•
use commercially reasonable efforts to timely file all reports required to be filed by us under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and take such further action as the Sellers reasonably request, to the extent required from time to time to enable such Hego shareholder to sell his, her or its shares of our common stock following the date that is fifteen (15) months from the Closing without registration under the Securities Act;

•
at the first and second annual general meetings of the shareholders of Hego and its subsidiaries following the Closing and absent fraud, cause all members of the Board of Directors of Hego and its subsidiaries, respectively, in office immediately prior to the Closing to be discharged and released from any and all personal liability for any action or inaction of Hego or the relevant subsidiary for the period up to and including the Closing;

•
cause us to make an election under section 338(g) of the Internal Revenue Code of 1986, as amended, with respect to the purchase and sale of all of Hego’s capital stock and make a $1,000 payment at Closing to the Sellers pursuant to the Stock Purchase Agreement;

•
ensure that the Sellers and Hego directors that have personal guarantees for the obligations of Hego and/or its subsidiaries are released from such guarantees at Closing and shall indemnify the Sellers or Hego directors for any claim or liability raised against such person relating to such personal guarantees after the Closing;

•
prepare and file with the SEC, no later than nine months following the Closing, a registration statement on Form S-3 (or such other form appropriate for such purpose and which we are then eligible to use), or the Registration Statement, covering the resale of all of our common stock acquired by the Sellers (or their permitted transferees) in the Share Purchase, which we refer to as the Registrable Securities;

•
use our reasonable best efforts to ensure that the Registration Statement is declared effective under the Securities Act as soon as practicable thereafter but no later than 120 days after our initial filing of the Registration Statement, and use our reasonable best efforts to ensure that the Registration Statement is continuously effective until one year after the latest date on which any Earn-Out Shares are issued;

•
use our reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Sellers, but we shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except as may be required by the Securities Act;

•
notify each holder of Registrable Securities covered by such Registration Statement at any time (i) of any request by the SEC or any other governmental entity for amendments or supplements to the Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; or (iii) when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

•	otherwise use our reasonable best efforts to comply with all applicable rules and regulations of the SEC;
•	cause all such Registrable Securities registered under the Stock Purchase Agreement to be listed on the NASDAQ Global Market or other securities exchange on which our common stock is then listed; and
•
permit counsel for the Sellers to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the SEC concerning the Sellers and/or the Stock Purchase Agreement and our responses thereto, at least two (2) business days prior to the filing thereof with the SEC (or, in the case of comments made by the staff of the SEC, within a reasonable period of time following the receipt thereof by us) and shall not file any such document to which such counsel reasonably objects.

Termination of the Stock Purchase Agreement Under Specified Circumstances

The Stock Purchase Agreement may be terminated at any time prior to the Closing (unless indicated otherwise below):

•	by mutual written consent of us, Hego and the Sellers’ Representative;
•
by either us, Hego or the Sellers’ Representative if the Share Purchase shall not have been consummated on or before August 31, 2013, provided that the right to terminate shall not be available to any party whose breach under the Stock Purchase Agreement has been the cause of the failure of the Share Purchase to be consummated before such date;

•	by either us, Hego or the Sellers’ Representative if we have not obtained shareholder approval for the Share Purchase prior to the end of the day on July 31, 2013;
•
by either us, Hego or the Sellers’ Representative if a court or other governmental authority shall have issued a non-appealable final order, decree or ruling or take any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Share Purchase or a transaction on substantially similar terms and conditions;

•
by us, if at any time Hego or the Sellers have breached any of their representations and warranties in the Stock Purchase Agreement or such representations or warranties are or become untrue or inaccurate such that the condition to Closing pertaining to such representations and warranties would not be satisfied, or there has been a breach on the part of Hego or the Sellers of any covenants or agreements contained in the Stock Purchase Agreement such that the condition to Closing pertaining to such covenants would not be satisfied, and, in both cases, such breach  or inaccuracy (if curable) has not been cured within 30 days after written notice thereof to Hego or the Sellers;

•
by Hego, if at any time we have breached any of our representations and warranties in the Stock Purchase Agreement or such representations or warranties are or become untrue or inaccurate such that the condition to Closing pertaining to such representations and warranties would not be satisfied, or there has been a breach by us of any covenants or agreements contained in the Stock Purchase Agreement such that the condition to Closing pertaining to such covenants would not be satisfied, and, in both cases, such breach or inaccuracy (if curable) has not been cured within 30 days after written notice thereof to us;

•
by the Sellers’ Representative, if at any time we have breached any of our representations and warranties in the Stock Purchase Agreement or such representations or warranties are or become untrue or inaccurate such that the condition to Closing pertaining to such representations and warranties would not be satisfied, or there has been a breach by us of any covenants or agreements contained in the Stock Purchase Agreement such that the condition to Closing pertaining to such covenants would not be satisfied, and, in both cases, such breach or inaccuracy (if curable) has not been cured within 30 days after written notice thereof to us; or

•	by either us or Hego if there is any fraud in the making of any representation, warranty, covenant or agreement on the part of the other party as set forth in the Stock Purchase Agreement.

Expenses and Reimbursement

Generally, all external transaction costs and expenses invoiced to the parties in connection with the Stock Purchase Agreement shall be paid by the relevant party incurring such fees and expenses, whether or not the Share Purchase is consummated, except that we have agreed to pay or reimburse the reasonable, documented transaction expenses of Hego and the Sellers up to $500,000.

Representations and Warranties

The Stock Purchase Agreement contains customary representations and warranties regarding Hego relating to, among other things:

•	authority to enter into the transactions contemplated by the Stock Purchase Agreement;
•	non-contravention;
•	permits;
•	financial statements;
•	capital structure;
•	absence of certain changes;
•	absence of undisclosed liabilities;
•	litigation;
•	restrictions on business activities;
•	intellectual property;
•	interested person transactions;
•	validity, legality, enforceability and binding nature of material contracts to which the parties or their subsidiaries are a party and the absence of any default or breach to such contracts;
•	accounts receivable;
•	title to properties;
•	taxes;
•	employee matters;
•	insurance;
•	compliance with laws;
•	the absence of brokerage or finders’ fees or agents’ commissions;
•	privacy laws and regulations;
•	international trade matters;
•	the absence of foreign corrupt practices;
•	bankruptcy proceedings; and
•	knowledge of warranty breaches.

The Stock Purchase Agreement contains certain customary representations and warranties of Hego’s shareholders relating to, among other things:

•	power and authorization for execution and delivery of the Stock Purchase Agreement;
•	authorization of governmental entities;
•	non-contravention;
•	title to the Hego shares;
•	broker liability; and
•	investment purpose.

The Stock Purchase Agreement contains certain customary representations and warranties of us relating to, among other things:

•	corporate organization, authority, conflicts and consents;
•	non-contravention;
•	permits;
•	SEC and NASDAQ compliance and financial statements;
•	capital structure;
•	title to Chyron shares;
•	absence of certain changes;
•	absence of undisclosed liabilities;
•	litigation;
•	restrictions on business activities;
•	intellectual property;
•	interested person transactions;
•	validity, legality, enforceability and binding nature of material contracts to which the parties or their subsidiaries are a party and the absence of any default or breach to such contracts;
•	accounts receivable;
•	title to properties;
•	taxes;
•	employee matters;
•	insurance;
•	compliance with laws;
•	the absence of brokerage or finders’ fees or agents’ commissions;
•	privacy laws and regulations;
•	international trade matters;
•	the absence of foreign corrupt practices;
•	Closing Shares and Earn-Out Shares; and
•	knowledge of warranty breaches.

The Stock Purchase Agreement contains certain customary representations and warranties of us and our subsidiaries relating to, among other things:

•	corporate organization, authority, conflicts and consents;
•	Closing Shares and Earn-Out Shares; and
•	ownership and operations of the subsidiaries.

The representations and warranties of the parties to the Stock Purchase Agreement are subject to materiality and knowledge qualifiers in many respects, as well as exceptions contained in disclosure schedules to the Stock Purchase Agreement.

This description of the representations and warranties is included to provide investors with information regarding the terms of the Stock Purchase Agreement. It is not intended to provide any other factual information about us, Hego, Hego’s shareholders or our subsidiaries. The assertions embodied in the representations and warranties are subject to qualifications and exceptions and are for the benefit of the parties to the Stock Purchase Agreement only. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

HEGO BUSINESS

Overview

Hego AB and its subsidiaries (collectively referred to in this section as “Hego”) provide products and services for the creation and enhancement of live production content to the sports and broadcasting industries. Hego was founded in 1969 as a sports timing company, providing electro-mechanical timing devices for sports events. Since then, Hego has focused on perfecting the business of capturing and managing complex data sets and has over the years developed a broad portfolio of products and services for real-time data capture and management, broadcast graphics and television production enhancements.

Hego focuses on three primary product and service areas:

•	Hego (parent)
o	Offers a full suite of broadcast graphics technology for overlay graphics, virtual graphics and other enhancements
o	Provides sports analysis technologies, such as telestration tools
o	Provides sports information systems and timing systems for all major sports
•	Tracab (subsidiary)
o	Offers non-intrusive real-time object tracking for sports
o	Allows for 3D tracking in real-time
o	Offerings are available for football (soccer), basketball, cricket and baseball
•	Sportsground (subsidiary)
o	Provides cost-efficient production services for sports and entertainment
o	Offers streaming platform for managing and hosting online streaming for clients
o	Offers virtual advertising solutions for online content monetization

Hego is headquartered in Stockholm, Sweden and has offices and subsidiaries in Norway, Finland, Denmark, Czech Republic, Slovak Republic, United Kingdom and the United States, as well as resellers and partners in approximately 10 other countries.

Strategy

The broadcast industry is a complex environment that is rapidly changing with new consumer patterns and constantly evolving technology. Hego’s main strategic objective is to be at the forefront of the technology development and to ensure that its product portfolio and product roadmap are world-leading. Hego has identified a number of key market trends that are used in guiding Hego’s management with its strategic direction, including the following:

•	Video consumption is growing, which implies that more content will have to be created;
•	Live programming cannot be downloaded;
•	Sports is growing in popularity;
•	Handling of large amounts of data becomes ever more important;
•	In-content advertising is growing in importance; and
•	Outsourcing is increasing among broadcasters.

Hego believes its product portfolio is very well positioned to capitalize on the market trends mentioned above.

To build a world leading product portfolio and product roadmap, Hego invests a large share of available resources in research and development. See “—Research and Development” below for additional information.  In order to achieve a high return on investment on its research and development activities, Hego intends to expand internationally by entering new markets to increase its client base.

Products

Hego provides the broadcast and sports industry with powerful tools for information management and a complete portfolio of high-end graphics systems for both sports and entertainment. Hego offers products and services for advanced live 3D graphics, virtual graphics for sports and entertainment, election graphics, channel branding, sports analysis, newsroom graphics, and timing and data services for large-scale events.

Hego has production teams in several European cities, as well as cities in North and South America, that also provide broadcast graphics assignments on a service basis. Hego has comprehensive knowledge and experience in offering turn-key solutions, including complete timing and results services, information management and TV graphics services for sports events such as cross-country skiing, biathlon, athletics, skating, and motorsports. Hego has delivered critical services for major broadcasters and numerous high profile sporting events, such as the Olympic Games, F1 racing, and World and European Championships in several major sports.

A summary of Hego’s principal products and services is included below.

AKI GS2 Graphics Engine

AKI GS2 Graphics Engine is a real-time 3D broadcast graphics engine. It is used in a variety of applications, ranging from advanced live studio productions of major international production franchises to fully automated channel branding applications and live 3D ticker solutions for streamlined news workflows.

AKI GS2 Graphics Engine has a flexible platform based on an open architecture that seamlessly imports and plays back standard file formats, including 3D Studio Max objects, AVI, and QT files, among others. It is open to run on many of the numerous commodity and industry standard hardware solutions compatible with an Intel Windows platform, including frame buffer cards from Matrox, Black Magic Design, NVidia and Bluefish444.

AKI Multi-Touch

AKI Multi-Touch is a low-latency, high-bandwidth real-time broadcast touchscreen engine. It has built-in telestration and video server functionality and is used in a wide variety of applications, including live sports, election coverage and news programming.

AKI Multi-Touch is compatible with all major touchscreen display technologies. It has a flexible platform based on open architecture and universal technologies. AKI Multi-Touch has the ability to integrate with many third-party video servers, advanced 3D telestration systems, data providers, social media outlets and 3D modeling providers.

AKI Paint

AKI Paint is an analysis tool for news and sports commentators. It is designed specifically to be used by sports pundits, commentators and assistant producers to help them highlight and enhance their analysis of news and sports. AKI Paint comes with a comprehensive set of tools, including freehand drawing, clarifying highlights, zooming, marking and other telestration tools, that assist with visualizing different parts of the play or highlighting an individual’s performance.

AKI Paint features a built-in disc recorder to allow easy ingest of video clips for analysis. For conventional play-out, the AKI Paint user has complete video control through built-in start, stop and jog functionality. Alternatively, the disc recorder can be exchanged for, or complemented by, an EVS control interface (EVS is the leading replay device in the broadcast industry). This allows an EVS operator to prepare the sequences for analysis and the commentator to control the play-out.

AKI Touch Telestration

AKI Touch Telestration, which is built on the AKI Multi-Touch platform, offers tools and features for efficient sports analysis. AKI Touch Telestration has been developed specifically for sports broadcasting and its features include advanced EVS video playback, metadata collection, the most common telestration tools, an internal video server and live video input capability.

Hego customizes the AKI Touch Telestration for each client and the existing frames are branded to match the client’s desired brand and house style. Additional customization options can also be commissioned to integrate AKI Touch Telestration with other third-party systems or data sources.

AKI Virtual Placement

AKI Virtual Placement is an easy-to-use solution for the addition of virtual graphics to live productions without the need of a specialist operator or camera sensors. The system analyzes incoming camera movement in real-time, allowing easy and robust addition of virtual tied-to-surface graphics. AKI Virtual Placement is used in a wide variety of applications, including delivery of virtual product placement and advertising, scores and statistics, sponsor logos and animated sponsor messages on a wide range of different productions.

AKI Virtual Placement is based on highly advanced real-time image processing algorithms and works completely without camera sensors and special camera head. The basic version of AKI Virtual Placement can be enhanced with several modifications in order to meet the specific requirements of a client.

Tracab Image Tracking System

Tracab Image Tracking System is a true 3D tracking tool, which can be deployed on a range of sports, including football (soccer), tennis, basketball, baseball, cricket and American football.  It uses Super-HD (high definition) cameras and image processing technology to deliver live tracking of all moving objects with a maximum delay of three frames.

Two compact Tracab Super-HD camera units use stereo technology to ensure that the entire playing surface is constantly filmed from several angles. Hego’s software analyzes each image to extract particular positions for each object, resulting in true 3D tracking in real-time. The captured data is processed via an open and versatile protocol allowing it to be made available to any graphics rendering platform.

Sales and Marketing

Hego distributes its products and services in approximately 20 countries, with the majority of its sales in Europe. Sales of products and services are made through Hego’s own sales personnel at its regional offices and through resellers and partners.

Hego’s products and services are marketed to broadcast, production, post-production facilities and to multimedia outlets, such as web, mobile and print companies. Hego also markets its products and services to sports networks, arenas and government agencies. The objective of Hego’s marketing department is to increase product visibility, product differentiation, brand awareness and to increase market acceptance of Hego’s products. In order to maintain and increase awareness of its products, Hego presents and displays at the major domestic and international trade shows of the broadcast industry. Hego also promotes its products through email campaigns, e-newsletters, advertisements placed in relevant journals, its website and social media marketing venues such as Facebook, Twitter and YouTube.

An important component of Hego’s sales and marketing strategy is the development and execution of effective product and workflow demonstrations. Hego believes that the ability to conduct successful demonstrations is important in providing the reliability and innovation of its products and services, and results in the retention of existing customers and the acquisition of new customers.

Research and Development

Hego continues to invest in research and development of current and emerging technologies that it deems critical to maintaining its competitive position in the broadcast graphics and sports enhancements markets. Many factors are involved in determining the strategic direction of Hego’s research and development focus, including the key market trends identified above in the section titled “—Strategy”.

Hego has three main research and development teams with dedicated focus areas:

•	Stockholm, Sweden: Sports data applications and workflow.
•	Stockholm, Sweden: Image processing for object tracking.
•	Brno, Czech Republic: Graphics engine applications.

Hego invests a large share of available resources in research and development and believes that it is in the forefront in all of the areas above, especially within image processing for object tracking. During the years ended December 31, 2012, 2011 and 2010, Hego incurred SEK 22.6 million, SEK 18.0 million and SEK 13.6 million, respectively, in research and development expenses.

Intellectual Property

Hego owns one patent and two trademarks as well as other intellectual property, such as in-house developed software and domains. None of Hego’s in-house developed software or the patent is responsible for a significant percentage of revenue.

Manufacturing

Hego does not engage in any manufacturing operations. Instead, Hego relies solely on third-party manufacturers to build its camera hardware for the tracking systems and uses third-party “off-the-shelf” components for the graphics systems.

Hego’s principal suppliers may experience unanticipated events that could inhibit their ability to provide Hego with the adequate manufacturing capacity on a timely basis, or at all. If Hego fails to satisfy its manufacturing requirements, then its business, financial condition and results of operations could be materially harmed. In order to not be dependent on its suppliers, Hego has at least two different suppliers for all of its products.

Competition

The markets for Hego’s products are highly competitive and characterized by rapid technology change and evolving industry standards. Product obsolescence, frequent development of new products, new technologies and significant price erosion are all features of the industry in which Hego operates. Accordingly, Hego believes that it is crucial to be in the forefront of product development in order to stay competitive in the broadcast graphics and sports enhancements markets.

Other competitive factors include product pricing, features, ease of implementation and use, integration with workflow and third-party systems, and the quality of customer support. Hego’s principal competitors include Vizrt Ltd., Harris Corporation’s Inscriber subsidiary and Orad Hi-Tec Systems Ltd. On a region-by-region basis, certain product categories or market segments in which Hego operates, or may operate, are dominated by established vendors.

The markets for Hego’s services are characterized by an outsourcing trend. Broadcasters are starting to outsource productions, which leads to increased opportunities for Hego and its competitors. The market is very fragmented with several smaller companies located in each local market in which Hego competes.

Government Regulation

All of Hego’s manufacturing activities are outsourced and Hego purchases completed components and assemblies from its suppliers. Consequently, Hego’s processes do not involve hazardous substances and it has not incurred and does not anticipate incurring any expenses associated with environmental laws.

Legal Proceedings

Hego is subject to legal proceedings, claims and liabilities, which arise in the ordinary course of business and are generally covered by insurance or are not material.

Facilities

Hego’s operations are headquartered in Stockholm, Sweden.  Hego does not own any real property. The business conducts its operations in leased properties pursuant to lease agreements with customary terms and conditions. The leased property in Stockholm is approximately 796 square meters and the lease expires in June 2019.

Employees

As of December 31, 2012, Hego employed 98 employees in 8 countries. In addition to the full-time employees, Hego has contracts with approximately 50 contractors and advisors who are familiar with Hego’s technology and the project management and methodologies that Hego employs on its productions.

PROPOSAL 2 – ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING OF STOCKHOLDERS

You may be asked to vote to approve a proposal to adjourn or postpone the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the other proposals set forth in this proxy statement. We currently do not intend to propose adjournment or postponement of the Annual Meeting of stockholders if there are sufficient votes to approve the other proposals.

Vote Required

Pursuant to The New York Business Corporation Law and our bylaws, the affirmative vote of a majority of the votes cast at a meeting where a quorum is present is required to approve the adjournment or postponement of the Annual Meeting of stockholders. Abstentions will have no effect on this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the Annual Meeting. Broker non-votes will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE PROPOSALS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3 – AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CHANGE OUR CORPORATE NAME

On March 6, 2013, our Board of Directors adopted an amendment to our Restated Certificate of Incorporation, as amended, or the Restated Certificate, to change the name of the Company from Chyron Corporation to ChyronHego Corporation and recommended that the name change amendment be submitted to our stockholders for approval.  We are proposing to change our name upon completion of the Share Purchase.  In the judgment of our Board of Directors, the change of our corporate name is desirable to reflect the Share Purchase transaction.

If the name change amendment is approved by our stockholders, our name change will be effective when the amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of New York. The full text of the proposed amendment to the Restated Certificate is attached to this proxy statement as Annex F.

If the name change becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Uncertificated shares currently held in direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name “ChyronHego Corporation”.

At the Annual Meeting, our stockholders will also be voting on Proposal 1, a proposal to issue shares of our common stock pursuant to the Share Purchase. This name change proposal is contingent upon the results of the stockholder vote on Proposal 1.  In addition, this name change proposal is contingent upon the consummation of the Share Purchase.  Accordingly, our name will be changed to ChyronHego Corporation only if (1) both the amendment to our Restated Certificate of Incorporation to change our name and Proposal 1 are approved by our stockholders and (2) the Share Purchase is consummated.

Vote Required

Pursuant to The New York Business Corporation Law, the affirmative vote of a majority of the shares of our common stock outstanding as of the record date will be required to approve the amendment to our Restated Certificate of Incorporation, as amended.  Abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO CHYRONHEGO CORPORATION AND, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE PROPOSALS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4 – ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION

Golden Parachute Compensation - Amount of Potential Payments and Benefits to Named Executive Officers

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K under the Exchange Act, relating to so-called “golden parachute compensation,” which requires disclosure of information about potential compensation for each “named executive officer” of Chyron that is based on or otherwise relates to the proposed Share Purchase.

The table below sets forth an estimate of the amount of payments and benefits (the “total payments”) that each Chyron named executive officer could potentially receive in connection with the Share Purchase, assuming the consummation of the Share Purchase had occurred on March 15, 2013.

The amounts included below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All payments and benefits in the table below, other than the accelerated vesting of certain stock options and restricted stock units, or RSUs, are subject to a “double trigger,” meaning they would only be provided to the named executive following a qualifying termination of his employment with us during the period thirty (30) days prior to the signing of, or the eighteen (18) months following the effective date of, the Stock Purchase Agreement for the proposed Share Purchase.  The accelerated vesting of certain stock options and RSUs, as noted in footnotes to the table, is triggered upon completion of the proposed Share Purchase without a qualifying termination, which we refer to as “single-trigger” benefits.  All of the named executive officers of Chyron listed below are expected to remain officers of Chyron following the Share Purchase.

For additional details regarding the terms of the payments and benefits described in the table below, see “Executive Compensation – Potential Payments Upon Termination or Change-in-Control.”

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursements ()		Tax Gross-Up on Severance Payment ($)(5)	Total ($)
Michael Wellesley-Wesley	$820,845	$39,375	$47,881	$120,232	(4)	$22,111	$1,050,444
Jerry Kieliszak	391,680	26,250	38,725	0		22,111	478,766
Kathleen Power	270,000	0	31,154	0		0	301,154

(1)Represents the aggregate dollar value of all cash severance payable to the executive if the executive’s employment were to be terminated without “Cause” or due to a “Resignation with Good Reason”, as each term is used in the change in control agreements with Messrs. Wellesley-Wesley and Kieliszak. This amount includes $482,850 and $244,800 in base salary for a 12 month period for Messrs. Wellesley-Wesley and Kieliszak, respectively.  This amount also includes an incentive plan award in the amount of $337,995 and $146,880 for Mr. Wellesley-Wesley and Mr. Kieliszak, respectively.  These awards would be payable in cash equal to the payroll and income tax withholdings required to be remitted for the value of the awards, with the balance of the awards payable in our common stock based on the fair value of the shares on the date such awards were approved by the Compensation Committee and Board of Directors.  Assuming a combined payroll and withholding tax rate of 35%, the cash portion of the awards would be $118,298 and $51,408 for Messrs. Wellesley-Wesley and Kieliszak, respectively. The stock portion of the award would result in the award of 209,235 and 90,925 shares  issued to Messrs. Wellesley-Wesley and Kieliszak, respectively, assuming an award measurement date of March 15, 2013, when the closing price per share of our common stock was $1.05.  See “Executive Compensation – Potential Payments Upon Termination or Change-in-Control” for more information regarding the specific elements of the cash severance, which include the definition of Change in Control and the period following a change in control during which a “double trigger” termination must occur to receive the severance benefits.   Mrs. Power is not a party to a change-in-control agreement with the Company, but would be entitled to a cash severance payment of $270,000 under the terms of her employment agreement with us in the event of a termination without cause.  See “Executive Compensation – Potential Payments Upon Termination or Change-in-Control” for details relating to Mrs. Power’s employment agreement.

(2) Represents the value expected to be received by the named executive officers in respect of the accelerated vesting of outstanding in-the-money options and RSUs in connection with the proposed Share Purchase.  The value of the vesting acceleration was calculated as follows: (a) for stock options, multiplying the number of unvested in-the-money option shares as of  March 15, 2013 by the spread between the closing price of our common stock as of  March 15, 2013, which was $1.05 per share, and the exercise price of such unvested options; and (b) for RSUs, the number of unvested RSUs as of  March 15, 2013 times the closing price of our common stock as of  March 15, 2013. Messrs. Wellesley-Wesley and Kieliszak held 0 and 0 unvested stock options, respectively, at March 15, 2013 that were in-the-money options at an exercise price per share of $1.05, which if exercised at these values would have resulted in a gain on exercise. Messrs. Wellesley-Wesley and Kieliszak held 37,500 and 25,000 unvested RSUs, respectively. These RSUs would have had a value of $39,375 and $26,250, respectively, as of March 15, 2013.  All of these amounts are “single-trigger” benefits that will be triggered as a result of the Share Purchase.  Mrs. Power did not hold any unvested in-the-money stock options or RSUs at March 15, 2013.

(3) Represents (i) the cash value of 12 months of equivalent life, long-term disability and health insurance coverage that the executive would have been entitled to on the day before a hypothetical termination of employment and (ii) the cash value of the named executive officer’s accrued but unused vacation time (up to six weeks).  These benefits are “double-trigger” benefits that would become payable only in connection with the named executive officer’s termination of employment. See the narrative disclosures in “Executive Compensation – Potential Payments Upon Termination or Change-in-Control” for more information.

(4) Represents payments subject to 409A excise tax and interest in a scenario in which the change in control payments made to Mr. Wellesley-Wesley were determined to not be in compliance with Section 409A.  However, the Share Purchase will not constitute a “Change-in-Control” under Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended, or the Code.   In the event that the Share Purchase did constitute a “Change-in-Control” under Sections 280G or 4999 of the Code, under the terms of our change in control agreements with Messrs. Wellesley-Wesley and Kieliszak, the total payments may be reduced or we may be required to reimburse them for certain taxes and penalties incurred in connection with their receipt of the payments.  Specifically, in the event that the total payments do not exceed 115% of the maximum amount that could be paid to the executive officer without becoming subject to the golden parachute excise tax under Section 4999 of the Code, then the total payments shall be reduced such that the aggregate value of the total payments shall be $1 less than such maximum amount.  In the event that the total payments exceed 115% of the maximum amount that could be paid to the executive officer without becoming to the excise tax under Section 4999 of the Code, then we will pay to the executive officer a tax gross up payment in an amount that will place the executive officer in substantially the same after-tax economic position that he would have enjoyed had the excise tax under Section 4999 of the Code not been applied to the total payments.

(5) The tax gross-up is estimated as that amount which would be required to compensate for an estimated 43% effective tax rate (federal, state, local, Social Security and Medicare taxes) on the severance benefits amounts.

Advisory Vote on Golden Parachutes

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to our named executive officers in connection with the proposed Share Purchase and the agreements and understandings pursuant to which such compensation may be paid or become payable. As required by those rules, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Chyron’s named executive officers in connection with the proposed Share Purchase and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed in the table above, are hereby APPROVED.”

The vote on executive compensation payable in connection with the proposed Share Purchase is a vote separate and apart from the vote to approve the Share Purchase. Accordingly, you may vote to approve the executive compensation and vote not to adopt the Stock Purchase Agreement and vice versa. Because the vote on executive compensation that may become payable in connection with the Share Purchase is advisory only, it will not be binding on Chyron. Accordingly, because we may become contractually obligated to pay the compensation, if the Stock Purchase Agreement is adopted and the Share Purchase is completed, the compensation would be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

The affirmative vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to approve, on an advisory basis, this resolution. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE “GOLDEN PARACHUTE” COMPENSATION ARRANGEMENTS THAT MAY BE PAID OR BECOME PAYABLE TO OUR NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE SHARE PURCHASE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 5 – ELECTION OF DIRECTORS

Upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated the seven persons listed below to be elected as directors at the Annual Meeting and to hold office until the next annual meeting or until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. It is intended that each proxy received by us will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

If the Share Purchase is consummated, the Chyron Board of Directors will be increased from seven (7) to nine (9) directors and the former stockholders of Hego will have the right to appoint two (2) directors to Chyron’s Board of Directors.  One of the appointees will be Johan Apel, Hego’s Chairman and Chief Executive Officer, and the other appointee will be a designee of Hego who qualifies as an independent director under NASDAQ Marketplace Rules.

Director Nominees

On March 6, 2013, our Board of Directors voted to nominate each of the individuals listed below for election at the Annual Meeting for a term to serve until the next annual meeting or until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. The following table sets forth certain information with respect to the nominees for director:

Name	Company Position and Offices Held	Director of the Company Since
Susan Clark-Johnson	Director, Member of the Audit Committee and Member of the Compensation Committee	March 2010

Peter F. Frey	Director, Chairman of the Audit Committee	May 2008

Christopher R. Kelly	Director, Member of the Compensation Committee, Chairman of the Corporate Governance and Nominating Committee	August 1999

Roger L. Ogden	Chairman of the Board of Directors, Member of the Audit Committee and Chairman of the Compensation Committee	May 2008

Robert A. Rayne	Director, Member of the Corporate Governance and Nominating Committee	May 2008

Michael I. Wellesley-Wesley	President, Chief Executive Officer and Director	May 1995

Michael C. Wheeler	Director, Member of the Corporate Governance and Nominating Committee	February 2006

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MS. CLARK-JOHNSON AND MESSRS. FREY, KELLY, OGDEN, RAYNE, WELLESLEY-WESLEY AND WHEELER AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, their specific experience, qualifications, attributes, skills or other areas of expertise that they possess that is relevant to their service as a director, and the names of other public companies in which such persons hold, or in the past five years have held, directorships.

Susan Clark-Johnson, age 66, has served as Executive Director of the Morrison Institute for Public Policy at Arizona State University since May 2009. She served as President of the Gannett Newspaper Division of Gannett Co., Inc., a publicly traded company, from September 2005 until her retirement in May 2008. From August 2000 until September 2005, she was Chairman and CEO of Phoenix Newspapers, Inc. The Board selected Ms. Clark-Johnson to serve as a director because it believes she brings a breadth of operational and managerial experience, both domestically and internationally, in the newspaper industry. Ms. Clark-Johnson currently serves as a member of the board of directors of Pinnacle West Capital Corporation, a publicly-traded holding company which, through its affiliates, provides energy and energy-related products to customers in Arizona and conducts real estate development and investment activities in the western United States.

Peter F. Frey, age 53, is a private investor and a retired partner of TRG Management, an emerging markets asset management/hedge fund business, where he was responsible for sales, marketing and product development from March 2003 until he retired in June 2007. Prior to this he spent more than 17 years at JP Morgan, mostly in the Emerging Markets Group, where he held a series of increasingly significant positions including Global Head of Sales, was Managing Director from 1993 to 2001 and, during his last two years at JP Morgan, was Co-Head of U.S. Fixed Income Sales. The Board selected Mr. Frey to serve as a director because it believes he possesses extensive knowledge of the capital markets, and his experience in sales and marketing provides Company management with assistance in developing stronger customer relationships. He is a member of Vassar College’s President’s Advisory Council.

Christopher R. Kelly, age 53, has been the owner of Fortuna Investments since 1997, where he specializes in private investments and venture capital. The Board selected Mr. Kelly to serve as a director because it believes he possesses valuable broadcast industry expertise, having served in senior management positions in broadcast companies for 17 years, and, as a private investor since 1997, brings extensive knowledge of the capital markets. He is currently a member of the board of directors of Epoll, a privately held online research company, Altrec, a privately held online retailer, and Thoughtful Media, a privately held entertainment marketing solutions company. He previously served, until 2009, as a director of Ensequence, a privately held interactive television software and professional services company.

Roger L. Ogden, age 67, currently serves as an independent consultant to broadcast related companies. From August 1997 to July 2005 he served as General Manager of KUSA Television in Denver, Colorado where he had overall management responsibility for this local NBC affiliate station, and as a Senior Vice President of the Gannett Television Division of Gannett Co., Inc. From July 2005 until his retirement in July 2007, he was President and CEO of the Gannett Television Division, where he had overall responsibility for 23 television stations owned by Gannett and also served as Senior Vice President of Design, Innovation and Strategy for Gannett Co., Inc., encouraging development of new business ideas and improved processes, from June 2006 until July 2007. The Board selected Mr. Ogden to serve as a director, and since October 2008 as Chairman of the Board, due to his extensive experience in television and media for 41 years, including top leadership positions at major companies including NBC, General Electric and Gannett; his international experience including having been President of NBC/CNBC Europe for two years; and his experience as a current director and chairman of the compensation committee of the board of directors at E.W. Scripps Company, a publicly traded media company with interests in newspaper publishing, broadcast television stations, and licensing and syndication.

Robert A. Rayne, age 64, having been the Chief Executive Officer of LMS Capital plc, an international investment company, since June 2006, when the investment business of London Merchant Securities plc was demerged and LMS Capital was formed to hold this business, became Chairman of LMS Capital in May 2010, a position he held until he stepped down in November 2010. Mr. Rayne remains a Director at LMS Capital. Mr. Rayne was employed by London Merchant Securities from 1968 to February 2007 and served as its Chief Executive Officer from May 2001 to February 2007. The Chyron Board selected Mr. Rayne to serve as a director because it believes he possesses a wealth of experience as a director and investor in broadcasting and related businesses. He served for nine years as a director and then Chairman of the board of a U.K. radio station, was an investor and director of one of the major teleprompting companies in the U.K. and U.S., and was involved in the consortium that produced one of the U.K.’s first satellite companies in the early 1980’s prior to its acquisition. He is a member of the board of directors of the following publicly-traded companies: Weatherford International Inc., a provider of advanced products and services serving the oil well and gas industries; Derwent London plc, a leading central London, U.K. real estate investment trust, where he also serves as Non-Executive Chairman of the board; and LMS Capital plc. Until January 2007, he served as a director of London Merchant Securities plc (formerly Ltd), a publicly traded property and development company. Additionally, Mr. Rayne has over the past five years served as a director of numerous privately held companies.

Michael I. Wellesley-Wesley, age 60, is our President and Chief Executive Officer, a position he has held since February 2003. Prior to this, he served as a consultant to us from July 2001. He formerly held the position of Chairman of the Board of Directors of the Company through February 2002 and previously served as our Chief Executive Officer from July 1995 through June 1997. The Board selected Mr. Wellesley-Wesley to serve as a director because he is our President and Chief Executive Officer and has many years of experience as a director, Chairman and/or CEO of the Company and it believes he possesses extensive experience in television cable program networks and broadcast solutions. His past experience includes serving as a director of Financial News Network for seven years, Chief Operating Officer for Financial News Network, Infotechnology and United Press International for a combined two years, and a director of Data Broadcasting Corporation, a publicly held provider of financial information services, for three years, and was a Managing Director of Soundview Ventures for two years.

Michael C. Wheeler, age 63, has, since April 1999, served as Managing Partner of Westerly Partners, LLC, an investment advisory firm providing strategic, financial and technology solutions to early stage companies focused on new media and technology industries. The Board selected Mr. Wheeler to serve as a director because of his over forty years of experience, including senior management positions, at broadcast media and entertainment companies including CBS, NBC, Viacom and MTV. Mr. Wheeler serves as a director of Permission TV, a privately held online video platform company. He formerly served as a director at Firebrand Media Inc., a privately held multimedia programming company.

Independence of the Board of Directors

The Board of Directors currently consists of seven directors, all of whom are standing for re-election at this year’s Annual Meeting. Six of the seven directors standing for re-election are “independent directors” as defined in the NASDAQ marketplace rules. Mr. Wellesley-Wesley, our Chief Executive Officer, does not meet that definition of an independent director by virtue of his current employment with us.

Attendance at Board and Shareholder Meetings

During 2012, the Board of Directors held seven meetings and the various committees of the Board of Directors held a total of twelve meetings. All directors attended at least 75% of the meetings of the Board of Directors, with the exception of Mr. Wheeler who attended 71%, and each director attended at least 75% of the meetings of the committees on which he or she served during 2012.

Our directors and the nominees for director are planning to attend this year’s Annual Meeting, either in person or by telephone. Five members of our Board of Directors attended last year’s annual meeting.

Committees of the Board of Directors

Our Board of Directors currently has a standing Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee.

Compensation Committee.  The current members of the Compensation Committee are Messrs. Ogden, who serves as Chairman, and Kelly, and Ms. Clark-Johnson, all of whom are independent directors under the NASDAQ marketplace rules. During 2012, the Compensation Committee held four meetings. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors on all matters concerning the remuneration of our executive officers, including administering our 2008 Long-Term Incentive Plan and other compensation plans. In particular, the Compensation Committee is responsible for the determination of the compensation of our executive officers. In meeting this responsibility, neither the Compensation Committee nor management relies on the services of compensation consultants. The charter of the Compensation Committee is posted on our website at www.chyron.com, click on Investors, and then click on Corporate Governance. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Audit Committee.  The current members of the Audit Committee are Messrs. Frey, who serves as Chairman, and Ogden, and Ms. Clark-Johnson. All of the Audit Committee members are qualified under the audit committee independence standards promulgated by NASDAQ and the SEC. The Audit Committee held five meetings during 2012. The Audit Committee is responsible for approval of the engagement of our independent registered public accountants and for: reviewing the financial reports and other financial related information released by us to the public, or in certain circumstances, governmental bodies; reviewing our system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board of Directors have established; reviewing our accounting and financial reporting processes; reviewing and appraising with management the performance of our independent registered public accountants; and providing an open avenue of communication between the independent registered public accountants and the Board of Directors. The charter of the Audit Committee is posted on our website at www.chyron.com, click on Investors, and then click on Corporate Governance. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

The Board of Directors has determined that Ms. Clark-Johnson and Messrs. Frey and Ogden meet the definition of “financially sophisticated” as required by the NASDAQ marketplace rules and that none of the Audit Committee members meet the definition of an “audit committee financial expert,” under the SEC rules. However, the Board of Directors has concluded that maintaining an audit committee without an “audit committee financial expert” is acceptable because the Board of Directors believes that the members of the Audit Committee possess the experience necessary to carry out the duties and responsibilities of the Audit Committee.

Corporate Governance and Nominating Committee.  The current members of the Corporate Governance and Nominating Committee are Messrs. Kelly, who serves as Chairman, Rayne and Wheeler. All of the Corporate Governance and Nominating Committee members are independent directors under the NASDAQ marketplace rules. The Corporate Governance and Nominating Committee held one meeting during 2012. The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the board regarding matters concerning corporate governance, reviewing the composition and evaluating the performance of the Board of Directors, recommending persons for election to the Board of Directors, evaluating director compensation, reviewing the composition of the committees of the Board of Directors and recommending persons to be members of such committees, reviewing and maintaining compliance of committee membership with applicable regulatory requirements, and reviewing conflicts of interest of members of the Board of Directors and corporate officers. The charter of the Corporate Governance and Nominating Committee is posted on our website at www.chyron.com, click on Investors, and then click on Corporate Governance.

Board Leadership Structure and Role in Risk Oversight

We have an independent director who serves as Chairman of the Board and a different individual who serves as Chief Executive Officer because our Board of Directors believes that separating these two roles provides a proper system of checks and balances over the duties and responsibilities of the two positions.

Management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. The involvement of the full Board of Directors in reviewing the Company’s strategic objectives and plans is a key part of the board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting our business strategy, the Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board of Directors assist it in fulfilling that responsibility. The Audit Committee assists the Board of Directors in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements; the Corporate Governance and Nominating Committee reviews legal and regulatory compliance risks; and the Compensation Committee assists the Board of Directors in its oversight of the evaluation and management of any risks related to our compensation policies and practices.

Procedures for Nominating Directors

In identifying and evaluating candidates to be nominated as directors, the Corporate Governance and Nominating Committee seeks individuals with stated relevant experience that can add to the ability of the Board of Directors to fulfill its fiduciary obligation. For all potential candidates, the Corporate Governance and Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the shareholders. With respect to evaluating and recommending persons for election to the Board of Directors, we do not have a formal diversity policy. However, while there is not a formal policy, the Corporate Governance and Nominating Committee and other members of the Board of Directors each evaluate a candidate’s experience or expertise, particularly related to industries which we sell to or plan to sell to, educational background, ethnicity, gender, demonstrated business acumen, experience serving on other boards, and other factors that, in their opinion, are relevant to the selection process.

The Board of Directors may consider candidates nominated by shareholders as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. A shareholder who wishes to nominate a director must submit a nomination in writing to our Chairman of the Board, with a copy to our President and CEO, at Chyron, 5 Hub Drive, Melville, NY 11747, by                               , 2013. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. Such nominee must meet the standards set forth above and there must be a vacancy on the Board of Directors. We have not received any recommended nominees from a security holder or group of security holders that beneficially own more than 5% of our voting common stock. We do not pay any third party a fee to assist in the process nor in identifying and evaluating candidates.

Shareholder Communications with the Board

Shareholders who have questions or concerns should contact our Investor Relations department at (631) 845-2000, press 7, or via email at IRelations@chyron.com. Additionally, we have a process in place to facilitate shareholder communications to our Board of Directors. To send an email to an individual director or all of the directors as a group, please go to our website at www.chyron.com, click on Investors then Corporate Governance, and then click on Contact the Board. You will be asked to provide your contact information and your comments, to select the individual director or the entire group of directors for your communication to be sent to, and then click submit. Our Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the Board be excluded from communications to the Board, such as: product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and, business solicitations or advertisements.

Executive Officers

In addition to Mr. Wellesley-Wesley, our other current executive officers are:

Jerry Kieliszak, age 60, is Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. Mr. Kieliszak has served as Chyron’s Senior Vice President, Chief Financial Officer and Treasurer since joining us in March 2002, and was named Secretary by the Board of Directors in May 2008. He oversees and is responsible for our finance, investor relations, legal, human resources and information technology areas. From 2000 to 2001 he was Executive Vice President and Chief Financial Officer of CoreCommerce, an e-commerce business-to-business software development and services company, with responsibility for business development, finance, human resources and information technology. Until 2000, Mr. Kieliszak was, for eleven years, Vice President and Chief Financial Officer of ABT Corporation, an international project management software development and services company, where he was responsible for operations, finance, legal, shareholder relations, human resources and information technology. Prior to ABT Corporation, Mr. Kieliszak was with the New York City office of Price Waterhouse, most recently as a Senior Manager. He holds an MBA in Finance and is a Certified Public Accountant in New York State.

Kathleen Power, age 63, is Senior Vice President of Sales, Service, Marketing and Field Operations.  She joined the Company in August 2011 as SVP of Sales.  Mrs. Power has over twenty-five years in the IT and Media industry holding executive positions for international sales, service and operations.  Prior to joining us, from August 2009 to August 2011 she served as Executive Director for More Than Wheels, a non-profit organization recognized by President Obama as one of the foremost innovative social enterprises in the country.  Prior to joining More Than Wheels, Mrs. Power served as Vice President of World Wide Sales and Service for Avid Technology from August 2004 to August 2009, and prior to that, Vice President for Hewlett Packard’s Targeted Accounts.  She holds degrees from Boston College and Harvard University and completed her executive training at INSEAD in Fontainebleau, France.

Code of Conduct and Ethics

We have adopted a Code of Ethics for Senior Financial Officers which is applicable to our principal executive officer, our principal financial officer, our principal accounting officer or controller, and any other persons performing similar functions, and a Code of Business Conduct and Ethics which applies to all officers, directors and employees (collectively, the “Codes of Ethics”). To view the full text of the Codes of Ethics please go to our website at www.chyron.com, click on Investors, and then click on Corporate Governance. Disclosure regarding any amendments to, or waivers from, the Codes of Ethics that apply to our directors and principal executive, financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of NASDAQ.

COMPENSATION DISCUSSION AND ANALYSIS

The Summary Compensation Table and other tables that follow describe the compensation for 2012 to Mr. Michael Wellesley-Wesley, President and Chief Executive Officer (“CEO”),  Mr. Jerry Kieliszak, Senior Vice President and Chief Financial Officer (“CFO”) and Mrs. Kathleen Power, Senior Vice President of Sales, Service, Marketing and Field Operations (Chief Sales Officer or “CSO”). These were the only named executive officers of the Company during 2012. The Compensation Committee currently consists of three directors who are independent as that term is defined by the corporate governance rules of the NASDAQ. It is the duty of the Compensation Committee to develop, administer and review our compensation plans, programs and policies, to monitor the performance and compensation of our named executive officers and other members of management and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation. Mr. Wellesley-Wesley, an employee-director, is not present for any vote by the Board of Directors relating to matters involving executive compensation.

Compensation Objectives and Components

The objective of our compensation program is to attract and retain the best possible executive talent; to motivate our executive officers to enhance our growth and profitability and increase shareholder value; to recognize individual initiative, leadership, achievement, and other contributions; and to reward superior performance and contributions to the achievement of our objectives. The focus of the program is to tie short-term and long-term incentives to the achievement of measurable corporate performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee has developed and maintains an executive compensation package that ties a substantial portion of the executives’ overall compensation to our financial performance. The compensation package consists of the following components:

•	salary;
•	annual performance-based cash and/or equity awards;
•	long-term incentive equity awards;
•	other fringe benefits and perquisites; and
•	severance and change-in-control benefits.

The Compensation Committee believes that various elements of this package effectively achieve the objectives of aligning compensation with performance measures that are directly related to our financial goals and creation of shareholder value without encouraging our executives to take unnecessary and excessive risks.  The various elements and mix of this package were determined on a negotiated basis upon commencement of employment of an executive and then reviewed by the Compensation Committee annually as part of the executive officer’s annual performance review. The Compensation Committee annually reviews and makes recommendations to the Board of Directors with respect to the appropriate salary, annual performance-based awards, long-term equity awards and other fringe benefits and perquisites for the named executive officers. Each of these components is designed to meet the program’s objectives of providing a combination of fixed or variable short-term, performance-based cash and/or equity awards and long-term equity awards.

Salary

Salary is paid to the named executive officers on a bi-weekly basis. This is a fixed element of compensation. Salaries of the named executive officers are reviewed annually. In reaching the decision on salary changes, the Compensation Committee considers individual performance.  The Compensation Committee determined not to increase salaries in 2012 due to the financial condition of the Company.

Annual Performance-Based Cash and/or Equity Awards

The annual performance-based awards component for 2012 was primarily designed to reward the achievement of our short-term earnings objectives, and is based on a management incentive compensation plan, or the Incentive Plan. The target incentive award level for this element of compensation is 70% of base salary earnings for the CEO and 60% of base salary earnings for the CFO. For 2012, the Incentive Plan contained two performance conditions, each worth one-half of the total target award. The first performance condition was achievement of budgeted revenues and the second performance condition was achievement of budgeted non-GAAP cash flows. As a cash conservation measure, the payout of any award achieved was designed to be payable in our common stock based on the closing market price on the date of the board’s approval of our independent registered public accountants’ report on their audit of our financial statements for the year ended December 31, 2012 (which date was March 6, 2013), except for a small cash payment equal to the required payroll and withholding taxes due on the total award.   The non-GAAP cash flows target was equal to net income adjusted for non-cash operating expenses and taxes and Incentive Plan expense budgeted for fiscal year 2012 (“non-GAAP cash flows performance objective”). Additionally, there was a service condition that the recipient must have been employed by the Company at the time of the payout of any award under the Incentive Plan. The performance and service conditions and other terms of the Incentive Plan were approved by the Compensation Committee and the full Board of Directors for all members of the Incentive Plan, including the CEO and CFO. The incentive award based on the revenues performance objective ranged from a minimum award of 75% of target award for achievement of 92% of budgeted revenue to a maximum incentive award of 150% of target award for achievement of 116% or more of budgeted revenue, proportionately scaled from the minimum to the maximum. The incentive award based on the non-GAAP cash flows performance objective ranged from a minimum award of 50% of target award for achievement of 50% of non-GAAP cash flows to a maximum incentive award of 150% of target award for achievement of 125% or more of non-GAAP cash flows. This was based on a formula whereby the incentive award achievement percentages grew in direct proportion to the achieved performance condition percentages up to 100%, and then the incentive award percentages grew at twice the rate as the performance condition percentages achieved for achievement over 100% and up to 125% of the performance condition target levels. Because the minimum achievement levels of both performance conditions were not attained during 2012, no awards or other bonuses were paid in 2013 to the CEO, CFO or other participants in the Incentive Plan for our 2012 fiscal year.

Mrs. Power was not eligible to participate in the Incentive Plan in 2012.  Rather, her performance-based annual cash compensation was in the form of a sales bonus plan for achievement of her worldwide sales target, or the Sales Bonus Plan.  Under this Sales Bonus Plan, she would have been entitled to a bonus of:  a) zero for achievement of less than 92% of her sales target; b) $56,250 for attainment of 92% of her sales target, prorated up to $75,000 for attainment of 100% of her sales target; and c) $10,000 for every $1 million of revenue above 100% of sales target, prorated for achievement under and over the $1 million amount.  No amounts were earned by or payable to Mrs. Power under the Sales Bonus Plan for 2012.

Long-Term Incentive Equity Awards

The granting of equity awards, including stock options or restricted stock units, or RSUs, which may either be time-based vesting awards or financial performance-related vesting awards, is designed to achieve our long-term objective of enhancing shareholder value by incentivizing the named executive officers to effectively manage the Company to achieve increased market value. Stock options granted to executive officers and all other employees during the year are designed as incentive stock options, or ISOs up to permitted levels of the U.S. Internal Revenue Code, or the Code and thereafter are non-qualified stock options, or NQSOs. All options are granted at exercise prices equal to the closing market price on the grant date. While we have granted RSUs to the named executive officers and the rest of the management team in the past, we did not do so during 2012. Equity awards to named executive officers and the rest of the management team are typically granted annually in the month of May at pre-scheduled meetings of the Compensation Committee and the Board of Directors. It is our policy to grant equity awards to employees only during periods other than “blackout periods.” A blackout period is defined in our insider trading policy as the period beginning with the last day of each quarter and continuing until the second trading day after information relating to the results of operations (earnings report) for such quarter have been announced to the public, but a blackout period may be extended for persons covered by the insider trading policy who have knowledge of material non-public information, for the duration of the period that information remains material non-public information. Equity award grant amounts to the named executive officers, and all other employees as well as any non-employees, are approved by the Compensation Committee and, for the named executive officers, the full Board of Directors. While specific target equity awards are not set for the named executive officers each year, in determining an appropriate amount of equity awards to grant to the named executive officers, the Compensation Committee evaluates and considers the Company’s performance against budget and individual performance, and reviews the equity awards ownership of the named executive officers and other employees in relation to our fully diluted shares.

On March 19, 2012, upon recommendation of the Compensation Committee, the board approved a stock option award to each of our named executive officers and certain other employees under a performance-based program, termed the Key Management Incentive Program, intended to incentivize the attainment of designated levels of revenues for the 24 month period during 2012 and 2013.  Fifty percent of the options will vest if the total cumulative amount of all revenues for the 24 month period exceed a designated amount, and the remaining 50% will vest if the total cumulative amount of revenues for the 24 month period from either new product or service offerings, and/or sales of existing products and services to non-broadcast customers equal or exceed a designated amount.  Under this performance-based program, Mr. Wellesley-Wesley was awarded 200,000 stock options, Mr. Kieliszak was awarded 90,000 stock options and Mrs. Power was awarded 60,000 stock options.

Additionally, on May 23, 2012, upon recommendation of the Compensation Committee, the Board approved a stock option award to Mr. Kieliszak and Mrs. Power, as well as to several other key employees, as the annual management equity award for 2012, which were issued under our 2008 Long-Term Incentive Plan. These stock options vest in equal amounts on May 23, 2013, 2014 and 2015.

Other Fringe Benefits and Perquisites

We provide several benefit plans, including the Chyron Employees’ Pension Plan, or the Pension Plan, and the Chyron Corporation Employees’ 401(k) Plan, or the 401(k) Plan, to our named executive officers and other eligible U.S. employees. The Pension Plan was closed to new entrants effective October 1, 2006. We also provide other benefits, including a medical and dental plan, life and accidental death insurance, short-term and long-term disability insurance, and paid sick leave, vacation and holidays, to all U.S. employees, including the named executive officers.

We pay certain perquisites to our CEO as part of his total compensation package, however, no perquisites are paid to the CFO or CSO. In 2012, 2011 and 2010, perquisites paid to the CEO included a commutation allowance to defray his costs of commuting to work, in lieu of a leased automobile, and reimbursement towards his personal income tax preparation fees. These are explained in more detail in the Summary Compensation Table below in the column “All Other Compensation.”

Severance and Change-in-Control Benefits

In May 2012, we entered into a new employment agreement with Mr. Wellesley-Wesley, which we refer to as the Wellesley-Wesley Agreement, to, among other things, extend the term of his employment with us.  The Wellesley-Wesley Agreement provides that Mr. Wellesley-Wesley will be employed with us through December 31, 2013. This agreement replaced his former employment agreement, dated August 4, 2010, which applied to the period from September 1, 2012 through December 31, 2012.   In March 2012, we entered into a new employment agreement with Mrs. Power, which we refer to as the Power Agreement, to, among other things, extend the term of her employment with us. The Power Agreement provides that Mrs. Power will be employed with us through December 31, 2013, and renews automatically for successive one year periods unless, at least 90 days before the end of the initial term or any subsequent renewal term, either party gives notice to the other of her or its desire not to continue Mrs. Power’s employment with us.  The Power Agreement amended and replaced her former employment agreement dated December 5, 2011.  The primary reason we entered into these new employment agreements was to extend the term of employment for both named executive officers through the end of our fiscal year 2013.  For additional details related to the Wellesley-Wesley Agreement and the Power Agreement, see “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.”

In November 2012, we entered into amended and restated change-in-control agreements with Messrs. Wellesley-Wesley and Kieliszak.  We amended and restated these agreements to provide for continuity of management in the event of a change-in-control. We modified these agreements to make Messrs. Wellesley-Wesley’s and Kieliszak’s agreements comparable, and to add to both that any termination of their employment during the period thirty days prior to the signing of a definitive agreement providing for a change-in-control will be considered a “termination relating to a change-in-control.”  For additional details related to such arrangements, see “Executive Compensation – Benefits Upon Termination Related to a Change-in-Control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement. Based on its review and discussions with management, the Compensation Committee approved the Compensation Discussion and Analysis for inclusion in this proxy statement.

The Compensation Committee:

Roger L. Ogden, Chairman
Susan Clark-Johnson
Christopher R. Kelly
EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation earned by our principal executive officer and our two other executive officers for the years ended December 31, 2012, 2011 and 2010. Mrs. Power was named an executive officer in November 2012, and amounts and other information for Mrs. Power are reported herein for 2012 only.  We have no other executive officers.

Position Name & Principal	Year	Salary(1)	Stock Award(2)	Option Award		Non-Equity Incentive Plan Compen-sation(4)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings(5)	All Other Compen-sation(6)	Total
		($)	($)	($)		($)	($)	($)	($)
Michael Wellesley-Wesley	2012	482,850	0	0	(3)	0	74,399	30,748	587,997
President & Chief	2011	476,186	83,625	0		0	69,881	43,164	672,856
Executive Officer	2010	464,207	64,887	0		140,346	42,171	35,387	746,998

Jerry Kieliszak	2012	244,800	0	35,582	(3)	0	76,517	9,607	366,506
SVP & Chief	2011	242,031	55,750	0		0	86,195	10,520	394,496
Financial Officer	2010	225,356	43,258	0		58,693	43,761	9,734	380,802

Kathleen Power	2012	270,000	0	17,073	(3)	0	0	10,360	297,433
SVP of Sales, Service, Marketing & Field Operations

(1)	Represents base salary earned during the respective fiscal year ended December 31.

(2)
Represents the aggregate grant date fair value of time-based vesting RSUs awarded, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the time-based vesting RSUs equals the number of RSUs awarded times the closing market price of our common stock on the respective grant date. No RSUs were awarded to the named executive officers in 2012.

(3)
For Mr. Kieliszak and Mrs. Power, represents the grant date fair value of time-based vesting stock options awarded to the named executive officers in the years indicated, the assumptions of which are explained in footnote 8 to our audited financial statements in our Annual Report for the year ended December 31, 2012. There can be no assurance that these amounts will ever be realized by the executive officers because, for instance, the options could expire unexercised, they could be forfeited following termination of employment, or they could be out-of-the money for the duration of their term. For all named executive officers, this amounts excludes the possible compensation costs of $128,731, $57,929 and $38,619, respectively, as measured at the award date under FASB ASC Topic 718 assuming full achievement of the financial performance targets, related to option awards in 2012 of 200,000, 90,000 and 60,000 granted to Messrs. Wellesley-Wesley and Kieliszak, and Mrs. Power, respectively, because the options are solely performance-based awards, vesting of which will occur only if those targets are achieved, and the outcome of achieving the targets is not sufficiently probable at the award date or subsequently to result in recording of any current compensation expense.

(4)	Represents payouts under the Incentive Plan.

(5)
For Mr. Wellesley-Wesley and Mr. Kieliszak, represents the actuarial increase in the present value of benefits under the Pension Plan, a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to our employees meeting Pension Plan eligibility criteria. Mrs. Power is not a participant in the Pension Plan. Present values for 2012 are based on certain assumptions which are discussed in the narrative following the 2012 Pension Benefits table below. For additional information on the Pension Plan, refer to footnote 11 to our financial statements for the year ended December 31, 2012.

(6)	Represents perquisites, Company matching contributions to the 401(k) Plan and group term life insurance premiums, as itemized in the All Other Compensation table below.

The following table shows the components of the “All Other Compensation” column of the Summary Compensation Table for the year ended December 31, 2012.

All Other Compensation

	Commutation Allowance(1)	Tax Preparation Fees(2)	Company Match on Qualified 401(k)Plan(3)	Life Insurance Premiums(4)	Total
Name	($)	($)	($)	($)	($)
Michael Wellesley-Wesley	18,000	2,029	9,999	720	30,748
Jerry Kieliszak	0	0	8,887	720	9,607
Kathleen Power	0	0	10,000	360	10,360

(1)	Mr. Wellesley-Wesley receives a commutation allowance of $18,000 per year, payable in bi-weekly installments, to defray his costs of commuting to work, in lieu of a leased automobile.

(2)	We reimburse Mr. Wellesley-Wesley for professional tax assistance in preparing his U.S. personal income tax returns, as a provision of his employment agreement, up to $5,000 per year.

(3)
Represents our matching contributions made for the named executive officers to our 401(k) Plan. We provide a match equal to two-thirds of the first 6% of eligible compensation contributed by an employee up to the IRS maximum permitted employee contribution amount.

(4)
Represents Company paid premiums for group term life insurance for the named executive officers. We provide group term life insurance for all of our U.S. employees equal to 250% of the insured’s annual salary capped at $250,000 of insurance, except for Mr. Wellesley-Wesley and Mr. Kieliszak for whom the insurance provided is $500,000 each.

Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards in 2012 to each of the executive officers named in the Summary Compensation Table.

		Estimated future payouts under non-equity incentive plan awards(1)				Estimated future payouts under incentive equity plan awards(2)	All other option awards: number of securities underlying options(3)	Exercise price of option awards	Grant date fair value of stock units and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Target (#)	(#)	($/Sh.)	($)
Michael Wellesley-Wesley	1/1/2012	0	337,995	506,993
	3/19/2012					200,000			0	(4)
Jerry Kieliszak	1/1/2012	0	146,880	220,320
	3/19/12					90,000			0	(4)
	5/23/2012						42,000	1.40	35,582	(5)
Kathleen Power	1/1/2012	0	75,000		(6)
	3/19/2012					60,000			0	(4)
	5/23/2012						20,000	1.40	17,073	(5)

(1)
Represents the threshold, target and maximum annual awards under the Incentive Plan that could have been earned for 2012 if these levels had been achieved. The targeted performance condition-based awards under our Incentive Plan were 70% of base salary for Mr. Wellesley-Wesley and 60% of base salary for Mr. Kieliszak. See “Compensation Discussion and Analysis − Annual Performance-Based Cash and/or Equity Awards” above for the terms and conditions of the Incentive Plan.  Mrs. Power was not a participant in the Incentive Plan for 2012.  Rather, her performance-based cash awards compensation was in the form of a sales bonus plan for achievement of her worldwide sales target.  See footnote 6 below.

(2)
Represents the target number of stock options awarded under the Key Management Incentive Program. These options are solely performance-based awards, vesting of which will occur only if certain financial targets are achieved in 2012 and 2013. The outcome of achieving such targets was not sufficiently probable at the award date or subsequently to result in recording of any of the related compensation costs in our results of operations. See “Compensation Discussion and Analysis— Long-Term Incentive Equity Awards.”

(3)
Represents the number of time-based vesting stock options granted.  These options vest in equal amounts on each of May 23, 2013, 2014 and 2015.  The exercise price is the closing market price on the award grant date, consistent with Company policy.

(4)
This amount excludes the possible compensation costs of $128,731, $57,929 and $38,619, respectively, as measured at the award date under FASB ASC Topic 718 assuming full achievement of the financial performance targets, related to the option awards in 2012 of 200,000, 90,000 and 60,000 shown in the column titled “Estimated Future Payouts Under Incentive Equity Plan Awards” to Messrs. Wellesley-Wesley and Kieliszak, and Mrs. Power, respectively, because the options are solely performance-based awards, vesting of which will occur only if those targets are achieved, and the outcome of achieving the targets is not sufficiently probable at the award date or subsequently to result in recording of any current compensation expense.

(5)
Represents the grant date fair value of time-based vesting stock options awarded to the named executive officers in the years indicated, the assumptions of which are explained in footnote 8 to our audited financial statements in our Annual Report for the year ended December 31, 2012. There can be no assurance that these amounts will ever be realized by the executive officers because, for instance, the options could expire unexercised, they could be forfeited following termination of employment, or they could be out-of-the money for the duration of their term.

(6)
There was no maximum payout under Mrs. Power’s 2012 sales bonus plan.  Under the plan, she would have been entitled to a bonus of:  (i) zero for achievement of less than 92% of sales target; (ii) $56,250 for attainment of 92% of sales target, prorated up to $75,000 for attainment of 100% of sales target; and (iii) $10,000 for every $1 million of revenue above 100% of sales target, prorated for achievement under and over the $1 million amount.  No amounts were earned by or payable to her under the sales bonus plan for 2012.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Michael Wellesley-Wesley.  Mr. Wellesley-Wesley’s compensation arrangements are reviewed by the Compensation Committee and approved by the Board of Directors. Our employment agreement with Mr. Wellesley-Wesley is dated May 23, 2012, and provides that Mr. Wellesley-Wesley will be employed with us through December 31, 2013.  The Wellesley-Wesley Agreement replaced his former employment agreement, dated August 4, 2010 that was for the term September 1, 2012 through December 31, 2012. The Wellesley-Wesley Agreement is substantially the same as Mr. Wellesley-Wesley’s former employment agreement, except for the following:  (i) his term of employment was extended from December 31, 2012 to December 31, 2013; and (ii) he must be employed by us on December 31 of the year to which his incentive compensation relates in order to be entitled to payment of such incentive compensation.  Under the terms of the Wellesley-Wesley Agreement: (i) Mr. Wellesley-Wesley’s annual base salary is $482,850 for the term of the Wellesley-Wesley Agreement; (ii) he is eligible to earn, at the sole discretion of the Compensation Committee, an award under the Incentive Plan; (iii) he is entitled to receive $18,000 per year, payable in equal installments bi-weekly, to defray his regular commutation costs; (iv) he is entitled to receive up to $5,000 per year for U.S. income tax advice and preparation of his U.S. income tax returns; (v) he is entitled to 20 days paid vacation per year; (vi) he is entitled to participate in all of our employee benefit plans and programs to the extent eligible, and (vii) he shall continue to be covered by our directors’ and officers’ liability policy.   Pursuant a change in control agreement that we have with Mr. Wellesley-Wesley, he is entitled to certain benefits upon termination or a change-in-control of the Company.  See the section titled “Potential Payments Upon Termination or Change-in-Control” below.

Jerry Kieliszak.  Mr. Kieliszak’s compensation arrangements are reviewed by the Compensation Committee and approved by the Board of Directors.   We have a severance agreement and a change in control agreement, but not an employment agreement, with Mr. Kieliszak. The terms of Mr. Kieliszak’s severance agreement and change in control are described in the section below titled “Potential Payments Upon Termination or Change-in-Control.”

Kathleen Power. Mrs. Power’s compensation arrangements are reviewed by the Compensation Committee and approved by the Board of Directors.  Our most recent employment agreement with Mrs. Power is dated March 7, 2012, which amended and replaced her former employment agreement dated December 5, 2011.  The Power Agreement provides that Mrs. Power will be employed with us through December 31, 2013, and renews automatically for successive one year periods unless, at least 90 days before the end of the initial term or any subsequent renewal term, either party gives notice to the other of her or its desire not to continue Mrs. Power’s employment with us.  The Power Agreement is substantially the same as her former employment agreement except that her term of employment was extended from March 1, 2013 to December 31, 2013.  Under the terms of the Power Agreement: (i) Mrs. Power’s annual base salary is $270,000 during the term; (ii) she is eligible to receive a sales bonus or commissions in accordance with the terms and conditions set forth in a sales incentive plan established for her by the Company; (iii) she is entitled to 20 days paid vacation per year; (iv) she is entitled to participate in all of our employee benefit plans and programs to the extent eligible, and (v) she is entitled to reimbursement for ordinary and necessary business expenses incurred, in accordance with our travel and expense reimbursement policy, in the performance of her duties. Upon termination of her employment, she is entitled to receive any earned but unpaid compensation, including base salary, for services rendered up until the date of termination, any accrued but unpaid reimbursable expenses and any vacation accrued to the date of termination. See the section titled “Potential Payments Upon Termination or Change-in-Control” below.

Outstanding Equity Awards at Fiscal Year-End

The following table shows stock options and unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2012 to each of the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)

Michael Wellesley-Wesley	50,000	0		0.66	2/21/2013
			200,000	1.62		(2)
	78,334	0		2.01	5/18/2014
	50,000	0		1.02	6/3/2015
	50,000	0		2.76	5/18/2016
	50,000	0		2.43	5/16/2017
	75,000	0		5.48	5/19/2018
	56,250	18,750		1.31	5/13/2019
							12,500	8,875
							25,000	17,750

Jerry Kieliszak	8,334	0		1.05	11/7/2013
			90,000	1.62		(2)
	33,334	0		2.01	5/18/2014
	25,000	0		1.02	6/3/2015
	33,334	0		2.76	5/18/2016
	33,334	0		2.43	5/16/2017
	50,000	0		5.48	5/19/2018
	56,250	18,750		1.31	5/13/2019
	0	42,000		1.40	5/23/2022
							8,333	5,916
							16,667	11,834

Kathleen Power	16,666	33,334		1.46	11/7/2021
			60,000	1.62		(2)
	0	20,000		1.40	5/23/2022
							16,667	11,834

(1)     The date of grant of each of the above options is ten years prior to the above option expiration dates. These unexercisable options vest over three years at one-third of the total grant each anniversary date from date of grant, except for the May 13, 2009 grants, which expire May 13, 2019 and vests over four years at one-fourth of the total grant on each anniversary date from date of grant.

(2)     The grant date for these performance-based options was March 19, 2012.  If the Board determines that financial objectives underlying these performance-based awards have not been met, the expiration date of these options will be the end of the month that the Board makes such determination. If the Board determines that financial objectives underlying these performance-based awards have been met, the expiration date of these options will be ten years from the grant date, or March 19, 2022.  See “Compensation Discussion and Analysis — Long-Term Incentive Equity Awards.”

(3)     For Messrs. Wellesley-Wesley and Kieliszak, represents time-based vesting RSUs granted on May 26, 2010 (2010 annual management equity award) and May 10, 2011 (2011 annual management equity award), respectively, and for Mrs. Power represents time-based RSUs granted on November 7, 2011 (as part of her new hire incentive award), valued for the above disclosure purposes at closing market price of $0.71 per share for our common stock at December 30, 2012. The May 26, 2010 annual management equity award RSUs vest in equal portions in each of May 2011, 2012 and 2013. The May 10, 2011 annual management equity award RSUs vest in equal portions in each of June 2012, 2013 and 2014.

Option Exercises and Stock Vested

The following table reflects the vesting of RSU awards held by each of our named executive officers during the fiscal year ended December 31, 2012. None of our named executives exercised options to purchase our common stock during the fiscal year ended December 31, 2012.

	Stock Awards
	Number of shares	Value realized
Name	acquired on vesting	on vesting
	(#)	($)
Michael Wellesley-Wesley	49,779	68,582
Jerry Kieliszak	26,320	36,624
Kathleen Power	33,333	47,833

Pension Benefits

The following table shows information as of December 31, 2012 with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement for Messrs. Wellesley-Wesley and Kieliszak.  Mrs. Power is not a participant in the Chyron Employees’ Pension Plan.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
Michael Wellesley-Wesley	Chyron Employees’ Pension Plan	8.5	310,239	0
Jerry Kieliszak	Chyron Employees’ Pension Plan	9.5	333,655	0

(1)  As of December 31, 2012, the number of years and months that both named executive officers has worked for us, in arriving at these numbers of years of credited service, is as follows: Mr. Wellesley-Wesley, 9 years, 10 months; and, Mr. Kieliszak, 10 years, 9 months.

The Pension Plan is a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to our employees, including Messrs. Wellesley-Wesley and Kieliszak, meeting Pension Plan eligibility criteria. The criteria states that employees are eligible to participate in, and will be enrolled in, the Pension Plan on January 1st or July 1st after completing one full year of service as measured from date of hire and having attained the age of 21. Effective October 1, 2006, the Pension Plan was closed to all employees hired on or after October 1, 2006. Years of credited service for benefit purposes are measured based on the number of years an employee is a participant in the Pension Plan.

A participant’s normal retirement age is the later of the date he or she reaches age 65 or the date he or she completes 5 years of service of participation in the Pension Plan. A participant who completes an hour of service on or after January 1, 2006 and who has a vested right to his or her benefit may elect to start receiving a reduced early retirement benefit at any time after he or she attains age 55 or, if later, terminates employment. If a participant who is eligible for early retirement elects to begin payment before his or her normal retirement date, the participant’s accrued benefit (calculated under the accrued benefit formula, but using his or her compensation and service as of termination of employment) is actuarially reduced to reflect the fact that payment is expected to be made over a longer period of time. The amount of reduction depends on the participant’s age and the actuarial factors in effect when payment begins. Early retirement factors apply only to annuity payments; all lump sums are the actuarial equivalent of the accrued benefit payable at normal retirement date. Messrs. Wellesley-Wesley and Kieliszak have attained age 55 and are eligible for early retirement. Benefits earned as of December 31, 2005 are payable either as an annuity or as a lump sum, and benefits earned after 2005 are only payable as an annuity (if over a de minimis amount). In addition to a single life annuity, benefits can be payable as other actuarially equivalent annuities.

A participant who was enrolled in the Pension Plan prior to July 1, 1998 will receive a monthly pension benefit at normal retirement equal to 25% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 38% of such earnings in excess of Social Security Covered Compensation for the period of his or her participation prior to July 1, 1998. The benefit is reduced by 1/20th for each year of service that the participant’s years of service with the Company are less than 20 years. A participant who enrolled on or after July 1, 1998, and, for post June 30, 1998 participation for participants who enrolled prior to July 1, 1998, the monthly pension benefit at normal retirement will be computed as 32% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 48% of final average earnings in excess of Social Security Covered Compensation. The benefit is reduced by 1/35th for each year of service that the participant’s years of service with the Company are less than 35 years. For years prior to January 1, 2007 earnings represent base salary earnings plus commissions not to exceed 80% of base earnings. Effective January 1, 2007, earnings represent base salary earnings plus incentive plan awards, and commissions not to exceed 80% of base earnings. Final average earnings are based on the five highest consecutive years of earnings during the ten years prior to retirement or termination of employment.

Vested benefits are those amounts to which participants are entitled regardless of future service to the Company. A participant is credited with a year of service for vesting purposes for each Pension Plan year during which he or she completes at least 1,000 hours of service, commencing with his or her year of hire. Participants hired from July 1, 1998 to September 30, 2006 vest according to the following schedule: years of service less than five, 0% vested; and years of service five or more, 100% vested. Employees hired on or after October 1, 2006 are not eligible to participate in the Pension Plan.

In addition to vested benefits, the Pension Plan provides certain disability and death benefits. If a participant becomes disabled prior to his or her retirement or other termination of employment, he or she is entitled to receive the present value of his or her accrued benefits in the form of a lump sum payment. Upon death of a participant, the beneficiary is entitled to receive the vested interest of the participant’s accrued benefit in the form of a lump sum amount, subject to eligibility requirements stipulated in the Pension Plan.

The present value of accumulated benefits in the table above has been determined by an independent actuary. These amounts have been determined based on certain assumptions, some of which are disclosed in footnote 11 to our financial statements for the year ended December 31, 2012. Key assumptions include: a 4.03% discount rate; RP 2000 generational table for males and females with an adjustment to reflect white collar mortality, and lump sums calculated using mandated interest rates and mortality. Benefits earned as of December 31, 2005 are assumed to be payable as a lump sum, and benefits earned after December 31, 2005 are assumed to be payable as a single life annuity. Further, it was assumed that benefits will commence at the later of normal retirement age of 65 and 5 years of participation, or current age, and there will be no turnover prior to retirement. The foregoing actuarial assumptions are also based on the presumption that the Pension Plan will continue. If the Pension Plan were to be terminated or frozen, different actuarial assumptions and other factors might be applicable in determining the present value of accumulated benefits.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Benefits Upon Termination Other Than Related to a Change-in-Control

Michael Wellesley-Wesley.  Pursuant to the terms of the Wellesley-Wesley Agreement, we and Mr. Wellesley-Wesley agree to begin good faith negotiations of an extension within 120 days before the end of the employment term, which is December 31, 2013. The Wellesley-Wesley Agreement provides for his receipt of the following severance benefits with respect to the renewal or non-renewal of the Wellesley-Wesley Agreement:

•
If we desire not to renew the Wellesley-Wesley Agreement or offer to renew the Wellesley-Wesley Agreement on terms less favorable to Mr. Wellesley-Wesley than those in the Wellesley-Wesley Agreement or for a period of less than one year, then we will pay him a transitional payment of his base salary and allow him continued participation in our health benefits for an additional 6 months (i.e. through June 30, 2014), and pay him any accrued but unpaid bonus  payable at the time it would have been paid had we renewed the employment term.  The above provisions require that, during the transition period, Mr. Wellesley-Wesley makes himself available as reasonably requested by us to consult with us and assist us in an orderly transition to a new CEO and President.

•
If we offer to extend the Wellesley-Wesley Agreement for a period of not less than one year, on terms and conditions that are no less favorable than contained in the Wellesley-Wesley Agreement, and Mr. Wellesley-Wesley declines to accept such extension, then there would be no further severance payments or transitional payment due to him and any RSUs he holds will cease to vest at the end of the employment term specified in the Wellesley-Wesley Agreement, and he will not be entitled to receive any performance based awards under the 2008 LTIP.

•
If we do not extend the Wellesley-Wesley Agreement for a period of at least one year on terms and conditions that are no less favorable than contained in the Wellesley-Wesley Agreement, then all of his vested options would have an exercise period equal to the remaining term of each respective equity award agreement underlying such options, regardless of any shorter periods provided for by the stock option plan or in the equity award agreement as a result of the termination.

As a decision regarding renewal or non-renewal will not be made until 2013, no amounts would have been due as of December 31, 2012.

The Wellesley-Wesley Agreement also provides for his receipt of the following severance benefits with respect to his termination of employment, which are not subject to mitigation or any right of set-off:

•
If he is terminated for cause, then he would receive his base salary to the effective date of his termination, any accrued but unpaid bonus, any accrued but unpaid commutation payment, and any unreimbursed expenses. “Cause” means he is convicted of a felony crime, willfully commits any act or willfully omits to take any action in bad faith and to the material detriment of us, commits an act of active and deliberate fraud against us, or materially breaches any term of the Wellesley-Wesley Agreement and fails to correct the breach within 10 days written notice of its commission.

•
If he is physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties for 120 consecutive days during the employment term, and he is unable to resume his duties after 30 days written notice from us, then he would receive the pro rata portion of his base salary not previously paid through the date of termination, any accrued but unpaid bonus, any accrued but unpaid commutation payment, and any unreimbursed expenses. Any amount provided for under any disability insurance policy or similar instrument would also be paid to him by the insurer.

•
If he dies during the employment term, the Wellesley-Wesley Agreement would terminate upon the date of his death, and we would pay him the pro rata portion of his base salary not previously paid through the date of his death, any accrued but unpaid bonus, any accrued but unpaid commutation payment and any unreimbursed expenses. Any amount provided for under any life, accidental death and disability or other insurance policy or similar instrument would also be paid by the insurer.

•
If, during the employment term, we terminate him for any reason other than described above or as a result of a change-in-control as defined in his change-in-control agreement, or he resigns for good reason (as defined below), then we would pay or provide him: (i) his base salary for the longer of the remainder of the employment term following the date of termination or 6 months; (ii) (a) any unvested equity-based awards, other than performance-based equity awards, would immediately vest and options would have an exercise period equal to the remaining term of such options without regard to any shorter exercise period set forth in the relevant stock option plan as a result of termination, and (b) any performance-based equity awards would vest as provided for in the equity award agreement notwithstanding that he is no longer employed by us on such date; (iii) an amount, grossed up for federal, state and local taxes, in lieu of participation in our life, long-term disability and health insurance plans for the remainder of the employment term from the date of termination; (iv) the pro rata portion of his base salary through the date of termination, (v) any accrued but unpaid bonus; (vi) any accrued but unpaid commutation payment; and (vii) any unreimbursed expenses. These amounts would be paid in accordance with our policy as if he had not been terminated, except the benefits described in item (iii) of the previous sentence would be paid in a lump sum within 20 business days from the date of termination, provided however that if such period begins in one taxable year and ends in another, he would not be able to select the tax year in which the severance amounts would be paid. All amounts paid to him pursuant to this section would not be subject to mitigation or any right of set-off.  “Good reason” means a reduction in his base salary or the cap, if any, on his incentive pay; or his assignment to any duties inconsistent in any material respect with his position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities which result in a material diminution in such position, authority, duties or responsibilities.

The Wellesley-Wesley Agreement also contains non-competition and confidential information provisions. The non-competition provision prohibits Mr. Wellesley-Wesley during his employment with us from acting as a consultant, director, officer, employee, owner, member or partner of a competitor of ours and, for certain periods described below, directly or indirectly from competing with or being engaged in our business or acting as a consultant, director, officer, employee, owner, member or partner of a business that is a competitor of ours at the time he ceases to be an employee of ours. In the event we offer to extend the Wellesley-Wesley Agreement for a period of not less than one year on terms not less favorable than those contained in the Wellesley-Wesley Agreement and he declines to accept the extension, the non-competition provision will remain in effect through June 30, 2014. In the event we do not renew the Wellesley-Wesley Agreement or offer to renew the Wellesley-Wesley Agreement on terms less favorable to him than those contained in the Wellesley-Wesley Agreement or for a period of less than one year and he is entitled to the transitional payment, then the non-competition provision will remain in effect through December 31, 2014. In the event that he is terminated for cause or voluntarily resigns (not for good reason), then the non-competition provision remains in effect for one year from the date his employment with us ceases. The confidentiality provision prohibits Mr. Wellesley-Wesley from publishing, disclosing, or making accessible to others any confidential information relating to our business during the employment term or anytime thereafter without our prior written consent, except to the extent it is required by law, would in his reasonable judgment be in our best interest , or is reasonably necessary for him to defend himself or enforce his rights under the Wellesley-Wesley Agreement in connection with any action or proceeding to which we or our affiliates is a party.

Assuming that Mr. Wellesley-Wesley had been terminated for any reason other than cause, physical or mental incapacitation, death or as a result of a change in control, or he resigned for good reason as defined in his change-in-control agreement, on December 31, 2012, his severance payments under the Wellesley-Wesley Agreement as discussed above would have been: (i) salary, $482,850 (representing 12 months of salary based on his annual base salary of $482,850, from January 1, 2013 through the end of the term of the Wellesley-Wesley Agreement, December 31, 2013); (ii) life, long-term disability and health insurance plan benefits at an estimated cost to us of $51,421 (including tax gross- ups); (iii) accrued but unpaid fiscal 2012 bonus of $0 at December 31, 2012; and (iv) unvested equity-based awards, other than performance-based equity awards, consisting of 18,750 stock options and 37,500 RSUs would have immediately vested, which had an aggregate value of $26,625 based on the closing price of our common stock of $0.71 on December 31, 2012.  Any unvested performance-based awards, of which there were 200,000 unvested performance-based stock options outstanding at December 31, 2012, would not be cancelled but instead would vest in accordance with the terms of the award, regardless of the fact that he would no longer be employed at that time. His base salary would be payable over the remainder of his employment term, his benefits would be payable in a lump sum within 20 days from the date of termination and any unpaid bonus would be paid when other named executive officers would customarily be paid their awards, typically in March following the year for which the incentive award was earned. This Agreement is in lieu of any benefits that Mr. Wellesley-Wesley might otherwise receive under the Chyron Employees’ Severance Plan.   In the event of a termination related to a change-in-control, this severance agreement would be superseded by our change-in-control agreement with Mr. Wellesley-Wesley, as discussed below.

If Mr. Wellesley-Wesley voluntarily resigns or is terminated other than for cause, he would have 90 days from his separation date to exercise any of the vested but unexercised stock options he has been awarded, and his RSUs would expire upon his resignation.

Jerry Kieliszak.  We and Mr. Kieliszak are parties to a severance agreement dated November 19, 2012 that provides that in the event Mr. Kieliszak is terminated without cause or resigns for good reason, he is entitled to receive 12 months of severance pay based on his annual base salary at the time of termination, or the severance payment, a pro rata portion (based on passage of time) of the bonus  that he would have earned for the full year in which he is terminated, and an amount, grossed up for federal, state, local and social security taxes or any additional gross-up on such payment, in lieu of participation in our health insurance plan for a 12-month period.  If Mr. Kieliszak becomes employed during the period three months after his termination and during the severance period, the severance payment is subject to mitigation, as provided for in his severance agreement. “Cause” means conviction of a felony crime, willful commission of any act or willful omission to take any action in bad faith and to the material detriment of us, or commission of any act of active and deliberate fraud against us. Estimated amounts payable under this agreement at December 31, 2012 are: (i) salary of $244,800 (representing one year’s worth of salary), (ii) his 2012 bonus of $0, and (iii) an amount in lieu of participation in our health insurance plan, grossed up for taxes, at an estimated cost of $51,421 to us. The salary amount would be payable bi-weekly over the severance period. The bonus would be payable when the other named executive officers are paid their bonuses, which is typically in March following the year for which the bonus was earned. The amount in lieu of participation in our health insurance plan, grossed up for taxes, would be paid in a lump sum within two business days from the date of termination.  In the event of a termination related to a change-in-control, this severance agreement would be superseded by our change-in-control agreement with Mr. Kieliszak, as discussed below.

If Mr. Kieliszak voluntarily resigns or is terminated other than for cause, he would have 90 days from his separation date to exercise any of the vested but unexercised stock options he has been awarded, and his RSUs would expire upon his resignation.

Kathleen Power.  Pursuant to the terms of the Power Agreement, if Mrs. Power had been terminated for any reason other than cause, physical or mental incapacitation, or death on December 31, 2012, her severance payments under the Power Agreement would have been salary of $270,000 (representing 12 months of salary based on her annual base salary of $270,000, from January 1, 2013 through the end of the term of the Power Agreement, December 31, 2013). Her base salary would be payable over the remainder of the term of the Power Agreement; however, if Mrs. Power becomes employed during the period three months after her termination and during the severance period, the severance payment is subject to mitigation , as provided for in the Power Agreement.  The Power Agreement is in lieu of any benefits that Mrs. Power might otherwise receive under our Employees’ Severance Plan.

If Mrs. Power voluntarily resigns or is terminated other than for cause, she would have 90 days from her separation date to exercise any of the vested but unexercised stock options she has been awarded, and her RSUs would expire upon her resignation.

Benefits Upon Termination Related to a Change-in-Control

We are party to change-in-control agreements with Messrs. Wellesley-Wesley and Kieliszak.

Mr. Wellesley-Wesley’s amended and restated change-in-control agreement is substantially the same as the previous agreement, except for the following:  (i) he will be entitled to severance upon termination of employment by us relating to a change-in-control or a potential change-in-control, regardless of whether such change-in-control is consummated; and (ii) any termination of his employment during the period thirty (30) days prior to the signing of a definitive agreement providing for a change-in-control or the eighteen (18) months following the effective date of such agreement will be considered a “termination relating to a change-in-control” under the amended and restated change-in-control agreement.  The agreement is effective until the earlier of (i) December 31, 2013, if his employment agreement is not renewed, (ii) June 30, 2014, or (iii) the date of termination of his employment by us because of cause, or his death or disability.  Notwithstanding the foregoing, if there is a change-in-control while he is employed by us, then the term shall automatically be extended for an additional period of two years from the change-in-control date.

Mr. Kieliszak’s amended and restated change-in-control agreement is substantially the same as his former change-in-control agreement except for the following:  (i) upon a triggering event, his severance benefits and accrued vacation payments will be paid in a lump sum within twenty (20), rather than two (2), business days, which is consistent with the change-in-control agreement with Mr. Wellesley-Wesley; (ii) any termination of his employment during the period thirty (30) days prior to the signing of a definitive agreement providing for a change-in-control or the eighteen (18) months following the effective date of such agreement will be considered a “termination relating to a change-in-control”; and (iii) the change-in-control agreement shall continue in effect until the latest of (a) the date of termination of his employment, (b) a change-in-control to which his termination is related (as such terms are defined in the agreement), and (c) if a change-in-control occurs while he is employed by the Company, two (2) years following the date of such change-in-control.

If the named executive officer’s termination of employment is “related to a change-in-control” (as defined below) and is either without cause (as defined below) or resignation for a good reason (as defined below), then we would pay the named executive officer: (i) an amount equal to his then current base salary for a 12 month period, or the severance salary; (ii) a bonus equal to the greater of the plan award paid to him for the full fiscal year immediately prior to the change in control and the annualized bonus amount accrued for the year in which the change in control occurs, or the severance cash incentive plan award; (iii) payment for any accrued but unused vacation up to the maximum permitted accrual of six weeks; (iv) all unvested equity-based awards would immediately vest and the period to exercise stock options would be the remaining term of the option grant regardless of any shorter period in our stock option plan; and (v) an amount, grossed up for federal, state and local taxes, in lieu of one year of participation in our life, long-term disability and health insurance plans, or the severance benefits.

Following a severance event (as defined below), the severance salary would be paid in even installments on a bi-weekly basis for a period of 12 months from the date of termination, and the annual Incentive Plan award, severance benefits and accrued vacation amounts would be paid in a lump sum within twenty business days from the date of termination. The agreements specify that we will indemnify Messrs. Wellesley-Wesley and Kieliszak and hold them harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities that result from the application of Section 409A of the Code in connection with payments received under the agreements, as long as they have complied with the terms of the agreement. Any such payments will be made on a tax grossed up basis. We have structured the agreements in such a way as to seek to comply with Section 409A of the Code. We will also make a tax gross-up payment in the event that the total payments exceed 115% of the maximum amount that could be paid without becoming subject to the golden parachute excise tax under Section 4999 of the Code. We will also indemnify and hold harmless Messrs. Wellesley-Wesley and Kieliszak, on an after-tax basis, for any costs, expenses, penalties, fines, interest or other liabilities incurred by them related to our decision to contest a claim or any imputed income relating to any advance or action taken on their behalf by us with respect to the excise tax. We will also pay all legal fees and expenses and their reasonable expenses with respect to the excise tax.

For purposes of the agreements:

•
“change–in-control” is defined as: (i) the acquisition, directly or indirectly, by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), of ownership of 30% or more of either (a) the then outstanding shares of our common stock, or the Outstanding Company Common Stock, or (b) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, the Outstanding Company Voting Securities; (ii) individuals who, as of the date of the change-in-control agreement, constitute the Board, or the Incumbent Board, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the change-in-control agreement whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;  (iii) approval by our shareholders of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 50% of the then outstanding shares of our common stock resulting from such reorganization, merger or consolidation and the combines voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (y) at least a majority of the members of the Board of Directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;  (iv) approval by our shareholders of a complete liquidation or dissolution of the Company; or (v) approval of our shareholders of the sale or other disposition of all or substantially all of the assets of the Company;

•
“cause” is defined as (i) being convicted of a felony crime; (ii) willfully committing any act or willfully omitting to take any action in bad faith and to the material detriment to us; (iii) committing an act of active and deliberate fraud against us; or (iv) materially breaching any term of the agreement or any written policy of ours that could expose us to significant damages (including, but not limited to breach of our anti-discrimination or harassment policies) and failing to correct such breach within 10 days after written notice thereof;

•
“severance event” is defined as termination of employment of the named executive officer if his termination is related to a change in control and is either without cause or is a resignation for good reason;

•
“related to a change in control” means the reason for the named executive officer’s termination of employment is a change-in-control or a potential change-in-control or a reason connected with the change-in-control or a potential change-in-control regardless of whether the decision to terminate his employment and/or effective date of his termination is prior to or after the effective date of the change-in-control (or in the case of a potential change-in-control, regardless of whether the change-in-control is consummated).  If his termination occurs during the period beginning on the date that is thirty days prior to the date on which a definitive agreement is signed that provides for a change-in-control and ending eighteen months after the effective date of the change-in-control, the termination is deemed “related to” a change-in-control.  If the effective date of the termination of employment is eighteen months or more after the effective date of a change-in-control, the termination of employment will be deemed to be unrelated to the change-in-control.

•
“good reason” is defined as the named executive officer giving notice of his resignation as a result of: (i) a reduction in his base salary or the cap, if any, on his incentive pay; (ii) his assignment to any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities which result in a diminution in such position, authority, duties or responsibilities, whether immediately prior to or after the occurrence of a severance event; (iii) the taking of any action by us which would adversely affect his participation in, or materially reduce his benefits under any plans, including incentive pay plans or programs, offered by us prior to the severance event; or (iv) in the event of or after the occurrence of a severance event, requiring Mr. Wellesley-Wesley to be based at any office or location other than in New York City, Long Island or London, England or requiring Mr. Kieliszak to be based at any office location other than in New York City or Long Island.

Pursuant to the terms of our 2008 LTIP, in the event of a change in control, unless an equity award agreement provides otherwise, all outstanding options and/or stock appreciation rights, or SARs, will become immediately exercisable and fully vested, without regard to any time and/or performance vesting conditions. Unless an equity award agreement provides otherwise, if we are to be consolidated with or acquired by another entity in a merger or a sale of all or substantially all of our assets, and such transaction also constitutes or is otherwise consummated in connection with a change in control, or a Corporate Transaction, the committee or the Board of Directors of any entity assuming our obligations under the 2008 LTIP, or the Successor Board, will, as to outstanding options and/or SARs, either (i) make appropriate provision for the continuation of such options and/or SARs by substituting on an equitable basis for the shares then subject to such options and/or SARs either the consideration payable with respect to the outstanding shares of common stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all options and/or SARs in exchange for a cash payment equal to the excess of our common stock closing sale price as of the date of consummation of the Corporate Transaction over the exercise price of the options and/or SARs.  As of December 31, 2012, Mrs. Power did not hold any unvested in-the-money stock options or RSUs, and therefore, would not have received any value in the event of a change-in-control under the 2008 LTIP.  Messrs. Wellesley-Wesley and Kieliszak are entitled to acceleration of certain equity awards as provided in their amended and restated change in control agreements, as set forth in the table below.

The consummation of the Share Purchase will constitute a “change-in-control” under the 1999 Plan and the 2008 LTIP.  Upon the closing of the Hego transaction as described elsewhere in this proxy statement, all unvested outstanding equity awards granted under the 1999 Plan and the 2008 LTIP immediately vest, as per the terms of those plans, including RSUs and stock options held by our named executive officers.   See “The Share Purchase – Interests of Certain Persons in the Share Purchase.”

The following table shows estimated compensation and benefit plan and other costs that would be payable in the event of a termination related to a change-in-control in 2013 under our amended and restated change-in-control agreements with the named executive officers identified below, assuming a change-in-control had occurred at December 31, 2012.

	Severance Salary(1)	Incentive Plan Award Severance(2)	Severance Benefits(3)	Accrued Vacation (4)	Early Vesting of Equity Awards (5)	Tax Gross Upon Severance Payment (6)	409A Excise Tax (7)	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)
Michael Wellesley-Wesley	482,850	337,995	29,310	18,571	26,625	22,111	120,232	1,037,694

Jerry Kieliszak	244,800	146,880	29,310	9,415	17,750	22,111	0	470,266

(1)          Amounts represent base salary in effect at December 31, 2012.

(2)          The target annual Incentive Plan awards for 2012 at 100% achievement would be the greater amount of 2013 projected awards versus 2012 actual awards. The 2013 projected award is shown above. The 2012 and 2013 annual Incentive Plan’s terms specify that the awards paid under the plans will be in cash to the extent of the required withholding and payroll taxes on the awards, and the balance of the awards will be payable in common stock.

(3)          Amounts represent management estimates based on existing life, long-term disability and health insurance plan premiums. Actual amounts would be costs charged by third party insurers to provide comparable benefits to those provided by us for the twelve month period following termination.

(4)          Amounts represent dollar value of actual accrued vacation at December 31, 2012.

(5)          The value of the vesting acceleration was calculated as follows:  (a) for stock options, multiplying the number of unvested in-the-money option shares as of December 31, 2012 by the spread between the closing price of our common stock as of December 31, 2012, which was $0.71 per share, and the exercise price of such unvested options; and (b) for RSUs, the number of unvested RSUs as of December 31, 2012 times the closing price of our common stock as of December 31, 2012.   Neither of the above named executive officers held any unvested, in-the-money stock options at December 31, 2012 which, if exercised, would have resulted in a gain on exercise. Messrs. Wellesley-Wesley and Kieliszak held 37,500 and 25,000 unvested RSUs subject to time-based vesting, respectively. See footnote 2 to the “Outstanding Equity Awards at Fiscal Year-End” table above for treatment of performance-based options issued under the Incentive Plan.

(6)          The tax gross-up is estimated as that required to compensate for an estimated 43% effective tax rate (federal, state, local, social security and Medicare taxes) on the severance benefits amounts.

(7)          The change in control agreements for each of the named executive officers state that we will hold each harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities (the “409A penalties”) that might result from any non-compliance with Section 409A of the Code in connection with payments made under the agreements. We estimate that only $338,816 of payments to Mr. Wellesley-Wesley would be subject to 409A excise tax and interest in a scenario in which the change in control payments made to him were determined to not be in compliance with Section 409A of the Code. We are required to report this information to disclose what the effect would be if 409A were not complied with. However, we believe that the change in control agreements as structured comply with the requirements of 409A and we intend to comply with 409A to the fullest extent possible, and, therefore, we believe the 409A penalties would likely not be incurred.

Risks Related to Compensation Practices and Programs

The Board of Directors has reviewed the Company’s compensation practices and programs and has concluded that they do not encourage excessive risk taking by management and other employees that could result in a material adverse effect on the Company.

DIRECTOR COMPENSATION

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2012 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
	($)	($)	($)
Susan Clark-Johnson(2)	20,000	29,813	49,813
Peter F. Frey(3)	25,000	34,782	59,782
Christopher R. Kelly(4)	25,000	34,782	59,782
Roger L. Ogden(5)	40,000	49,689	89,689
Robert A. Rayne(6)	20,000	29,813	49,813
Michael C. Wheeler(7)	20,000	29,813	49,813

(1)          Represents the aggregate grant date fair value of RSUs awarded to the named directors on the grant date of January 3, 2012. Each RSU was settled for one share of our common stock on the vesting date, January 3, 2013. The grant date fair value has been computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. The grant date fair value of each RSU equals the number of RSUs awarded times the closing market price of our common stock on the grant date, which was $1.37 per share. The above named directors held the following number of RSUs and stock options, respectively, at December 31, 2012: Susan Clark-Johnson, 21,761 and 0; Peter F. Frey, 25,388 and 30,000; Christopher R. Kelly, 25,388 and 65,003; Roger L. Ogden, 36,269 and 40,000; Robert A. Rayne, 21,761 and 30,000; and Michael C. Wheeler, 21,761 and 65,895.

(2)          Member of the Audit Committee and Member of the Compensation Committee.

(3)          Chairman of the Audit Committee.

(4)          Member of the Compensation Committee and Chairman of the Corporate Governance and Nominating Committee.

(5)          Chairman of the Board of Directors, Member of the Audit Committee and Chairman of the Compensation Committee.

(6)          Member of the Corporate Governance & Nominating Committee.

(7)          Member of the Corporate Governance & Nominating Committee.

Mr. Wellesley-Wesley, an employee-director, receives no additional compensation for his services on the Board of Directors.

Director Compensation Policy

For 2012, pursuant to the terms of the 2012 Non-Employee Director Compensation Policy, the Company paid its non-employee directors a combination of cash and RSUs as fees for their services on the Board and its committees. Directors were also reimbursed for travel, meals, lodging and other expenses incidental to attendance at meetings.

Cash Payments

Cash fees were paid for 2012 as follows: each non-employee director, $20,000; plus, the Chairman of the Board, $15,000; the Chairman of the Audit Committee, $5,000; the Chairman of the Compensation Committee, $5,000; and, the Chairman of the Corporate Governance & Nominating Committee, $5,000. All cash fees were paid quarterly in equal amounts following each quarter. For the equity-based portion of their fees, see the Equity Awards section below.

Equity Awards

Pursuant to the terms of the 2012 Non-Employee Director Compensation Policy, on January 3, 2012, each non-employee director then a member of the Board received a grant of RSUs under our 2008 LTIP, computed as follows. The number of RSUs awarded was computed as a pre-determined dollar value of RSUs to be awarded, divided by the average closing price of our common stock for the 20 trading days preceding the December 7, 2011 Board meeting at which the 2012 Non-Employee Director Compensation Policy was approved by the Board. The pre-determined dollar value of RSUs was as follows: $30,000 for each non-employee director; plus, $15,000 for the Chairman of the Board, $5,000 for the Chairman of the Audit Committee; $5,000 for the Chairman of the Compensation Committee; and, $5,000 for the Chairman of the Corporate Governance & Nominating Committee. Based on the average closing market price of our common stock for the 20 trading days before the December 7, 2011 Board meeting, which average closing price per share was $1.378625, the number of RSUs awarded were as follows: Susan Clark-Johnson, 21,761; Peter F. Frey, 25,388; Christopher R. Kelly, 25,388; Roger L. Ogden, 36,269; Robert A. Rayne, 21,761; and, Michael C. Wheeler, 21,761. The RSU awards for all non-employee directors contained a service condition that in order for the RSUs for a non-employee director to fully vest on January 3, 2013, the non-employee director had to be serving on the Board on the vesting date. Each RSU was settled in one share of our common stock following the vesting date of January 3, 2013.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that directors and executive officers, or the Indemnitees, will be indemnified and held harmless to the fullest possible extent permitted by law, including against all expenses (including attorney’s fees and expenses), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as director, officer, employee, agent or fiduciary of the Company or as directors, officers, employees or agents of any other company or entity at our request . We will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against us or any director or executive officer of ours unless we consented to the initiation of such claim. The indemnity agreements require an Indemnitee to reimburse us for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under Section 723(a) of the New York Business Corporation Law and the indemnity agreement, to indemnification for such expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Ogden and Kelly and Ms. Clark-Johnson serve on our Compensation Committee. None of our executive officers served as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a member of our Board of Directors or on our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock subject to equity compensation plans in effect as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights(2)	Weighted average exercise price of outstanding stock options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans
	(#)	($)	(#)
Equity compensation plans approved by shareholders(1)	4,637,434	2.07	830,937
Equity compensation plans not approved by shareholders	0	0	0
Total	4,637,434	2.07	830,937

(1)         These plans consist of our 2008 LTIP and our 1999 Plan. No further awards may be made under the 1999 Plan.

(2)         Includes 4,294,273 vested but unexercised, and unvested, stock options, and 343,161 unvested RSUs, each of which, if vested, would be settled by the issuance of one share of our common stock.

(3)         The weighted average exercise price for all stock options only is $2.07 per share. The RSUs outstanding do not have an exercise price. The weighted average exercise price for all outstanding stock options and RSUs combined is $1.92 per share.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The primary function of the Audit Committee is to represent the Board of Directors of the Company in fulfilling its oversight responsibilities by:

1.	Reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances, governmental bodies;

2.	Reviewing the Company’s system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established;

3.	Reviewing the Company’s accounting and financial reporting processes;

4.	Reviewing and appraising with management the performance of the Company’s independent registered public accountants; and,

5.	Providing an open avenue of communication between the independent registered public accountants and the Board.

The responsibilities of the Audit Committee are described in more detail in the charter of the Audit Committee, a copy of which is available on the Company’s website, www.chyron.com. Click on Investors and then click on Corporate Governance. The Audit Committee reviews and assesses the adequacy of the charter annually. The Audit Committee and its charter are intended to comply with applicable rules and regulations of NASDAQ and the SEC as they relate to independent directors and audit committee composition, meetings, responsibilities and duties, and such other requirements governing independent directors and the Company’s Audit Committee.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met six times during 2012.

In overseeing the preparation of the Company’s annual financial statements, the Audit Committee met with both management and BDO USA, LLP, our independent registered public accounting firm, to review the scope of and discuss the results of the audit and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with BDO USA, LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit.

With respect to BDO USA, LLP, our independent registered public accounting firm, the Audit Committee, among other things, reviewed with them their fees for audit, audit-related, tax and all other services, and approved those fees prior to being incurred, and discussed matters relating to their independence, including the disclosures made to the Audit Committee as required by Public Company Accounting Oversight Board Rule 3526. The Audit Committee considered whether their provision of non-audit services is compatible with maintaining their independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Peter F. Frey, Chairman
Susan Clark-Johnson
Roger L. Ogden

PROPOSAL 6 – ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

Compensation Philosophy and Executive Compensation

We are seeking your approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement. More specifically, we ask that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables and any related material contained in this proxy statement with respect to our executive officers named in the Summary Compensation Table. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

Our compensation philosophy is designed to align each executive’s compensation with Chyron’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success.  Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy.  The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

Advisory Vote on Executive Compensation

In accordance with rules adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Chyron, as disclosed in Chyron’s proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to approve, on an advisory basis, this resolution. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 7 – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Recommendation on Frequency of an Advisory Vote on Executive Compensation

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors.  However, we will review the voting results and take them into consideration when making future decisions regarding how frequently we should present the advisory vote on the compensation of our named executive officers to our stockholders.

After considering the benefits and consequences of each alternative, our Board of Directors recommends that the advisory vote on executive compensation be held every three years. Our Board of Directors believes that a triennial advisory vote makes sense for Chyron for the following reasons:

•
A triennial advisory vote will provide us the appropriate time to understand any concerns and other feedback received from our stockholders, thoughtfully evaluate and respond to our stockholders and effectively implement any desired changes to our executive compensation program. As a practical matter, because some of our critical compensation actions, including our performance-based compensation, require us to evaluate two years of company performance, some changes to our executive compensation program that were responsive to stockholder concerns would not be fully implemented until the year following the vote and, as result, would not be disclosed in the compensation tables and reflected in the Compensation Discussion and Analysis section of our proxy statement until the third year following the advisory vote. A triennial advisory vote will permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

•
An annual advisory vote may frustrate stockholder communication. While an advisory vote on executive compensation may reflect general satisfaction or dissatisfaction with a company’s practices, a dialogue about executive compensation between our stockholders and our Board of Directors or Compensation Committee members can provide a forum that is more conducive to expressing precise views regarding specific compensation practices. Our Board of Directors believes that stockholders should not have to wait for a formal vote at an annual meeting. We encourage our stockholders to convey their compensation concerns to us on a real-time basis and view the advisory vote as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding executive compensation. For more information on how to contact members of our Board of Directors, please see the section entitled “Shareholder Communications with the Board” above.

Advisory Vote on Frequency of an Advisory Vote on Executive Compensation

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.  The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of the proposal.   However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 8 –AMENDMENT OF THE 2008 LONG-TERM INCENTIVE PLAN

General

Our 2008 Long-Term Incentive Plan, or the 2008 LTIP, was approved by our Board of Directors and stockholders in 2008.  As of March 15, 2013, a total of 5,000,000 shares of our common stock were reserved for issuance under the 2008 LTIP.  By its terms, the 2008 LTIP may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval or applicable law or stock exchange requirements, is subject to receiving such stockholder approval.  On March 6, 2013, our Board of Directors unanimously approved, subject to approval by our stockholders at the Annual Meeting of stockholders, an amendment of the 2008 LTIP, to increase the maximum number of shares of Chyron common stock available for grant thereunder by 3,000,000 shares, from the current 5,000,000 shares to 8,000,000 shares.

The proposed amendment of the 2008 LTIP is being submitted to you for approval at the Annual Meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, and because shareholder approval is also required by NASDAQ rules.

Reasons for the Proposed Amendment to the 2008 Long-Term Incentive Plan

An increase in the number of shares reserved for issuance under the 2008 LTIP is being requested at this time because only 571,551 shares remain available for future grants under the 2008 LTIP as of March 15, 2013.  Our Board of Directors believes it is important to increase the number of shares authorized for grant under the 2008 LTIP so as to provide a sufficient number of authorized shares for the foreseeable future to grant additional equity awards to directors, employees and consultants, including employees of Hego if the Share Purchase is approved, as an incentive and to tie their interests closer to those of our stockholders, particularly as a result of potentially adding additional employees as a result of the Share Purchase.  In addition, this amendment to the 2008 LTIP is required by the terms of the Purchase Agreement. Lastly, in order to conserve the Company’s cash for other operating uses, our Board of Directors believes that whenever appropriate, the Company should utilize equity awards to payout earned awards under our annual performance-based plan, rather than cash as it has in the past.  For these purposes, our Board of Directors believes that additional authorized shares available for grant under the 2008 LTIP are necessary.

No other changes to the 2008 LTIP are being proposed.  The Amended and Restated Plan is included in its entirety in this proxy statement as Annex G.  The proposed amendment to increase the number of shares authorized under the 2008 LTIP will not become effective unless stockholder approval is obtained.

Awards Granted Under the 2008 Long-Term Incentive Plan

The following table summarizes the award activity under the 2008 LTIP since its inception on May 14, 2008 and the status of awards under the 2008 LTIP as of March 15, 2013, prior to the impact of the proposed increase:

Shares authorized	5,000,000
Stock options awarded	3,778,145
Stock issued as bonuses	111,734
Restricted stock units awarded	3,373,744
Stock options forfeited	774,137
Restricted stock units forfeited	2,061,037
Shares available for future grant	571,551

Stock options exercised	19,045
Stock options outstanding	2,984,963
Restricted stock units vested	809,377
Restricted stock units outstanding	503,330

All awards to employees, directors and consultants under the 2008 LTIP are made at the discretion of the Board of Directors or the Compensation Committee or its designee.  Therefore, except as set forth in the table below for grants already made under the 2008 LTIP, the future benefits and amounts that will be received or allocated under the 2008 LTIP are not determinable at this time.  The following table sets forth the number of shares of Chyron common stock underlying outstanding stock options and restricted stock units, or RSUs, under the 2008 LTIP and the 1999 Incentive Compensation Plan for each person or group named in the table as of March 15, 2013:

Name and Position	Number of Shares of Common Stock Underlying Outstanding Awards

Susan Clark-Johnson, Director	47,023
Peter F. Frey, Director	84,861
Christopher R. Kelly, Director	119,864
Jerry Kieliszak, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	415,336
Roger L. Ogden, Chairman of the Board, Director	118,373
Kathleen R. Power, Senior Vice President, Sales, Service, Marketing and Field Operations	130,000
Robert A. Rayne, Director	77,023
Michael I. Wellesley-Wesley, President and CEO, Director	615,834
Michael C. Wheeler, Director	112,918
All current executive officers as a group	1,161,170
All current directors who are not executive officers as a group	560,062
All employees as a group (including officers who are not executive officers)	2,927,960

On March 15, 2013, the closing market price per share of our common stock was $1.05 as reported by NASDAQ.

New Plan Benefits

On January 9, 2013, our Compensation Committee approved a 2013 Management Incentive Compensation Plan, which we refer to as the 2013 MIP.  The 2013 MIP covers our named executive officers and seven other members of  our senior management. The amount of payout under the 2013 MIP is a percentage of salary which will be paid based on the level of achievement of one or both of two financial performance objectives for fiscal 2013, and the participant must be employed by us on the date the payout is determined (unless terms of any employment, severance or change in control agreements state otherwise). The two financial performance conditions are GAAP-basis Revenues and Non-GAAP Cash Flows from Operating Activities adjusted to a pre-bonus basis. Payment will be made in a combination of cash and Chyron common stock issued under the 2008 LTIP. The payout of any award achieved was designed to be payable in our common stock based on the closing market price on the date of the board’s approval of our independent registered public accountants’ report on their audit of our financial statements for the year ended December 31, 2012 (which date was March 6, 2013), except for a small cash payment equal to the required payroll and withholding taxes due on the total award.  For our President and CEO, this percentage of salary is 70%, resulting in a projected target payout of $337,995 (at 100% achievement of both performance conditions), for our Senior Vice President and Chief Financial Officer it is 60%, resulting in a projected target payout of $146,880 (at 100% achievement of both performance conditions), and for our Senior Vice President, Sales, Service, Marketing and Field Operations it is 30%, resulting in a projected target payout of $81,000 (at 100% achievement of both performance conditions).

The following table shows the total number of awards expected to be made under the 2008 LTIP, assuming achievement of 100% of the financial performance conditions, to the identified named executive officers and groups, which awards are subject to the approval of the 2008 LTIP by our stockholders:

Name and Position	Dollar Value ($)

Jerry Kieliszak, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	146,880
Kathleen R. Power, Senior Vice President, Sales, Service, Marketing and Field Operations	81,000
Michael I. Wellesley-Wesley, President and CEO	337,995
All current executive officers as a group	565,785
All employees as a group (including officers who are not executive officers)	269,071

The payout of these awards would be payable in our common stock based on the fair value of shares on the date such awards were approved by the Compensation Committee and the Board of Directors, except for a small cash payment equal to the required payroll and withholding taxes due on the total award.  Assuming a combined payroll and withholding tax rate of 35%, the cash portion of the awards would be $51,408 for Mr. Kieliszak, $28,350 for Mrs. Power, $118,298 for Mr. Wellesley-Wesley, $198,056 for all current executive officers as a group, and $94,175 for all employees as a group (including officers who are not executive officers).  The stock portion of the award would result in the following awards, assuming an award measurement date of March 15, 2013, when the closing price per share of our common stock was $1.05:

Name and Position	Share Amount

Jerry Kieliszak, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	90,925
Kathleen R. Power, Senior Vice President, Sales, Service, Marketing and Field Operations	50,142
Michael I. Wellesley-Wesley, President and CEO	209,235
All current executive officers as a group	350,302
All employees as a group (including officers who are not executive officers)	166,567

Except as set forth in the table above, the amounts of future grants under the 2008 LTIP are not determinable, and will be granted at the sole discretion of the Compensation Committee, or other delegated persons.

Material Features of the 2008 Long-Term Incentive Plan

The following is a brief summary of the 2008 LTIP, as it is proposed to be amended. This summary is qualified in its entirety by reference to the text of the 2008 LTIP, a copy of which is attached as Annex G to this proxy statement.

The purpose of the 2008 LTIP is to assist the Company in attracting, retaining, and rewarding high-quality executives, employees, directors and other persons who provide services to the Company, enabling such persons to acquire or increase a proprietary interest in the Company and to strengthen the mutuality of interests between such persons and to provide annual and long-term incentives to expend their maximum efforts in the creation of stockholder value.

The Plan is administered by the Compensation Committee of the Board of Directors. The Plan does not limit the availability of awards to any particular class or classes of eligible employees. If an award were to lapse or rights to an award otherwise were to terminate, the shares subject to the award would be available for future awards to the extent permitted by applicable federal securities laws. Awards granted under the 2008 LTIP are not transferable, other than by will or the laws of descent and distribution, except that if authorized in the applicable award, a grantee may transfer, not for value, all or part of an option that is not an incentive stock option to any family member. In the event of a change in control, all outstanding options and stock appreciation rights, or SARs, shall become immediately fully exercisable and vested and any vesting, repurchase and/or forfeiture rights and conditions with respect to outstanding restricted stock and/or RSUs shall be waived at the time of a change in control.

The consummation of the Share Purchase will constitute a “change-in-control” under the 1999 Plan and the 2008 LTIP.  Upon the closing of the Hego transaction as described elsewhere in this proxy statement, all unvested outstanding equity awards granted under the 1999 Plan and the 2008 LTIP immediately vest, as per the terms of those plans, including RSUs and stock options held by our named executive officers.   See “The Share Purchase – Interests of Certain Persons in the Share Purchase.”

The total number of shares authorized for issuance under the 2008 LTIP is currently 5,000,000, of which 571,551 remain available for grant as of March 15, 2013. The expiration date of the 2008 LTIP is May 14, 2018.

Awards to eligible employees under the 2008 LTIP will be made in the form of stock options, SARs, RSUs, restricted stock, unrestricted stock, cash or other stock-based awards. The Board of Directors or the Compensation Committee, in its sole discretion, designates who is eligible to receive awards, determines the form of each award, determines the number of shares of stock subject to each award, establishes the exercise price of each award and such other terms and conditions applicable to the award as the Board of Directors or the Compensation Committee deems appropriate.

Stock option awards can be either incentive or non-incentive. In either case, the exercise price of the option will not be less than the fair market value of the underlying shares as of the date the award is granted. Options will become exercisable at such times as may be established by the Compensation Committee when granting the award. No stock option shall be exercisable more than ten years after the date the option is granted.

A SAR allows the holder, upon exercise, to receive the excess of the fair market value of one share of Chyron common stock on the date of exercise over the grant price of the SAR. The Compensation Committee shall determine the circumstances under which a SAR may be exercised and the method of settlement. SARs may be awarded independently or in tandem with other awards.

A RSU allows the holder to receive stock, cash, or a combination thereof, at the end of a specified deferred period. Restricted stock and RSU awards are subject to such restrictions as to transferability and risk of forfeiture as may be imposed by the Compensation Committee, which restrictions may lapse separately under circumstances such as achievement of performance goals and/or future service requirements. Except to the extent restricted under the terms of the 2008 LTIP, any participant granted restricted stock shall have all the rights of a stockholder, including the right to vote and receive dividends. Holders of RSUs shall have no rights as stockholders of the Company.

The Compensation Committee is also authorized to grant stock as a bonus or to grant stock in lieu of obligations to pay cash under the 2008 LTIP or under other compensatory arrangements.

Our Board of Directors may amend, suspend, or terminate the 2008 LTIP at any time with respect to awards which have not been made. An amendment shall be contingent on approval of stockholders to the extent stated by the Board of Directors, required by applicable law or required by applicable stock exchange requirements. No awards shall be made after termination of the 2008 LTIP. No amendment, suspension or termination of the 2008 LTIP shall, without the consent of the grantee, impair any rights or obligations under any award theretofore awarded.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the 2008 LTIP are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option exercise price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option exercise price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option exercise price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Non-qualified Stock Options. A participant who is granted a non-qualified stock option under the Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of Chyron common stock from the base price of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares. A participant will not be taxed at the date of an award of restricted shares, but will be taxed as ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case, they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received, will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Vote Required

Pursuant to The New York Business Corporation Law and our bylaws, the affirmative vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to approve the amendment of the 2008 Long-Term Incentive Plan. Abstentions will have no effect on this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the Annual Meeting. Broker non-votes will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE 2008 LONG-TERM INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 9 – RATIFY THE APPOINTMENT OF BDO USA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP, as our independent registered public accountant (“BDO”) to audit our financial statements for the fiscal year ending December 31, 2013. The Board of Directors proposes that the shareholders ratify this appointment. BDO served in this capacity for the fiscal year ending December 31, 2012. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit and Other Fees

The following table presents fees for professional services rendered by BDO for the audit of our annual financial statements for the years ended December 31, 2012 and 2011 and the review of our quarterly financial statements during those years, and fees billed for other services rendered by BDO during those periods (in U.S. dollars):

	For Year Ended December 31,
	2012	2011
Audit Fees(1)	$244,090	$234,335
Audit-Related Fees(2)	59,360	54,175
Tax Fees(3)	106,985	53,910
	$410,435	$342,420

(1)	Consists of fees and expenses for audit of our annual financial statements and SAS 100 review of quarterly financial statements included in our Quarterly Reports on Form 10-Q.

(2)	Consists primarily of fees and expenses for employee benefit plans audits.

(3)	Consists of fees and expenses for tax compliance, and planning and advice, primarily related to the share purchase and related transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of

Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of three categories of services to the Audit Committee for approval.

•
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

•
Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•
Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

There were no other fees associated with services not captured in the three categories identified above. We generally do not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm. However, in the event that shareholders do not ratify the appointment of BDO as the Company’s independent registered public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm. Abstentions will have no effect on this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the Annual Meeting. Broker non-votes will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND
A VOTE “FOR” THIS PROPOSAL.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL
UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

HEGO MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Hego’s financial conditions and results of operations together with Hego’s combined financial statements and related notes included elsewhere in this proxy statement. Some information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to Hego’s plans and strategy for its business, future events and future financial performance, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this proxy statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Hego AB and its subsidiaries (collectively referred to in this section as “Hego”) provide products and services for the creation and enhancement of live production content to the sports and broadcasting industries. Hego was founded in 1969 as a sports timing company, providing electro-mechanical timing devices for sports events. Since then, Hego has focused on perfecting the business of capturing and managing complex data sets and has over the years developed a broad portfolio of products and services for real-time data capture and management, broadcast graphics and television production enhancements.

Hego focuses on three primary product and service areas:

•	Hego (parent)
−	Offers a full suite of broadcast graphics technology for overlay graphics, virtual graphics and other enhancements
−	Provides sports analysis technologies such as telestration tools
−	Provides sports information systems and timing systems for all major sports
•	Tracab (subsidiary)
−	Offers non-intrusive real-time object tracking for sports
−	Allows for 3D tracking in real-time
−	Offerings are available for football, basketball, cricket and baseball
•	Sportsground (subsidiary)
−	Provides cost-efficient production services for sports and entertainment
−	Offers streaming platform for managing and hosting online streaming for clients
−	Offers virtual advertising solutions for online content monetization

Hego is headquartered in Stockholm, Sweden and has offices and subsidiaries in Norway, Finland, Denmark, Czech Republic, Slovak Republic, United Kingdom and the United States, as well as resellers and partners in approximately 10 other countries.

Basis of Presentation

The financial statements present the consolidated financial statements of Hego AB and its operating subsidiaries.  The consolidated financial statements are prepared in Swedish Krona, or SEK, and have been presented in accordance with Swedish generally accepted accounting principles, or Swedish GAAP.  See “—U.S. GAAP Reconciliation” below for further information relating to the reconciliation to U.S. generally accepted accounting principles, or U.S. GAAP.  All significant intercompany transactions and accounts between the operating subsidiaries have been eliminated in the consolidation.

Statement of Operations

The following is a description of the primary components of Hego’s revenues and expenses:

Revenues. Hego derives its revenues primarily from sales of its products and services for real-time data capture and management, broadcast graphics and television production enhancements. Product revenues include sales and rentals of broadcast systems and license revenues from support and maintenance agreements. Service revenues include broadcast graphics services delivered on outside broadcast projects for both sports and other events, entire video production services for events, consultancy services, development of customized applications and design services. Hego sells its products and services through its own sales personnel at its regional offices and through resellers and partners.

Other operating income consists primarily of income that is considered not core to Hego’s operating activities, such as governmental grants.

Hego reports its revenue as the value of consideration received or to be received. Compensation for services rendered is recognized as such services are performed. Revenue not yet invoiced is reported under accrued income. Compensation for product sales is recorded at delivery. License revenue is recognized linearly over the term of the contract. Interest, royalties and dividends are recognized when it is probable that the company will receive the economic benefits associated with the applicable transaction and that the income can be measured reliably. Interest income is recognized using the interest rate that provides a consistent return for the assets in question. Royalty revenue is accrued in accordance with the relevant agreement. Dividends are recognized when Hego's right to receive the dividend is deemed secure.

Production and supply costs. Production and supply costs consist of direct product and service costs such as materials, third party services, project-related travel expenses and salaries for freelance personnel, among others.

Other external costs. Other external costs consist primarily of overhead costs, such as rent, electricity, phones, Internet and consultancy fees and sales and marketing related costs such as travel expenses, trade shows and marketing costs.

Personnel costs. Personnel costs consist of employee-related costs, such as salaries, payroll taxes and pension benefits.

Results of Operations

The following table provides Hego’s statements of operations data for the twelve months ended December 31, 2012, 2011 and 2010, which have been prepared in conformity with Swedish GAAP. These operating results are not necessarily indicative of Hego’s operating results for any future period.

Amount in SEK 000s	01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010
Operating income
Net sales	100,295	70,388	66,050
Other operating income	3,316	21	562
	103,611	70,409	66,612
Operating expenses
Production costs and supplies	(24,340)	(20,632)	(18,970)
Other external costs	(16,708)	(21,092)	(12,540)
Personnel costs	(48,225)	(31,214)	(26,371)
Depreciation and amortization of tangible and intangible fixed assets	(3,221)	(2,378)	(2,173)
Other costs	(320)	-	-
Operating profit (loss)	10,797	(4,907)	6,558

Profit (loss) from financial items
Share of loss from associated companies	-	(6,436)	(4,880)
Loss from non-current receivables	-	(250)	-
Interest income and foreign exchange gains	253	242	700
Interest expense and foreign exchange loss	(2,290)	(1,955)	(1,034)
Profit (loss) before income taxes and minority interests	8,760	(13,306)	1,344

Income taxes	(919)	950	(1,462)
Minority share of profit for the year	(113)	(29)	(619)
Net profit (loss) for the year	7,728	(12,385)	(737)

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Revenues. Net sales were SEK 100.3 million for the year ended December 31, 2012 compared to SEK 70.4 million for the year ended December 31, 2011, representing an increase of SEK 29.9 million, or 42.5%.  Product revenues amounted to SEK 34.9 million in 2012 compared to SEK 23.8 million in 2011 and service revenues amounted to SEK 65.4 million in 2012 compared to SEK 46.6 million in 2011.

During 2012, Hego experienced strong growth in all key markets. The strongest growth was attributable to the United States, the United Kingdom and Finland markets. Hego established significant operations in the United States and the United Kingdom in December 2011 and March 2011, respectively. Consequently, 2012 was the first full year in which Hego had operations with its own offices in these markets. Prior to 2012, Hego’s sales in these markets had been conducted through Hego’s sales offices outside those jurisdictions, resellers and partners.

Tracab and Sportsground are the business areas that experienced the strongest growth in 2012, with a substantial inflow of new customers. Hego expects the positive sales trend to continue in 2013, especially within the Tracab and Sportsground business areas. In January 2013, Hego signed a four year agreement with the Deutsche Fußball Liga to provide its Tracab tracking technology. Consequently, Hego will establish operations in Germany in late 2013.

Other operating income increased from SEK 21 thousand in 2011 to SEK 3.3 million in 2012. The increase is primarily attributable to grants from the European Commission and the Swedish Government.  These grants were for development support for certain projects and payment of the grants is conditional upon Hego following predefined project plans. The grant with the European Commission runs through April 2013 and the grant with the Swedish Government spans over the years 2012, 2013 and 2014.

Production and supply costs. Production and supply costs were SEK 24.3 million for the year ended December 31, 2012 compared to SEK 20.6 million for the year ended December 31, 2011, representing an increase of SEK 3.7 million, or 18.0%. The increase in production and supply costs were significantly lower than Hego’s revenue growth in 2012, leading to an increase in gross profit margin from 70.7% in 2011 to 76.5% in 2012. The growth in gross profit margin was primarily due to an increased share of product revenues, which generally have a higher profit margin than service revenues.

Other external costs. Other external costs were SEK 16.7 million for the year ended December 31, 2012 compared to SEK 21.1 million for the year ended December 31, 2011, representing a decrease of SEK 4.4 million, or 20.8%. Other external costs were significantly higher in 2011 than in 2012, primarily due to costs related to the restructuring of Hego’s Tracab business and the bankruptcy of its associated company, Svenska Tracab AB.

Personnel costs. Personnel costs were SEK 48.2 million for the year ended December 31, 2012 compared to SEK 31.2 million for the year ended December 31, 2011, representing an increase of SEK 17.0 million, or 54.5%. The increase was primarily due to an increase in employees from 64 in 2011 to 98 in 2012.

Depreciation and amortization of tangible and intangible fixed assets. Depreciation and amortization of tangible and intangible fixed assets were SEK 3.2 million for the year ended December 31, 2012 compared to SEK 2.4 million for the year ended December 31, 2011. The increase was primarily due to increased investments in hardware for Hego’s Tracab business.

Total financial items. Results from associated companies, which reflect minority owned interests of the parent, were SEK 0 million for the year ended December 31, 2012 compared to a loss of SEK 6.4 million for the year ended December 31, 2011. The loss of SEK 6.4 million in 2011 is primarily due to the bankruptcy of Svenska Tracab AB. Since the bankruptcy of Svenska Tracab AB, Hego does not have any associated companies.

Results from non-current receivables were SEK 0 for the year ended December 31, 2012 compared to a loss of SEK 250 thousand for the year ended December 31, 2011.

Interest income and foreign exchange gains increased from SEK 242 thousand in 2011 to SEK 253 thousand in 2012. Interest expense and foreign exchange losses increased from SEK 2.0 million in 2011 to SEK 2.3 million in 2012.

Income taxes. Income tax expense was SEK 0.9 million for the year ended December 31, 2012, as compared to a tax benefit of SEK 1.0 million for the year ended December 31, 2011. The operating losses in 2011 resulted in lower tax expense in 2012, as net operating losses not recognized were utilized in 2012 in the Swedish GAAP accounts.

Minority share of profit. Minority share of profit, which relates to the minority shareholders’ share of profits or losses incurred in the subsidiaries, was SEK 113 thousand for the year ended December 31, 2012 compared to SEK 29 thousand for the year ended December 31, 2011. During 2012, there were minor changes of ownership in certain subsidiaries.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Revenues. Net sales were SEK 70.4 million for the year ended December 31, 2011 compared to SEK 66.1 million for the year ended December 31, 2010, representing an increase of SEK 4.3 million, or 6.6%.  Product revenues amounted to SEK 23.8 million in 2011 compared to SEK 24.2 million in 2010 and service revenues amounted to SEK 46.6 million in 2011 compared to SEK 41.8 million in 2010. The increase was primarily due to volume growth in existing markets and expansion into the UK market.

Production and supply costs. Production and supply costs were SEK 20.6 million for the year ended December 31, 2011 compared to SEK 19.0 million for the year ended December 31, 2010, representing an increase of SEK 1.7 million, or 8.8%.

The increase in production costs and supplies were higher than the revenue growth in 2011, leading to a decrease in gross profit margin from 71.5% in 2010 to 70.7% in 2011.

Other external costs. Other external costs were SEK 21.1 million for the year ended December 31, 2011 compared to SEK 12.5 million for the year ended December 31, 2010, representing an increase of SEK 8.6 million, or 68.2%. The increase was primarily due to costs related to the restructuring of Hego’s Tracab business and the bankruptcy of its associated company, Svenska Tracab AB.

Personnel costs. Personnel costs were SEK 31.2 million for the year ended December 31, 2011 compared to SEK 26.4 million for the year ended December 31, 2010, representing an increase of SEK 4.8 million, or 18.4%. The increase was primarily due to an increase in employees from 57 in 2010 to 64 in 2011.

Depreciation and amortization of tangible and intangible fixed assets. Depreciation and amortization of tangible and intangible fixed assets were SEK 2.4 million for the year ended December 31, 2011 compared to SEK 2.2 million for the year ended December 31, 2010, representing an increase of SEK 0.2 million, or 9.4%.

Total financial items. Hego’s share of loss from associated companies was SEK 6.4 million for the year ended December 31, 2011 compared to SEK 4.9 million for the year ended December 31, 2010. The increase was primarily due to costs associated with the bankruptcy of Svenska Tracab AB.

Loss from non-current receivables was SEK 250 thousand for the year ended December 31, 2011 compared to SEK 0 for the year ended December 31, 2010.

Interest income and foreign exchange gains decreased from SEK 700 thousand in 2010 to SEK 242 thousand in 2011. The decrease was primarily due to Hego’s reduced cash position. Interest expense and foreign exchange losses increased from SEK 1.0 million in 2010 to SEK 2.0 million in 2011. The increase was primarily due to an increased level of interest-bearing indebtedness.

Income taxes. For the year ended December 31, 2011, Hego had a tax benefit of SEK 1.0 million, compared to a tax expense of SEK 1.5 million for the year ended December 31, 2010. The negative result in 2011 was recognized as a deferred tax asset, which had a positive effect on income taxes.

Minority share of profit. Minority share of profit was SEK 29 thousand for the year ended December 31, 2011 compared to SEK 619 thousand for the year ended December 31, 2010.

Liquidity and Capital Resources

Overview

Hego’s historical sources of liquidity have been cash generated from operations, credit facilities provided by major financial institutions, equity issuances and shareholder loans. Cash generated from operations continues to be Hego’s primary source of funds to finance its operating needs, capital expenditures and debt service. Hego had cash and cash equivalents of SEK 5.1 million as of December 31, 2012, compared to SEK 5.2 million at December 31, 2011.

Hego’s management believes that its ability to obtain funding from the sources described above will continue to provide the cash flows necessary to satisfy Hego’s present working capital requirements and capital expenditure requirements, as well as meet Hego’s debt repayments and other financial commitments, for the next twelve months.

Cash Flow from Operating Activities

Net cash from operating activities was SEK 4.5 million during the year ended December 31, 2012. During this period, net cash from operating activities primarily consisted of: a net profit before tax of SEK 8.8 million; adjustments for non-cash items, such as depreciation and amortization, of SEK 2.8 million; taxes paid of SEK 1.5 million; and a decrease in cash due to working capital of SEK 5.5 million, which was mainly due to an increase in operating receivables of SEK 6.2 million.

Net cash from operating activities was SEK 3.6 million during the year ended December 31, 2011. During this period, net cash from operating activities primarily consisted of: a net loss before tax of SEK 13.3 million; adjustments for non-cash items, such as depreciation, amortization and impairment, of SEK 9.2 million; taxes received of SEK 0.2 million; and an increase in cash due to working capital of SEK 7.5 million, which was mainly due to an increase in operating liabilities of SEK 5.2 million and a decrease in operating receivables of SEK 2.2 million.

Net cash used in operating activities was SEK 1.1 million during the year ended December 31, 2010. During this period, net cash used in operating activities primarily consisted of: a net profit before taxes of SEK 1.3 million; adjustments for non-cash items, such as depreciation, amortization and impairment, of SEK 7.0 million; taxes paid of SEK 2.1 million; and a decrease in cash due to working capital of SEK 7.4 million, which was mainly due to an increase in operating receivables of SEK 8.2 million.

Cash Flow from Investing Activities

Net cash used in investing activities was SEK 6.1 million during the year ended December 31, 2012. During this period, net cash used in investing activities primarily included: investments in tangible fixed assets, such as player tracking cameras and computer equipment, of SEK 5.6 million; and investments in intangible fixed assets of SEK 0.5 million

Net cash used in investing activities was SEK 6.5 million during the year ended December 31, 2011. During this period, net cash used in investing activities primarily included: investments in tangible fixed assets, such as player tracking cameras and computer equipment, of SEK 0.6 million; investments in intangible fixed assets of SEK 0.2 million; the acquisition of shares in a subsidiary of SEK 3.0 million; and  the acquisition of non-current assets for SEK 2.6 million.

Net cash used in investing activities was SEK 7.0 million during the year ended December 31, 2010. During this period, net cash used in investing activities primarily included: investments in tangible fixed assets, of SEK 2.2 million; investments in intangible fixed assets of SEK 0.3 million; the acquisition of shares in a subsidiary of SEK 0.4 million; and the acquisition of non-current assets for SEK 4.2 million.

Cash Flow from Financing Activities

Net cash from financing activities was SEK 1.4 million for the year ended December 31, 2012. During this period, net cash used in financing activities primarily included: net proceeds from loans taken of SEK 0.2 million and the sale of shares to minority shareholders of SEK 1.3 million.

Net cash used in financing activities was SEK 0.2 million for the year ended December 31, 2011. During this period, net cash used in financing activities primarily included: net proceeds from loans taken of SEK 1.5 million and dividends paid of SEK 1.7 million.

Net cash from financing activities was SEK 6.8 million for the year ended December 31, 2010. During this period, net cash used in financing activities primarily included: net proceeds from the issuance of new shares of SEK 5.0 million and net proceeds from loans taken of SEK 1.9 million.

Description of Indebtedness

Hego’s debt facilities consist of the following:

Hego AB – Revolving credit facility agreement with Handelsbanken

On July 14, 2011, Hego entered into a SEK 3.0 million revolving credit facility agreement with Handelsbanken, the proceeds of which have been and will be used for general corporate purposes, capital expenditures and working capital. The revolving credit facility has a contract interest rate of 1.5% of the full credit amount and an interest rate of 7.15% of the drawn amount. As of December 31, 2012, approximately SEK 2.6 million of the facility had been drawn.

Loans made under the terms of the revolving credit facility are secured by chattel mortgages and guarantees provided by certain shareholders of Hego.

Hego AB – Term Loan with Handelsbanken

On June 5, 2012 Hego entered into a SEK 1.0 million term loan with Handelsbanken. The proceeds have been and will be used for general corporate purposes, capital expenditures and working capital. The loan has an interest rate of 7.55% and is currently being repaid in monthly installments of SEK 30 thousand.  As of December 31, 2012, approximately SEK 0.8 million of the loan was outstanding.

This term loan is secured by chattel mortgages and guarantees provided by certain shareholders of Hego.

Hego AB – Shareholder Loan

During the last three years, Hego has entered into shareholder loans totaling SEK 4.5 million with several of its major shareholders. The proceeds of these loans have been used for general corporate purposes, capital expenditures and working capital. The loan has an interest rate of 7.15%.

Sportsground AB – Term Loan with Handelsbanken

On December 15, 2011 Hego’s subsidiary, Sportsground AB, entered into a SEK 1.0 million term loan with Handelsbanken. The proceeds have been used for general corporate purposes, capital expenditure and working capital. The loan has an interest rate of 7.85% and is currently being repaid in monthly installments of SEK 40 thousand. As of December 31, 2012, approximately SEK 0.6 million of the loan was outstanding.

The term loan is secured by guarantees provided by certain shareholders of Sportsground AB and Hego.

Hego Finland Oy – Term Loan with Handelsbanken

On November 15, 2010 Hego’s subsidiary, Hego Finland Oy entered into a EUR 100 thousand term loan with Handelsbanken. The proceeds have been used for general corporate purposes, capital expenditures and working capital. The loan has an interest rate of HB Prime reference rate + 2.5 percentage points. The maturity of the loan is 4 years from signing of the agreement. As of December 31, 2012, approximately EUR 50 thousand of the loan was outstanding.

The term loan is secured by guarantees provided by the parent company.

Hego Finland Oy – Revolving credit facility agreement with Handelsbanken

On June 12, 2012 Hego’s subsidiary, Hego Finland Oy, entered into a EUR 75 thousand revolving credit facility agreement with Handelsbanken, the proceeds of which will be used for general corporate purposes, capital expenditures and working capital. The revolving credit facility has an interest rate of Handelsbanken Prime reference rate +2.25 percentage points. As of December 31, 2012, there was no amount outstanding under the revolving credit facility.

Loans made under the terms of the revolving credit facility are secured by guarantees provided by the parent company.

Off-Balance Sheet Arrangements

Hego does not have any off-balance sheet arrangements, as defined under SEC rules.

Contractual Obligations

As of December 31, 2012, Hego’s contractual cash obligations for future periods were as follows:

	Payments due by period (in SEK # millions)
	Total	Less than 1 year		1-3 years	3-5 years	More than 5 years
Debt(1)	4.7	3.7		1.0	0.0	0.0
Shareholder loan(1)	4.5	4.5		0.0	0.0	0.0
Capital leases(3)	4.7	1.5		2.6	0.6	0.0
Office leases	17.4	3.2	(2)	5.6	5.4	3.2
Total	31.3	12.9		9.2	6.0	3.2

(1)	See “—Description of Indebtedness.”
(2)	Some office leases may be terminated by Hego upon 3 or 6 months’ notice to the landlord.
(3)	Gross amounts included for principal and interest.

Research and Development

Hego continues to invest in research and development of current and emerging technologies that is deemed critical to maintaining its competitive position in the broadcast graphics and sports enhancements markets.

Hego has three main research and development teams with dedicated focus areas:

•	Stockholm, Sweden: Sports data applications and workflow.
•	Stockholm, Sweden: Image processing for object tracking.
•	Brno, Czech Republic: Graphics engine applications.

Hego invests a large share of available resources in research and development and believes that it is in the forefront in all of the areas above, especially within image processing for object tracking. Other than an insignificant amount of research and development operations in the Czech Republic, all research and development costs are expensed as incurred. During the years ended December 31, 2012, 2011, 2010, Hego incurred SEK 22.6 million, SEK 18.0 million and SEK 13.6 million, respectively, in research and development expenses.

Foreign Currency Fluctuations and Inflation

A substantial majority of Hego’s sales are denominated in local currencies, including Euros, U.S. dollars, Czech Koruna, British Pound, Norwegian Kroner, Slovak Koruna and Danish Krone. In addition, Hego’s expense and sales activities are transacted in local currencies. Fluctuations in the foreign currency rates could affect Hego’s sales, cost of revenues and profit margins and could result in exchange losses. In addition, currency devaluations can result in a loss if Hego maintains deposits in a foreign currency.

Hego currently does not have a program in place that is designed to mitigate its exposure to changes in foreign currency exchange rates. The utilization of forward foreign currency contracts would reduce, but would not eliminate, the impact of currency exchange rate movements.

See “Quantitative and Qualitative Disclosures About Hego’s Market Risk” for additional information.

Significant Accounting Policies

General accounting principles

Hego’s financial statements for the fiscal years ended December 31, 2012, 2011 and 2010 have been prepared in accordance with the Annual Accounts Act and the general recommendations of the Swedish Accounting Standards Board (“BFNAR”), except for BFNAR 2008:1 Financial statements in small limited liabilities companies (“Swedish GAAP”). If no guideline has been issued by the Swedish Accounting Standards Board, guidance has been taken from the standards issued by the Financial Accounting Standards Council.

Valuation principles, etc.

Assets, allocations and liabilities have been valued at historical cost unless stated otherwise below.

Revenue recognition

Revenue recognition is made in accordance with the Swedish Accounting Standards Board general recommendation BFNAR 2003:3 Revenue. The company reports its revenue as the value of consideration received or to be received.

Compensation for services rendered is recognized as they are performed. Revenue not yet invoiced is reported under accrued income. Compensation for product sales is recorded at delivery. License revenue is distributed linearly over the contract period.

Interest, royalties and dividends are recognized when it is probable that the company will have the economic benefits associated with the transaction and that the income can be measured reliably. Interest income is recognized using the interest rate that provides a consistent return for the assets in question. Royalty revenue is accrued in accordance with the relevant agreement. Dividend is recognized when the shareholder's right to receive the dividend is deemed secure.

Tax

Hego applies the Swedish Accounting Standards Board general recommendation BFNAR 2001:1 Income tax. Total tax comprises current and deferred tax.

Taxes are reported in the income statement. Current tax is tax which will be paid or received in regard to the current year. This also includes the adjustment of current tax attributable to previous periods.

Deferred tax is calculated in accordance with the balance sheet method based on temporary differences between reported and fiscal values on assets and liabilities with the exception of tax losses which are not valued. The amount is calculated based on how the temporary differences are expected to be settled and with application of those tax rates and tax regulations that have been determined or instructed as of the balance sheet date. Temporary differences are not taken into consideration in consolidated goodwill and neither are differences attributable to investments in subsidiaries and associated companies that are not expected to be reversed in the foreseeable future.

Intangible assets

Capitalized software development costs

The development costs contained in the balance sheet for software in certain subsidiaries are recorded as actual cost less amortization and impairment. All other costs are recorded in the income statement.

Tangible assets

Tangible fixed assets are reported as assets in the balance sheet when, based on available information, it is likely that the future financial benefits that are associated with the holdings will be realized by the group/company and when the acquisition value for the asset can be calculated in a reliable way.

Depreciation principles for tangible fixed assets

Depreciation is based on the historical cost less any calculated residual value of a certain asset. Depreciation is calculated on a straight-line basis over an asset’s useful life.

The following useful lives are used:

Leasehold improvements	5 years

Equipment	5 years

Goodwill	5 years

Impairment

At each reporting period it is analyzed whether there is any indication of impairment of the assets. If so, the estimated recoverable amount is calculated based on the higher of net realizable value and value in use. Value in use is calculated based on the estimated future cash flows the asset is expected to generate. If the book value of the asset exceeds the recoverable amount of the asset it is reduced down to the last value.

Leasing - lessee

The Swedish Accounting Standards Board's general recommendation, BFNAR 2000:4, is applied and all leasing agreements are reported as operating leases.

Receivables

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are stated net of an allowance for doubtful accounts. The allowance for doubtful accounts is based on an individual assessment of the receivable considering factors such as the age of the amounts due, historical experience of collection and other factors which may affect the customers’ ability to pay.

Accounts payables

Accounts payable are short-term and are valued at nominal value.

Receivables and liabilities in foreign currency

Receivables and liabilities in foreign currencies have been translated to exchange rates prevailing on the balance sheet day in accordance with the Swedish Financial Accounting Standards Council's recommendation no. 8. Exchange rate differences on operating receivables and liabilities are included in the operating profit/loss, while differences in financial receivables and liabilities are reported as financial items.

For those cases when receivables or payables in foreign currency have been hedged, the receivables or payables have been translated using the rate in the hedging instrument. The group has no outstanding derivatives as of the balance sheet dates.

Cash and cash equivalents

Cash and cash equivalents include cash, immediately available bank balances and other money market instruments with maturities of three months or less. These items are generally valued at amortized cost.

Provisions

A provision is recognized in the balance sheet when the company has a legal or constructive obligation as a result of a past event and it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made.

Consolidated accounting

The consolidated accounts have been prepared in accordance with the Swedish Accounting Standards Board’s recommendation RR1:00.

Basis of consolidation

Subsidiaries are companies in which the parent company directly or indirectly holds more than 50% of the voting rights, or in another way, has a deciding influence over the operation and finances of the company.

Subsidiaries are normally reported in accordance with the acquisition method. The acquisition method means that an acquisition of a subsidiary is considered to be a transaction whereby the parent company indirectly acquires the subsidiary’s assets and takes over its liabilities. From the date of the acquisition, the acquired company’s income and costs, identifiable assets and liabilities as well as possible goodwill or negative goodwill are included in the consolidated accounts.

Goodwill

Group goodwill arises when the acquisition value, for the acquisition of shares in subsidiaries exceeds the fair value of the acquired company's identifiable net assets. Goodwill is reported at the acquisition value with deductions for accumulated amortization and possible impairment.

U.S. GAAP Reconciliation

The accompanying Hego consolidated financial statements included elsewhere in this proxy statement have been prepared in accordance with Swedish GAAP, which differs in certain significant respects from U.S. GAAP.

Those differences which have a significant effect on net income and shareholders’ equity are as follows:

a)	Business combinations and goodwill

In accounting for business combinations under Swedish GAAP, all of the value of consideration transferred in excess of the fair value of the assets and liabilities acquired have been classified as goodwill and is amortized over 5 years.

In accordance with U.S. GAAP, the identifiable assets and liabilities acquired are measured at their fair values at the acquisition date including intangible assets other than goodwill such as software and customer relations. Goodwill is measured as a residual value and recognized as an asset. Goodwill and other intangible assets with an indefinite useful life are not amortized, but instead are subject to impairment testing at least annually.

Software and customer relations have been amortized under U.S. GAAP based on a useful life of five years.

The increase in ownership of a subsidiary in 2011 was accounted for by increasing goodwill under Swedish GAAP. Under U.S. GAAP, it would be accounted for as an equity transaction with an adjustment to the carrying amount of the non-controlling interest to reflect the change in ownership of the subsidiary. The difference in the fair value of the consideration paid and the change in the carrying amount of the non-controlling interests is recognized in equity attributable to the parent rather than as an increase in goodwill.

b)	Changes in ownership interest in subsidiaries

Changes in the ownership of two subsidiaries in 2012 through a rights issue and sale of shares to unrelated parties creating non-controlling interests have been accounted for in current earnings as other income under Swedish GAAP. Under U.S. GAAP, it would be accounted for as an equity transaction with an adjustment to the carrying amount of the non- controlling interest to reflect the change in ownership of the subsidiary. The difference in the fair value of the consideration received and the change in the carrying amount of the non-controlling interests is recognized in equity. No adjustment to equity is required for U.S. GAAP.

c)	Capitalized software development costs

Under Swedish GAAP, certain costs incurred for software development in a subsidiary have been capitalized and are amortized over a useful life of five years. These costs are for software in the post implementation/operation stage. Under U.S. GAAP, costs incurred for internal use-software that is acquired, internally developed or modified solely to meet the entity’s internal needs are capitalized depending on the stage of development.

Costs incurred during the post-implementation/operation stage are expensed as incurred.

d)	Income taxes

Under Swedish GAAP, deferred taxes are calculated based on certain temporary differences but not on unused tax loss carry forward. Under U.S. GAAP, deferred tax is recognized for the estimated future tax effects of temporary differences and unused tax losses carried forward.

Additionally all deferred tax assets are recognized and a valuation allowance is recognized to the extent that it is more likely than not that the deferred tax assets will not be usable.

e)	Leases

Under Swedish GAAP, all leases have been accounted for as operating leases with lease payments being recognized in current earnings as they fall due.

Under U.S. GAAP, a lease is classified as a capital (finance) lease or an operating lease. The classification depends on whether substantially all of the risks and rewards incidental to ownership of the leased asset have been transferred from the lessor to the lessee. At the commencement of a capital lease, the leased asset and leased liability are recognized. The asset under a capital lease is depreciated in accordance with the depreciation policy used for comparable owned assets. The lease liability is amortized over the period of the lease by allocating lease payments to principle and interest.

f)	Accounting for associated companies

Under Swedish GAAP, the equity method of accounting is used for the investment in an associated company and the proportionate share of losses are recorded as a reduction in the investment in the associated company but not loans or other receivables.

Under U.S. GAAP, the investors’ proportionate share of losses would also be recorded as a reduction in loans and other advances after the capital stock investment has been reduced to zero.

The following is a summary of the significant adjustments to net income (loss) and shareholders’ equity that would be required if U.S. GAAP were to be applied instead of Swedish GAAP:

	For the years ended December 31
(in SEK 000s)	2012	2011	2010

Net income (loss) under Swedish GAAP	7,728	(12,385)	(737)
Business combinations and goodwill (a)	683	268	146
Changes in ownership interest in subsidiaries (b)	(785)	-	-
Software development costs (c)	51	68	(44)
Leases (e)	225	(21)	66
Accounting for associated companies (f)	-	(560)	1,470
Income taxes (d)	(1,323)	1,463	12
Tax effect of U.S. GAAP adjustments	(68)	(7)	(9)
Net income (loss) under U.S. GAAP	6,510	(11,175)	904

(in SEK 000s)	2012	2011	2010

Shareholders’ equity under Swedish GAAP	7,950	354	11,639
Business combinations and goodwill (a)	36	(650)	839
Development costs (c)	(287)	(338)	(406)
Income taxes (d)	152	1,475	12
Leases (e)	270	45	66
Accounting for associated companies (f)	-	-	560
Tax effect of U.S. GAAP adjustments	(16)	53	60
Shareholders’ equity under U.S. GAAP	8,106	938	12,769

U.S. GAAP requires that other comprehensive income is disclosed separately in the financial statements which are not required under Swedish GAAP. The following table presents other comprehensive income separately based on Swedish GAAP. In Swedish GAAP, the amounts are included in non-restricted reserves.

(in SEK 000s)
Other comprehensive income
Opening balance January 1, 2010	(128)
Foreign currency translation adjustment 2010	(208)
Closing balance December 31, 2010	(336)
Foreign currency translation adjustment 2011	(20)
Closing balance December 31, 2011	(356)
Foreign currency translation adjustment 2012	(132)
Closing balance December 31, 2012	(488)

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT HEGO’S MARKET RISK

Hego’s business is subject to risks, including, but not limited to unique economic conditions, changes in political climate, differing tax structures, other regulations and restrictions, and foreign exchange rate volatility. Accordingly, Hego’s future results could be materially adversely impacted by changes in these or other factors.

Market risk represents the risk of loss that may impact Hego’s financial position due to adverse changes in financial market prices and rates. Hego’s market risk exposure results primarily from fluctuations in foreign exchange rates and interest rates.

Foreign Currency Exchange Risk

A substantial majority of Hego’s sales are denominated in local currencies, including Euros, U.S. dollars, Czech Koruna, British Pound, Norwegian Kroner, Slovak Koruna and Danish Krone. In addition, Hego’s expense and sales activities are transacted in local currencies. Fluctuations in the foreign currency rates could affect Hego’s sales, cost of revenues and profit margins and could result in exchange losses. In addition, currency devaluations can result in a loss if Hego maintains deposits in a foreign currency.

The sales and operating expenses of Hego’s international subsidiaries that are incurred in local currencies did not have a material adverse effect on its business, results of operations or financial condition for the year ended December 31, 2012 and Hego does not expect that they will have a material effect on its business, results of operations or financial condition for the year ending December 31, 2013. Hego’s operating results and certain assets and liabilities that are denominated in foreign currencies are affected by changes in the relative strength of the SEK against the applicable foreign currency. Hego’s expenses denominated in foreign currencies are positively affected when the SEK strengthens against the applicable foreign currency and adversely affected when the SEK weakens.

Hego currently does not have a program in place that is designed to mitigate its exposure to changes in foreign currency exchange rates. The utilization of forward foreign currency contracts would reduce, but would not eliminate, the impact of currency exchange rate movements.

Interest Rate Risk

Hego is exposed to changes in interest rates in the normal course of its business. At December 31, 2012, Hego had unrestricted cash and cash equivalents of SEK 5.1 million. These amounts were held for working capital purposes and were held at bank accounts.

As of December 31, 2012, Hego’s outstanding debt primarily consisted of borrowings outstanding under its term loans, revolving credit facilities and shareholder loans. One of the term loans accrues interest at Handelsbanken Prime reference rate plus 2.5 percentage points. As of December 31, 2012, there was EUR 50 thousand outstanding under this term loan. One of the revolving credit facilities, under which Hego has the ability to borrow up to EUR 75 thousand, accrues interest at Handelsbanken Prime reference rate plus 2.25 percentage points. As of December 31, 2012, there were no amounts outstanding under the revolving credit facility. The remaining term loans, credit facility and shareholder loans have fixed interest rates.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Chyron and Hego, after giving effect to the Hego transaction and adjustments described in the following footnotes, and are intended to reflect the impact of this transaction on Chyron.

The unaudited pro forma condensed combined balance sheet reflects the transaction of Hego as if it has been consummated on December 31, 2012 and includes pro forma adjustments for preliminary valuations of certain tangible and intangible assets by Chyron management. These adjustments are subject to further revision upon completion of the contemplated transaction and related intangible asset valuations.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 combines Chyron’s historical results for the year ended December 31, 2012 with Hego historical results for the year ended December 31, 2012 as if the transaction had been consummated on January 1, 2012. The Hego condensed consolidated statement of operations has been converted from Swedish Krona, or SEK, to U.S. Dollars at the average daily exchange rate for the year ended December 31, 2012 of 6.78 SEK per U.S. dollar.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the Share Purchase. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of overhead, distribution and other operating expenses, manufacturing scale efficiencies, changes in corporate infrastructure, the elimination of duplicative facilities and the leveraging of consolidated annual external purchases. Revenue synergies, if achieved, could result from, among other things, the cross-selling of Chyron product through Hego distribution channels outside the U.S. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Share Purchase been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the Share Purchase.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, amounts related to Hego’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, along with the amortization expense related to the estimated identifiable intangible assets and stock-based compensation, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

Hego

On March 9, 2013, Chyron entered into a Stock Purchase Agreement to acquire all of the shares of Hego, a global graphics services company based in Stockholm, Sweden that develops real-time graphics products and tools for the broadcast and sports industries. The transaction will be accounted for under the acquisition method of accounting.  Under the terms of the Share Purchase, Chyron will issue approximately 12,202,514 shares of its common stock (the Closing Shares) in consideration for 100% of the outstanding shares of Hego.  In addition, upon achieving certain revenue milestones in 2013, 2014 and 2015, we may issue up to an additional 6,101,257 shares (the Earn-Out Shares), such that the aggregate amount of shares issued to Hego shareholders equals up to 50.0% of the sum of the outstanding Closing Shares and the Earn-Out Shares.

CHYRON CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2012
(in thousands)

					Chyron Hego
	Chyron	Hego			Combined
	Historical	Historical	Adjustments		Pro forma
Assets
Current assets
Cash	$2,483	$790	(b)	$(1,836)	$1,531
			(b)	94
Accounts receivable, net	5,630	1,709			7,339
Prepaid expenses and other current assets	626	1,238			1,864
Total current assets	11,024	3,738		(1,742)	13,020

Property and equipment, net	1,347	1,717			3,064
Goodwill	2,066	387	(a)	10,355	12,421
			(a)	(387)

Intangible assets, net	559		(a)	5,270	5,829
Other assets	119	90			209
Total assets	$15,115	$5,932		$13,496	$34,543

Liabilities and shareholders' equity
Current liabilities
Accounts payable and accrued expenses	$3,100	$1,716			$4,816
Deferred revenue	3,637	185			3,822
Short-term debt	280	572			852
Other current liabilities	298	1,478			1,776
Contingent consideration			(a)	$1,077	1,077
Total current liabilities	7,315	3,951		1,077	12,343

Pension liability	3,873				3,873
Deferred revenue	1,198				1,198
Long-term debt	397	146			543
Other non-current liabilities	351	373			724
Contingent consideration			(a)	2,592	2,592
Total liabilities	13,134	4,470		3,669	21,273

					Chyron Hego
	Chyron	Hego			Combined
	Historical	Historical	Adjustments		Pro forma

Shareholders' equity
Common stock	171	24	(a)	157	328
			(a)	(24)

Additional paid-in capital	84,539	1,371	(a)	12,656	98,757
			(a)	(1,371)
			(c)	1,562

Accumulated deficit	(80,404)	(77)	(a)	77	(83,708)
			(b)	94
			(b)	(1,836)
			(c)	(1,562)

Accumulated other comprehensive loss	(2,325)	(74)	(a)	74	(2,325)
Parent shareholders' equity	1,981	1,244		9,827	13,052

Non-controlling interest		218			218
Total shareholders' equity	1,981	1,462		9,827	13,270
Total liabilities and shareholders' equity	$15,115	$5,932		$13,496	$34,543

CHYRON CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2012
(in thousands, except per share amounts)

					Chyron Hego
	Chyron	Hego			Combined
	Historical	Historical	Adjustments		Pro forma
Product revenues	$21,674	$5,144			$26,818
Service revenues	8,548	9,658			18,206
Total revenues	30,222	14,802			45,024

Cost of sales	9,319	7,231	(a)	$196	16,746
Gross profit	20,903	7,571		(196)	28,278
Operating expenses:
Selling, general and administrative	17,209	2,965	(a)	461	20,541
			(b)	(94)
Research and development	7,443	3,327			10,770
Total operating expenses	24,652	6,292		367	31,311
Operating income (loss)	(3,749)	1,279		(563)	(3,033)
Other income (expense)	(13)	39			26
Income (loss) before taxes	(3,762)	1,318		(563)	(3,007)
Income tax expense	(18,539)	(341)			(18,880)
Net income (loss)	(22,301)	977		(563)	(21,887)
Net income (loss) attributable to
Non-controlling interest		(17)			(17)
Net income (loss) attributable to parent
	$(22,301)	$960		$(563)	$(21,904)

Net income (loss) per share Attributable to parent:
Basic	$(1.31)				$(0.74)
Diluted	$(1.31)				$(0.74)
Weighted average shares used in Computing earnings per share:
Basic	16,961		(d)	12,705	29,666
Diluted	16,961		(d)	12,705	29,666

CHYRON CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  BASIS OF PRESENTATION

The pro forma statements have been compiled from historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), and should be read in conjunction with the Consolidated Financial Statements of Chyron for the year ended December 31, 2012 (Annex B) and the Consolidated Financial Statements of Hego for the year ended December 31, 2012 (Annex C). These pro forma statements are presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the transaction been completed as of the dates indicated. In addition, the pro forma statements do not purport to project the future financial position or operating results of the combined company.

The pro forma statements have been prepared using the acquisition method of accounting. Acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been presented solely for the purpose of providing pro forma statements and will be revised as additional information becomes available and as additional analyses are performed. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of judgment in determining the appropriate assumptions and estimates. Differences between preliminary estimates in the pro forma statements and the final acquisition accounting will occur and could have a material impact on the accompanying pro forma statements and the combined company’s future results of operations and financial position.

The pro forma statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the transaction or the costs to combine the operations of Chyron and Hego or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Note 2.  ESTIMATED PURCHASE PRICE AND ALLOCATION

The preliminary estimated purchase price, related allocations, and resulting excess over fair value of net assets acquired are as follows:

Estimated shares of common stock outstanding, 10 days prior to closing	17,447,296

Estimated stock options outstanding with an exercise price of $1.25 or below, 10 days prior to closing	353,145

Estimated restricted stock units outstanding, 10 days prior to closing	503,330
18,303,771

Estimated share to be issued at closing (Closing Shares)	12,202,514

Outstanding Closing Shares	30,506,285

“Assumed” per share closing price	$1.05

Total value of 12,202,514 Chyron shares to be issued at closing	$12,812,639

Estimated value of additional contingent consideration	$3,669,503

Estimated total purchase price	$16,482,142

Estimated allocation of purchase price:

Fair value of net assets acquired	$857,000

Fair value of other intangible assets	$5,269,878

Goodwill	$10,355,264

The assets and liabilities of Hego, net of the estimated fair value of the non-controlling interest, approximate fair value due to their current nature and this preliminary estimate of fair value was used in the pro forma combined data. Once sufficient information is available and final valuations are performed, the purchase price allocation may differ materially from these preliminary estimates.

The total estimated purchase price of $16.5 million is comprised of 12.2 million newly issued shares of Chyron common stock (the Closing Shares), valued at $12.8 million, and will represent 40% of our voting shares following the issuance (the Outstanding Closing Shares) and additional contingent consideration of up to 6,101,257 newly issued shares of Chyron common stock (the Earn-Out Shares) valued at an estimated $3.7 million. The $3.7 million represents the discounted value of the Earn-Out Shares based on a probability-based model measuring the likelihood of achieving certain revenue milestones as detailed below, and has been recorded as a liability in the pro forma balance sheet.  In connection with FASB ASC 805, the fair value of any contingent consideration is established at the acquisition date and included in the total purchase price at fair value. The contingent consideration is then potentially adjusted to the then current fair value as an increase or decrease to earnings in each reporting period. The sum of the Outstanding Closing Shares and the Earn-Out Shares could bring the total shares issued in the transaction up to 50.0% of the sum of the Outstanding Closing Shares and the Earn-Out Shares.  Based on the revenue milestones, additional shares could be issued as follows:

Revenue milestones	Additional shares
$15.5 million in 2013	2,773,298
$16.0 million in 2014	1,584,742
$16.5 million in 2015	1,743,217
Total	6,101,257

Or, alternatively, if $33.0 million for 2013 and 2014 combined	6,101,257

The estimated purchase price, consisting of the shares of our common stock, will fluctuate with changes in the trading price of our common stock on NASDAQ based on the respective closing market price until the closing date. The table below depicts a sensitivity analysis of the estimated purchase price and goodwill, assuming a 35.0% increase or decrease to Chyron’s closing share price of $1.05 used in determining the total estimated purchase price. For purposes of this calculation, the total number of Chyron shares to be issued has been assumed to be the same as in the table above.
	35.0% sensitivity
Chyron share price sensitivity	$0.68	$1.42
Total value of Chyron shares to be issued	$10,674,149	$22,290,136
Goodwill	$4,547,271	$16,163,258
Note 3.  PRO FORMA ADJUSTMENTS

(a)
The issuance of Chyron shares representing the purchase price of $16.5 million and the recognition of the estimated goodwill of $10.4 million representing the excess of the estimated purchase price over the estimated fair value of Hego net assets acquired.

The estimated fair values of identifiable intangible assets were based on Chyron's historical experience, a review of recent transactions in our industry, and the estimated useful lives of the specific intangible asset. These estimated fair values are considered preliminary and are subject to change upon completion of the final valuation. Changes in fair value of the acquired intangible assets may be material. The estimated fair value of the identifiable intangible assets and their estimated useful lives are as follows:

	Fair value (in thousands)	Useful life
Technology	$2,947	15
Customer relationships and backlog	1,998	10
Trade names and other intellectual property	325	15
	$5,270

The estimated amortization expense related to intangible assets for the year ended December 31, 2012, based on the estimated fair values over the respective useful lives is $657 thousand, of which $196 thousand has been allocated to cost of sales and the balance of $461 thousand to selling, general and administrative expense.

Annual amortization expense related to intangibles over the next five years is estimated to be (in thousands):

2013	$618
2014	578
2015	478
2016	398
2017	338

(b)
Acquisition-related transaction costs, such as investment banker, advisory, legal, valuation, and other professional fees are not included as a component of purchase price but are expensed as incurred. The pro forma balance sheet reflects $1.84 million of anticipated acquisition-related transaction costs, of which $94 thousand was recorded in Chyron’s historical financial statements as of December 31, 2012. The remaining $1.74 million of transaction costs was adjusted as a reduction of cash with a corresponding decrease in retained earnings. These costs are not presented in the pro forma statement of operations because they will not have a continuing impact on the consolidated results of the combined company.

(c)
Chyron has a 2008 Long-Term Incentive Plan and a 1999 Incentive Compensation Plan, or the Plans, that have granted stock options (non-qualified or incentive) and restricted stock units that are currently outstanding. These equity awards generally have a 10 year life and have either time-based or performance-based vesting features.  Under the terms of the Plans, all outstanding equity awards will immediately vest upon a change in control.  The transaction with Hego constitutes a change in control, as defined in the Plans, and therefore 1.7 million stock options and 0.5 million restricted stock units will immediately vest resulting in a charge to earnings of $1.56 million. This is reflected as a reduction in retained earnings and is not presented in the pro forma statement of operations because it will not have a continuing impact on the consolidated results of the combined company.

(d)	Represents the 12.2 million newly issued shares of Chyron common stock (the Closing Shares) and the 0.5 million of estimated restricted stock units that will vest at closing.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Code of Business Conduct and Ethics provides for review and approval in advance in writing by the Audit Committee of the Board of Directors of any material related party transactions. The most significant related party transactions, particularly those involving our directors or executive officers, must be reviewed and approved in advance in writing by our Board of Directors. There were no related party transactions in 2012 or 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF CHYRON

The following table sets forth certain information, as of March 1, 2013, or such earlier date as indicated below, with respect to the beneficial ownership of our common stock by:

•	each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our named executive officers for the year ended December 31, 2012; and

•	all of our directors and executive officers as a group.

Percentage of common stock outstanding before the Share Purchase is based on 17,382,578 shares of our common stock outstanding as of March 1, 2013, and percentage of common stock outstanding after the Share Purchase assumes the issuance of 12,202,514 shares of common stock upon the initial closing of our transaction with Hego but does not reflect the potential issuance of any additional shares of our common stock to Hego’s shareholders due to the achievement of revenue milestones.

Unless otherwise indicated below, the address for each person is to the care of Chyron Corporation, 5 Hub Drive, Melville, New York 11747.

	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock
Name of Beneficial Owner		Before the Share Purchase	After the Share Purchase
Directors and Executive Officers
Robert A. Rayne (2)(12)	2,961,713	17.0	10.0
Christopher R. Kelly(3)	2,536,979	14.5	8.6
Michael I. Wellesley-Wesley(4)	1,597,027	9.0	5.3
Jerry Kieliszak(5)	298,731	1.7	1.0
Peter F. Frey(6)	215,607	1.2	*
Roger L. Ogden(7)	170,679	*	*
Michael C. Wheeler(8)	125,356	*	*
Susan Clark-Johnson(9)	55,047	*	*
Kathleen R. Power(10)	77,733	*	*
All current executive officers and directors as a group (9 persons)(11)	8,038,872	44.1	26.4

Five Percent Stockholders
Entities affiliated with LMS Capital plc(12) and Robert A. Rayne (2) 100 George Street London, W1U 8NU England, U.K.	2,961,713	17.0	10.0

Christopher R. Kelly(3) 800 Fifth Avenue, Suite 4100 Seattle, WA 98104	2,536,979	14.5	8.6

Michael I. Wellesley-Wesley(4) c/o Chyron Corporation 5 Hub Drive Melville, New York 11747	1,597,027	9.0	5.3

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)
Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission and includes sole or shared voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 1, 2013, pursuant to the exercise of stock options or any other right are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)
Includes 1,238,464 shares beneficially owned by LMS Tiger Investments Limited (“Tiger”), 134,680 shares beneficially owned by Lion Investments Ltd. (“Lion”), and 1,410,720 shares beneficially owned by Westpool Investment Trust plc (“Westpool”). Tiger, Lion and Westpool are investment companies wholly-owned by LMS Capital plc (“LMS”). By virtue of this relationship, LMS is an indirect beneficial owner of the securities owned by Tiger, Lion and Westpool. Mr. Robert A. Rayne, a director of the Company, is a non-executive director and a principal shareholder of LMS and shares voting and investment control over these shares with two other directors of LMS. Mr. Rayne disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. The amount shown also includes 147,849 shares owned directly by Mr. Rayne and stock options owned by Mr. Rayne for 30,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2013. The total of 2,961,713 is reported in the above table as beneficially owned by both LMS and Mr. Rayne. See note 12 below.

(3)
Includes 2,264,960 shares owned by Christopher R. Kelly and 207,016 shares beneficially owned by Mr. Kelly as follows: Kelly Children’s Trust, 24,315; Oona Andrea Kelly (daughter), 73,240; Isabella Van Cortland Kelly (daughter), 64,840; Marco Kelly (son), 24,621; Christopher R. Kelly Family Foundation, 10,000; and, Kelly Foundation of Washington, 10,000. The total shown in the above table also includes 65,003 shares that may be acquired by Mr. Kelly upon the exercise of options exercisable within 60 days of March 1, 2013.

(4)
Includes 892,715 shares directly owned by Sun Life Pension Management and Paris Investments Limited for which Mr. Wellesley-Wesley is deemed to be the beneficial owner, 78,038 shares directly owned by Liberty SIPP Limited and Michael Wellesley-Wesley, 151,317 shares directly owned by him, 51,707 shares owned in his account in the Company’s 401(k) Plan, and 63,666 shares directly owned by his spouse. Also includes 359,584 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2013.

(5)
Includes 36,025 shares owned directly and 23,120 shares owned in his account in the Company’s 401(k) Plan. Also includes 239,586 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2013.

(6)	Includes 185,607 shares owned directly and 30,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2013.

(7)	Includes 130,679 shares owned directly and 40,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2013.

(8)	Includes 59,461 shares owned directly and 65,895 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2013.

(9)	Includes 55,047 shares owned directly.

(10)
Includes 50,000 shares owned directly 11,067 shares owned in his account in the Company’s 401(k) plan and 16,666 shares that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2013.

(11)
The total number of issued and outstanding shares beneficially owned at March 1, 2013 by all 5% or more shareholders, directors and executive officers, not counting shares that may be acquired through exercise of equity awards within 60 days of that date, was 7,192,138, representing 41.38% of the Company’s total shares then issued and outstanding.

(12)
Mr. Rayne owns147,849 shares directly and stock options to purchase 30,000 shares of common stock that may be acquired upon the exercise of options exercisable within 60 days of March 1, 2013. Mr. Rayne is also affiliated with LMS which beneficially owns 2,783,864 shares. See note (2) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC reports of ownership and changes in beneficial ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that, during fiscal year 2012, all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met, except that eight Form 4 reports, covering an aggregate of eight transactions, were filed late as follows:

•
Messrs. Frey, Kelly, Ogden, Rayne and Wheeler and Ms. Clark-Johnson, one report each covering an aggregate of one transaction each due to the Company’s failure to timely file on their behalf the required forms 4 to report share issuances to them upon the vesting of certain  RSUs on January 3, 2012 for their 2011 Board service;

•	Mr. Kelly, one report covering one personal transaction due to a delay in the Company’s receipt of the information required for form 4; and

•	and Mrs. Power, one report covering one form 3 transaction due to a delay in the Company’s receipt of information required for that form.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and greater than 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. At the date of this proxy statement, we had received a written statement that no such filing is required from all such persons.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2014 Annual Meeting of Shareholders, shareholder proposals must be received no later than                               , 2013. To be considered for presentation at the 2014 Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than                       , 2014 and no later than                            , 2014. Proposals that are not received in a timely manner will not be voted on at the 2014 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of the Company’s Corporate Secretary, at Chyron, 5 Hub Drive, Melville, NY 11747.

DELIVERY OF SECURITY HOLDER DOCUMENTS

The Company has adopted a procedure regarding the delivery of annual disclosure documents termed “Householding,” as it is permitted to do by the SEC. Under this procedure a single copy of the Notice of Annual Meeting and, if applicable, the Annual Report and proxy statement, is sent to any address at which two or more shareholders reside if it appears that they are members of the same family, or, with their prior express or implied consent. By utilizing householding, the Company saves on printing, mailing and processing costs in connection with its solicitation of proxies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If a single copy of the Annual Report and proxy statement was delivered to your address that you share with another shareholder and you wish to receive a separate copy at no charge, please contact Broadridge Financial Services, Inc., the Company’s proxy services provider, via the Internet at www.proxyvote.com, by calling toll-free 1-800-579-1639 or via email (send a blank email with your 12-digit control number, located on your proxy notice, in the subject line to this email address: sendmaterial@proxyvote.com).

If you are a registered shareholder and share an address and last name with one or more other registered shareholders and you wish to continue to receive separate Annual Reports and proxy statements, you may revoke your consent to householding by writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717 or by calling toll-free 1-800-542-1061 and following the voice prompts. (You will be removed from the householding program within 30 days of receipt of the revocation of your consent.)

If you are receiving more than one copy of the Annual Report and proxy statement, at the address you share with one or more other registered shareholders, you may elect to participate in the householding program by writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717.

If your shares are held in street name, please contact your bank, broker or other holder of record to request information about householding.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we subsequently file with the SEC prior to the Annual Meeting will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below and any future filings we make with the SEC prior to the Annual Meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

(a) The Annual Report of Chyron on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 8, 2013 pursuant to the Exchange Act, which contains audited financial statements of Chyron for the fiscal year ended December 31, 2012, and which is being distributed to stockholders with this proxy statement.

You may request a copy of these documents (other than exhibits to such documents), at no cost, by writing or telephoning: Corporate Secretary, Chyron Corporation, 5 Hub Drive, Melville, New York 11747, (800) 922-1356.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.

OTHER MATTERS ARISING AT THE ANNUAL MEETING

The matters referred to in the Notice of Annual Meeting and described in this proxy statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K filed with the SEC, for the year ended December 31, 2012, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of $0.50 per page or a minimum charge of $10.00. Such written requests should be directed to the Company’s Corporate Secretary, at Chyron, 5 Hub Drive, Melville, New York 11747. Each such request must set forth a good faith representation that, as of March 1, 2013, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. You may also obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, by going to our website at www.chyron.com and clicking on Investors, then Financial Information, and then SEC Filings. The Company incorporates herein the Annual Report by reference.

By Order of the Board of Directors,

/s/ Michael Wellesley-Wesley

Michael Wellesley-Wesley

President, Chief Executive Officer and Director

Melville, New York

March 28, 2013

Annex A

Execution Copy

STOCK PURCHASE AGREEMENT

BY AND AMONG

CHYRON CORPORATION,

CHYRON HOLDINGS, INC.,

CHYRON AKTIEBOLAG,

HEGO AKTIEBOLAG,

SELLERS

AND

SELLERS’ REPRESENTATIVE

March 9, 2013

A-i

A-ii

5.	Representations and Warranties of Chyron		A-24

	5.1	Organization; Authority; Conflicts; Consents	A-25
	5.2	Non-Contravention	A-26
	5.3	Permits	A-26
	5.4	SEC and NASDAQ Compliance; Financial Statements	A-27
	5.5	Capital Structure	A-28
	5.6	Title	A-29
	5.7	Absence of Certain Changes	A-29
	5.8	Absence of Undisclosed Liabilities	A-30
	5.9	Litigation	A-30
	5.10	Restrictions on Business Activities	A-30
	5.11	Intellectual Property	A-30
	5.12	Interested Person Transactions	A-31
	5.13	Material Contracts	A-31
	5.14	Accounts Receivable	A-32
	5.15	Title to Property	A-32
	5.16	Taxes	A-33
	5.17	Employee Matters	A-34
	5.18	Insurance	A-34
	5.19	Compliance With Laws	A-35
	5.20	Brokers’ and Finders’ Fee	A-35
	5.21	Privacy	A-35
	5.22	International Trade Matters	A-35
	5.23	Foreign Corrupt Practices	A-35
	5.24	Closing Shares and Earn-Out Shares	A-36
	5.25	Knowledge of warranty breaches	A-36

5A.	Representations and Warranties of Chyron, Chyron US and Chyron AB		A-37

	5A.1	Organization; Authority; Conflicts; Consents	A-37
	5A.2	Closing Shares and Earn-Out Shares	A-37
	5A.3	Ownership and Operations of Chyron US and Chyron AB	A-38

6.	Conduct Prior to the Closing		A-38

	6.1	Conduct of Business	A-38
	6.2	Confidentiality	A-41

7.	Additional Agreements		A-41

	7.1	Access to Information	A-41
	7.2	Public Disclosure	A-41
	7.3	Regulatory Approvals; Further Assurances	A-42
	7.4	Hego Payout Spreadsheet	A-42
	7.5	Employees	A-42
	7.6	Expenses	A-42
	7.7	Resignations	A-42
	7.8	Proxy Statement	A-43
	7.9	Board Representation	A-43

A-iii

	7.10	Incentive Compensation	A-43
	7.11	Private Placement	A-44
	7.12	Rule 144	A-44
	7.13	Director Liability Release	A-44
	7.14	Tax Election	A-44
	7.15	Release of Personal Guarantees	A-45
	7.16	Registration	A-45
	7.17	Registration Expenses	A-47
	7.18	Indemnification Relating to Registration	A-47

8.	Conditions to the Closing		A-49

	8.1	Conditions to Obligations of Each Party to Effect the Stock Sale	A-49
	8.2	Additional Conditions to the Obligations of Chyron	A-50
	8.3	Additional Conditions to the Obligations of Hego and the Sellers	A-50

9.	Termination		A-51

	9.1	Termination	A-51
	9.2	Effect of Termination	A-52

10.	Indemnification		A-52

	10.1	Survival; Indemnification; Sellers’ Representative	A-52
	10.2	Sellers’ Representative	A-53
	10.3	Actions of the Sellers’ Representative	A-54
	10.4	Third-Party Claims	A-54
	10.5	Limitations on Recovery under the Representations and Warranties	A-54

11.	General Provisions		A-56

	11.1	Notices	A-56
	11.2	Taking of Necessary Action; Further Action	A-57
	11.3	LIMITATION OF LIABILITY	A-57
	11.4	Counterparts	A-59
	11.5	Entire Agreement; Parties in Interest; Assignment	A-59
	11.6	Severability	A-59
	11.7	Remedies Cumulative	A-59
	11.8	Governing Law; Dispute Resolution	A-60
	11.9	Amendment; Waiver	A-60

A-iv

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Transaction Support and Lock-Up Agreement

Exhibit B	Form of General Power-of-Attorney

Schedule 3.1	Hego’s Subsidiaries

Schedule 3.10	Hego’s Material Intellectual Property Rights

Schedule 3.11	Shareholder Loans

Schedule 3.17	Insurance

Schedule 3.19	Hego Broker’s and Finders’ Fee

Schedule 5.1	Chyron’s Subsidiaries

Schedule 5.11	Chyron’s Material Intellectual Property Rights

Schedule 5.20	Chyron Broker’s and Finder’s Fee

Schedule 7.15	Release of Personal Guarantees

A-v

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March 9, 2013 by and among Chyron Corporation, a New York corporation (“Chyron”), Chyron Holdings, Inc., a Delaware corporation (“Chyron US”), Goldcup 8582 AB (pending name change to Chyron AB), corp. reg. no. 556923-9402), a Swedish company (“Chyron AB”), Hego Aktiebolag (corp. reg. no. 556074-9730), a Swedish company (“Hego”), each person who has signed this Agreement as a “Seller” (collectively, the “Sellers”) and Westhill Group AB (corp. reg. no. 556583-5948) as the representative of the Sellers (the “Sellers’ Representative”).

RECITALS

A.            The Sellers are the record and beneficial owners of all of the outstanding shares of capital stock of Hego (the “Shares”).

B.            The Boards of Directors of Hego and Chyron believe it is in the best interests of their respective companies and the stockholders of their respective companies that Chyron AB acquire all of the Shares (the “Stock Sale”) and, in furtherance thereof, have approved this Agreement.

C.            Chyron AB desires to purchase from the Sellers and the Sellers desire to sell to Chyron AB all of the Shares, upon the terms and subject to the conditions set forth in this Agreement.

D.            As a condition to the willingness of, and as an inducement to, Chyron and Hego to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of shares of Chyron’s common stock are entering into transaction support agreements in substantially the form of Exhibit A attached hereto (the “Transaction Support Agreements”).

NOW, THEREFORE, in consideration of the covenants and representations set forth herein and for other good and valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

1.             DEFINITIONS.  AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:

“2013 Earn-Out Consideration” has the meaning set forth in Section 2.3(a)(i).

“2013 Earn-Out Period” shall mean the period starting on January 1, 2013 and ending on December 31, 2013.

“2013 Earn-Out Shares” has the meaning set forth in Section 2.3(a)(i).

“2013/2014 Earn-Out Period” shall mean the period starting on January 1, 2013 and ending on December 31, 2014.

“2014 Earn-Out Consideration” has the meaning set forth in Section 2.3(a)(ii).

“2014 Earn-Out Period” shall mean the period starting on January 1, 2014 and ending on December 31, 2014.

“2014 Earn-Out Shares” has the meaning set forth in Section 2.3(a)(ii).

“2015 Earn-Out Consideration” has the meaning set forth in Section 2.3(a)(iii).

“2015 Earn-Out Period” shall mean the period starting on January 1, 2015 and ending on December 31, 2015.

“2015 Earn-Out Shares” has the meaning set forth in Section 2.3(a)(iii).

“Affiliate” means, with respect to any person, any other person that is directly or indirectly controlled by, controls, or is under common control with such person; for purposes hereof, “control” of a person means (i) ownership of, or possession of the right to vote, more than twenty five percent (25%) of the outstanding voting equity of that person or (ii) the right to control the appointment of the board of directors, management or executive officers of that person.

“Agreement” has the meaning set forth in the preamble.

“Arbitration Panel” has the meaning set forth in Section 11.8.

“Base Shares” has the meaning set forth in Section 2.1.

“Capital Stock” shall mean any shares of Hego’s capital stock.

“Chyron” has the meaning set forth in the preamble.

“Chyron AB” has the meaning set forth in the preamble.

“Chyron Balance Sheet Date” has the meaning set forth in Section 5.4(b).

“Chyron Balance Sheet” has the meaning set forth in Section 5.8.

“Chyron Business” shall mean the business of Chyron as conducted as of the date of this Agreement by Chyron and its Subsidiaries.

“Chyron Common Stock” has the meaning set forth in Section 2.1.

“Chyron Financial Statements” has the meaning set forth in Section 5.4(b).

“Chyron Intellectual Property Rights” has the meaning set forth in Section 5.10(a).

“Chyron Material Contract” has the meaning set forth in Section 5.12.

“Chyron Options/RSU Shares” has the meaning set forth in Section 2.1.

“Chyron Preferred Stock” has the meaning set forth in Section 5.5(a).

“Chyron Report” has the meaning set forth in Section 2.3(b).

“Chyron Proxy Statement” has the meaning set forth in Section 7.8.

“Chyron Pre-Closing Outstanding Shares” has the meaning set forth in Section 2.1.

“Chyron SEC Documents” has the meaning set forth in Section 5.4(a).

“Chyron Stockholder Approval” shall mean approval of this Agreement and the Stock Sale and the other transactions contemplated hereby by the holders of at least a majority of the shares of Chyron Common Stock present or represented by proxy at the meeting of Chyron stockholders at which such matter is submitted for consideration and action.

“Chyron US” has the meaning set forth in the preamble.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Consideration” has the meaning set forth in Section 2.1.

“Closing Consideration Measuring Date” has the meaning set forth in Section 2.1.

“Closing Shares” has the meaning set forth in Section 2.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Swedish Companies Act (SFS 2005:551).

“Companies Register” means the Swedish Companies Register.

“Confidentiality Agreement” has the meaning set forth in Section 6.2.

“Damages” means all direct losses incurred by an Indemnified Person.

“Dispute Notice” has the meaning set forth in Section 2.3(b).

“Earn-Out Arbiter” has the meaning set forth in Section 2.3(c).

“Earn-Out Consideration” has the meaning set forth in Section 2.3(a).

“Earn-Out Period(s)” has the meaning set forth in Section 2.3(b).

“Earn-Out Shares” has the meaning set forth in Section 2.3(a).

“Electronic Data Room” shall mean the electronic data room to which Chyron has been provided access in connection with the due diligence investigation conducted prior to the execution of this Agreement.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, option, right of first refusal, title retention or title reversion agreement, preemptive right, community property interest or restriction of any nature.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“FCPA” has the meaning set forth in Section 3.22.

“Filing Deadline” has the meaning set forth in Section 7.16(a).

“Fraud” shall mean the making of (a) a statement which is false, known by the maker to be false, intended by the maker to be relied upon and relied upon by the recipient who is entitled to rely upon it and who does not know of its falsity, and which causes harm to the recipient, (b) an intentional misrepresentation, (c) willful wrongdoing or (d) gross negligence.

“GAAP” shall mean, with respect to a person, the applicable generally accepted accounting principles in the particular jurisdiction where such person’s financial accounts are prepared.

“Governmental Entity” has the meaning set forth in Section 3.2.

“Hego” has the meaning set forth in the preamble.

“Hego Balance Sheet Date” means December 31, 2012.

“Hego Balance Sheet” has the meaning set forth in Section 3.7.

“Hego Business” means the business of Hego as conducted as of the date of this Agreement by Hego and its Subsidiaries.

 “Hego Financial Statements” has the meaning set forth in Section 3.4(a).

“Hego Intellectual Property Rights” has the meaning set forth in Section 3.10(a).

“Hego Material Contract” has the meaning set forth in Section 3.12.

“Hego Other Equity Rights” shall mean, other than Capital Stock, any other capital stock, ownership right, option, warrant, stock appreciation right, phantom stock right, purchase right, subscription right, conversion right, exchange right, in each case, with respect to shares of Hego, or provision of any other contract or commitment that could require Hego to issue, sell, or otherwise cause to become outstanding any Capital Stock (contingent or otherwise).

“Hego Payout Spreadsheet” has the meaning set forth in Section 7.4.

“Hego Products” means the prior, current and, as of the Closing, planned products of Hego or any of its Subsidiaries developed, manufactured, sold, offered for sale, distributed, hosted, or supported or proposed as of the Closing to be developed, manufactured, sold, offered for sale, distributed, hosted, or supported by Hego or any of its Subsidiaries.

“Hego Revenue” means revenue that is recognized and recorded in the books and records of Chyron and its Subsidiaries (from time to time) (including but not limited to Hego and its Subsidiaries (from time to time)), in accordance with U.S. GAAP, for the relevant Earn-Out Period which, in each case, (i) is attributable to sales of the Milestone Products, whether such Milestone Products are sold by Hego salespeople, Chyron salespeople or otherwise, (ii) constitutes service revenue related to Milestone Products (including but not limited to extended product warranty offerings, technical service program offerings and consulting fees), and/or (iii) to the extent reasonably ascertainable in the ordinary course of the reporting of revenue of Chyron and its Subsidiaries, the pro-rata share of Milestone Products and/or related service revenue where non-Milestone Products and related services are bundled and sold with Milestone Products and related services.  Where Milestone Products and/or any related services and non-Milestone Products and/or any related services are bundled and sold, any rebates and discounts offered on Milestone Products and/or related services shall be disregarded for purposes of calculating the applicable Hego Revenue, unless and to the extent such rebates and discounts are (1) offered after the Closing in a manner consistent with Hego’s established rebate and discount practices as in effect and which have been applied on a consistent basis for the preceding year prior to the Closing or (2) agreed to in advance of the applicable sales by the Sellers’ Representative.  Hego Revenue shall exclude all other revenue of Chyron and its Subsidiaries.

“Hego Share Ledger” has the meaning set forth in Section 3.5(f).

“Indemnified Person” has the meaning set forth in Section 10.1(b).

“Indemnifying Person” has the meaning set forth in Section 10.1(b).

“International Trade Law” has the meaning set forth in Section 3.21.

“IRS” has the meaning set forth in Section 3.15(c).

 “knowledge of Chyron”, “Chyron’s knowledge” and similar references refer to the actual knowledge of any member of Chyron’s Board of Directors and Jerry Kieliszak.

“knowledge of Hego”, “Hego’s knowledge” and similar references refer to the actual knowledge of any member of the Hego Board of Directors and Johan Apel.

“LCIA” shall have the meaning set forth in Section 11.8.

“Liabilities” shall include all obligations and liabilities of any nature whether matured or unmatured, fixed or contingent and whether or not required to be included in financial statements under GAAP.

“Material Adverse Effect” shall mean, in the case of Hego, any event, change or effect that is, or could reasonably be expected to be, materially adverse to the Hego Business and Hego’s financial condition, properties, assets, Liabilities, operations or results of operations of Hego and its Subsidiaries, taken as a whole, and, in the case of Chyron, any event, change or effect that is, or could reasonably be expected to be, materially adverse to the Chyron Business and Chyron’s financial condition, properties, assets, Liabilities, operations or results of operations of Chyron and its Subsidiaries, taken as a whole; provided that no such event, change or effect shall be considered in determining a Material Adverse Effect to the extent it results from one or more of the following: (a) general economic or business conditions or acts of war or terrorism, in each case, that do not disproportionately affect the applicable entity and its Subsidiaries, taken as a whole, (b) factors affecting the digital and broadcast graphics industry in general which do not disproportionately affect the applicable entity and its Subsidiaries, or (c) any change in GAAP or applicable laws.

“Milestone Products” shall mean the current and, as of the Closing, current as well as planned products and related services of Hego or any of its Subsidiaries developed, manufactured, sold, offered for sale, distributed, hosted, or supported or proposed as of the Closing to be developed, manufactured, sold, offered for sale, distributed, hosted, or supported by Hego or any of its Subsidiaries, together with any products, and related services, developed and sold during the applicable Earn-Out Period which are derived from or based on Hego Products or the intellectual property of Hego and its Subsidiaries existing prior to the Closing and also any new intellectual property or products, and related services, which are developed and sold after the Closing by personnel of Hego and its Subsidiaries who remained employed by Chyron and any of its Subsidiaries (including but not limited to Hego and any of its Subsidiaries) after the Closing or by any personnel hired thereafter by Chyron or any of its Subsidiaries to work with such continuing personnel of Hego and its Subsidiaries in the development of new Hego products and services or the sale thereof.

“Pre-Closing Additional Stock” has the meaning set forth in Section 2.4(a).

“Pre-Closing Period” has the meaning set forth in Section 7.1.

“Registrable Securities” has the meaning set forth in Section 7.16(a).

“Registration Deadline” has the meaning set forth in Section 7.16(a).

“Registration Indemnified Person” has the meaning set forth in Section 7.18(a).

“Registration Period” has the meaning set forth in Section 7.16(a).

“Registration Statement” has the meaning set forth in Section 7.16(a).

“RSUs” has the meaning set forth in Section 2.1.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” or “Sellers” has the meaning set forth in the preamble.

“Sellers’ Representative” has the meaning set forth in the preamble.

“Selling Holder Questionnaire” has the meaning set forth in Section 7.16(a).

“Shares” has the meaning set forth in the Recitals.

“Stockholder” shall mean each holder of record of Capital Stock.

“Stock Sale” has the meaning set forth in the Recitals.

“Stock Sale Consideration” shall mean the total of the Closing Consideration and the Earn-Out Consideration, if any.

“Subsidiary” shall mean an entity of which a party directly or indirectly owns, beneficially or of record, at least 50% of the outstanding equity or financial interests of such entity.

“Tax Authority” means any Governmental Entity responsible for the imposition, determination or collection of any Tax or the review or audit of any Tax Return.

“Tax Return” means any return (including any schedule or attachment and any information return), report, statement (including but not limited to Form TD F 90-22.1, if applicable), declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information (including any amendment thereof) filed with or submitted to, or required to be filed with or submitted to, any Tax Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with applicable law relating to any Taxes.

“Tax” and collectively “Taxes” shall mean any and all U.S. federal, state and local, and all non-U.S., taxes, assessments and other governmental charges and duties, impositions, including taxes based upon or measured by gross receipts, gross income, net income, alternative or add-on minimum tax, gains, profits, sales, use, stamp, transfer, business and occupation, value added, customs duty, services, bulk sales, ad valorem, property taxes (real, tangible or intangible), unclaimed property, utility, telecommunications, franchise, capital stock, net worth, production, license, registration, fringe benefit, withholding, payroll, social security (or equivalent), employment, unemployment, disability, severance, recapture, excise, premium, environmental or windfall profit tax or other tax, governmental fee or other governmental assessment or charge, together with all interest, penalties and additions imposed with respect to such amounts.

“Trac AB” has the meaning set forth in Section 3.23.

“Trading Day” has the meaning set forth in Section 2.1.

“Transaction Support Agreements” has the meaning set forth in the preamble.

“UK Bribery Act” has the meaning set forth in Section 3.22.

2.             PURCHASE AND SALE OF SHARES.

2.1           Purchase and Sale of Shares.  At the Closing, subject to the terms and conditions of this Agreement, the Sellers shall sell, transfer and deliver to Chyron AB all of the Shares, free and clear of all Encumbrances, and in consideration therefor, Chyron AB shall transfer and deliver to each Seller the number of shares of Chyron’s common stock, $.01 par value per share (“Chyron Common Stock”) set forth next to each such Seller’s name in the Hego Payout Spreadsheet, which shares of Chyron Common Stock to be issued to all of the Sellers in the aggregate (the “Closing Shares”) as the consideration payable therefor at the Closing (together with the One Thousand Dollar ($1,000) Closing payment by Chyron AB to Hego, the “Closing Consideration”) shall represent forty percent (40%) of the aggregate of: (a) the shares of Chyron Common Stock which are issued and outstanding on the date (the “Closing Consideration Measuring Date”) which is ten (10) calendar days prior to the Closing Date or, if such date is not a day on which the NASDAQ Stock Market, Inc. is open for trading (a “Trading Day”), the Trading Day immediately prior to such date (the “Chyron Pre-Closing Outstanding Shares”), (b) the shares of Chyron Common Stock which are issuable upon the exercise of all options and restricted stock units (“RSUs”) to purchase Chyron Common Stock which are outstanding on the Closing Consideration Measuring Date and which have exercise prices which are less than or equal to $1.25 per share (the “Chyron Options/RSU Shares”), and (c) the Closing Shares (the Chyron Pre-Closing Outstanding Shares, the Chyron Options/RSU Shares and the Closing Shares being, collectively, the “Base Shares”).  For the avoidance of doubt, the Closing Shares shall be as set forth on the Hego Payout Spreadsheet and shall not be subject to change based upon any change in the trading prices of Chyron Common Stock at the time of issuance of such shares at the Closing or any other time. Each Seller that is a private person shall have the right to transfer its Shares prior to Closing to a wholly owned subsidiary owned by such Seller and shall further have the right to transfer the Closing Shares to such wholly owned subsidiary and such wholly owned subsidiary shall in either such case replace the Seller for all purposes as a party under this Agreement.

2.2           Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place three (3) business days after the satisfaction or waiver of the last of the conditions set forth in Section 8 to be satisfied or waived, or at such other date, and, in any case, at such time on such date as the parties agree (the “Closing Date”).  The parties shall jointly prepare, execute and deliver a closing memorandum in accordance with which the Closing shall be conducted.  For the absence of doubt, the following actions shall take place at the Closing:

(a)           the parties shall confirm that the conditions to Closing set forth in Section 8 have been satisfied;

(b)           Chyron AB shall, or shall cause Chyron’s transfer agent to, issue the Closing Shares to the Sellers in accordance with the Hego Payout Spreadsheet and pursuant to the terms of this Agreement, and shall pay Hego One Thousand Dollars ($1,000);

(c)           the Sellers shall deliver to Chyron AB the share certificates (if issued in certificate form) representing the Shares, duly endorsed in the name of Chyron AB;

(d)           the Sellers shall deliver to Chyron AB the share register of Hego, demonstrating that Chyron AB has been duly registered as the holder of all of the Shares;

(e)           the required number out of the Hego Board of Directors shall authorize and enter into and deliver to Chyron AB, a General Power-of-Attorney in the form of Exhibit B attached hereto pursuant to which Hego’s affairs shall be directed until such time as a superseding Board of Directors is elected or appointed and such election or appointment shall have been registered in the Companies Register;

(f)            the Sellers shall deliver signed resignation letters from all members of the Hego Board of Directors;

(g)           Chyron AB shall cause an extraordinary general meeting of Hego’s shareholders and a meeting of Hego’s Board of Directors to be held for the purpose of appointing new members of Hego’s Board of Directors and new company signatories for Hego to replace those appointed by the Sellers, who shall resign upon the Closing; and

(h)           Chyron AB shall cause to be filed with the Swedish Companies Register all corporate changes of Hego contemplated by this Section 2.2 which are required to be so filed.

The Closing shall take place at the offices of the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at the Chrysler Center, 666 Third Avenue, New York, NY 10017, or at such other location as the parties hereto agree (it being understood that the Closing may be effected by the delivery of documents via e-mail, facsimile and/or overnight courier).

2.3           Earn-Out.

(a)           Following the Closing, subject to Section 10, the Sellers may be entitled to receive additional consideration (the “Earn-Out Consideration”) in the form of shares of Chyron Common Stock (the “Earn-Out Shares”) up to an aggregate amount such that the sum of the Closing Shares and the Earn-Out Shares (if earned) will represent up to fifty percent (50%) of the sum of the Base Shares and the Earn-Out Shares (if earned), subject to and contingent upon the following conditions:

(i)            Subject to Section 2.3(a)(iv), if Hego Revenue (as recorded and translated to US dollars under U.S. GAAP) exceeds Fifteen Million Five Hundred Thousand US Dollars ($15,500,000) for the 2013 Earn-Out Period, then the Sellers shall be entitled to receive, and Chyron AB shall cause to be issued to them, as Earn-Out Consideration (the “2013 Earn-Out Consideration”), a number of additional shares of Chyron Common Stock (the “2013 Earn-Out Shares”) which will cause the percentage of the sum of the Base Shares and the 2013 Earn-Out Shares which is represented by the sum of the Closing Shares and the 2013 Earn-Out Shares to increase by five percent (5%) over the percentage of the Base Shares which is represented by the Closing Shares (i.e., from forty percent (40%) to forty-five percent (45%)), allocated to and among the Sellers as set forth in the Hego Payout Spreadsheet.

(ii)           Subject to Section 2.3(a)(iv), if Hego Revenue (as recorded and translated to US dollars under U.S. GAAP) exceeds Sixteen Million US Dollars ($16,000,000) for the 2014 Earn-Out Period, then the Sellers shall be entitled to receive, and Chyron AB shall cause to be issued to them, as Earn-Out Consideration (the “2014 Earn-Out Consideration”), a number of additional shares of Chyron Common Stock (the “2014 Earn-Out Shares”) which will cause the percentage of the sum of the Base Shares, the 2013 Earn-Out Shares (if earned) and the 2014 Earn-Out Shares which is represented by the sum of the Closing Shares, the 2013 Earn-Out Shares (if earned) and the 2014 Earn-Out Shares to increase by two and one-half percent (2.5%) over the percentage of the sum of the Base Shares, the 2013 Earn-Out Shares (if earned) and the 2014 Earn-Out Shares which is represented by the sum of the Closing Shares and the 2013 Earn-Out Shares (if earned) (i.e., from forty-five percent (45%) to forty-seven and one-half percent (47.5%) if the 2013 Earn-Out Consideration is earned and from forty percent (40%) to forty-two and one-half percent if the 2013 Earn-Out Consideration is not earned), allocated to and among the Sellers as set forth in the Hego Payout Spreadsheet.

(iii)          Subject to Section 2.3(a)(iv), if Hego Revenue (as recorded and translated to US dollars under U.S. GAAP) exceeds Sixteen Million Five Hundred Thousand US Dollars ($16,500,000) for the 2015 Earn-Out Period, then the Sellers shall be entitled to receive, and Chyron AB shall cause to be issued to them, as Earn-Out Consideration (the “2015 Earn-Out Consideration”), a number of additional shares of Chyron Common Stock  (the “2015 Earn-Out Shares”) which will cause the percentage of the sum of the Base Shares, the 2013 Earn-Out Shares (if earned), the 2014 Earn-Out Shares (if earned) and the 2015 Earn-Out Shares which is represented by the sum of the Closing Shares, the 2013 Earn-Out Shares (if earned), the 2014 Earn-Out Shares (if earned) and the 2015 Earn-Out Shares to increase by two and one-half percent (2.5%) over the percentage of the sum of the Base Shares, the 2013 Earn-Out Shares (if earned) and the 2014 Earn-Out Shares (if earned) which is represented by the sum of the Closing Shares, the 2013 Earn-Out Shares (if earned) and the 2014 Earn-Out Shares (i.e., from forty-seven and one-half percent (47.5%) to fifty percent (50%) if the 2013 Earn-Out Consideration and the 2014 Earn-Out Consideration are both earned, from forty-five percent (45%) to forty-seven and one-half percent (47.5%) if the 2013 Earn-Out Consideration is earned but the 2014 Earn-Out Consideration is not earned, from forty-two and one-half percent to forty-five percent (45%) if the 2013 Earn-Out Consideration is not earned but the 2014 Earn-Out Consideration is earned, and from forty percent (40%) to forty-two and one-half percent (42.5%) if neither the 2013 Earn-Out Consideration nor the 2014 Earn-Out Consideration is earned), allocated to and among the Sellers as set forth in the Hego Payout Spreadsheet.

(iv)          Notwithstanding the foregoing, if Hego Revenue (as recorded and translated to US dollars under U.S. GAAP) exceeds Thirty-Three Million US Dollars ($33,000,000) for the 2013/2014 Earn-Out Period, then the Sellers shall be entitled to receive, and Chyron AB shall cause to be issued to them (to the extent not previously issued to them), the maximum number of Earn-Out Shares without regard to the provisions of Sections 2.3(a)(i), (ii) and (iii), which provisions shall thereupon cease to be of any force or effect (i.e. such that the sum of the Closing Shares and Earn-Out Shares issued to them will represent fifty percent (50%) of the sum of the Base Shares and the Earn-Out Shares issued to them).

(b)           Reporting.  Not later than the ninetieth (90th) day following the end of each of the 2013 Earn-Out Period, the 2014 Earn-Out Period, the 2015 Earn-Out Period (unless the Hego Revenue for the 2013/2014 Earn-Out Period results in Section 2.13(a)(iv) being applicable) and the 2013/2014 Earn-Out Period (each an “Earn-Out Period” and together the “Earn-Out Periods”), Chyron shall prepare and deliver to the Sellers’ Representative a report showing the Hego Revenue for each such Earn-Out Period and the resulting Earn-Out Consideration, if any, payable to the Sellers pursuant to Section 2.3(a) (in each case, the “Chyron Report”).  Each Chyron Report shall be certified in writing on behalf of Chyron by Chyron’s chief executive officer.  For a period of thirty (30) calendar days after receipt of each such Chyron Report, the Sellers’ Representative shall have the right, at the Sellers’ Representative’s expense and upon not less than two (2) calendar days’ prior notice to Chyron, to (a) meet with Chyron to discuss Chyron’s calculations, and (b) have reasonable access, including in electronic form, during normal business hours to inspect the records, working papers, schedules and other documentation used or prepared by Chyron in connection with the preparation of such calculations, in any such case solely for the purpose of verifying such calculations.  Unless the Sellers’ Representative gives notice of its disagreement (a “Dispute Notice”) with Chyron’s calculations, detailing the amount, nature and detailed basis of such dispute within thirty (30) calendar days after the delivery of the applicable Chyron Report, Chyron’s calculations shall be final, conclusive and binding for all purposes, absent any Fraud by Chyron.

(c)           Earn-Out Dispute Resolution.  In the event of such a disagreement and delivery of a Dispute Notice, Chyron and the Sellers’ Representative shall first use their mutual diligent good faith efforts to resolve such dispute.  If they are unable to resolve the dispute within thirty (30) calendar days after delivery of the Dispute Notice, then the dispute shall be submitted to an independent accountant or accounting firm of recognized standing, selected jointly by Chyron and the Sellers’ Representative, for resolution of the matter or matters in dispute (an “Earn-Out Arbiter”).  Chyron, the Sellers and the Sellers’ Representative shall cooperate in good faith with any Earn-Out Arbiter so selected, including but not limited to providing the Earn-Out Arbiter with such documentation and other information as is reasonably requested by the Earn-Out Arbiter. The Earn-Out Arbiter shall establish and inform the parties in disagreement regarding the process for resolving the matter or matters in dispute as the Earn-Out Arbiter determines, in the Earn-Out Arbiter’s sole discretion. In the event that the matter or matters in dispute are not resolved within thirty (30) calendar days after selection of the Earn-Out Arbiter or no Earn-Out Arbiter is jointly selected within such period of thirty (30) calendar days, either Chyron or the Sellers’ Representative may, by written notice to the other and to the LCIA, invoke resolution of the matter or matters in dispute by the LCIA pursuant to Section 11.8.  Chyron and the Sellers’ Representative shall instruct the Earn-Out Arbiter to make a determination as promptly as practicable but in no event later than thirty (30) calendar days after the Earn-Out Arbiter’s acceptance of appointment.  The Earn-Out Arbiter shall not be authorized to award fees and expenses.  Chyron, the Sellers’ and the Sellers’ Representatives shall bear their respective fees and expenses incurred in connection with resolution of the matter or matters in dispute by the Earn-Out Arbiter.  Chyron and Sellers’ Representative shall enter into any engagement letter reasonably required by the Earn-Out Arbiter to perform the Earn-Out Arbiter’s services hereunder.  A determination by the Earn-Out Arbiter as to the resolution of any dispute (including as to any procedural matter) shall be binding and conclusive upon the parties hereto.

(d)           Earn-Out Distributions.  If the Sellers are entitled to receive, and Chyron AB is obligated to pay, any of the 2013 Earn-Out Consideration, 2014 Earn-Out Consideration or 2015 Earn-Out Consideration, as the case may be, then, on or prior to the thirtieth (30th) calendar day following the delivery of the Chyron Report, Chyron AB shall cause Chyron’s stock transfer agent to deliver such additional shares of Chyron Common Stock representing such earned Earn-Out Consideration to and among the Sellers as is set forth on the Hego Payout Spreadsheet, either directly or through the Sellers’ Representative; provided that if there is a disagreement with respect thereto under Section 2.3(c) which has not been resolved or withdrawn on or prior to such distribution date, then the portion of the applicable Earn-Out Consideration which is in dispute (and only the amount in dispute) shall not be so paid but shall be paid on or prior to the fifteenth (15th) calendar day following the final resolution or withdrawal of such dispute in accordance with Section 2.3(c).

(e)           Earn-Out Standard.  Neither Chyron nor Chyron AB shall act in bad faith to take any action which has the effect or purpose to prevent the issuance of any Earn-Out Consideration provided for in Section 2.3(a).  Further, if any of the actions set forth below occurs without the prior consent of the Sellers’ Representative from the Closing Date until the conclusion of the 2015 Earn-Out Period (or the 2014 Earn-Out Period if the conditions in Section 2.3(a)(iv) are satisfied), Chyron and the Sellers’ Representative shall in good faith discuss and agree on how the relevant Hego Revenue amount(s) shall be adjusted in order to take into account the impact of such action(s):

(i)            Chyron reduces the allocation of sales personnel who are responsible for sales of a Milestone Product (other than as mutually planned, agreed and understood by Chyron and the Sellers’ Representative prior to the Closing in connection with transition planning);

(ii)           Chyron closes or shuts down a product line (other than as mutually planned, agreed and understood by Chyron and the Sellers’ Representative prior to the Closing in connection with transition planning);

(iii)          Chyron changes the accounting principles (other than as required pursuant to U.S. GAAP) that have been consistently applied to recognize and record revenue in the books and records of Chyron and its Subsidiaries (including, for the avoidance of doubt, Hego and its Subsidiaries);

(iv)          Chyron allocates costs relating to the business of Chyron or its Subsidiaries to Hego or its Subsidiaries,

(v)           Chyron moves assets, contracts, business or business opportunities from Hego or its Subsidiaries to Chyron or its Subsidiaries. For the purposes of this item (v), a “move” shall be deemed to have occurred even if no formal transfer from Hego to Chyron has taken place; or

(vi)          Chyron takes any other actions with the intent or purpose to diminish or reduce the Hego Revenue for the purposes of reducing the Earn-Out Consideration or otherwise takes any measure with the intent or purpose to prevent the Sellers from receiving the Earn-Out Consideration.

Subject to the foregoing possible adjustments in calculating Hego Revenue for the purpose of the Earn-Out Consideration, Chyron shall be free to operate the business in the manner Chyron deems to be in the best interests of Chyron and Chyron’s stockholders. Hego, the Sellers and the Sellers’ Representative acknowledge and agree that this Section 2.3(e) is the sole standard by which Chyron’s actions shall be judged with respect to the Earn-Out Consideration.

(f)           Earn-Out Consideration Rights Not Transferable.  No Seller may sell, exchange, transfer, pledge, hypothecate or otherwise dispose of, in whole or in part, his, her or its right to receive any Earn-Out Consideration pursuant to this Agreement and any transfer or attempted transfer in violation of this provision shall be null and void and shall not be recognized by Chyron, Chyron AB or Hego.

(g)           No Interest.  The parties acknowledge and agree that no separate cash or other payment of interest will be made by Chyron AB with respect to any Earn-Out Consideration, and Chyron AB shall have no liability whatsoever with respect to any Tax obligations of the Sellers with respect to any Earn-Out Consideration.

2.4           Anti-Dilution Covenants.  If any additional Chyron Common Stock, RSUs, stock options, security related incentive schemes or other equity awards are issued or granted during the period from the Closing Consideration Measuring Date until the Closing Date (together, the “Pre-Closing Additional Stock”), Chyron and Chyron AB jointly shall, at the Closing Date or as soon as practicable thereafter, take all necessary actions to ensure that additional shares of Chyron Common Stock are transferred and delivered to each Seller as listed in the Hego Payout Spreadsheet, on a pro rata basis and without any additional consideration to be paid in return, in order for the Chyron Common Stock issued to all of the Sellers in the aggregate as part of the Closing Consideration to represent forty percent (40%) of the sum of the Base Shares and the Pre-Closing Additional Stock.

2.5           Tax Consequences.  No party hereto makes any representation or warranties to any other party hereto regarding the Tax treatment of the Stock Sale or any transactions contemplated by this Agreement.  All parties hereto shall rely solely on their own respective Tax and legal advisors in connection with this Agreement, the Stock Sale and the other transactions or agreements contemplated by this Agreement.

3.             REPRESENTATIONS AND WARRANTIES OF HEGO.  SUBJECT TO ANY EXCEPTIONS OR DIFFERENCES AS REFLECTED IN ANY DOCUMENT IN THE ELECTRONIC DATA ROOM AS OF THE DATE OF THIS AGREEMENT, HEGO REPRESENTS AND WARRANTS TO CHYRON, CHYRON US AND CHYRON AB AS OF THE DAY HEREOF AND AS OF CLOSING AS SET FORTH IN THIS SECTION 3.  FOR THE AVOIDANCE OF DOUBT, THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 3 ARE MADE SOLELY FOR THE PURPOSE OF THE CONDITION TO CHYRON’S AND CHYRON AB’S OBLIGATIONS TO CONSUMMATE AND EFFECT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS SET FORTH IN SECTION 8.2(A), AND NOT FOR THE PURPOSE OF INDEMNIFICATION BY HEGO PURSUANT TO SECTION 10.

3.1           Authority.  Hego is a company duly organized and validly existing under the laws of Sweden. Hego is properly registered with the Companies Register.  Each of Hego’s Subsidiaries is an entity duly organized, validly existing and, to the extent “good standing” is of legal significance in the applicable jurisdiction of organization, in good standing under the laws of its jurisdiction of organization. Hego has made available in the Electronic Data Room copies of the articles of association of Hego and the equivalent organizational documents of each of its Subsidiaries, each as amended to date.  Except as set forth in Schedule 3.1, Hego does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.  Each entity set forth in Schedule 3.1 is a Subsidiary of Hego.  Except as set forth in Schedule 3.1, in any shareholder agreements relating to the Subsidiaries or in any constitutional documents relating to the Subsidiaries, Hego owns all of the capital stock of each such Subsidiary and there is no other capital stock, ownership right, option, warrant, stock appreciation right, phantom stock right, purchase right, subscription right, conversion right, exchange right, in each case, with respect to the shares of such Subsidiary, or other contract or commitment that could require Hego or such Subsidiary to issue, sell, or otherwise cause to become outstanding any capital stock of any such Subsidiary (contingent or otherwise).  Hego has not violated any of the provisions of its articles of association.  Hego has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby with respect to which Hego is a party.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby with respect to which Hego is a party has been duly authorized by all necessary corporate action on the part of Hego.  The Board of Directors of Hego has unanimously approved Hego’s entry into this Agreement.  The execution and delivery of this Agreement by Hego does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Companies Act, any other law or regulation or the articles of association of Hego.  This Agreement has been duly executed and delivered by Hego and, assuming due authorization, execution and delivery of the other parties hereto, constitutes the valid and binding obligation of Hego enforceable against Hego in accordance with its terms to the extent this Agreement is applicable to Hego.

3.2           Non-Contravention.  The execution and delivery of this Agreement by Hego does not, and the consummation of the transactions contemplated hereby with respect to which Hego is a party will not, (i) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any Hego Material Contract, permit, concession, franchise, license, injunction, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Hego or its Subsidiaries or any properties or assets of Hego or its Subsidiaries, (ii) trigger, contravene, conflict with or result in any third party non-compete, notification, non-solicitation, covenant not to sue, right of first refusal, right of first negotiation or other third-party right binding on Hego or its Subsidiaries, or (iii) contravene, conflict with or result in any limitation on Hego’s or its Subsidiaries’ right, or, to the knowledge of Hego, Chyron’s right after the Closing, to indirectly own any Hego Intellectual Property Rights.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) or other person or entity is required by or with respect to Hego or its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby with respect to which Hego is a party.  Hego and each of its Subsidiaries is, to the extent that being “qualified to do business and in “good standing” is of legal significance in the applicable jurisdiction, is qualified to do business and in good standing in each jurisdiction in which it conducts business activities or has assets requiring it to be qualified to do business.

3.3           Permits.  Hego and its Subsidiaries have obtained each necessary consent, license, permit, grant or other authorization of a Governmental Entity (a) pursuant to which Hego and its Subsidiaries operates or holds any interest in any of its properties; or (b) that is required for the operation of the Hego Business or the holding of any such interest and all of such permits, grants or other authorizations are in full force and effect.

3.4           Financial Statements.

(a)           Hego has made available in the Electronic Data Room its audited consolidated financial statements for each of the fiscal years ended December 31, 2012 and 2011, including a balance sheet as of December 31, 2012 (the “Hego Balance Sheet Date”) (collectively, all such financial statements, the “Hego Financial Statements”).  The Hego Financial Statements have been prepared in accordance with Swedish law and Swedish GAAP applied on a consistent basis throughout the periods presented and consistent with each other or as otherwise described therein.  The Hego Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Hego and its Subsidiaries as of the dates, and for the periods, indicated therein, all in accordance with Swedish law and Swedish GAAP.

(b)           Hego and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of Hego and to maintain accountability for assets; (iii) access to the assets of Hego and its Subsidiaries is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Hego and its Subsidiaries are not party to or otherwise involved in any off-balance sheet arrangements, except for Hego’s operating leasing arrangements in the amount of approximately 4.6 million SEK.

3.5           Capital Structure.

(a)           The authorized capital stock of Hego consists exclusively of 1,539 common shares.  As of the date of this Agreement, 1,539 Hego common shares have been issued and are outstanding. In addition, twenty-one (21) Hego common shares have been issued but not registered as of the date hereof by the Companies Register.  There are no other shares of Capital Stock issued or outstanding.

(b)           All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued, are fully paid and are free of any Encumbrances.  The issued and outstanding shares of Capital Stock are not subject to, and the issuance thereof has not triggered any, preemptive rights or rights of first refusal that were not complied with (or waived by the applicable Stockholder), in each case (i) created by statute, (ii) the articles of association of Hego or (iii) any agreement to which Hego is a party or by which it is bound.

(c)           Hego has never sold or otherwise issued securities in violation of any applicable securities laws.

(d)           Hego has no obligation or right (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of Capital Stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(e)           There are no agreements of Hego or its Subsidiaries to register any securities under the Securities Act or any other securities law.  There are no agreements to which Hego or any of its Subsidiaries is a party, or to which any shares of Capital Stock are subject, relating to the voting of shares of Capital Stock or otherwise granting, limiting or affecting the rights pertaining to shares of Capital Stock.

(f)            The Hego share ledger in the Electronic Data Room (the “Hego Share Ledger”) sets forth a true and complete list as of the date of this Agreement of all holders of Capital Stock and the shares of Capital Stock held by each holder.  Except as forth on the Hego Payout Spreadsheet, no Stockholder will be entitled to receive any payment with respect to his, her or its shares of Capital Stock as a result of this Agreement, the Stock Sale or any other of the transactions contemplated hereby.

(g)           There are not now, and will not be as of the Closing, any Hego Other Equity Rights outstanding or issuable.

3.6           Absence of Certain Changes.  Since December 31, 2012, Hego and its Subsidiaries have conducted the Hego Business in the ordinary course of business, consistent with past practice, and there has not occurred or been (a) any change, event or condition (whether or not covered by insurance) that (i) has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, or (ii) that could reasonably be expected to prevent, materially alter or materially delay any of the transactions contemplated by this Agreement; (b) any acquisition, sale or transfer of any material asset of Hego or its Subsidiaries other than in the ordinary course of business and consistent with past practice and except for the acquisition of Cogeye AB; (c) any change in accounting methods or practices (including any change in revenue recognition, depreciation or amortization policies or rates) by Hego or its Subsidiaries, except as required by Swedish GAAP, or any revaluation by Hego or its Subsidiaries of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Capital Stock or any direct or indirect redemption, purchase or other acquisition by Hego of any Capital Stock, (e) any Hego Material Contract, other than Hego Material Contracts (I) entered into prior to the date of this Agreement in the ordinary course of business or (II) entered into on or after the date of this Agreement in compliance with Section 6.1, or (f) any material amendment or termination of, or default under, any Hego Material Contract to which Hego or any of its Subsidiaries is a party or by which it is bound other than termination of any Hego Material Contracts after the date of this Agreement in the ordinary course of business; (g) any amendment or change to the articles of association of Hego; or (h) any increase in or modification of the compensation or benefits payable or to become payable by Hego or its Subsidiaries to any of their directors or employees, except for normal adjustments in the ordinary course of business.

3.7           Absence of Undisclosed Liabilities.  Neither Hego nor any of its Subsidiaries has any Liabilities other than (a) those specifically set forth in the consolidated balance sheet of Hego as of the Hego Balance Sheet Date (the “Hego Balance Sheet”); and (b) immaterial Liabilities incurred following the Hego Balance Sheet Date in the ordinary course of business consistent with past practice; (c) Liabilities (other than for breach thereof) under Hego Material Contracts, (d) immaterial Liabilities (other than for breach thereof) under other contracts entered into in the ordinary course of business consistent with past practice; and (e) Liabilities for accounts payable, payroll and accrued vacation, in each case, incurred in the ordinary course of business since the Hego Balance Sheet Date.

3.8           Litigation.  There is no private or governmental action, suit, dispute, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Hego, threatened, against Hego or any of its Subsidiaries or any of their properties, nor, to the knowledge of Hego, is there any reasonable basis therefor.  To the knowledge of Hego, there is no private or governmental action, suit, dispute, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Hego, threatened, against any current or former officer or director of Hego or any of its Subsidiaries (a) in their capacities as such, or (b) affecting the Hego Business, nor, to the knowledge of Hego, is there any reasonable basis therefor.  There is no injunction, judgment, decree or order against Hego or any of its Subsidiaries or any of their properties.  To the knowledge of Hego, there is no injunction, judgment, decree or order against any current or former officer or director of Hego or its Subsidiaries (a) in their capacities as such or (b) affecting the Hego Business.  There is no action, suit, dispute, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, that Hego or any of its Subsidiaries has pending or threatened against other parties.  There is no existing or, to the knowledge of Hego, reasonably anticipated dispute between Hego or any of its Subsidiaries and any person or entity (including any employee, supplier, sales representative, distributor, customer or other party) that could reasonably be expected to result in an action, suit, proceeding, claim or arbitration brought by or against Hego or any of its Subsidiaries.

3.9           Restrictions on Business Activities.  There is no injunction, judgment, decree or order by any Governmental Entity or agreement known to Hego and binding upon Hego or its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Hego or its Subsidiaries, any acquisition of property by Hego or its Subsidiaries or the conduct of the Hego Business.

3.10         Intellectual Property.

(a)           Hego and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as are necessary or required for use in connection with their respective businesses (collectively, the “Hego Intellectual Property Rights”).

(b)           Schedule 3.10 lists the material intellectual property rights owned solely by Hego or its Subsidiaries. Certain of the intellectual property rights set out Schedule 3.10 shall be transferred to Hego prior to Closing.

(c)           Neither Hego nor any Subsidiary has received notice that any of the Hego Intellectual Property Rights has expired, terminated or been abandoned, or is, to Hego’s knowledge, expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither Hego nor any Subsidiary has received any claim, whether written or oral, or otherwise has any knowledge of facts that could reasonably be expected to form the basis of such a claim, that any of the Hego Intellectual Property Rights is invalid or unenforceable or violates or infringes upon the intellectual property rights of any third party. Hego and its Subsidiaries have made available in the Electronic Data Room copies of all relevant correspondence concerning any alleged infringement, violation or misappropriation of any Hego Intellectual Property Rights. To the knowledge of Hego, all such Hego Intellectual Property Rights are valid and enforceable and there is no existing infringement, violation or misappropriation by a third party of any of the Hego Intellectual Property Rights.  Hego and its Subsidiaries have taken all reasonable security measures to obtain ownership or assignment from their employees or independent contractors of the exclusive rights to use all of the Hego Intellectual Property Rights with respect to inventions invented or other works created by them, alone or with any others, and to protect the secrecy, confidentiality and value of all of the Hego Intellectual Property Rights.  No “free software” or “open-source software” has been incorporated into or combined with any of the Hego Products, distributed or made available in connection with any of the Hego Products or used in any manner which grants, or purports to grant, to any third party any rights in any of the Hego Products or any of the Hego Intellectual Property Rights.

(d)           To the knowledge of Hego, neither this Agreement nor the transactions complicated hereby will result in a loss of, adversely affect the validity, use or enforceability of, or trigger any third party rights in or to, any Hego Intellectual Property Rights.

3.11         Interested Person Transactions.  Neither Hego nor any of its Subsidiaries is indebted to any director, officer, employee or agent of Hego or its Subsidiaries (except for (i) amounts due as normal salary or board remuneration for the current payroll period and in reimbursement of ordinary expenses and (ii) the shareholder loans listed in Schedule 3.11, and no such person is indebted to Hego or any of its Subsidiaries.  There has been no transaction since January 1, 2011, and there is no currently proposed transaction, in which Hego was or is to be a participant and the amount involved exceeds $10,000, and in which any director, executive officer or immediate family member of any director or executive officer of Hego had or will have a direct or indirect material interest.

3.12         Hego Material Contracts.  All written Hego Material Contracts have been disclosed in the Electronic Data Room. With respect to each Hego Material Contract: (a) the Hego Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to Hego or one of its Subsidiaries, except for such failures to be legal, valid, binding, enforceable or in full force and effect that, without Hego’s knowledge, have been caused by a party to such Hego Material Contract other than Hego, and, to Hego’s knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (b) the Hego Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect immediately prior to the Closing, except for such failures to be legal, valid, binding, enforceable or in full force and effect that, without Hego’s knowledge, have been caused by a party to such Hego Material Contract other than Hego or that prior to Closing has been terminated in the ordinary course of business; and (c) neither Hego nor any of its Subsidiaries nor, to Hego’s knowledge, any other party to such Hego Material Contract is in material breach or default, and, to the knowledge of Hego, no event has occurred that with notice or lapse of time would constitute a material breach or default by Hego or any of its Subsidiaries, or to Hego’s knowledge, by any such other party, or permit termination, modification or acceleration, under such Hego Material Contract.  “Hego Material Contract” means any contract, agreement or commitment to which Hego or any of its Subsidiaries is a party with receipts or expenditures in excess of $150,000 during 2012.

3.13         Accounts Receivable.  Subject to any reserves in Hego’s accounts, the accounts receivable shown on the Hego Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, except for transactions among Hego and its Subsidiaries in the ordinary course of business.

3.14         Title to Property.  Hego and its Subsidiaries have good and marketable title to all of their properties, interests in properties and assets, real and/or personal, reflected in the Hego Balance Sheet or acquired after the Hego Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Hego Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all Encumbrances of any kind or character, except (a) liens for current Taxes not yet due and payable; (b) such imperfections of title, liens and easements and similar Encumbrances as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing indebtedness for borrowed money that are reflected on the Hego Balance Sheet; (d) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements incurred in the ordinary course of business consistent with past practice; (e) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable law incurred in the ordinary course of business consistent with past practice; (f) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like liens incurred in the ordinary course of business consistent with past practice; and (g) liens that follows from the floating charges (Sw. företagsinteckningar) granted to Svenska Handelsbanken AB.  The plants, property and equipment of Hego which are used in the Hego Business are in all material respects in good operating condition and repair, subject to normal wear and tear.  All assets owned by Hego and used in the Hego Business are reflected in the Hego Balance Sheet to the extent required by Swedish law and Swedish GAAP.  Hego owns no real property.

3.15         Taxes.
(a)           Tax Returns.  Hego and each of its Subsidiaries has prepared and filed, or has had prepared and filed on its behalf, all material Tax Returns required to be filed with any Tax Authority, and such Tax Returns are true, accurate and complete in all material respects.  Neither Hego nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made in writing by a Tax Authority in a jurisdiction where Hego or any of its Subsidiaries has not filed Tax Returns that Hego or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.  Neither Hego nor any of its Subsidiaries is subject to income Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business in that country.  Neither Hego nor any of its Subsidiaries has at any time made, changed or rescinded any express or deemed election relating to Taxes that is not reflected in any Tax Return.  Neither Hego nor any of its Subsidiaries is party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes or as a pass-through entity for any other Tax purpose.

(b)           Tax Payments; Accruals; Withholding.  Hego and each of its Subsidiaries has paid all Taxes that have become due (whether or not shown on a Tax Return).  Neither Hego nor any of its Subsidiaries has any Liabilities for unpaid Taxes other than (i) those reflected in the reserve for Tax liability set forth on the Hego Balance Sheet to extent required by Swedish GAAP; and (ii) those incurred following the Hego Balance Sheet Date in the ordinary course of business consistent with past practice.  All Taxes that Hego and its Subsidiaries have been required to withhold or to collect for payment have been withheld or collected by Hego and to the extent required, paid to the appropriate Tax Authorities.  There are no liens for Taxes upon any of the assets of Hego or its Subsidiaries other than liens for Taxes not yet due and payable.

(c)           Deficiencies; Waivers; Audits; Rulings.  No Tax deficiency is outstanding or assessed or, to Hego’s knowledge, proposed against Hego or any of its Subsidiaries that is not reflected as a liability on the Hego Balance Sheet.  Neither Hego nor any of its Subsidiaries has executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax, which waiver or extension is currently in effect.  No Tax audits or administrative or judicial Tax proceedings are, to the knowledge of Hego, pending or being conducted with respect to Hego or any of its Subsidiaries.  No material issues relating to Taxes were raised in writing by a Tax Authority in any completed audit or examination that would reasonably be expected to recur in a taxable period not yet audited.  Neither Hego nor any of its Subsidiaries has received from any Tax Authority (including jurisdictions where Hego or any of its Subsidiaries has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) written request for information related to Tax matters, or (iii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Tax Authority against Hego or any of its Subsidiaries.  Hego has made available in the Electronic Data Room correct and complete copies of all examination reports and statements of deficiencies assessed against it by a Tax Authority or agreed to by Hego or any of its Subsidiaries. Neither Hego nor any of its Subsidiaries has been the subject of an Internal Revenue Service (“IRS”) private letter ruling or similar Tax ruling under any state, local or non-U.S. law that has continuing effect.  There are no requests for rulings or determinations in respect of any Tax pending between Hego or any of its Subsidiaries and any Tax Authority.

(d)           Liability for any Other Person’s Taxes.  Neither Hego nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of section 1504(a) of the Code filing a consolidated U.S. federal income tax return (other than a group the common parent of which was Hego), and neither Hego nor any of its Subsidiaries has ever been a member of an affiliated group of corporations filing a consolidated, combined or unitary income tax return under provisions of state, local or non-U.S. tax law comparable to section 1504(a) of the Code (other than a group the common parent of which was Hego).  Neither Hego nor any of its Subsidiaries is a party to any tax-sharing agreement, tax allocation, tax indemnity or similar arrangement with any other party.  Neither Hego nor any of its Subsidiaries has assumed any obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

(e)           Tax Incentives.  Hego has made available to Chyron in the Electronic Data Room (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that Hego or any of its Subsidiaries has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting Hego or any of its Subsidiaries.  Hego and its Subsidiaries are in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any Governmental Entity, and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

(f)           FIRPTA; Transfer Taxes.  Inasmuch as none of them owns or has ever owned any interest in any real property, neither Hego nor any of its Subsidiaries has been at any time a “United States real property holding corporation” within the meaning of section 897(c)(2) of the Code.

3.16         Employee Matters.  Hego and its Subsidiaries are in compliance, and have at all times been in compliance, in all material respects with all applicable laws and regulations respecting terms and conditions of employment, immigration and taxation.  There are no proceedings pending or, to Hego’s knowledge, reasonably expected or threatened, between Hego or any of its Subsidiaries, on the one hand, and any or all of its current or former employees, consultants or independent contractors, on the other hand.  There are no claims pending, or, to Hego’s knowledge, reasonably expected or threatened, against Hego or any of its Subsidiaries under any workers’ compensation or long-term disability plan or policy that is not fully offset by insurance.  Hego and its Subsidiaries have no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to any law governing health care, retirement or pension schemes or coverage or the extension or continuation of any such schemes or coverage.  Hego and each of its Subsidiaries have provided all employees with all wages, benefits, accrued vacation, relocation benefits, stock options, bonuses and incentives, and all other compensation that has become due and payable, to date.

3.17         Insurance.  Hego and its Subsidiaries have in place the insurance policies set out in Schedule 3.17.  There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.  All premiums due and payable under all such policies have been paid and Hego and its Subsidiaries are otherwise in compliance with the terms of such policies.  Hego has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

3.18         Compliance With Laws.  Hego and its Subsidiaries have complied with, are not in violation of and have not received any notices of violation with respect to, any applicable law or regulation, except for such violations as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.19         Brokers’ and Finders’ Fee.  Except as set forth Schedule 3.19, no broker, finder or investment banker is entitled to brokerage or finder’s fees or agent’s commissions or investment banker’s fees or any similar charges from or through Hego or its Subsidiaries in connection with this Agreement, the Stock Sale or any other transaction contemplated hereby.

3.20         Privacy.  Hego and its Subsidiaries (i) substantially comply with any and all privacy statements published or made available by Hego or any of its Subsidiaries, (ii) comply with all applicable privacy laws and regulations regarding the collection, retention, use and disclosure of personal information; and (iii) take the appropriate and industry standard measures to protect and maintain the confidential nature of the personal information provided to Hego or any of its Subsidiaries by individuals.  Hego and its Subsidiaries have adequate technological and procedural measures in place to protect personal information collected from individuals against loss, theft and unauthorized access or disclosure.

3.21         International Trade Matters.  Hego and its Subsidiaries are, and at all times have been, materially in compliance with and have not been and are not in material violation of any International Trade Law applicable to the Hego Business. Neither Hego nor any of its Subsidiaries has received any written order, notice, or other communication from any Governmental Entity of any actual or potential violation or failure to comply with any International Trade Law, including pre-penalty notice, notice of penalty, subpoena or request for documents, or notice of audit, investigation or inquiry.  “International Trade Law” shall mean any applicable statutes, laws and regulations governing the import or export of commodities, software or technology into any country or from any country in which the Hego Business is conducted and the payment of required duties and tariffs in connection with same.

3.22         Foreign Corrupt Practices.  Neither Hego, nor to the knowledge of Hego, any director or officer of Hego, or any consultant, agent or other person acting for or on behalf of Hego or any of its Subsidiaries has taken any action that would result in a violation by such person of the Foreign Corrupt Practices Act (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff) (the “FCPA”), The Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-corruption law (but, in each case, only to the extent such applicable law is applicable to the foregoing persons), including: (a) by making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office to secure official action, or to any person (whether or not a foreign official) to influence that person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”) or to reward the person for acting improperly, in contravention of the FCPA or the UK Bribery Act or any other applicable anti-corruption law or (b) by requesting, agreeing to receive or accepting a financial or other advantage intending that, as a consequence, anyone’s work duties will be performed improperly, or as a reward for anyone’s past improper performance.  Hego and its Subsidiaries have conducted the Hego Business in compliance with the FCPA, the UK Bribery Act and any other applicable anti-corruption law, and Hego has instituted and maintained policies and procedures designed to cause each such person to comply with all such applicable anti-corruption laws (but, in each case, only to the extent any such law is applicable to Hego, its Subsidiaries or such persons).

3.23         Bankruptcy Proceeding.  Hego Trac AB (previously known as Svenska Tracab AB) (“Trac AB”) has been declared bankrupt.  Neither Hego nor any of its Subsidiaries has received from the bankruptcy receiver presiding over such bankruptcy proceeding any claim against it.

3.24         Knowledge of Warranty Breaches.  Johan Apel is not aware of any existing or reasonably anticipated breach of any of the warranties set forth in Section 5 and Section 5A, respectively.

4.             REPRESENTATIONS AND WARRANTIES OF THE SELLERS.  EACH SELLER SEVERALLY, AND NOT JOINTLY, HEREBY REPRESENTS AND WARRANTS TO CHYRON, CHYRON US AND CHYRON AB, SOLELY AS TO SUCH SELLER, AS OF THE DATE HEREOF AND AS OF THE CLOSING, THAT:

4.1           Power and Authorization.  If a natural person, such Seller has full legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby with respect to which such Seller is a party.  If a natural person, such Seller is not a U.S. tax resident and, if not a natural person, no person having any interest in or control over such Seller is a U.S. tax resident. If such Seller is not a natural person, the execution and delivery of this Agreement and consummation by such Seller of the transactions contemplated hereby with respect to which such Seller is a party have been duly authorized by all necessary organizational action on the part of such Seller.  This Agreement (a) has been duly executed and delivered by such Seller and (b) is a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, assuming due authorization, execution and delivery by other parties hereto.

4.2           Authorization of Governmental Entities.  No action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Entity is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by such Seller of this Agreement or (b) the consummation of the transactions contemplated hereby by such Seller.

4.3           Non-Contravention.  Neither the execution, delivery and performance by such Seller of this Agreement nor the consummation of the transactions contemplated hereby will: (a) assuming the taking of any action by (including any authorization, consent or approval) or in respect of, or any filing with, any Governmental Entity, violate any provision of any law applicable to such Seller; (b) result in a breach or violation of, or default under, any contractual obligation of such Seller; or (c) in the case of each Seller which is not a natural person, result in a breach or violation of, or default under, such Seller’s organizational documents.

4.4           Title.  Such Seller is the record and beneficial owner of the outstanding Shares set forth opposite such Seller’s name on the Hego Share Ledger, and has good and marketable title to such Shares, free and clear of all Encumbrances except as are imposed by applicable securities laws.  Such Seller has full right, power and authority to transfer and deliver to Chyron AB valid title to the Shares held by such Seller, free and clear of all Encumbrances.  Immediately following the Closing, Chyron AB will be the record and beneficial owner of such Shares, and have good and marketable title to such Shares, free and clear of all Encumbrances except as are imposed by applicable securities laws or created by Chyron AB.  Except pursuant to this Agreement, there is no contractual obligation pursuant to which such Seller has, directly or indirectly, granted any option, warrant or other right to any person to acquire any Shares or other equity interests in Hego.

4.5           Broker Liability.  Except as set forth in Schedule 3.19 and subject to Section 3.19, such Seller has no Liability of any kind to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4.6           Investment Purpose.  Such Seller is acquiring shares of Chyron Common Stock for his, her or its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such shares of Chyron Common Stock in violation of the Securities Act, or any rule or regulation under the Securities Act. Such Seller has had adequate opportunity to obtain from representatives of Chyron such information about Chyron as is necessary for the undersigned to evaluate the merits and risks of its acquisition of the shares of Chyron Common Stock. Such Seller has sufficient expertise in business and financial matters, and access to professional advice, to be able to evaluate the risks involved in the acquisition of the shares of Chyron Common Stock and to make an informed investment decision with respect to such acquisition.

5.           REPRESENTATIONS AND WARRANTIES OF CHYRON.  SUBJECT TO ANY EXCEPTIONS OR DIFFERENCES AS REFLECTED IN REPORTS FILED WITH OR OTHER SUBMISSIONS TO THE SEC PRIOR TO THE DATE HEREOF WHICH ARE OF PUBLIC RECORD, CHYRON REPRESENTS AND WARRANTS TO HEGO AND THE SELLERS, AS OF THE DATE HEREOF AND AS OF THE CLOSING, REGARDING ITSELF AND ALL OF ITS SUBSIDIARIES, THAT:

5.1           Organization; Authority; Conflicts; Consents.  Chyron is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Chyron has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  Each of Chyron’s Subsidiaries is an entity duly organized, validly existing and, to the extent “good standing” is of legal significance in the applicable jurisdiction of organization, in good standing under the laws of its jurisdiction of organization. Chyron has made available to Hego copies of the Certificate of Incorporation of Chyron and the equivalent organizational documents of each of its Subsidiaries, each as amended to date.  Except as set forth on Schedule 5.1, Chyron does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.  Each entity set forth on Schedule 5.1 is a Subsidiary of Chyron.  Except as set forth on Schedule 5.1, Chyron owns all of the capital stock of each such Subsidiary and there is no other capital stock, ownership right, option, warrant, stock appreciation right, phantom stock right, purchase right, subscription right, conversion right, or exchange right, in each case, with respect to the shares of such Subsidiary, or other contract or commitment that could require Chyron or such Subsidiary to issue, sell, or otherwise cause to become outstanding any capital stock of any such Subsidiary (contingent or otherwise).  Chyron has not violated any of the provisions of its Certificate of Incorporation.  Chyron has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby with respect to which Chyron is a party.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chyron.  This Agreement has been duly executed and delivered by Chyron and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Chyron enforceable against Chyron in accordance with its terms.  No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity, is required by or with respect to Chyron in connection with the execution and delivery of this Agreement by Chyron or the consummation by Chyron of the Stock Sale and the other transactions contemplated hereby, except for (i) any required filings under the Exchange Act and with the Nasdaq Capital Market and (ii) the Chyron Stockholder Approval.  The execution and delivery of this Agreement by Chyron does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of any applicable law or regulation or the by-laws or certificate of incorporation of Chyron.

5.2           Non-Contravention.  The execution and delivery of this Agreement by Chyron does not, and the consummation of the transactions contemplated hereby with respect to which Chyron is a party will not, (i) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any Chyron Material Contract, permit, concession, franchise, license, injunction, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chyron or its Subsidiaries or any properties or assets of Chyron or its Subsidiaries, (ii) trigger, contravene, conflict with or result in any third party non-compete, notification, non-solicitation, covenant not to sue, right of first refusal, right of first negotiation or other third-party right binding on Chyron or its Subsidiaries, or (iii) contravene, conflict with or result in any limitation on Chyron’s or its Subsidiaries’ respective right to use the Chyron Intellectual Property Rights.  Other than the Chyron Stockholder Approval and the consent of Silicon Valley Bank (which consent has been received as of the date of this Agreement), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other person or entity is required by or with respect to Chyron or its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby with respect to which Chyron is a party.  Chyron and each of its Subsidiaries is, to the extent that being “qualified to do business” and in “good standing” is of legal significance in the applicable jurisdiction, qualified to do business and in good standing in each jurisdiction in which it conducts business activities or has assets requiring it to be qualified to do business.

5.3           Permits.  Chyron and its Subsidiaries have obtained each necessary consent, license, permit, grant or other authorization of a Governmental Entity (a) pursuant to which Chyron and its Subsidiaries operates or holds any interest in any of its properties; or (b) that is required for the operation of the Chyron Business or the holding of any such interest and all of such permits, grants or other authorizations are in full force and effect.

5.4           SEC and NASDAQ Compliance; Financial Statements.

(a)           Since January 1, 2011, Chyron has at all times been in material compliance with the applicable rules and regulations of the Nasdaq Stock Market, Inc., has filed all registration statements, forms, reports, certifications and other documents required to be filed by Chyron with the SEC, and has made available to Hego copies of all registration statements, forms, reports, certifications and other documents filed by Chyron with the SEC since January 1, 2011, including all certifications and statements required by (i) Rule 13a-14 or 15d-14 of the Exchange Act or (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002).  For purposes only of the first sentence of this Section 5.4(a), the phrase “made available to Hego” shall be deemed to include Chyron filings and documents that are publicly available on the SEC’s EDGAR system prior to the date of this Agreement. All such registration statements, forms, reports, certifications and other documents filed prior to the date of this Agreement are referred to herein as the “Chyron SEC Documents”. All of the Chyron SEC Documents are publicly available on the SEC’s EDGAR system.  The Chyron SEC Documents (x) were or will be filed on a timely basis, (y) at the time filed, or as of the date of the last amendment thereof, if any such Chyron SEC Document filed prior to the date hereof was amended after the filing and prior to the date of this Agreement, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Chyron SEC Documents, and (z) did not or will not at the time they were or are filed, or as of the date of such last amendment thereof, if any such Chyron SEC Document filed prior to the date hereof was amended after the filing and prior to the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Chyron SEC Documents or necessary in order to make the statements in such Chyron SEC Documents, in the light of the circumstances under which they were made, not misleading.  No Subsidiary of Chyron is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(b)           Chyron has made available to Hego its audited consolidated financial statements for each of the fiscal years ended December 31, 2012 and 2011, including a balance sheet, statement of operations and statement of cash flows on a consolidated basis as of and for the twelve-month period ended December 31, 2012 (the “Chyron Balance Sheet Date”) (collectively, all such financial statements, the “Chyron Financial Statements”).  The Chyron Financial Statements have been prepared in accordance with U.S. law and U.S. GAAP (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be material) applied on a consistent basis throughout the periods presented and consistent with each other or as otherwise described therein.  The Chyron Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Chyron and its Subsidiaries as of the dates, and for the periods, indicated therein, all in accordance with U.S. law and U.S. GAAP (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be material).

(c)           Chyron and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of Chyron and to maintain accountability for assets; (iii) access to the assets of Chyron and its Subsidiaries is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Chyron and its Subsidiaries are not party to or otherwise involved in any “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K under the Exchange Act).

5.5           Capital Structure.

(a)           The authorized capital stock of Chyron consists of 150,000,000 shares of Chyron Common Stock and 1,000,000 shares of preferred stock, $1.00 par value per share (the “Chyron Preferred Stock”).  As of the date of this Agreement, 17,382,578 shares of Chyron Common Stock have been issued and are outstanding and there are no other shares of any capital stock of Chyron issued or outstanding.  For the avoidance of doubt, no Chyron Preferred Stock has been issued or is outstanding.

(b)           All of the issued and outstanding shares of Chyron Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are free of any Encumbrances.  The issued and outstanding shares of Chyron Common Stock are not subject to, and the issuance thereof has not triggered any, preemptive rights or rights of first refusal that were not complied with (or waived by the applicable stockholder), in each case (i) created by statute, (ii) the Certificate of Incorporation of Chyron or (iii) any agreement to which Chyron is a party or by which it is bound.

(c)           Chyron has never sold or otherwise issued securities in violation of any applicable securities laws.

(d)           Chyron has no obligation or right (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of Chyron Common Stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(e)           There are no agreements of Chyron or its Subsidiaries to register any securities under the Securities Act or any other securities law that have not been satisfied or waived.  There are no agreements to which Chyron or any of its Subsidiaries is a party, or to which any shares of Chyron Common Stock are subject, relating to the voting of shares of Chyron Common Stock or otherwise granting, limiting or affecting the rights pertaining to shares of Chyron Common Stock.

(f)           No Chyron shareholder will be entitled to receive any payment with respect to his, her or its shares of Chyron Common Stock as a result of this Agreement, the Stock Sale or any other transaction contemplated hereby.

5.6           Title.  Prior to the Closing, Chyron AB shall be the record and beneficial owner of the Closing Shares and shall be the record and beneficial owner of the Earn-Out Shares, if any, if and when issued, and will have good and marketable title to such shares, free and clear of all Encumbrances except as are imposed by applicable securities laws.  Chyron AB has full right, power and authority to transfer and deliver to the Sellers valid title to the Closing Shares and the Earn-Out Shares, if any, free and clear of all Encumbrances.  Immediately following the Closing, the Sellers will be the record and beneficial owners of the Closing Shares, and have good and marketable title to the Closing Shares, free and clear of all Encumbrances, except as are imposed by this Agreement and by applicable securities laws. In the event that Earn-Out Shares are issued to the Sellers pursuant to this Agreement, immediately following such issuance, the Sellers will be the record and beneficial owners of the Earn-Out Shares, and have good and marketable title to the Earn-Out Shares, free and clear of all Encumbrances, except as are imposed by this Agreement and by applicable securities laws. In connection with the transfer of the Closing Shares and Earn-Out Shares, if any, Chyron AB shall take or cooperate in the taking of all reasonable actions necessary to cause the ownership of the Closing Shares and Earn-Out Shares, if any, following the issuance of the same to be reflected in Chyron’s stock ledger or otherwise to appear of record as the Sellers’ Representative may reasonably request.

5.7           Absence of Certain Changes.  Since December 31, 2012, Chyron and its Subsidiaries have conducted the Chyron Business in the ordinary course of business consistent with past practice and there has not occurred or been (a) any change, event or condition (whether or not covered by insurance) that (i) has resulted in, or could reasonably be expected to result in, a Material Adverse Effect or (ii) that could reasonably be expected to prevent, materially alter or materially delay any of the material transactions contemplated by this Agreement; (b) any acquisition, sale or transfer of any material asset of Chyron or its Subsidiaries other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in revenue recognition, depreciation or amortization policies or rates) by Chyron or its Subsidiaries, except as required by U.S. GAAP, or any revaluation by Chyron or its Subsidiaries of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Chyron Common Stock or any direct or indirect redemption, purchase or other acquisition by Chyron of any Chyron Common Stock or any Chyron Preferred Stock; (e) any Chyron Material Contract, other than Chyron Material Contracts (I) entered into prior to the date of this Agreement in the ordinary course of business or (II) entered into on or after the date of this Agreement in compliance with Section 6.1, or (f) any material amendment or termination of, or default under, any Chyron Material Contract to which Chyron or any of its Subsidiaries is a party or by which it is bound other than termination of any Chyron Material Contracts after the date of this Agreement in the ordinary course of business; (g) any amendment or change to the Certificate of Incorporation, as amended, or Bylaws of Chyron; or (h) any increase in or modification of the compensation or benefits payable or to become payable by Chyron or its Subsidiaries to any of their directors or employees.

5.8           Absence of Undisclosed Liabilities.  Neither Chyron nor any of its Subsidiaries has any Liabilities other than (a) those specifically set forth in the consolidated balance sheet of Chyron as of the Chyron Balance Sheet Date (the “Chyron Balance Sheet”); and (b) immaterial Liabilities incurred following the Chyron Balance Sheet Date in the ordinary course of business consistent with past practice; (c) Liabilities (other than for breach thereof) under any Chyron Material Contract, (d) immaterial Liabilities (other than for breach thereof) under other contracts entered into in the ordinary course of business consistent with past practice; and (e) Liabilities for accounts payable, payroll and accrued vacation, in each case, incurred in the ordinary course of business since the Chyron Balance Sheet Date.

5.9           Litigation.  There is no private or governmental action, suit, dispute, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Chyron, threatened, against Chyron or any of its Subsidiaries or any of their properties, nor, to the knowledge of Chyron, is there any reasonable basis therefor.  To the knowledge of Chyron, there is no private or governmental action, suit, dispute, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Chyron, threatened, against any current or former officer or director of Chyron or any of its Subsidiaries (a) in their capacities as such, or (b) affecting the Chyron Business, nor, to the knowledge of Chyron and its Subsidiaries, is there any reasonable basis therefor.  There is no injunction, judgment, decree or order against Chyron or any of its Subsidiaries or any of their properties.  To the knowledge of Chyron, there is no injunction, judgment, decree or order against any current or former officer or director of Chyron or its Subsidiaries (a) in their capacities as such, or (b) affecting the Chyron Business.  There is no action, suit, dispute, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, that Chyron or any of its Subsidiaries has pending or threatened against other parties.  There is no existing or, to the knowledge of Chyron, reasonably anticipated dispute between Chyron or any of its Subsidiaries and any person or entity (including any employee, supplier, sales representative, distributor, customer or other party) that could reasonably be expected to result in an action, suit, proceeding, claim or arbitration brought by or against Chyron or any of its Subsidiaries.

5.10         Restrictions on Business Activities.  There is no injunction, judgment, decree or order by any Governmental Entity or agreement known to Chyron and binding upon Chyron or its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Chyron or its Subsidiaries, any acquisition of property by Chyron or its Subsidiaries or the conduct of the Chyron Business.

5.11         Intellectual Property.

(a)           Chyron and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as are necessary or required for use in connection with their respective businesses (collectively, the “Chyron Intellectual Property Rights”).

(b)           Schedule 5.11 lists the material intellectual property rights owned by Chyron or its Subsidiaries.

(c)           Neither Chyron nor any Subsidiary has received notice that any of the Chyron Intellectual Property Rights has expired, terminated or been abandoned, or is, to Chyron’s knowledge, expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither Chyron nor any Subsidiary has received any claim, whether written or oral, or otherwise has any knowledge of facts that could reasonably be expected to form the basis of such a claim, that any of the Chyron Intellectual Property Rights is invalid or unenforceable or violates or infringes upon the intellectual property rights of any third party. Chyron and its Subsidiaries have made available to Hego copies of all relevant correspondence concerning any alleged infringement, violation or misappropriation of any Chyron Intellectual Property Rights. To the knowledge of Chyron, all such Chyron Intellectual Property Rights are valid and enforceable and there is no existing infringement, violation or misappropriation by a third party of any of the Chyron Intellectual Property Rights.  Chyron and its Subsidiaries have taken all reasonable security measures to obtain ownership or assignment from their employees or independent contractors of the exclusive rights to use all of the Chyron Intellectual Property Rights with respect to inventions invented or other works created by them, alone or with any others, and to protect the secrecy, confidentiality and value of all of the Chyron Intellectual Property Rights. No “free software” or “open-source software” has been incorporated into or combined with any products sold by Chyron, distributed or made available in connection with any such products or used in any manner which grants, or purports to grant, to any third party any rights in any of the such products or any of the Chyron Intellectual Property Rights.

(d)           To the knowledge of Chyron, neither this Agreement nor the transactions contemplated hereby will result in a loss of, adversely affect the validity, use or enforceability of, or trigger any third party rights in or to, any Chyron Intellectual Property Rights.

5.12         Interested Person Transactions.  Neither Chyron nor any of its Subsidiaries is indebted to any director, officer, employee or agent of Chyron or its Subsidiaries (except for amounts due as normal salary for the current payroll period and in reimbursement of ordinary expenses), and no such person is indebted to Chyron or any of its Subsidiaries.  There has been no transaction since January 1, 2011, and there is no currently proposed transaction, in which Chyron was or is to be a participant and the amount involved exceeds $10,000, and in which any director, executive officer or immediate family member of any director or executive officer of Chyron had or will have a direct or indirect material interest.

5.13         Material Contracts.  All of Chyron’s material contracts (the “Chyron Material Contracts”) have been filed as exhibits to the Chyron SEC Documents.  With respect to each Chyron Material Contract: (a) the Chyron Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to Chyron or one of its Subsidiaries, except for such failures to be legal, valid, binding, enforceable or in full force and effect that, without Chyron’s knowledge, have been caused by a party to such Chyron Material Contract other than Chyron, and, to Chyron’s knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (b) the Chyron Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect immediately prior to the Closing, except for such failures to be legal, valid, binding, enforceable or in full force and effect that, without Chyron’s knowledge, have been caused by a party to such Chyron Material Contract other than Chyron or that prior to Closing has been terminated in the ordinary course of business; and (c) neither Chyron nor any of its Subsidiaries nor, to Chyron’s knowledge, any other party to such Chyron Material Contract is in material breach or default, and, to the knowledge of Chyron, no event has occurred that with notice or lapse of time would constitute a material breach or default by Chyron or any of its Subsidiaries, or to Chyron’s knowledge, by any such other party, or permit termination, modification or acceleration, under such Chyron Material Contract.  Neither Chyron nor any of its Subsidiaries is a party to any Chyron Material Contract that is an oral contract or other legally-binding unwritten arrangement.

5.14         Accounts Receivable.  Subject to any reserves in the Chyron’s accounts, the accounts receivable shown on the Chyron Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, except for transactions among Chyron and its Subsidiaries in the ordinary course of business.

5.15         Title to Property.  Chyron and its Subsidiaries have good and marketable title to all of their properties, interests in properties and assets, real and/or personal, reflected in the Chyron Balance Sheet or acquired after the Chyron Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Chyron Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all Encumbrances of any kind or character, except (a) liens for current Taxes not yet due and payable; (b) such imperfections of title, liens and easements and similar Encumbrances as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing indebtedness for borrowed money that are reflected on the Chyron Balance Sheet; (d) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements incurred in the ordinary course of business consistent with past practice; (e) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable law incurred in the ordinary course of business consistent with past practice; and (f) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like liens incurred in the ordinary course of business consistent with past practice.  The plants, property and equipment of Chyron which are used in the Chyron Business are in all material respects in good operating condition and repair, subject to normal wear and tear.  All assets owned by Chyron and used in the Chyron Business are reflected in the Chyron Balance Sheet to the extent required by U.S. law and U.S. GAAP.  Chyron owns no real property.

5.16         Taxes.

(a)           Tax Returns.  Chyron and each of its Subsidiaries has prepared and timely filed, or has had prepared and timely filed on its behalf, all material Tax Returns required to be filed with any Tax Authority, and such Tax Returns are true, accurate and complete in all material respects.  Neither Chyron nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made in writing by a Tax Authority in a jurisdiction where Chyron or any of its Subsidiaries has not filed Tax Returns that Chyron or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.  Neither Chyron nor any of its Subsidiaries is subject to income Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business in that country.  Chyron and its Subsidiaries have disclosed on all applicable Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal income tax within the meaning of section 6662 of the Code or any other Tax.  Neither Chyron nor any of its Subsidiaries has at any time made, changed or rescinded any express or deemed election relating to Taxes that is not reflected in any Tax Return.  Neither Chyron nor any of its Subsidiaries is party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes or as a pass-through entity for any other Tax purpose.

(b)           Tax Payments; Accruals; Withholding.  Chyron and each of its Subsidiaries has timely paid all Taxes that have become due (whether or not shown on a Tax Return).  Neither Chyron nor any of its Subsidiaries has any Liabilities for unpaid Taxes other than (i) those reflected in the reserve for Tax liability set forth on the Chyron Balance Sheet to the extent required by U.S. GAAP; and (ii) those incurred following the Chyron Balance Sheet Date in the ordinary course of business consistent with past practice.  All Taxes that Chyron and its Subsidiaries have been required to withhold or to collect for payment have been withheld or collected by Chyron and to the extent required, paid to the appropriate Tax Authorities.  There are no liens for Taxes upon any of the assets of Chyron or its Subsidiaries other than liens for Taxes not yet due and payable.

(c)           Deficiencies; Waivers; Audits; Rulings.  No Tax deficiency is outstanding or assessed or, to Chyron’s knowledge, proposed against Chyron or any of its Subsidiaries that is not reflected as a liability on the Chyron Balance Sheet.  Neither Chyron nor any of its Subsidiaries has executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax, which waiver or extension is currently in effect.  No Tax audits or administrative or judicial Tax proceedings are, to the knowledge of Chyron, pending or being conducted with respect to Chyron or any of its Subsidiaries.  No material issues relating to Taxes were raised in writing by a Tax Authority in any completed audit or examination that would reasonably be expected to recur in a taxable period not yet audited.  Neither Chyron nor any of its Subsidiaries has received from any Tax Authority (including jurisdictions where Chyron or any of its Subsidiaries has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) written request for information related to Tax matters, or (iii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Tax Authority against Chyron or any of its Subsidiaries.  Chyron has made available to Hego correct and complete copies of all examination reports and statements of deficiencies assessed against it by a Tax Authority or agreed to by Chyron or any of its Subsidiaries. Neither Chyron nor any of its Subsidiaries has been the subject of an IRS private letter ruling or similar Tax ruling under any state, local or non-U.S. law that has continuing effect.  There are no requests for rulings or determinations in respect of any Tax pending between Chyron or any of its Subsidiaries and any Tax Authority.

(d)           Liability for any Other Person’s Taxes.  Neither Chyron nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of section 1504(a) of the Code filing a consolidated U.S. federal income tax return (other than a group the common parent of which was Chyron), and neither Chyron nor any of its Subsidiaries has ever been a member of an affiliated group of corporations filing a consolidated, combined or unitary income tax return under provisions of state, local or non-U.S. tax law comparable to section 1504(a) of the Code (other than a group the common parent of which was Chyron).  Neither Chyron nor any of its Subsidiaries is a party to any tax-sharing agreement, tax allocation, tax indemnity or similar arrangement with any other party.  Neither Chyron nor any of its Subsidiaries has assumed any obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

(e)           Tax Incentives.  Chyron has made available to Hego (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that Chyron or any of its Subsidiaries has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting Chyron or any of its Subsidiaries.  Chyron and its Subsidiaries are in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any Governmental Entity, and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

5.17         Employee Matters.  Chyron and its Subsidiaries are in compliance, and have at all times been in compliance, in all material respects with all applicable laws and regulations respecting terms and conditions of employment, immigration and taxation.  There are no proceedings pending or, to Chyron’s knowledge, reasonably expected or threatened, between Chyron or any of its Subsidiaries, on the one hand, and any or all of its current or former employees, consultants or independent contractors, on the other hand.  There are no claims pending, or, to Chyron’s knowledge, reasonably expected or threatened, against Chyron or any of its Subsidiaries under any workers’ compensation or long-term disability plan or policy that is not fully offset by insurance. Chyron and its Subsidiaries have no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to any law governing health care, retirement or pension schemes or coverage or the extension or continuation of any such schemes or coverage.  Chyron and each of its Subsidiaries have provided all employees with all wages, benefits, accrued vacation, relocation benefits, stock options, bonuses and incentives, and all other compensation that has become due and payable, to date.

5.18         Insurance.  Chyron and its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses similar to those of Chyron.  There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been paid and Chyron and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds.  Chyron has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

5.19         Compliance With Laws.  Chyron and its Subsidiaries have complied with, are not in violation of and have not received any notices of violation with respect to, any applicable law or regulation, except for such violations as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.20         Brokers’ and Finders’ Fee.  Except as set forth on Schedule 5.20, no broker, finder or investment banker is entitled to brokerage or finder’s fees or agent’s commissions or investment banker’s fees or any similar charges from or through Chyron or its Subsidiaries in connection with this Agreement, the Stock Sale or any other transaction contemplated hereby.

5.21         Privacy.  Chyron and its Subsidiaries (i) substantially comply with any and all privacy statements published or made available by Chyron or any of its Subsidiaries, (ii) comply with all applicable privacy laws and regulations regarding the collection, retention, use and disclosure of personal information; and (iii) take the appropriate and industry standard measures to protect and maintain the confidential nature of the personal information provided to Chyron or any of its Subsidiaries by individuals.  Chyron and its Subsidiaries have adequate technological and procedural measures in place to protect personal information collected from individuals against loss, theft and unauthorized access or disclosure.

5.22         International Trade Matters.  Chyron and its Subsidiaries are, and at all times have been, materially in compliance with and have not been and are not in material violation of any International Trade Law applicable to the Chyron Business. Neither Chyron nor any of its Subsidiaries has received any written order, notice, or other communication from any Governmental Entity of any actual or potential violation or failure to comply with any International Trade Law, including pre-penalty notice, notice of penalty, subpoena or request for documents, or notice of audit, investigation or inquiry.

5.23         Foreign Corrupt Practices.  Neither Chyron, nor to the knowledge of Chyron, any director or officer of Chyron, or any consultant, agent or other person acting for or on behalf of Chyron or any of its Subsidiaries has taken any action that would result in a violation by such person of the FCPA, the UK Bribery Act, or any other applicable anti-corruption law (but, in each case, only to the extent such applicable law is applicable to the foregoing persons), including: (a) by making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office to secure official action, or to any person (whether or not a foreign official) to influence that person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”) or to reward the person for acting improperly, in contravention of the FCPA or the UK Bribery Act or any other applicable anti-corruption law or (b) by requesting, agreeing to receive or accepting a financial or other advantage intending that, as a consequence, anyone’s work duties will be performed improperly, or as a reward for anyone’s past improper performance.  Chyron and its Subsidiaries have conducted the Chyron Business in compliance with the FCPA, the UK Bribery Act and any other applicable anti-corruption law, and Chyron has instituted and maintained policies and procedures designed to cause each such person to comply with all such applicable anti-corruption laws (but, in each case, only to the extent any such law is applicable to Chyron, its Subsidiaries or such persons).

5.24         Closing Shares and Earn-Out Shares.  The Closing Shares and the Earn-Out Shares, if and when issued, are duly authorized and will be validly issued, fully paid and non-assessable and free of any Encumbrances other than as contemplated by this Agreement and by the Securities Act.  On the Closing Date, prior to the consummation of the Closing, and on the issuance date, if any, of any Earn-Out Shares, respectively, Chyron AB will be the record and beneficial owner of the Closing Shares and any such Earn-Out Shares, and shall have good and marketable title to the Closing Shares and any such Earn-Out Shares, free and clear of all Encumbrances, except as are imposed by applicable securities laws.  Chyron AB will have full right, power and authority to transfer and deliver to the Sellers valid title to the Closing Shares and any such Earn-Out Shares, respectively, free and clear of all Encumbrances.  Immediately following the Closing and the issuance, if any, of any Earn-Out Shares, respectively, the Sellers will be the record and beneficial owner of the Closing Shares and any such Earn-Out Shares, and have good and marketable title to the Closing Shares and any such Earn-Out Shares, free and clear of all Encumbrances except as are imposed by applicable securities laws.  Except pursuant to this Agreement, there is no contractual obligation pursuant to which Chyron has, directly or indirectly, granted any option, warrant or other right to any person to acquire any Closing Shares, Earn-Out Shares or other equity interests in Chyron.  In connection with the sale and transfer of the Closing Shares and any Earn-Out Shares, Chyron AB shall take or cooperate in the taking of all reasonable actions necessary to cause the ownership of the Closing Shares and such Earn-Out Shares following the closing and the issuance, respectively, to be reflected in Chyron’s share register or otherwise to appear of record as such Sellers may reasonably request.

5.25         Knowledge of Warranty Breaches.  Jerry Kieliszak and Michael Wellesley-Wesley are not aware of any existing or reasonably anticipated breach of any of the warranties set forth in Section 3 and Section 4, respectively.

5A.          REPRESENTATIONS AND WARRANTIES OF CHYRON, CHYRON US AND CHYRON AB.  CHYRON, CHYRON US AND CHYRON AB, JOINTLY AND SEVERALLY, REPRESENT AND WARRANT TO HEGO AND THE SELLERS, AS OF THE DATE HEREOF AND AS OF THE CLOSING, THAT:

5A.1        Organization; Authority; Conflicts; Consents.  Each of Chyron US and Chyron AB is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Chyron US and Chyron AB have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chyron US and Chyron AB.  The Board of Directors of each of Chyron US and Chyron AB has approved this Agreement and the transactions contemplated hereby and no other corporate action on the part of Chyron US and Chyron AB is necessary to authorize the execution, delivery and performance by Chyron US and Chyron AB of this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Chyron US and Chyron AB and, assuming due authorization, execution and delivery of the other parties hereto, constitutes the valid and binding obligations of Chyron US and Chyron AB enforceable against Chyron US and Chyron AB in accordance with its terms.  The execution and delivery of this Agreement by Chyron US and Chyron AB does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of any provisions of their respective organizational documents or (ii) conflict with, or result in any violation of, or default under (with or without notice or lapse or time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any material contract, permit, concession, franchise, license, injunction, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chyron US or Chyron AB or any properties or assets of Chyron US or Chyron AB, except, in the case of clause (ii), for any such conflicts, violations, defaults, terminations, cancellations, accelerations or losses of benefits as, individually or in the aggregate, could not reasonably be expected to prevent or materially delay or materially impair the ability of Chyron US or Chyron AB to consummate the transactions contemplated hereby.  No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity, is required by or with respect to Chyron US or Chyron AB in connection with the execution and delivery of this Agreement by Chyron US and Chyron AB or the consummation by Chyron US and Chyron AB of the transactions contemplated hereby.

5A.2        Closing Shares and Earn-Out Shares.  Chyron shall ensure that Chyron AB will have, as of the Closing, sufficient Closing Shares for issuance pursuant to this Agreement, and as of the issuance date for any Earn-Out Shares, sufficient Earn-Out Shares for issuance pursuant to this Agreement.

5A.3        Ownership and Operations of Chyron US and Chyron AB.  Chyron owns beneficially all of the outstanding capital stock of Chyron US, and Chyron US owns beneficially all of the outstanding share capital of Chyron AB.  Each of Chyron US and Chyron AB were formed solely for the purpose of engaging in the transactions contemplated hereby, have engaged in no other business activities and have conducted their respective operations solely as contemplated hereby.

6.             CONDUCT PRIOR TO THE CLOSING.

6.1           Conduct of Business.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the parties hereto shall take all reasonable steps to cause the Closing conditions set forth in Section 8 to be satisfied in a timely manner.  Except (i) to the extent expressly required by this Agreement, or (ii) as consented to in advance and in writing (which consent shall not be withheld, delayed or conditioned if withholding, delaying or conditioning such consent would be unreasonable), by Chyron, in the case of action by Hego, and Hego, in the case of action by Chyron, each of Hego and Chyron agree, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing: (a) to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; (b) to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes; (c) to pay or perform other obligations when due; and (d) to use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at the Closing.  Hego agrees to promptly notify Chyron and Chyron agrees promptly to notify Hego of (a) any event that could reasonably be expected to have a Material Adverse Effect; (b) any event that could reasonably be expected to prevent, materially alter or materially delay, any of the transactions contemplated by this Agreement, and (c) any change in its capitalization as set forth in Section 3.5 and Section 5.5, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Hego nor Chyron nor any of their respective Subsidiaries shall do, cause or permit any of the following, except as may occur in the ordinary course of business consistent with past practice, without the prior written consent of the other party:

(a)           Charter Documents.  Cause or permit any amendments to its articles of association;

(b)           Dividends; Changes in Capital Stock or Chyron Common Stock.  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Capital Stock or Chyron Common Stock, as applicable, or split, combine or reclassify any of its Capital Stock or Chyron Common Stock, as applicable, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Capital Stock or Chyron Common Stock and Chyron Preferred Stock, as applicable, or repurchase or otherwise acquire, directly or indirectly, any shares of Capital Stock or Chyron Common Stock, as applicable, except, in the case of Hego, from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

(c)           Issuance of Securities.  Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of Capital Stock or Chyron Common Stock or Chyron Preferred Stock, as applicable, or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities; provided, however, that Chyron shall be permitted to issue additional RSUs, stock options or other equity awards (which, for the avoidance of doubt, shall include additional shares of Chyron Common Stock issuable to employees in connection with its 401(k) plan), to the extent so required by binding agreements entered into prior to the date of this Agreement and in the ordinary course of business, consistent with past practice;

(d)           Intellectual Property.  Transfer to any person or entity any Hego Intellectual Property Rights or Chyron Intellectual Property Rights, as the case may be, or enter into, terminate or amend, any agreement relating to the license, transfer or other disposition or acquisition of any such rights;

(e)           Exclusive Rights.  Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to Hego Intellectual Property Rights or Chyron Intellectual Property Rights, as the case may be;

(f)            Dispositions.  Sell, lease, license or otherwise dispose of or encumber any of its material properties or assets, other than sales of inventory in the ordinary course of business consistent with past practice;

(g)           Indebtedness.  Incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or guarantee any debt securities of others;

(h)           Agreements.  Enter into, terminate or amend, in a manner that will adversely affect the Hego Business, in the case of Hego, or the Chyron Business, in the case of Chyron, (i) any agreement involving the obligation to pay or the right to receive $50,000 or more, or (ii) any agreement that is or would be a Hego Material Contract or Chyron Material Contract, as the case may be;

(i)            Payment of Obligations.  Pay, discharge or satisfy, in an amount in excess of $50,000 in the aggregate, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) not set forth on the Hego Balance Sheet or the Chyron Balance Sheet, as the case may be, or arising in the ordinary course of business;

(j)            Capital Expenditures.  Make any capital expenditures, capital additions or capital improvements, in excess of $50,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

(k)           Insurance.  Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

(l)            Employee Plans.  Amend any compensation arrangement or other benefit plan or arrangement, or adopt any compensation arrangement or other benefit plan or arrangement, except in order to comply with applicable laws or regulations;

(m)          New Hires; Pay Increases.  Hire any new officer-level employee, pay any bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date of this Agreement), or increase the benefits, salaries or wage rates of its employees; provided, for the absence of doubt, that Hego and Chyron may pay bonuses and other compensation to its employees in the ordinary course of business consistent with past practice and that Hego and Chyron may each increase salaries as part of a 2013 salary review in the ordinary course of business consistent with past practice;

(n)           Severance Arrangements.  Except for payments made pursuant to written agreements outstanding on the date of this Agreement and disclosed in the Electronic Data Room, in the case of Hego, or in the Chyron Material Contracts, in the case of Chyron, grant or pay any severance or termination pay or benefits to any director or officer or employee;

(o)           Lawsuits.  Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where Hego or Chyron, as the case may be, in good faith determines that failure to commence suit would result in the material impairment of a valuable right, provided that the applicable party consults with the other party prior to the filing of such a suit or (iii) to enforce its rights under this Agreement;

(p)           Acquisitions.  Acquire or agree to acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate, to its business, taken as a whole;

(q)           Taxes.  Make or change any election in respect of Taxes, change any accounting method in respect of Taxes, adopt or change any period of accounting, enter into any closing agreement or similar agreement or arrangement with respect to Taxes, settle any claim or assessment in respect of Taxes, take any action to surrender any right to claim a refund or credit of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(r)           Revaluation.  Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by changes in GAAP;

(s)           Discounts.  Grant any discount or other concession in connection with the collection of any material account receivable other than in the ordinary course of business consistent with past practice;

(t)           Collections.  Collect any account receivable other than in the ordinary course of business; or

(u)           Other.  Take or agree in writing or otherwise to take, any of the actions described in this Section 6.1.

6.2           Confidentiality.  The parties acknowledge that Chyron and Hego have previously executed a Confidentiality Agreement dated October 4, 2012 (the “Confidentiality Agreement”), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms, notwithstanding the execution and delivery of this Agreement or any termination of this Agreement.  To the extent there is any inconsistency between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of this Agreement shall prevail, except that the termination and non-termination provisions of the Confidentiality Agreement shall survive the termination of this Agreement.  The Confidentiality Agreement shall be governed by Swedish law and any dispute arising under the Confidentiality Agreement shall be resolved pursuant to Section 11.8 hereof.

7.             ADDITIONAL AGREEMENTS.

7.1           Access to Information.  Each of Hego and Chyron covenant that it and its respective Subsidiaries and representatives will afford the other party and its accountants, counsel and other representatives, reasonable access during business hours during the period from the date of this Agreement through the Closing (the “Pre-Closing Period”), to (A) all properties, personnel, books, contracts, and records of the applicable party and its Subsidiaries and (B) all other information concerning the business, properties and personnel of the applicable party and its Subsidiaries as the other party may reasonably request.  Subject to compliance with applicable law, during the Pre-Closing Period, Hego and Chyron shall confer on a regular and frequent basis with one another, and each such party’s representatives as necessary, to report regarding operational matters of materiality and the general status of Hego’s ongoing operations and/or Chyron’s ongoing operations, as the case may be.  No information or knowledge obtained by either Hego or Chyron in any investigation pursuant to this Section 7.1 or otherwise shall affect or be deemed to modify any representation, warranty or covenant contained herein, the indemnification obligations set forth herein or the conditions to the obligations of the parties to consummate the Stock Sale.

7.2           Public Disclosure.  Each of Hego and Chyron covenant that neither such party, nor any of its respective Subsidiaries, stockholders or affiliates shall, without the consent of the other party, issue any press release or otherwise make any public statement or make any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, except as may be required by law.  Any press release or other public statement relating to this Agreement or the transactions contemplated hereby by Chyron, Chyron US or Chyron AB shall be approved in advance by the Sellers’ Representative, which approval shall not be unreasonably withheld or delayed.

7.3           Regulatory Approvals; Further Assurances.  Subject to the terms hereof, the parties shall each use their reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, actions, non-actions, or orders required to be obtained or made by the parties  in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iii) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  The parties shall cooperate with each other in connection with the making of all such filings (subject to legal requirements regarding the sharing of information), including providing copies of all such documents to the other party’s advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith.  The parties shall each use their reasonable best efforts (subject to legal requirements regarding the sharing of information) to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

7.4           Hego Payout Spreadsheet.  Hego shall deliver to Chyron no later than three (3) business days prior to Closing the “Hego Payout Spreadsheet”, which shall set forth as of the Closing: all Stockholders, the shares of Capital Stock held by each Stockholder, the portion of the Closing Consideration to be paid to each such Stockholder, the relative percentage interest in any Earn-Out Consideration with respect to each such Stockholder. The Hego Payout Spreadsheet shall also set forth the last known address for each Stockholder.

7.5           Employees.  Subject to applicable law and the terms of any existing employment agreements by and between Hego and its employees, and except as otherwise specifically set forth herein, nothing in this Agreement is intended to restrict Chyron’s rights after Closing to (a) modify the terms of any existing employment agreements by and between Hego and its employees or (b) terminate any of Hego’s or Chyron’s benefit plans in a manner consistent with their terms.

7.6           Expenses.  All external transaction costs invoiced in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that, subject to and contingent upon the occurrence of the Closing, Chyron or one of its Subsidiaries shall pay or reimburse the reasonable, documented transaction expenses of Hego and the Sellers up to Five Hundred Thousand Dollars ($500,000).

7.7           Resignations.  To the extent permitted by applicable law and as Chyron and Hego agree, Hego shall cause the officers and directors of Hego’s Subsidiaries to resign from such positions effective on Closing and shall, to the extent possible, cause designees jointly designated by Chyron and Hego to be appointed to such positions, effective upon the Closing.

7.8           Proxy Statement.  Chyron shall prepare and, prior to the end of the day on April 1, 2013, file with the SEC, a proxy statement for the solicitation of the approval of its stockholders describing this Agreement, the Stock Sale and the transactions contemplated hereby and thereby (the “Chyron Proxy Statement”).  The Chyron Proxy Statement shall contain the recommendation of the board of directors of Chyron that its stockholders approve the Stock Sale and this Agreement and the conclusion of the Board of Directors of Chyron that the terms and conditions of the Stock Sale are fair to and in the best interests of its stockholders.  Chyron shall ensure that the Chyron Proxy Statement conforms in all respects with all applicable laws. Chyron shall send the Chyron Proxy Statement to certain of its stockholders as promptly as possible following the date of this Agreement and the Chyron Proxy Statement shall not (i) contain any statement that is false or misleading with respect to any material fact, (ii) omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or (iii) omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading.  Notwithstanding the foregoing, Chyron makes no representation, warranty or covenant with respect to any information supplied by Hego that is contained in any of the foregoing documents.  The information provided by Hego to Chyron specifically for inclusion in the Chyron Proxy Statement, including without limitation the Hego Financial Statements and related disclosure provided for inclusion therein, shall not (i) contain any statement that is false or misleading with respect to any material fact, (ii) omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or (iii) omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading.

7.9           Board Representation.  Johan Apel and one other designee of Hego who qualifies as an independent director under the rules of the Nasdaq Stock Market, Inc. shall be appointed to the Board of Directors of Chyron upon the Closing (representing two of nine board seats immediately following the Closing). The commitment of the members of the Chyron Board of Directors and affiliated stockholders to vote in favor of these appointments is set forth in and subject to the terms of the Transaction Support Agreements.  Chyron shall ensure that Johan Apel and the other board member to be appointed in accordance with this provision shall be covered by Chyron’s director and officer liability insurance policy effective as of Closing.

7.10         Incentive Compensation.  Subject to the Chyron Stockholder Approval, either (i) a new long-term performance-based incentive equity compensation plan will be adopted by Chyron, or (ii) one of Chyron’s existing equity compensation plans shall be amended to increase the number of shares available for issuance thereunder. The eligible participants in such new plan or in the increased number of shares under an existing plan will consist of all senior management of Hego and Chyron. The number of shares of Chyron Common Stock to be reserved for issuance under such plan or pursuant to such increase shall be not less than fifteen percent (15%) of Chyron’s Pre-Closing Outstanding Shares.

7.11         Private Placement.  Each Seller hereby acknowledges and agrees that the offer and sale of the shares of Chyron Common Stock hereunder is being made pursuant to an exemption from the registration requirements under the Securities Act and, therefore, such shares of Chyron Common Stock cannot be resold unless they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exception from such registration is available. Each Seller hereby agrees that it shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any shares of Chyron Common Stock received by him, her or it (i) for a period of at least fifteen (15) months from the Closing Date and (ii) except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Any transfer or purported transfer in violation of this Section 7.11 shall be voidable by Chyron, and Chyron shall not be required or obligated to register any transfer of any shares of Chyron Common Stock in violation of this Section 7.11.  Chyron may, and may instruct its transfer agent, to place such stop transfer orders as may be required on the transfer books of Chyron in order to ensure compliance with this Section 7.11. Each certificate representing shares of Chyron Common Stock issued to any Seller pursuant to this Agreement shall upon issuance be endorsed with a legend in substantially the form set forth below:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF (A) UNTIL THE DATE THAT IS FIFTEEN (15) MONTHS FROM THE CLOSING DATE AND (B) EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (iii) PURSUANT TO THE RESALE PROVISIONS OF RULE 144 PROMULGATED THEREUNDER.”

7.12         Rule 144.  Chyron shall (a) use commercially reasonable efforts to timely file all reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and (b) take such further action as any Seller may reasonably request, to the extent required from time to time to enable such Seller to sell his, her or its shares of Chyron Common Stock following the date that is fifteen (15) months from the Closing Date without registration under the Securities Act, within the limitation of the exemptions provided by (i) Rule 144 or (ii) any similar rule or regulation hereafter adopted by the SEC.

7.13         Director Liability Release.  Provided that Hego’s auditors do not recommend against it, Chyron shall, at the first and second annual general meetings of the shareholders of Hego and of its Subsidiaries following the Closing and absent Fraud, cause all members of the Board of Directors of Hego and its Subsidiaries respectively in office immediately prior to the Closing to be discharged and released from any and all personal liability for any action or inaction of Hego and the relevant Subsidiary for the period up to and including the Closing.

7.14         Tax Election.  The parties agree that Chyron AB shall make an election under section 338(g) of the Code with respect to the purchase and sale of the Shares and the One Thousand Dollar ($1,000) Closing payment by Chyron AB to the Sellers pursuant to this Agreement. Hego and Chyron AB agree that the Shares will be allocated to the assets of Hego and its Subsidiaries for all purposes in a manner consistent with such Section 338 and the regulations thereunder, and agree to cooperate to make this election in a timely manner and to file all Tax Returns and information reports in a manner consistent with such allocation.

7.15         Release of Personal Guarantees.  Chyron shall ensure that the Sellers and Hego directors that have provided personal guarantees for the obligations of Hego and/or its Subsidiaries as set out in Schedule 7.15 are released from such guarantees at Closing and shall indemnify such Seller or Hego director for any claim or liability raised against such person relating to such personal guarantees after the Closing.

7.16         Registration.

(a)           By the date that is not later than nine (9) months following the Closing (the “Filing Deadline”), Chyron shall prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale of all the Stock Sale Consideration held by the Sellers or their permitted transferees (the “Registrable Securities”).  The Registration Statement required to be filed under this Agreement shall be filed on Form S-3 (or on such other form appropriate for such purpose and which Chyron is then eligible to use). Chyron shall use its reasonable best efforts to ensure that the Registration Statement is declared effective under the Securities Act as soon as practicable thereafter but no later than one hundred and twenty (120) days after the initial filing of such Registration Statement (the “Registration Deadline”), and shall use its reasonable best efforts to ensure that such Registration Statement is continuously effective until one (1) year after the latest date on which any Earn-Out Shares are issued (the “Registration Period”).  Each Seller (for so long as it holds any of the Stock Sale Consideration, and each of its successors, assigns and direct and indirect transferees who become registered owners of the Stock Sale Consideration) will be required to furnish to Chyron a questionnaire in a form that is customarily used for such registration purposes (a “Selling Holder Questionnaire”) before such Seller’s portion of the Registrable Securities will be included in the Registration Statement. Chyron shall not be required to include the Registrable Securities in the Registration Statement until such Seller furnishes to Chyron a fully completed Selling Holder Questionnaire.

(b)           Chyron shall respond promptly to any and all comments made by the staff of the SEC on the Registration Statement, and shall submit to the SEC, within three (3) business days after Chyron learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than two (2) business days after the submission of such request.

(c)           Chyron shall:

(i)            prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, true and correct during the Registration Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition;

(ii)           Furnish to the Sellers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them;

(iii)          Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Sellers; provided that Chyron shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except as may be required by the Securities Act;

(iv)          Notify each holder of Registrable Securities covered by such Registration Statement at any time (i) of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement filed pursuant to this Agreement or related prospectus or for additional information; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; or (iii) when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(v)           Notify the participating Sellers at any time when a prospectus relating to its Stock Sale Consideration is required to be delivered under the Securities Act, of Chyron becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the participating Sellers a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Stock Sale Consideration, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vi)          Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC;

(vii)         Cause all such Registrable Securities registered hereunder to be listed on the NASDAQ Capital Market or other securities exchange on which the Chyron Common Stock is then listed;

(viii)        Cooperate with the Sellers who hold Stock Sale Consideration covered by the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Stock Sale Consideration covered by the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Sellers may reasonably request and registered in such names as they may request;

(ix)           Instruct Chyron’s transfer agent to remove the restrictive legend on the stock certificates after effectiveness of the applicable Registration Statement and provide, with the cooperation of the participating Sellers, any required legal opinions at Chyron’s sole expense; and

(x)           Permit counsel for the Sellers to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the SEC concerning such Sellers and/or the Agreement and Chyron’s responses thereto, at least two (2) business days prior to the filing thereof with the SEC (or, in the case of comments made by the staff of the SEC, within a reasonable period of time following the receipt thereof by Chyron) and shall not file any such document to which such counsel reasonably objects.

7.17         Registration Expenses.  Chyron shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations under this Agreement for each Seller, including (without limitation) all registration, filings and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for Chyron, but excluding commissions and the fees of counsel for each Seller with respect to Registrable Securities to be sold for the account of the Seller, as well as stock transfer taxes and fees.

7.18         Indemnification Relating to Registration.

(a)           Chyron shall, and hereby does, indemnify, to the extent permitted by law, each Seller (for the purposes of this section, a “Registration Indemnified Person”)) from and against all losses, claims, damages, liabilities and expenses, joint or several, to which such Registration Indemnified Person may become subject under the Securities Act, the Exchange Act and all rules and regulations under each such Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented by Chyron), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by Chyron of any federal, state or common law rule or regulation applicable to Chyron and relating to action of or inaction by Chyron in connection with any such registration including the failure to deliver any document required herein to be delivered, to a Seller or to the SEC; and in each such case, Chyron shall reimburse each such Registration Indemnified Person for any reasonable legal or other expenses incurred by him, her or it in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that Chyron shall not be liable to a Registration Indemnified Person insofar as such losses, claims, damages, liabilities, expenses, actions or proceedings are caused by any untrue statement or alleged untrue statement or material omission to provide information pursuant to Section 7.18(b) made in reliance on or in conformity with any information furnished to Chyron by or on behalf of  such Registration Indemnified Person to be furnished under the Section 7.18(d) or as a result of the failure of such Registration Indemnified Person to furnish a prospectus to a purchaser.

(b)           Each Seller participating in a Registration Statement shall furnish to Chyron in writing such information as shall be reasonably requested by Chyron for use in any such Registration Statement or prospectus and shall indemnify, to the extent permitted by law, Chyron, its officers and directors and each Person, if any, who controls Chyron within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, expenses, actions or proceedings resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact with respect to information expressly requested by Chyron and required to be stated in the Registration Statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission with respect to information expressly requested by Chyron is made in reliance on or in conformity with any information so furnished in writing or to be furnished under this Section 7.18(b) by such participating holder of Registrable Securities expressly for use therein.

(c)           A Person entitled to indemnification under the provisions of this Section 7.18 shall (i) give prompt notice to the indemnifying person of any claim with respect to which it seeks indemnification, and (ii) unless in the reasonable judgment of counsel for such Registration Indemnified Person a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying person to assume the defense of such claim, with counsel reasonably satisfactory to the Registration Indemnified Person.  If such defense is so assumed, such indemnifying person shall not enter into any settlement without the consent of the Registration Indemnified Person if such settlement attributes liability to the Registration Indemnified Person and such indemnifying person shall not be subject to any liability for any settlement made without its consent.  In the event an indemnifying person shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying person shall not be obligated to pay the fees and expenses of more than one law firm for all Registration Indemnified Persons in respect of such claim.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Registration Indemnified Person and shall survive the transfer of a Registration Indemnified Person’s Stock Sale Consideration.

(d)           If for any reason the foregoing indemnity is unavailable, then the indemnifying person shall contribute to the amount paid or payable by the Registration Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and the Registration Indemnified Person as well as any other relevant equitable considerations.  Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such Person would have been required to pay to a Registration Indemnified Person if the indemnity under Section 7.18 was available.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           An indemnifying person shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 7.18 to or for the account of a Registration Indemnified Person from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

8.             CONDITIONS TO THE CLOSING.

8.1           Conditions to Obligations of Each Party to Effect the Stock Sale.  The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Chyron, Hego and the Sellers:

(a)           No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Stock Sale shall be and remain in effect, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Sale, which makes the consummation of the Stock Sale illegal; provided further, that any legal obligations with respect to any relevant labor unions, including without limitation, negotiation obligations, shall have been complied with.

(b)           Governmental Approval.  Chyron and Hego shall have timely obtained all approvals, waivers, actions, non-actions and consents, necessary to be obtained from Governmental Entities for consummation of or in connection with the Stock Sale and the other transactions contemplated hereby.

(c)           Stockholder Approval.  The Chyron Stockholder Approval shall have been obtained prior to the end of the day on July 31, 2013.

(d)           No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Hego, Chyron or Chyron AB.

(e)           Fraud. With respect to Chyron’s obligation to effect this Agreement and the transactions contemplated hereby, there shall not have occurred any Fraud in the making of the representations, warranties, covenants or agreements set forth in this Agreement on the part of Hego or any Seller.  With respect to the respective obligations of Hego and any Seller to effect this Agreement and the transactions contemplated hereby, there shall not have occurred any Fraud in the making of the representations, warranties, covenants or agreements set forth in this Agreement on the part of Chyron, Chyron US or Chyron AB.

(f)           No Governmental Litigation.  There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Chyron, Chyron AB, Chyron US nor Hego or any Seller shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Stock Sale; (ii) relating to the Stock Sale and seeking to obtain from Chyron or any of its Subsidiaries, or Hego or any of its Subsidiaries, or any Seller, any damages or other relief; (iii) seeking to prohibit or limit in any material respect Chyron AB’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Hego; or (iv) that would materially and adversely affect the right of Chyron AB, post-Closing, to indirectly own the assets or operate the business of Hego.

(g)           No Other Litigation.  There shall not be pending any legal proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Stock Sale or any of the other transactions contemplated by this Agreement; (ii) relating to the Stock Sale and seeking to obtain from Chyron or any of its Subsidiaries, or Hego or any of its Subsidiaries or any Seller, any damages or other relief; (iii) seeking to prohibit or limit in any material respect Chyron AB’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Hego; or (iv) that would materially and adversely affect the right of Chyron, post-Closing, to own the assets or operate the business of Hego.

8.2           Additional Conditions to the Obligations of Chyron.  The obligations of Chyron and Chyron AB to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Chyron:

(a)           Representations and Warranties.  The representations and warranties of Hego in Section 3 and the Sellers in Section 4 shall be true and correct in all material respects, without regard to any qualification as to materiality contained in such representations and warranties, on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such Closing (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

(b)           Performance of Obligations.  Hego and the Sellers shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them respectively as of the Closing.

(c)           Purchase of All Shares.  The Sellers shall have agreed to sell to Chyron AB all of the Shares, such that immediately following the Closing, Chyron AB shall own one hundred percent (100%) of the outstanding equity interests of Hego.

8.3           Additional Conditions to the Obligations of Hego and the Sellers.  The obligations of Hego and the Sellers to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Hego and the Sellers’ Representative:

(a)           Representations, Warranties and Covenants.  The representations and warranties of Chyron in Section 5 and of Chyron US and Chyron AB in Section 5A shall be true and correct in all material respects, without regard to any qualification as to materiality contained in such representations and warranties, on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such Closing (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

(b)           Performance of Obligations.  Chyron, Chyron US and Chyron AB shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

9.             TERMINATION.

9.1           Termination.  This Agreement may be terminated at any time prior to the Closing (with respect to Section 9.1(b) through Section 9.1(d), by written notice by the terminating party to the other parties):

(a)           by the mutual written consent of Chyron and Hego and the Sellers’ Representative;

(b)           by either Chyron or Hego or the Sellers’ Representative if the Stock Sale shall not have been consummated on or before August 31, 2013; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available with respect to a party if the failure to consummate the Stock Sale on or prior to such date is the result of any breach of this Agreement by the party seeking to terminate the Agreement pursuant to the terms of this Section 9.1(b);

(c)           by either Chyron or Hego or the Sellers’ Representative if a court of competent jurisdiction or other Governmental Entity shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Stock Sale;

(d)           by either Chyron or Hego or the Sellers’ Representative, if (A) (i) there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement on the part of another party set forth in this Agreement, such that the conditions set forth in Sections 8.2(a) or (b) (in the case of termination by Chyron) or Sections 8.3(a) or (b) (in the case of termination by Hego or the Sellers’ Representative) would not be satisfied and (ii) such breach or inaccuracy shall not have been cured within thirty (30) calendar days following receipt by the breaching party of written notice of such breach or inaccuracy from another party, or (B) there is any Fraud in the making of such representation, warranty, covenant or agreement on the part of another party set forth in this Agreement; or

(e)           by either Chyron or Hego or the Sellers’ Representative if the Chyron Stockholder Approval is not obtained prior to the end of the day on July 31, 2013.

9.2           Effect of Termination.  In the event of termination of this Agreement as provided in Section 9.1, there shall be no Liability on the part of the Sellers, Chyron, Hego or their respective officers, directors, employees, agents or stockholders; provided that, notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party to this Agreement from any liability resulting from or arising out of any intentional, material breach of any agreement or covenant hereunder; and provided, further, that the provisions of Sections 6.2, 7.2, 9.2, 11.1, 11.3 and 11.8 shall remain in full force and effect and survive any termination of this Agreement.

10.           INDEMNIFICATION.

10.1         Survival; Indemnification; Sellers’ Representative.

(a)           Survival of Warranties.  Except for those contained in Sections 4.1, 4.4, 5.1, 5.24, and 5A.1-5A.3 which shall survive the Closing and continue in full force and effect until thirty (30) days after the expiration, if any, of all applicable statutes of limitations, all representations and warranties made herein, or in any certificate, schedule or exhibit delivered pursuant hereto, by any party, shall terminate as of the Closing.

(b)           Indemnity.  Subject to the limitation provisions set forth in this Section 10, from and after the Closing, Chyron, on the one hand, and the Sellers, on the other hand, severally and not jointly (each, as indemnitor of the other, an “Indemnifying Person”), shall indemnify and hold harmless each other party hereto (which, with regard to the Sellers, shall include any such Seller that has complied with its obligations under this Agreement) and, if applicable, their respective officers, directors and employees (each, as indemnitee of the other, an “Indemnified Person”) from and against any Damages arising out of or in connection with:

(i)            any inaccuracy in, or any breach of, any representation or warranty made by (A) in the case of Chyron, Chyron pursuant to Section 5.24, and (B) in the case of the Sellers, by any Seller pursuant to Section 4.4; and

(ii)           in the case of Chyron and Sellers, any breach of any covenant or agreement to be performed by Chyron or any Seller, respectively, prior to or as of the Closing pursuant to this Agreement and in respect of Chyron, any breach of Section 7.12, 7.13, 7.15, 7.16, 7.17 and 7.18 after Closing.

(c)           Right to Bring Claim.  Only an Indemnified Person (or a person or entity designated in writing by such Indemnified Person) may bring a claim to recover for Damages that are economic losses of such Indemnified Person.

(d)           Tax Treatment of Indemnification Payments.  Except as otherwise required by applicable law, the parties shall treat any indemnification payment made hereunder by the Sellers as an adjustment to the purchase price for the Capital Stock for income Tax purposes.

(e)           Transfer of Chyron Shares.  Subject to Section 11.2, the only remedy available to Chyron for a breach by a Seller of its title warranty shall be to have the relevant number of Chyron shares re-transferred by such Seller. No other remedies are available. The maximum liability is thus capped at the number of shares received.

10.2         Sellers’ Representative.

(a)           By executing and delivering a counterpart of this Agreement and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Stock Sale, each Seller shall be deemed to have approved the designation of, and hereby designates, Westhill Group AB as the Sellers’ Representative under the terms set forth herein to give and receive notices and communications, to authorize delivery to Chyron of any deliverables set forth in this Agreement, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any claims made pursuant to this Agreement, and to take all actions necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing.  If the Sellers’ Representative shall die, be removed by the written direction of the holders of a majority in interest of the Capital Stock (determined as of immediately prior to the Closing), become disabled, resign or otherwise be unable to fulfill its responsibilities hereunder, a new Sellers’ Representative may be designated by the holders of a majority in interest of the Capital Stock (determined as of immediately prior to the Closing) upon not less than ten (10) days’ prior written notice to Chyron.  No bond shall be required of the Sellers’ Representative, and the Sellers’ Representative shall receive no compensation for its services from Chyron, Hego or any of their Affiliates after the Closing.  Notices or communications to or from the Sellers’ Representative shall constitute notice to or from each of the Sellers.  Each Seller agrees to receive correspondence from the Sellers’ Representative, including in electronic form.

(b)           The Sellers’ Representative shall not be liable for any act done or omitted hereunder as Sellers’ Representative while acting in good faith and without gross negligence or willful misconduct and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.  The Sellers shall jointly and severally indemnify and hold the Sellers’ Representative harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Sellers’ Representative and arising out of or in connection with the acceptance or administration of its duties hereunder, in each case as such loss, liability or expense is incurred.

(c)           The Sellers’ Representative shall have reasonable access to information about Hego and its Subsidiaries, including in electronic form to the extent reasonably available, for purposes of performing his duties and exercising his rights hereunder.  The Sellers’ Representative and its members, managers, directors, officers, agents and employees shall treat confidentially and not disclose any nonpublic information from or about Hego or Chyron.

(d)           The Sellers’ Representative shall be entitled to reimbursement from the Sellers for all losses, liabilities and reasonable expenses incurred by the Sellers’ Representative in connection with performing the Sellers’ Representative’s duties as set forth in this Agreement; provided that the Sellers shall not be relieved from their obligations to reimburse such losses, liabilities and expenses, nor shall the Sellers’ Representative be prevented from seeking any remedies available to the Sellers’ Representative at law or otherwise against the Sellers with respect thereto.

10.3         Actions of the Sellers’ Representative.  A decision, act, consent or instruction of the Sellers’ Representative shall constitute a decision of all Sellers and shall be final, binding and conclusive upon each Seller, and Chyron and its Subsidiaries may rely upon any decision, act, consent or instruction of the Sellers’ Representative as being the decision, act, consent or instruction of each and every such Seller.  Chyron and its Subsidiaries are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Sellers’ Representative.

10.4         Third-Party Claims.  In the event that an Indemnified Person becomes aware of a third-party claim that such Indemnified Person believes may result in an indemnifiable claim against such Indemnified Person pursuant to this Section 10, such Indemnified Person shall notify the applicable Indemnifying Person (or the Sellers’ Representative, in the event that such Indemnifying Person is a Seller) of such claim (but the failure to deliver such notice shall not limit the Indemnified Person’s rights under this Agreement except to the extent that such delay shall have prejudiced the Indemnifying Person with regard to such indemnifiable claim).  The Indemnifying Person shall be entitled to defend such third-party claim with counsel of its own choosing, who shall be reasonably acceptable to the Indemnified Person.  If the Indemnifying Person fails to undertake the defense of, or pay or otherwise settle (in accordance with the following provisions of this Section 10.4), the third-party claim within ten (10) days after the Indemnified Person has given written notice to the Indemnifying Person of the third-party claim, then the Indemnified Person may take any and all necessary action to dispose of the third-party claim, and any costs (including attorneys’ fees) reasonably incurred by the Indemnified Person in so doing shall be borne by the Indemnifying Person. The Indemnifying Person shall not consent to the entry of any judgment or enter into any compromise or settlement with respect to the third-party claim without the prior written consent of the Indemnified Person unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Person of money as sole relief for the claimant, (b) results in the full and general release of the Indemnified Person from all liabilities arising or relating to, or in connection with, the third-party claim and (c) involves no finding or admission of any violation of law or any right of any Person and no adverse effect on any other claims that may be made against the Indemnified Person.

10.5         Limitations on Recovery under the Representations and Warranties.

(a)           Sole and Exclusive Remedy Pursuant to this Agreement.  Following the Closing, the indemnification rights provided in this Section 10 shall constitute the sole and exclusive remedy pursuant to this Agreement with respect to Damages of any kind or nature arising out of or in connection with any breach of or inaccuracy in any representation or warranty or undertaking contained in this Agreement except for Section 5.24 (in respect of Earn-Out Shares) and Section 7.12, 7.13, 7.15, 7.16, 7.17 and 7.18.  Further, for the avoidance of doubt, no indemnification rights pursuant to this Section 10 shall take effect prior to the Closing.

(b)           Threshold for Certain Claims.  No claim for Damages for breach of a representation or warranty shall be made by a party whereby, for the purposes of this Section 10.5 (b), the Sellers shall be regarded as one party, hereto against another party hereto pursuant to this Section 10 unless all Damages of such party for a breach of a representation or warranty and all other parties to this Agreement similarly claiming Damages for a breach of a representation or warranty against such other party hereto, in the aggregate, exceed $10,000 (provided that any series or group of Damages arising out of or based on substantially the same circumstance or event and claimed by several parties shall be aggregated for the purpose of this assessment), in which case the party or parties hereto making such claim or claims shall be entitled to seek recovery of Damages for breach of a representation or warranty from such other party from the first dollar (without regard to any limitation of liability of any party hereto as provided for in this Section 10.5(b)).

(c)           Cap on Seller Liability.  No Seller hereto shall be liable to any other Seller or parties hereto for Damages for breach of a representation or warranty in excess of the fair market value (measured as of the Closing Date) of the consideration actually received by such party pursuant to this Agreement. Chyron, Chyron US and Chyron AB only remedy in case of a breach by a Seller shall be that the relevant Seller returns to Chyron AB such amount of the Closing Shares and the Earn Out Shares, if any, that corresponds to the Damage, whereby such shares shall be valued at the issue price at Closing.

(d)           Damages Offsets.  Without limiting the effect of any other limitation contained in this Section 10, for purposes of computing the amount of any Damages for breach of a representation or warranty incurred by an Indemnified Person, there shall be deducted an amount equal to the amount of any insurance proceeds (net of any reasonably estimated increased insurance premiums and other similar amounts resulting from making the claim that resulted in payment of such proceeds), indemnification payments, contribution payments or reimbursements, in each case, actually received by the applicable Indemnified Person or any of their Affiliates (in each case other than received from any such applicable Indemnified Person) with respect to such Damages.  If any portion of Damages resulting from a breach of a representation or warranty under this Agreement is tax-deductible for an Indemnified Person or any of its Affiliates, the indemnification payable by the relevant Indemnifying Person hereunder shall be reduced by the tax rate applicable in the relevant jurisdiction at the time of indemnification.

(e)           Right to Remedy.  An Indemnifying Person who is in default under the terms of this Agreement shall have the right to remedy the subject of a claim for Damages after receiving notice of such claim from the Indemnified Person, provided the remedy takes place within thirty (30) calendar days after the Indemnifying Person’s receipt of the Indemnified Person’s notice. The Indemnifying Person shall not be liable pursuant to this Section 10 for any breach to the extent that the subject of such claim has been so remedied by or on behalf of the Indemnifying Person within the aforementioned time period.

(f)           Sole Source of Liability.  Chyron, its Subsidiaries, Hego, its Subsidiaries and the Sellers have not provided any other warranties than the warranties set forth in Section 5, Section 5A, Section 3 and Section 4, respectively, and shall not be liable in respect of any warranty, representation, indemnity, covenant, undertaking, certificate, obligation toward third parties, liability under any statute (including but not limited to the Swedish Sale of Goods Act (Sw. köplagen), legal principle or otherwise arising out of, or in connection with, the warranties given under this Agreement, except where the same is expressly contained in this Agreement; provided, for the absence of doubt and subject to Section 10.6(g), that the Sellers shall only be liable with regard to the representations and warranties contained in Section 4.4, and Chyron shall only be liable with regard to the representations and warranties contained in Section 5.24. Hego shall not be liable for any of its representations and warranties and the only remedy available to Chyron, Chyron US and Chyron AB in case of a breach of any Hego representations or warranties shall be not to close the transaction contemplated by this Agreement in accordance with Section 10. Hego shall have no liability in case of such termination.

(g)           No Limitation In Case of Fraud.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit the liability in the kinds of remedies or amounts of recovery or otherwise against Chyron with respect to Fraud by Chyron, Chyron US or Chyron AB, or Hego or a Seller with respect to Fraud by Hego or such Seller, as the case may be. A party is only liable for its own Fraud and not the Fraud of any other party.

11.           GENERAL PROVISIONS.

11.1         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered and received: (i) upon receipt if delivered personally; (ii) three (3) business days (or five (5) business days if notice is from a party in one national jurisdiction to a party in another national jurisdiction) after being mailed by airmail, postage prepaid; (iii) one (1) business day after it is sent by commercial overnight courier service or (iv) upon transmission if sent via facsimile or electronic mail with confirmation of receipt at the following address (or at such other address for a party as shall be specified upon like notice):

(a)           if to Chyron, Chyron US or Chyron AB, to:

Chyron Corporation
5 Hub Drive
Melville, New York 11747
Attention: Michael Wellesley-Wesley, CEO
e-mail: MWW@chyron.com

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, New York 10017
Attention: Daniel L. DeWolf
e-mail: DDeWolf@mintz.com

(b)           if to Hego, to:

Hego Aktiebolag
Johan Apel, CEO
Tegeluddsvägen 3
SE-115 41 Stockholm, Sweden
e-mail: johan.apel@hegogroup.com

with a copy to:

Wistrand Advokatbyrå
Regeringsgatan 65
PO Box 7543
SE 103 93 Stockholm, Sweden
Attention: Robert Kullgren
e-mail: robert.kullgren@wistrand.se

(c)           if to any Seller or the Sellers’ Representative, to:

Westhill Group AB
Att: Johan Apel

11.2         Taking of Necessary Action; Further Action.  Each of Chyron, Chyron AB, Chyron US, Hego and each Seller shall take all such reasonable and lawful action as may be necessary or useful in order to effectuate the Stock Sale in accordance with this Agreement as promptly as possible.  If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Chyron AB, post-Closing, with full right, and title to the Capital Stock, the officers and directors of Hego are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest each Seller, post-Closing, with full right, title and possession to its Closing Shares and Earn-Out Shares (if earned), the officers and directors of Chyron and Chyron AB are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

11.3         LIMITATION OF LIABILITY.  NONE OF THE PARTIES HERETO SHALL BE LIABLE FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES PURSUANT TO THIS AGREEMENT, THE STOCK SALE OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY.  As of and following the Closing, neither Chyron nor Chyron AB shall have any liabilities pursuant to the Stock Sale or this Agreement or the transactions contemplated hereby other than for (a) payment of the Stock Sale Consideration pursuant to the terms of this Agreement, and (b) the indemnification obligations set forth in Section 10 and Section 7.  As of and following the Closing, the Sellers shall have no liabilities pursuant to the Stock Sale or this Agreement or the transaction contemplated hereby other than for their indemnification obligations set forth in Section 10.  As of and following the Closing, Hego shall not have any liabilities pursuant to the Stock Sale or this Agreement or the transactions contemplated hereby.  Hego and the Sellers’ sole and exclusive liability under this Agreement is explicitly and exhaustively described in this Agreement and consequently, neither Hego nor the Sellers shall have any other liability under this Agreement based on any other warranty, implied or expressed, or any other agreement, contract, statute, including under the Swedish Sale of Goods Act (Sw. Köplagen, 1990:931), or legal theory or any other ground.

Chyron, Chyron US and Chyron AB, on the one hand, and Hego on the other hand, have been invited to carry out a legal, business, financial, contractual and accounting investigation of Hego and its Subsidiaries, and Chyron and its Subsidiaries, respectively. They have each carried out such respective investigations, during which (a) Chyron, Chyron US and Chyron AB have had access to the Electronic Data Room where they have been given the opportunity to review all documents included in the Electronic Data Room as of the date of this Agreement and other material made available by Hego; (b) Hego has been given access to the Chyron SEC Documents as of the date of this Agreement and other materials made available by Chyron, (c) each such party has had the opportunity to pose questions in relation to such documents; and (d) each such party has had the opportunity to interview any person holding a management position in the other party. The above-referenced investigation conducted by Chyron, Chyron US and Chyron AB, on the one hand, and Hego on the other hand, is hereinafter referred to as the “Due Diligence Investigation”.

Chyron, Chyron US and Chyron AB agree that the representations and warranties given by Hego and the Sellers respectively in Section 3 and Section 4 do not release Chyron, Chyron US and Chyron AB from their duty to investigate Hego and its Subsidiaries and that neither Hego nor the Sellers shall have any liability for any breach of any representation or warranty if matters relating to such breach is:

(i)            contained or referred to in this Agreement or in the Electronic Data Room; or

(ii)           known by Chyron, Chyron US and Chyron AB or by any of their directors, officers, or employees involved in the acquisition of Hego and its Subsidiaries (whether by the Due Diligence Investigation or any investigation made by or on behalf of them into the affairs of Hego or its Subsidiaries or otherwise).

Hego agrees that the representations and warranties given by Chyron, Chyron US and Chyron AB respectively in Section 5 and Section 5A do not release Hego from their duty to investigate Chyron, Chyron US, Chyron AB and Chyron’s Subsidiaries and that none of Chyron, Chyron US, or Chyron AB shall have any liability for any breach of any representation or warranty if matters relating to such breach is:

(i)            contained or referred to in this Agreement or in the Chyron SEC Documents; or

(ii)           known by Hego or by any of its directors, officers or employees involved in this transaction (whether by the Due Diligence Investigation or any investigation made by or on behalf of them into the affairs of Chyron, Chyron US, Chyron AB, or Chyron’s Subsidiaries or otherwise).

11.4         Counterparts.  This Agreement may be executed in one or more counterparts (delivered via electronic mail), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.5         Entire Agreement; Parties in Interest; Assignment.  This Agreement and the documents and instruments and other agreements specifically referred to herein (including but not limited to the Confidentiality Agreement) or delivered pursuant hereto, including but not limited to the Exhibits and Schedules hereto, together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between or among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms.  No party to this Agreement, nor any of their respective Affiliates, representatives or agents, is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement including but not limited to the Exhibits and Schedules hereto.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties hereto to confer third-party beneficiary rights.  This Agreement shall not be assigned by any party hereto by operation of law or otherwise without the written consent of the other parties hereto.

11.6         Severability.  In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.7         Remedies Cumulative.  Except as otherwise provided herein, any and all remedies expressly conferred in this Agreement upon a party will be deemed cumulative with and not exclusive of any other remedy expressly conferred by this Agreement, and the exercise by a party of any one remedy under this Agreement will not preclude the exercise of any other remedy expressly conferred by this Agreement.

11.8         Governing Law; Dispute Resolution.  This Agreement and the transactions contemplated hereby shall be governed by the laws of Sweden, without reference to conflict of laws principles. Subject to the provisions of Section 2.3(c) in the case of any disagreement regarding Earn-Out Consideration and except as provided in the last sentence of this Section 11.8, the parties hereto agree that the legal place of any arbitration at the London Court of International Arbitration shall be London, United Kingdom (the “LCIA”), under the Rules of the LCIA for non-domestic arbitration, as the means for resolving any disputes arising in connection with this Agreement, the Stock Sale or any of the other transactions contemplated hereby, including without limitation any dispute regarding the existence, validity or termination of this Agreement; provided that any party hereto disagreeing with another party hereto as to any matter related to this Agreement, the Stock Sale or any of the other transactions contemplated hereby shall first notify the other party of such disagreement by written notice, stating the matter or matters in dispute and the notifying party’s basis for disagreement.  The parties in disagreement shall thereafter mutually diligently and in good faith endeavor to resolve the disagreement through discussion; provided that, if they are unable to do so within thirty (30) days after the receipt of such notice, any party to such dispute may then submit the matter or matters in dispute to the LCIA for resolution, by written notice to the other party and the LCIA. Unless the parties in disagreement agree to a single arbitrator, each party in disagreement shall appoint one (1) arbitrator, and one (1) additional arbitrator shall be appointed by LCIA (together, the “Arbitration Panel”). The single arbitrator or the Arbitration Panel shall be authorized to award fees and expenses in accordance with the single arbitrator’s or the Arbitration Panel’s determination as to the relative extent to which the parties respectively prevailed in the arbitration of the matter or matters in dispute and such other factors or considerations as the single arbitrator or the Arbitration Panel may determine relevant, in the single arbitrator’s or the Arbitration Panel’s sole judgment; provided that, if and to the extent that the single arbitrator or the Arbitration Panel declines to award fees and expenses, the parties in disagreement shall bear their respective fees and expenses incurred in connection with such arbitration. The language to be used in the arbitration proceedings shall be English. The arbitration proceedings and any outcome thereof shall be kept confidential except as Chyron, Hego and the Sellers’ Representative may agree or as any party, after consultation with its outside legal counsel, determines is required by law or legal process. The parties in disagreement shall enter into any engagement letter reasonably required by the LCIA.  A determination by the single arbitrator or the Arbitration Panel as to the resolution of any matter or matters in dispute (including any procedural matter) and any additional determination as to the award of fees and expenses shall be binding and conclusive upon the parties.  Notwithstanding the foregoing, any party may seek and, if entitled, obtain from a court of competent jurisdiction, interim relief, such as an injunction or order requiring another party to perform or observe its obligations under this Agreement.

11.9         Amendment; Waiver.  This Agreement may be amended and any provision hereof may be waived at any time, in each case, only by execution of an instrument in writing signed by Chyron, Hego and the Sellers’ Representative (if the amendment or waiver occurs prior to the Closing) or Chyron and the Sellers’ Representative (if the amendment or waiver occurs after the Closing).  The Sellers shall be bound by any amendment or waiver signed by the Sellers’ Representative.  The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date.  Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar) unless explicitly waived.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Chyron, Chyron Holdings, Inc., Chyron AB, Hego, the Sellers and the Sellers’ Representative have executed and delivered this Agreement, by their duly authorized respective officers in the cases of Chyron, Chyron Holdings, Inc., Chyron AB and Hego, all as of the date first written above.

CHYRON CORPORATION

By:	/s/ Michael Wellesley-Wesley
Name: Michael Wellesley-Wesley
Title: CEO

CHYRON HOLDINGS, INC.

By:	/s/ Michael Wellesley-Wesley
Name: Michael Wellesley-Wesley
Title:

CHYRON AKTIEBOLAG

By:	/s/ Michael Wellesley-Wesley
Name: Michael Wellesley-Wesley
Title:

HEGO AKTIEBOLAG

By:	/s/ Johan Apel
Name: Johan Apel
Title: CEO

SELLERS’ REPRESENTATIVE
Westhill Group AB

By:	/s/ Johan Apel
Name: Johan Apel

On behalf of the following Sellers:
Mucki Heyman
Stefan Fjellsten
Maxflyt AB
Ulf Bengtsson
Jesper Gawell
Peter Eriksson
Westhill Group AB
Oskar Norrman
Tomas Eriksson
Orange House AB
Tomas Bastinec
Marek Fort
Ian Wray
Timo Lapinoja
Maria Holm
Karin Dahl
Carl Lundmark
Charlotta Mallander
Mattias Edqvist
Christian Nylund
Eric Hayman

Guarantee (Sw. Proprieborgen)

Chyron Corporation hereby irrevocably and unconditionally guarantees, as for its own debt (Sw. såsom för egen skuld), the full and timely performance by Chyron US and Chyron AB of all of their obligations under the Agreement.

This guarantee shall be governed by and construed in accordance with the laws of Sweden without reference to conflict of laws principles. Any dispute concerning or arising out of this guarantee, including without limitation its validity, scope, application or interpretation, shall be settled in accordance with the provisions of Section 11.8 of the Agreement.

Place: Melville, New York

Date: March 9, 2013

CHYRON CORPORATION

By:	/s/ Michael Wellesley-Wesley
Name: Michael Wellesley-Wesley
Title: CEO

Exhibit A

Form of Transaction Support and Lock-Up Agreement

[See Annex E]

Exhibit B

Form of General Power-of-Attorney

[Attached]

GENERAL POWER OF ATTORNEY

The undersigned, authorized signatories of Hego AB, corp. reg. no 556074-9730 (the “Company”), hereby authorizes [name], to manage and represent all financial and other interests of the Company in Sweden and abroad.

This General Power of Attorney thus includes authorization, on behalf of the undersigned, independently and without limitations to negotiate any and all matters with authorities, individuals or legal entities, to enter into agreements or contracts of any kind, to receive and give receipt for payment, and further to represent the interests of the undersigned in all other respects and generally to take all such measures or actions as may legally be taken by the undersigned.

This power of attorney is issued due to changes in the shareholding of the Company. The power of attorney is valid from the execution hereof until and including the day on which new directors of the board and new signatories of the Company have been registered with the Swedish Companies Registrations Office (SW: Bolagsverket).

This General Power of Attorney shall be governed by and construed in accordance with the laws of Sweden

Place:

Date:

Hego AB

Johan Apel	[name]

Annex B

CONSOLIDATED FINANCIAL STATEMENTS OF CHYRON

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Chyron Corporation
Melville, New York

We have audited the accompanying consolidated balance sheets of Chyron Corporation as of December 31, 2012 and 2011 and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chyron Corporation at December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Melville, New York
March 7, 2013

CHYRON CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,
Assets	2012	2011
Current assets:
Cash and cash equivalents	$2,483	$4,216
Accounts receivable, net	5,630	5,727
Inventories, net	2,285	2,132
Deferred taxes	-	2,508
Prepaid expenses and other current assets	626	792
Total current assets	11,024	15,375

Property and equipment, net	1,347	1,620
Intangible assets, net	559	658
Goodwill	2,066	2,066
Deferred taxes	-	15,994
Other assets	119	93
TOTAL ASSETS	$15,115	$35,806

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$3,100	$3,847
Deferred revenue	3,637	3,203
Current portion of pension liability	278	783
Current portion of term loan	280	135
Capital lease obligations	20	38
Total current liabilities	7,315	8,006

Pension liability	3,873	2,664
Deferred revenue	1,198	765
Term loan	397	-
Other liabilities	351	329
Total liabilities	13,134	11,764

Commitments and contingencies

Shareholders' equity:
Preferred stock, par value without designation
Authorized - 1,000,000 shares, Issued - none
Common stock, par value $.01 Authorized - 150,000,000 shares Issued and outstanding – 17,135,239 and 16,639,704 at December 31, 2012 and 2011, respectively	171	166
Additional paid-in capital	84,539	83,407
Accumulated deficit	(80,404)	(58,103)
Accumulated other comprehensive loss	(2,325)	(1,428)
Total shareholders' equity	1,981	24,042
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$15,115	$35,806

See Notes to Consolidated Financial Statements

CHYRON CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Years Ended December 31,
	2012	2011

Product revenues	$21,674	$23,877
Service revenues	8,548	7,710
Total revenues	30,222	31,587

Cost of sales	9,319	9,473
Gross profit	20,903	22,114

Operating expenses:
Selling, general and administrative	17,209	17,287
Research and development	7,443	6,775

Total operating expenses	24,652	24,062

Operating loss	(3,749)	(1,948)

Interest expense	(28)	(37)
Other income, net	15	16

Loss before income taxes	(3,762)	(1,969)
Income tax expense, net	(18,539)	(2,277)

Net loss	$(22,301)	$(4,246)

Net loss per share:
Basic	$(1.31)	$(0.26)
Diluted	$(1.31)	$(0.26)

Weighted average shares used in computing net loss per share:
Basic	16,961	16,458
Diluted	16,961	16,458

See Notes to Consolidated Financial Statements

CHYRON CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands)

	Years Ended December 31,
	2012	2011

Net loss	$(22,301)	$(4,246)

Other comprehensive (loss) income:

Deferred pension loss, net of tax of of $0 and $519, respectively	(910)	(940)

Cumulative translation adjustment	13	(1)

Comprehensive loss	$(23,198)	$(5,187)

See Notes to Consolidated Financial Statements

CHYRON CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,301)	$(4,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	919	975
Deferred tax asset allowance	19,475	2,724
Deferred income tax benefit	(974)	(495)
Share-based compensation expense	938	1,005
Shares issued for 401(k) match	288	265
Inventory provisions	85	109
Other	(63)	(16)
Changes in operating assets and liabilities:
Accounts receivable	97	(1,586)
Inventories	(238)	(79)
Prepaid expenses and other assets	127	(12)
Accounts payable and accrued expenses	(747)	865
Deferred revenue	867	480
Other liabilities	(164)	(177)
Net cash used in operating activities	(1,691)	(188)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(546)	(915)
Net cash used in investing activities	(546)	(915)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	700	-
Payments on term loan	(159)	(325)
Proceeds from exercise of stock options	1	112
Payments on capital lease obligations	(38)	(33)
Net cash provided by (used in) financing activities	504	(246)

Change in cash and cash equivalents	(1,733)	(1,349)
Cash and cash equivalents at beginning of year	4,216	5,565
Cash and cash equivalents at end of year	$2,483	$4,216

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$15	$36
Taxes paid	29	50
Deferred pension loss, net of tax in 2011	910	940

See Notes to Consolidated Financial Statements

CHYRON CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands)

					Accumulated
			Additional		Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	(Deficit)	Income (loss)	Total

Balance at January 1, 2011	16,054	$161	$81,793	$(53,857)	$(487)	$27,610

Net loss				(4,246)		(4,246)

Other comprehensive loss					(941)	(941)

Share-based compensation			1,005			1,005

Shares issued upon exercise of stock
options	105	1	90			91

Shares issued for vesting of restricted stock units and restricted stock	350	3	255			258

Shares issued for 401(k) match	130	1	264			265

Balance at December 31, 2011	16,639	166	83,407	(58,103)	(1,428)	24,042

Net loss				(22,301)		(22,301)

Other comprehensive loss					(897)	(897)

Share-based compensation			938			938

Shares issued upon exercise of stock options	2		1			1

Shares issued for vesting of restricted stock units and restricted stock	261	3	(93)			(90)

Shares issued for 401(k) match	233	2	286			288

Balance at December 31, 2012	17,135	$171	$84,539	$(80,404)	$(2,325)	$1,981

See Notes to Consolidated Financial Statements

CHYRON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Chyron is a provider of Graphics as a Service for on-air and digital video applications including newsrooms, studios, sports broadcasting facilities, and corporate video environments. Chyron's graphics solutions include the Axis World Graphics online content creation software and order management system, on-air graphics systems, clip servers, channel branding, and graphics asset management solutions, and social media editors, all of which may be incorporated into the Company's BlueNet™ end-to-end graphics workflow.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany amounts have been eliminated.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, costs and expenses during the periods presented. Estimates made by management include inventory valuations, stock compensation, allowances for doubtful accounts, income taxes, pension assumptions and reserves for warranty and incurred but not reported health insurance claims. Actual results could differ from those estimates. The Company has not segregated its cost of sales between costs of products and costs of services as it is not practicable to segregate such costs. Certain prior amounts have been reclassified to conform to the current year presentation.

Cash and Cash Equivalents

Cash includes cash on deposit, overnight repurchase agreements, and amounts invested in highly liquid money market funds. Cash equivalents consist of short term investments with original maturities of three months or less. Cash and cash equivalents include $1.7 million and $3.7 million of investments in overnight repurchase agreements at December 31, 2012 and 2011, respectively. Repurchase agreements are collateralized by U.S. Treasury and federal agency securities with a fair value of 102% of the securities sold. This credit risk is divided among five financial institutions that management believes to be of high quality. The carrying amount of cash and cash equivalents approximates their fair value.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are stated net of an allowance for doubtful accounts. Our allowance for doubtful accounts considers historical experience, the age of amounts due, current economic conditions and other factors that may affect customers' ability to pay.

Inventories

Inventories are stated at the lower of cost or market, cost being determined primarily on the basis of FIFO and average cost. The need for inventory obsolescence provisions is evaluated by the Company and when appropriate, reserves for technological obsolescence, non-profitability of product lines and excess quantities are established.

Property, Equipment and Depreciation

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided on the straight line method over the following estimated useful lives:

Machinery and equipment (years)	3	-	10
Furniture and fixtures (years)	5	-	10
Leasehold improvements	Shorter of the life of improvement or remaining life of the lease

When assets are retired or disposed of, the assets and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations.

Capitalized Software Costs

For development costs related to the Company's on line web-based solutions, the Company capitalizes costs incurred during the application development stage. Costs related to preliminary project activities and post implementation activities were expensed as incurred. The Company has not capitalized any software development costs for the years ended December 31, 2012 and 2011.

Self Insurance

The Company is self-insured for healthcare costs up to certain stop-loss limits. Such costs are accrued based on known claims and an estimate of incurred, but not reported ("IBNR") claims. IBNR claims are estimated using historical lag information and other data provided by claims administrators. This estimation process is subjective, and to the extent that future actual results differ from original estimates, adjustments to recorded accruals may be necessary.

Research, Development and Engineering

Technological feasibility for the Company's products is reached shortly before the products are released to manufacturing. Consequently, costs incurred after technological feasibility is established have not been material, and accordingly, the Company expenses all research and development costs when incurred. The Company re-evaluates the materiality of these costs on an on-going basis. Research and development costs include wages and other personnel costs, material costs and an allocation of certain indirect costs related to facilities.

Long-Lived Assets and Intangible Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the assets, the assets are written down to their estimated fair values. There was no impairment of long-lived assets and intangible assets for the years ended December 31, 2012 and 2011.

Goodwill

Goodwill is not amortized, but is tested at least annually, on October 1, for impairment at the reporting unit level. The reporting unit is the single operating segment presented in these financial statements. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. The first step in the impairment process is to determine the fair value of the reporting unit and then compare it to the carrying value, including goodwill. If the fair value exceeds the carrying value, no further action is required and no impairment loss is recognized. Additional impairment assessments may be performed on an interim basis if the Company encounters events or changes in circumstances that would indicate that, more likely than not, the carrying value of goodwill has been impaired. There was no impairment of goodwill in 2012.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, title has transferred, product payment is not contingent upon installation or other service obligations, the price is fixed and determinable, and collectability is reasonably assured. This condition is normally met when the product has been delivered or upon performance of services. In instances where final acceptance of the product or service is specified by the customer, revenue is deferred until all acceptance criteria have been met.

The Company also enters into arrangements that contain multiple elements such as equipment, installation and service. For multiple-element arrangements, revenue is recognized based on an allocation of the total amount of the arrangement to each deliverable based on fair value. Fair value is determined using vendor-specific objective evidence ("VSOE") if available, third-party evidence ("TPE") if VSOE is not available, or best estimate of selling price ("BESP") if neither VSOE or TPE is available. BESP must be determined in a manner that is consistent with that used to determine the price to sell the specific elements on a standalone basis. The Company's best estimate of selling price is established considering multiple factors including, but not limited to, pricing practices in different geographies and through different sales channels, gross margin objectives, competitor pricing pressures and other factors contemplated in negotiating the arrangement with the customer.

Revenue from training, installation and services is recognized upon the performance of services. The Company also provides one year maintenance contracts with certain equipment sales and defers a portion of the revenue from the equipment sale based on the relative fair value as determined above. Multiple year maintenance contracts are also offered. Deferred maintenance revenue is recognized ratably, on a straight line basis over the contract period, generally one to three years.

In connection with the Company's on-line web-based solutions, the Company recognizes revenue on a monthly basis for use of its subscription based products. The Company recognizes set-up or other up-front fees, if any, ratably over the longer of the contract or the expected customer relationship period, generally one to three years. Revenues from these web-based solutions are included in service revenues in the Company's statements of operations.

Approximately 35% and 32% of 2012 and 2011 consolidated revenues, respectively, were made through third-party dealers and system integrators (collectively, dealers). The Company recognizes revenue from sales to dealers when the product is shipped and all other revenue recognition criteria are met.

Shipping and Handling Fees and Costs

All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as revenue, and the costs incurred by the Company for shipping and handling are reported as a component of cost of sales.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $74 thousand in 2012 and $96 thousand in 2011.

Income Taxes

We account for income taxes under an asset and liability approach, which recognizes deferred tax assets and liabilities based on the difference between the financial reporting and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

The Company recognizes tax benefits associated with the exercise of stock options directly to stockholders' equity only when realized. A tax benefit occurs when the actual tax benefit realized by the Company upon an employee's disposition of a share-based award exceeds the deferred tax asset, if any, associated with the award that the Company had recorded. When assessing whether a tax benefit relating to share-based compensation has been realized, the Company follows the tax law ordering method, under which current year share-based compensation deductions are assumed to be utilized before net operating loss carryforwards and other tax attributes.

The Company recognizes the financial statement impact of tax positions, taken or expected to be taken, utilizing a more-likely-than not recognition threshold. We also recognize any interest and penalties related to tax uncertainties as income tax expense. At December 31, 2012 there are no unrecognized tax benefits, or related accrued interest and penalties, recorded in the financial statements.

Sales Taxes

We account for sales taxes imposed on the Company's goods and services on a net basis in the Company's Consolidated Statements of Operations. Since the Company primarily acts as an agent for the governmental authorities, the amount charged to the customer is collected and remitted directly to the appropriate jurisdictional entity.

Foreign Currencies

Assets and liabilities of the Company's foreign subsidiary, which are of immaterial amounts, are translated into U.S. dollars at the period end rate of exchange, while revenues and expenses are translated at the average exchange rate during the period. Adjustments from translating the Company's foreign subsidiary's financial statements are reported as a component of other comprehensive income or loss. Transaction gains or losses are included in other income and expense, net. The net impact of foreign exchange transactions for the years ended December 31, 2012 and 2011 were gains of $13 thousand and $16 thousand, respectively.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed based on the weighted average number of common shares outstanding. Diluted earnings per share is based on the sum of the weighted average number of common shares outstanding and common stock equivalents. Potentially dilutive shares are excluded from the computation of diluted earnings per share when their effect is anti-dilutive. Shares used to calculate earnings (loss) per share are as follows (in thousands):

	Years Ended December 31,
	2012	2011
Basic weighted average shares outstanding	16,961	16,458
Effect of dilutive stock options	-	-
Diluted weighted average shares outstanding	16,961	16,458

Weighted average shares which are not included in the calculation of diluted earnings per share because their impact is antidilutive
Stock options	3,087	1,361
Restricted stock units	173	510

Other Comprehensive Loss

The Company reports comprehensive income (loss) in accordance with ASC 220-10. ASC 220-10 establishes guidelines for the reporting and display of comprehensive income (loss), net income (loss) and its components in financial statements. Included in other comprehensive loss for the Company is a charge for deferred losses on the Company's pension plan and translation adjustments related to the Company's foreign subsidiary.

Share-Based Compensation

The Company's share-based compensation programs consist of grants of share-based awards to employees and non-employee directors, including stock options, restricted stock, restricted stock units and other equity awards. The estimated fair value of these awards, including the effect of forfeitures, is charged to income over the requisite service period, which is generally the vesting period.

The fair value of stock options is estimated at the grant date using the Black-Scholes option valuation model. The fair value of restricted stock units is based on the market value of the Company's common stock on the date of grant.

Fair Value Measurements

Financial assets and liabilities are classified as Level 1, 2 or 3 within the fair value hierarchy. Fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs utilize unobservable data points for the asset or liability.

Retirement-Related Benefits

The Company recognizes in its balance sheet as an asset or liability the overfunded or underfunded status of its defined benefit plan. This asset or liability is measured as the difference between the fair value of plan assets and the benefit obligation of the plan. For the pension plan, the benefit obligation is the projected benefit obligation, which is calculated based on actuarial computations of current and future benefits for employees. Actuarial gains or losses and prior service costs or credits that arise during the period, but are not included as components of net periodic benefit (expense), are recognized as a component of Accumulated Other Comprehensive Income (Loss). Pension expense is charged to operating expenses.

Recent Accounting Pronouncements

In July 2012, the Financial Accounting Standards Board issued Accounting Standard Update No. 2012-01, Testing Indefinite-Lived Intangible Assets for Impairment. This guidance gives companies the option to perform a qualitative assessment to determine whether it is more likely than not that an asset might be impaired and whether it is necessary to perform a quantitative test. The updated accounting guidance is effective for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company believes that this guidance will have no impact on its consolidated financial statements.

2.            ACCOUNTS RECEIVABLE

Accounts receivable are stated net of an allowance for doubtful accounts of $0.40 million at December 31, 2012 and 2011. Accounts receivable are principally due from customers in, and dealers serving, the broadcast video industry. At December 31, 2012 and 2011, receivables included approximately $2.2 million and $1.4 million, respectively, due from foreign customers.

Bad debt expense amounted to zero in 2012 and 2011. We record an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible and an additional allowance based on historical experience and management's assessment of the general financial conditions affecting the Company's customer base. We also evaluate the credit worthiness of the Company's customers and determine whether collateral (in the form of letters of credit or credit insurance) should be taken or whether reduced credit limits are necessary. Credit losses have consistently been within management's expectations. The carrying amounts of accounts receivable approximate their fair values.

3.            INVENTORIES

Inventory is comprised of the following (in thousands):

	December 31,
	2012	2011
Finished goods	$465	$653
Work-in-progress	468	170
Raw material	1,352	1,309
	$2,285	$2,132

Inventories are stated net of reserves of approximately $5.1 million and $5.0 million at December 31, 2012 and 2011, respectively.

4.            GOODWILL AND INTANGIBLE ASSETS

The carrying amount of goodwill is not amortized but subject to annual impairment testing at the reporting unit level. We evaluate goodwill for impairment on October 1, or more frequently if impairment indicators are present. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. The first step in the impairment process is to determine the fair value of the reporting unit and then compare it to the carrying value, including goodwill. We determined that the market capitalization approach is the most appropriate method of measuring fair value of the reporting unit, assuming a controlling interest. Under this approach, fair value is calculated based on the market price of common stock, multiplied by the number of outstanding shares. A control premium, which is representative of premiums paid in the marketplace to acquire a controlling interest in a company, is then added to the market capitalization to determine the fair value of the reporting unit. If the fair value exceeds the carrying value, no further action is required and no impairment loss is recognized. We monitor changes in the Company's closing market price and its effect on fair value and the relationship to the carrying value. Additional impairment assessments may be performed on an interim basis if the Company encounters events or changes in circumstances that would indicate that, more likely than not, the carrying value of goodwill has been impaired. During the years ended December 31, 2012 and 2011, the Company did not identify any potential impairment related to its goodwill.

The components and estimated useful lives of intangible assets as of December 31, 2012 and 2011 are stated below. Amortization is provided on a straight line method, or in the case of customer relationships, on an accelerated method, over the following estimated useful lives (in thousands):

	2012
	Gross Amount	Accumulated Amortization	Net Amount	Estimated Useful Life (years)
Tradenames	$304	$101	$203	15
Proprietary technology	620	310	310	10
Non-compete agreement	25	25	-	3
Customer relationships	170	138	32	10
Domain name and related website	23	9	14	15
	$1,142	$583	$559

	2011
	Gross Amount	Accumulated Amortization	Net Amount	Estimated Useful Life (years)
Tradenames	$304	$81	$223	15
Proprietary technology	620	248	372	10
Non-compete agreement	25	25	-	3
Customer relationships	170	123	47	10
Domain name and related website	23	7	16	15
	$1,142	$484	$658

Amortization expense related to intangible assets for the years ended December 31, 2012 and 2011 was $99 thousand and $105 thousand, respectively. Annual amortization expense, in thousands, for intangible assets over the next five years ending December 31 is summarized as follows (in thousands):

2013	$95
2014	92
2015	89
2016	88
2017	87
Thereafter	108

5.            PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

	December 31,
	2012	2011
Machinery and equipment	$5,194	$4,755
Furniture and fixtures	1,129	1,047
Leasehold improvements	167	162
	6,490	5,964
Less: Accumulated depreciation and amortization	5,143	4,344
	$1,347	$1,620

Depreciation expense, which includes amortization of assets under capital lease, was $0.8 million and $0.9 million in 2012 and 2011, respectively.

The value of equipment recorded under capital leases was approximately $0.15 million at December 31, 2012 and 2011.

6.            ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following (in thousands):

	December 31,
	2012	2011
Accounts payable	$1,924	$2,266
Accrued salaries, and other employee benefits	529	1,013
Accrued warranty (Note 12)	50	50
Accrued medical costs	197	257
Other	400	261
	$3,100	$3,847

7.            CREDIT FACILITY

In August 2012, we entered into a loan modification agreement and amended our loan and security agreement (the "Credit Facility") with Silicon Valley Bank ("SVB") to extend the term of the Credit Facility to August 12, 2013, to increase the revolving line of credit (the "Revolving Line") from $1.5 million to $3.0 million, and to add a term loan facility that could be used to purchase equipment up to $1.0 million (the "Term Loan"). At December 31, 2012, available borrowings under the Revolving Line were approximately $2.7 million but no borrowings were outstanding. Advances under the Term Loan were available to be drawn until December 31, 2012 in minimum amounts of $0.25 million. During the fourth quarter of 2012, the Company took two advances of $0.35 million each from the Term Loan and the balance outstanding at December 31, 2012 was $0.68 million. The Term Loan bears interest at Prime +2.25% (6.25% at December 31, 2012) and principal and interest are being repaid over thirty months.

Pursuant to the Credit Facility, we were required to maintain financial covenants based on an adjusted quick ratio ("AQR") of at least 1.2 to 1.0, measured at each calendar month-end, and minimum tangible net worth of $18.5 million, increased by 60% of the sum of the gross proceeds received by us from any sale of our equity or incurrence of subordinated debt and any positive quarterly net income earned, measured at quarter-end (both as defined in the Credit Facility). Due to the significant charge of $19.5 million taken in the fourth quarter of 2012 to increase the valuation allowance for deferred tax assets, we failed the tangible net worth covenant at December 31, 2012, and obtained a waiver from SVB. Additionally, in March 2013 we entered into a loan modification agreement and amended our loan and security agreement (the "Revised Credit Facility") with SVB to modify a financial covenant and decrease the Revolving Line amount. The existing expiration date of the facility remained at August 12, 2013. The same as the Credit Facility, the Revolving Line bears interest at a floating annual rate equal to Silicon Valley Bank's prime rate ("Prime") +1.75%, and the AQR financial covenant remains at 1.2x. The tangible net worth covenant was replaced by a maximum EBITDA loss/profitability covenant (tested at end of each quarter) effective with the first quarter of 2013. The Revolving Line was reduced from $3 million to $2 million, and available borrowings under the Revolving Line was changed from 80% of eligible accounts receivable to 80% of eligible accounts receivable less the amount of principal outstanding under the Term Loan. Additionally, if the Company's AQR falls below 1.5x at any month-end during the remaining term of the facility, then any borrowings under the Revolving Line will be repaid by SVB applying collections from the Company's SVB collateral account (for receipts by wire) and SVB lockbox account (for receipts by check) to reduce the revolving loan balance on a daily basis, until such time as the month-end AQR is again 1.5x or greater. If the AQR at month-end is 1.5x or greater, the Company will maintain a static loan balance and all collections will be deposited into the Company's operating account. As is usual and customary in such lending agreements, the agreements also contain certain non-financial requirements, such as required periodic reporting to the bank and various representations and warranties. The lending agreement also restricts our ability to pay dividends without the bank's consent.

The Credit Facility was and the Revised Credit facility is collateralized by the Company's assets, except for (i) its intellectual property rights which are subject to a negative pledge arrangement with the bank, and (ii) any equipment whose purchase is financed by any other lender or lessor, solely to the extent the security agreement with such lender or lessor prohibits junior liens on such equipment, and only until the lien held by such lender or lessor is terminated or released with respect to such equipment. As is usual and customary in such lending agreements, the agreements also contain certain nonfinancial requirements, such as required periodic reporting to the bank and various representations and warranties. The lending agreement also restricts the Company's ability to pay dividends without the bank's consent.

In 2009, the Company borrowed to finance capital equipment under the then existing credit facility which resulted in a term loan (the "2009 Term Loan") of $977 thousand payable over 36 months in equal monthly installments of principal plus accrued interest. As of May 2012, the Company had repaid all principal and interest and there was no outstanding balance on the 2009 Term Loan. Interest expense related to the term loans was $7 thousand and $17 thousand for the years ended December 31, 2012 and 2011, respectively.

8.            LONG-TERM INCENTIVE PLAN

Pursuant to the 2008 Long-term Incentive Plan (the "Plan"), the Company may grant stock options (non-qualified or incentive), stock appreciation rights, restricted stock and other share-based awards to employees, directors and other persons who serve the Company. The Plan is overseen by the Compensation Committee of the Board of Directors, which approves the timing and circumstances under which share-based awards may be granted. At December 31, 2012 there were 0.8 million shares available to be granted under the Plan. The Company issues new shares to satisfy the exercise or release of share-based awards. Under the provisions of Accounting Standards Codification Topic 718, Stock Compensation, all share-based payments are required to be recognized in the statement of operations based on their fair values at the date of grant.

The fair value of each option award is estimated using a Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company's stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield, expected life and forfeiture rates. Options generally have a life of 10 years and have either time-based or performance-based vesting features. Time-based awards generally vest over a three year period, while the performance-based awards vest upon the achievement of specific performance targets. At December 31, 2012, there were 0.9 million options outstanding that will vest upon the achievement of certain financial conditions for 2013 or will expire if the performance criteria are not met. No expense was recognized for these awards. If in the future it is probable that these awards will be earned, the Company will commence recording an expense for them. The fair values of the options granted during the years ended December 31, 2012 and 2011, were estimated based on the following weighted average assumptions:

	2012	2011
Expected volatility	71.46%	70.26%
Risk-free interest rate	0.58%	1.36%
Expected dividend yield	0.00%	0.00%
Expected life (in years)	6.00	6.00
Estimated fair value per option granted	$0.67	$1.04

The following table presents a summary of the Company's stock options for the year ended December 31, 2012:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Outstanding at January 1, 2012	3,224,879	$2.34
Granted	1,576,574	1.45
Exercised	(1,667)	0.86
Forfeited and cancelled	(505,513)	1.75
Outstanding at December 31, 2012	4,294,273	2.07	4.70	$19,266
Exercisable at December 31, 2012	2,551,124	2.51	4.53	$2,610

The aggregate intrinsic value of options exercised during the year ended December 31, 2012 and 2011 was approximately $1 thousand and $144 thousand, respectively.

The Company also grants restricted stock units, or RSUs, that entitle the holder to a share of Company common stock. The fair value of an RSU is equal to the market value of a share of common stock on the date of grant. All RSUs that are currently outstanding have time-based vesting features over a one to three year period.

The following table presents a summary of the Company's RSU activity for the year ended December 31, 2012:

	Shares	Weighted average grant date fair value
Nonvested at January 1, 2012	528,443	$2.00
Granted	152,328	1.37
Vested	(327,216)	1.96
Forfeited and cancelled	(10,394)	2.21
Nonvested at December 31, 2012	343,161	1.76

In addition, the Company also has a Management Incentive Compensation Plan that entitles recipients to a combination of cash and equity awards based on achievement of certain performance and service conditions. During 2012 and 2011, there was no expense recognized because no amounts were earned under this plan.

The impact on the Company's results of operations of recording share-based compensation expense for the years ended December 31, 2012 and 2011 is as follows (in thousands):

	2012	2011
Cost of sales	$75	$101
Research and development	323	360
Selling, general and administrative	540	544
	$938	$1,005

As of December 31, 2012, there was approximately $0.7 million of total unrecognized share-based compensation cost related to stock options or RSUs granted under the Company's plans to employees or for services performed by non-employees that will be recognized over the next three years.

9.            INCOME TAXES

The components of deferred income taxes are as follows (in thousands):

	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$14,491	$16,728
Inventory	1,769	1,736
Other liabilities	3,055	2,229
Fixed assets	440	452
Other temporary differences	589	625
	20,344	21,770
Deferred tax valuation allowance	(20,344)	(3,268)
	$-	$18,502

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 2012, the gross deferred tax asset balance was $20.3 million and includes the $14.5 million tax effect of $40.5 million in U.S. Federal net operating loss carryforwards ("NOLs") expiring between 2018 and 2032. In accordance with accounting standards the Company has not recorded a deferred tax asset of approximately $1.0 million related to the NOLs resulting from the exercise of disqualifying stock options.

Accounting standards require that the Company continually assess the likelihood that its deferred taxes will be realizable. All available evidence, both positive and negative, must be considered in determining whether it is more likely than not that the deferred tax assets will be realized. In making such assessments, significant weight is given to evidence that can be objectively verified. A company's current or previous losses are given more weight than its future outlook. Using that standard, the loss incurred in fiscal 2012 and the consecutive losses in recent preceding fiscal years was a significant negative factor. Also in 2012, approximately $7.5 million of federal net operating losses, which had been fully reserved in 2011 as they were not deemed to be realizable based on management's expectation at such time, expired unutilized. These negative factors, combined with uncertain near-term market and economic conditions, reduced the Company's ability to rely on its projections of future taxable income in determining whether a valuation allowance was required. Accordingly, the Company concluded that a full valuation allowance of $20.3 million was required.

The Company will continue to assess the likelihood that its deferred tax assets will be realizable, and its valuation will be adjusted accordingly, which could materially impact its financial position and results of operations in future periods.

The Company's income tax expense for the years ended December 31, 2012 and 2011, consisted of the following (in thousands):

	2012	2011
Current:
State and foreign	$(38)	$(48)

Deferred:
State	53	22
Federal	921	473
	974	495
Valuation allowance	(19,475)	(2,724)
Income tax expense	$(18,539)	$(2,277)

The effective income tax rate differed from the Federal statutory rate as follows (in thousands):

	2012		2011
	Amount	%	Amount	%

Federal income tax benefit at statutory rate	$1,279	34.0	$669	34.0
Permanent differences	(150)	(4.1)	(197)	(10.0)
International taxes and rate differentials and other	(193)	(5.0)	(25)	(1.2)
Effect of increase in valuation allowance for deferred tax assets	(19,475)	(517.7)	(2,724)	(138.4)
	$(18,539)	(492.8)	$(2,277)	(115.6)

The Company files U.S. federal income tax returns as well as income tax returns in various states and one foreign jurisdiction. It may be subject to examination by the Internal Revenue Service ("IRS") for calendar years 2009 through 2012 under the normal statute of limitations. Additionally, any net operating losses that were generated in prior years and utilized in these years may also be subject to examination by the IRS. Generally, for state tax purposes, the Company's 2008 through 2012 tax years remain open for examination by the tax authorities under a four year statute of limitations, however, certain states may keep their statute open for six to ten years.

10.          FAIR VALUE MEASUREMENTS

Financial assets and liabilities at fair value at December 31, 2012 and 2011 are classified in one of the three categories, which are described below.

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
•	Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.
•	Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers a counterparty credit risk in its assessment of fair value.

The carrying amount of cash and cash equivalents, accounts receivables and accounts payables and other short-term financial instruments approximate their fair value due to their short-term nature. Included in cash equivalents are investments in overnight repurchase agreements which are categorized as level 2 for fair value measurement. The Company believes that borrowings outstanding under its term loan approximate fair value because such borrowings bear interest at current variable market rates. Our term loan is categorized as level 2 for fair value measurement.

Additionally, on a nonrecurring basis, the Company uses fair value measures when analyzing asset impairment. Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined such indicators are present and the review indicates that the assets will not be fully recoverable, based on undiscounted estimated cash flows over the remaining amortization periods, their carrying values are reduced to estimated fair value. Measurements based on undiscounted cash flows are considered to be level 3 inputs. During the fourth quarter of each year, the Company evaluates goodwill and indefinite-lived intangibles for impairment at the reporting unit level using the market capitalization approach. Thus, the fair value of the reporting unit is represented by the fair value of the Company, assuming a controlling interest. As such, a premium for control is added to the non-controlling equity value, as calculated by the market price of the Company common stock which is publicly traded. This measurement would be classified based on level 3 input.

11.          BENEFIT PLANS

Chyron has a domestic defined benefit pension plan (the "U.S. Pension Plan") covering substantially all U.S. employees meeting minimum eligibility requirements. Benefits paid to retirees are based upon age at retirement, years of credited service and average compensation. The U.S. Pension Plan was closed to new employees that joined the Company on or after October 1, 2006. Pension expense is actuarially determined using the projected unit credit method. The Company's policy is to fund the minimum contributions required under the Employee Retirement Income Security Act (ERISA), and, subject to cash flow levels, the Company may choose to make a discretionary contribution to the Pension Plan to reduce the unfunded liability. During 2012, the Company made an additional contribution of $0.39 million in order to exceed an 80% funding level as measured at January 1, 2012. The Company also made required contributions in 2012 of $0.5 million. Based on current assumptions, the Company expects to make approximately $0.3 million in contributions during 2013. The Company uses a December 31 measurement date to determine pension benefit obligations.

Benefit plan information for the U.S. Pension Plan is as follows (in thousands):
	2012	2011
Reconciliation of projected benefit obligation:
Obligation at January 1	$7,535	$5,866
Service cost	482	401
Interest cost	360	331
Actuarial loss	1,164	1,215
Benefit payments	(62)	(278)
Obligation at December 31	$9,479	$7,535

Reconciliation of fair value of plan assets:
Fair value of plan assets at January 1	$4,088	$3,643
Actual return on plan assets	407	35
Employer contributions	895	688
Benefit payments	(62)	(278)
Fair value of plan assets at December 31	$5,328	$4,088

Funded Status:
Unfunded status at December 31	$(4,151)	$(3,447)

Projected benefit obligation	$9,479	$7,535
Accumulated benefit obligation	8,701	6,928
Fair value of plan assets	5,328	4,088

Amounts recognized in consolidated balance sheets:
Prior service credit	$7	$19
Net loss	(3,093)	(2,194)
Accumulated other comprehensive loss	(3,086)	(2,175)

Net periodic benefit cost in excess of accumulated contributions	(1,065)	(1,272)
Net amount recognized in consolidated balance sheet	$(4,151)	$(3,447)

	2012	2011
Components of net periodic pension cost:
Service cost	$482	$401
Interest cost	360	331
Expected return on plan assets	(345)	(294)
Amortization of net loss	203	39
Amortization of prior service credit	(11)	(25)
Net periodic benefit cost	689	452

Other changes in plan assets and benefit obligations recognized in other comprehensive income:
Net loss	1,102	1,473
Amortization of net loss	(203)	(39)
Amortization of prior service cost	11	25
Total loss recognized in other comprehensive (income) loss	910	1,459

Total recognized in net periodic benefit cost and other comprehensive (income) loss	$1,599	$1,911

In 2013, the Company expects that a net loss of $246 thousand and a prior service cost of $7 thousand will be amortized from accumulated other comprehensive income (loss) into net periodic pension cost.

	2012	2011

Weighted-average assumptions used to determine net periodic benefit cost for the years ended December 31:
Discount rate	4.61%	5.61%
Expected long-term return on plan assets	7.50%	7.50%
Rate of compensation increase	(1)	2.00%

Weighted-average assumptions used to determine pension benefit obligation as of December 31:
Discount rate	4.03%	4.61%
Rate of compensation increase	(1)	2.00%

(1) 0.0% in 2012 and 2013, 2.0% thereafter

The assumed expected long-term rate of return on plan assets is an estimate based on the Company's plan investment guidelines which specify the Company's strategic asset allocation, historical performance for the various asset classes in its strategic allocation, and its expectations for long-term rates of return for these various asset classes. The Company recognizes that market performance varies and that its assumed expected long-term rate of return may not be meaningful during some periods. The Company re-evaluates its assumed expected long-term rate of return on plan assets annually through discussion with its plan investment manager. The Company selects that return which it believes best reflects a reasonable expected return on funds invested and to be invested to provide for the benefits included in the projected benefit obligation. The overall investment objective for the pension plan investment portfolio is to achieve the highest level of return with the least amount of risk. The Company's actual pension plan asset allocations at December 31, 2012 and 2011 are as follows:

	Target Allocation Range				Actual Allocation
Asset Category	2012				2012	2011
Equity securities	60%	(+/- 1	to	5%)	58%	58%
Debt securities	35%	(+/- 1	to	5%)	33%	33%
Cash and cash equivalents	5%	(+/- 1	to	5%)	9%	9%

The following table presents estimated future benefit payments over the next ten years (in thousands):
2013	$369
2014	220
2015	183
2016	301
2017	412
2018 to 2022	2,995

The amortization of gains and losses is determined by using a 10% corridor of the greater of the market-related value of assets and the projected benefit obligation. Total unamortized gains and losses in excess of the corridor are amortized into income over the average remaining future service. Prior service costs/(benefits) are amortized over the average remaining future service at the time the prior service was established. Average remaining future service as of January 1, 2012 was about 9 years.

The following table sets forth by level, within the fair value hierarchy, the Plan's assets measured at fair value on a recurring basis as of December 31 (in thousands):

	2012
	Level 1	Level 2	Level 3	Total
Government and other fixed income securities	$601	$1,158	$-	$1,759

Equities	3,063	-	-	3,063
	$3,664	$1,158	$-	$4,822

	2011
	Level 1	Level 2	Level 3	Total
Government and other fixed income securities	$335	$1,013	$-	$1,348

Equities	2,386	-	-	2,386
	$2,721	$1,013	$-	$3,734

The Company has adopted a 401(k) Plan exclusively for the benefit of participants and their beneficiaries. All U.S. employees of Chyron are eligible to participate in the 401(k) Plan. An employee may elect to contribute a percentage of his or her current compensation to the 401(k) Plan, subject to a maximum of 20% of compensation or the Internal Revenue Service annual contribution limit, whichever is less. The Company may make discretionary matching contributions of the compensation contributed by a participant. The discretionary matching contribution is two-thirds of the first 6% of qualifying compensation. The Company has the option of making the matching contributions in cash or through shares of Company common stock. Employees will vest in the matching contributions in equal increments annually over three years. During 2012 and 2011, the Company match was substantially made in the form of newly issued Chyron common stock. As a result, the Company issued 233 thousand and 130 thousand shares of common stock, in lieu of an aggregate cash match of $288 thousand and $265 thousand during 2012 and 2011, respectively.

The Company also has several U.K. employees that are provided with pension benefits through the Chyron International Corporation Group Personal Pension Plan (the "CIC Pension Plan"). Under the CIC Pension Plan, each member has an individual account within the defined contribution plan and the Company contributes monthly an amount equal to approximately 3% of his/her monthly salary.

12.          PRODUCT WARRANTY

The Company provides product warranties for its various products, typically for one year. Liabilities for the estimated future costs of repair or replacement are established and charged to cost of sales at the time the sale is recognized. The Company established its reserve based on such historical data, taking into consideration specific product information. The following table sets forth the movement in the warranty reserve (in thousands):

	2012	2011
Balance at beginning of period	$50	$50
Provisions	49	38
Warranty services provided	(49)	(38)
	$50	$50

13.          COMMITMENTS AND CONTINGENCIES

At December 31, 2012, the Company was obligated under operating and capital leases, expiring at various dates through 2019, covering facility space and equipment as follows (in thousands):

	Operating	Capital
2013	$689	$20
2014	700	14
2015	682	10
2016	705
2017	728
thereafter	1,196

The operating lease contains provisions for escalations and for facility maintenance. Total rent expense was approximately $0.7 million in each of 2012 and 2011.

The Company has severance arrangements for key and virtually all other employees of the Company that provide for payment of a portion of their salary and continuance of their benefits for their severance period, in the event they are involuntarily terminated. The severance periods range from a week to a number of months depending on the length of service and/or level of the employee within the Company. Had all such key and other covered employees been terminated at December 31, 2012, for a reason other than a change in control, the estimated total severance and benefits would have approximated $2.5 million. In addition, two executive officers have change in control agreements entitling them to certain additional benefits totaling $1.5 million that would be payable in the event of a change in control that resulted in their termination or resignation for good reason.

At December 31, 2012, the Company has firm purchase commitments for inventory components of $2.3 million to be delivered during 2013 and commitments for hosting services of $2.6 million over the next three years.

The Company received a letter of notification, dated March 10, 2011, from counsel for Turner Broadcasting System, Inc., Turner Network Television, Inc., Cable News Network, Inc., and The Cartoon Network, Inc. ("Turner") alleging that the Company is obligated to indemnify Turner as a result of a recently filed patent infringement action against Turner by Multimedia Patent Trust ("MPT") in the United States District Court for the Southern District of California. Chyron supplies various products to Turner. The Company notified Turner that its request is without merit. The Company believes Turner's request for indemnification lacks merit because its products do not infringe any of MPT's patents and it is not obligated to indemnify Turner for those portions of its products that are allegedly involved. Should any of such parts of its products be found to be infringing, then indemnification should lawfully be sought from the Company's outside supplier of such parts and not Chyron. The Company has denied Turner's request. Based on the Company's current knowledge, it believes that the amount of reasonably possible loss or range of loss is not reasonably estimable. Moreover, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond the Company's control. As such, there can be no assurance that the final outcome will not have a material adverse effect upon the Company's financial condition and results of operations.

The Company is not a party to any other legal proceedings that it believes will have a material impact on its business, financial condition, results of operations or liquidity.

14.          SEGMENT AND GEOGRAPHIC INFORMATION

The Company operates and evaluates its business as one reporting unit. Substantially all long-lived assets are located in the United States.

Revenues by geography are based on the country in which the end user customer resides and are detailed as follows (in thousands):

	2012	2011
Revenues from external customers:
North America	$21,218	$24,273
Europe, Middle East and Africa (EMEA)	4,254	4,256
Latin America	2,538	2,006
Asia	2,212	1,052
	$30,222	$31,587

Annex C

CONSOLIDATED FINANCIAL STATEMENTS OF HEGO

INDEX

Consolidated Financial Statements for December 31, 2012, 2011 and 2010

Report of Independent Registered Public Accounting Firm	C-2

Consolidated Income Statements for the years ended December 31, 2012, 2011 and 2010	C-3

Consolidated Balance Sheets – Assets at December 31, 2012, 2011 and 2010	C-4

Consolidated Balance Sheets – Equity and Liabilities at December 31, 2012, 2011 and 2010	C-5

Pledged Assets and Contingent Liabilities	C-5

Consolidated Cash Flow Statements	C-6

Accounting Principles and Notes to the Accounts	C-7

Notes to Consolidated Financial Statements	C-10

Independent auditors’ report

The Board of Directors and Stockholders
Hego AB

We have audited the accompanying consolidated balance sheets of Hego AB and subsidiaries as of December 31, 2012, 2011 and 2010, and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 2012. These consolidated financial statements are the responsibility of the Hego AB’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hego AB and subsidiaries as of December 31, 2012, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with generally accepted accounting principles in Sweden.

Accounting principles generally accepted in Sweden vary in certain significant respects from generally accepted accounting principles in the United States of America. Information relating to the nature and effect of such differences is presented in note 14 to the consolidated financial statements.

Stockholm February 28, 2013

KPMG AB

/s/ Duane J. Swanson

Duane J. Swanson

Consolidated statement of income

Amount in SEK 000s	Note	01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010

Operating income
Net sales	1	100,295	70,388	66,050
Other operating income		3,316	21	562
		103,611	70,409	66,612
Operating expenses Production costs and supplies		(24,340)	(20,632)	(18,970)
Other external costs	2	(16,708)	(21,092)	(12,540)
Personnel costs	3	(48,225)	(31,214)	(26,371)
Depreciation and amortization of tangible and intangible fixed assets	5,6,7,8	(3,221)	(2,378)	(2,173)
Other costs		(320)	-	-
Operating profit (loss)		10,797	(4,907)	6,558
Profit (loss) from financial items
Share of income (loss) from associated companies	9	-	(6,436)	(4,880)
Profit (loss) from non-current receivables		-	(250)	-
Interest income and foreign exchange gains		253	242	700
Interest expense and foreign exchange loss		(2,290)	(1,955)	(1,034)
Profit (loss) before income taxes and minority interests		8,760	(13,306)	1,344
Income taxes	4	(919)	950	(1,462)
Minority share of profit for the year		(113)	(29)	(619)
Net profit (loss) for the year		7,728	(12,385)	(737)

The accompanying notes are an integral part of these financial statements.

Consolidated balance sheet - Assets

Amount in SEK 000s	Note	31/12/2012	31/12/2011	31/12/2010

ASSETS

Non-current assets

Intangible fixed assets
Capitalized software development cost	5	287	338	406
Goodwill	6	2,483	2,952	440
		2,770	3,290	846
Tangible fixed assets
Leasehold improvements	8	-	66	133
Equipment, tools, fixtures and fittings	7	7,166	3,784	3,595
		7,166	3,850	3,728
Financial non-current assets
Investment in associated companies	9	-	-	-
Deferred tax assets		109	204	104
Other long-term receivables	10	348	431	710
Other long-term investments		7	8	8
		464	643	822
Total non-current assets		10,400	7,783	5,396

Current assets
Supplies		5	76	9
		5	76	9
Current receivables
Accounts receivable		11,132	9,868	12,000
Receivables from associated companies		-	-	4,950
VAT and other receivables		1,376	1,201	370
Prepaid expenses and accrued income	11	6,694	2,678	2,181
		19,202	13,747	19,501
Cash and bank		5,148	5,216	8,299

Total current assets		24,355	19,039	27,809

TOTAL ASSETS		34,755	26,822	33,205

The accompanying notes are an integral part of these financial statements.

Consolidated balance sheet – Equity and Liabilities

Amount in SEK 000s	Note	31/12/2012	31/12/2011	31/12/2010

Equity and liabilities

Equity	12

Share capital		154	154	122
New share issue being registered		-	-	4,975
Restricted reserves		185	20	4,208
Non-restricted reserves		(117)	12,565	3,071
Net profit (loss) for the year		7,728	(12,385)	(737)
Total equity		7,950	354	11,639

Minority shares		1,419	907	2,588

Provisions
Provisions for deferred taxes		58	-	1,494
		58	-	1,494
Long-term liabilities
Liabilities to credit institutions	13	949	1,823	1,060
		949	1,823	1,060

Current liabilities
Liabilities to credit institutions	13	3,738	2,663	1,891
Accounts payable		6,631	6,402	4,486
Loans from shareholders		4,458	4,371	2,615
Taxes payable		595	1,317	544
Other current liabilities		3,206	1,410	1,856
Accrued expenses and deferred income	12	5,751	7,575	5,032
		24,379	23,738	16,424

TOTAL EQUITY AND LIABILITIES		34,755	26,822	33,205

Pledged assets and contingent liabilities

Other pledged assets and collateral
Chattel mortgages	4,000	3,000	2,000
Total	4,000	3,000	2,000

The accompanying notes are an integral part of these financial statements.

Consolidated statement of cash flows

Amount in SEK 000s	31/12/2012	31/12/2011	31/12/2010

Cash flows from operating activities
Profit (loss) after financial items	8,760	(13,306)	1,344
Adjustments for non-cash transactions	2,756	9,205	7,043
	11,516	(4,101)	8,387

Taxes (paid) received	(1,488)	228	(2,086)

Cash flow from operating activities, before changes in working capital	10,028	-3,873	6,301

Cash flow from changes in working capital
Increase(-)/Decrease (+) of supplies	71	67	1
Increase(-)/Decrease (+) of operating receivables	(6,241)	2,158	(8,179)
Increase(-)/Decrease (+) of operating liabilities	692	5,242	770
Cash flow from operating activities	4,550	3,595	(1,107)
Investment activities
Acquisition of intangible fixed assets	(473)	(221)	(309)
Acquisition of tangible fixed assets	(5,615)	(647)	(2,199)
Acquisition of non-current assets	-	(2,518)	(4,880)
Acquisition of business, net of cash acquired	-	(3,010)	(360)
Investments in other non-current assets	22	(107)	709
Cash flow from investment activities	(6,066)	(6,503)	(7,039)

Financing activities
Proceeds from new share issue	-	-	4,975
Proceeds from stock rights issue and sale of shares to minority shareholders	1,262	-	-
Proceeds from loans issued	186	1,535	1,851
Dividends paid	-	(1,710)	-
Cash flow from financing activities	1,448	(175)	6,826

Net cash flow for the year	(68)	(3,083)	(1,320)

Cash and bank at beginning of year	5,216	8,299	9,619
Cash and bank at end of year	5,148	5,216	8,299

Additional Information
Depreciation, amortization and impairment	3,541	9,205	7,043
Net profit from stock rights issue	(785)	-	-
	2,756	9,205	-

Interest received	253	242	700
Interest paid	(2,290)	(1,955)	(1,034)

Liquid assets
Cash and bank	5,148	4,209	5,611
Short term investments classified as liquid assets	-	1,007	2,688
Cash and bank	5,148	5,216	8,299

The classification above is done on the following basis:
- Small risk of fluctuation in valuation
- Can easily be converted into cash
- A term of maximum three months
The accompanying notes are an integral part of these financial statements.

Accounting principles and notes to the accounts

Amounts in SEK 000s unless stated otherwise

General accounting principles

The same accounting principles as for the previous year have been applied. The annual report has been prepared in accordance with the Annual Accounts Act and the general recommendations of Swedish Accounting Standards Board (“BFNAR”), except for BFNAR 2008:1 Financial statements in small limited liabilities companies (“Swedish GAAP”). If no guideline has been issued by the Swedish Accounting Standards Board, guidance has been taken from the standards issued by the Financial Accounting Standards Council.

Valuation principles, etc.

Assets, allocations and liabilities have been valued at historical cost unless stated otherwise below.

Revenue recognition

Revenue recognition is made in accordance with BFNAR 2003:3 Revenue. The company reports its revenue as the value of consideration received or to be received.

Compensation for services rendered is recognized as they are performed. Revenue not yet invoiced is reported under accrued income. Compensation for product sales are recorded at delivery. License revenue is distributed linearly over the contract period.

Interest, royalties and dividends are recognized when it is probable that the company will have the economic benefits associated with the transaction and that the income can be measured reliably. Interest income is recognized using the interest rate that provides a consistent return for the assets in question. Royalty revenue is accrued in accordance with the relevant agreement. Dividend is recognized when the shareholder's right to receive dividend is deemed secure.

Tax

The Company and Group apply the BFNAR 2001:1 Income tax. Total tax comprises current and deferred tax.

Taxes are reported in the income statement. Current tax is tax which will be paid or received in regard to the current year. This also includes the adjustment of current tax attributable to previous periods.

Deferred tax is calculated in accordance with the balance sheet method based on temporary differences between reported and fiscal values on assets and liabilities with the exception of tax losses which are not valued. The amount is calculated based on how the temporary differences are expected to be settled and with application of those tax rates and tax regulations that have been determined or instructed as of the balance sheet date. Temporary differences are not taken into consideration in consolidated goodwill and neither are differences attributable to investments in subsidiaries and associated companies that are not expected to be reverse in the foreseeable future.

Intangible assets

Capitalized software development costs
In the balance sheet the development costs for software in some subsidiaries are recorded as actual cost less amortization and impairment. All other costs are recorded in the income statement.

Tangible assets

Tangible fixed assets are reported as assets in the balance sheet when, based on available information, it is likely that the future financial benefits that are associated with the holdings will be realised by the group/company and when the acquisition value for the asset can be calculated in a reliable way.

Depreciation of tangible and amortization of intangible fixed assets

Depreciation is based on the historical cost less any calculated residual value. Depreciation is calculated on a straight-line basis over the assets useful life.

The following useful lives are used:

Tangible fixed assets:
- Leasehold improvements	20%
- Equipment	20%
- Goodwill	20%

Impairment

At each reporting period it is analysed whether there is any indication of impairment of the assets. If so is the case the estimated recoverable amount is calculated which is the higher of net realizable value and value in use. Value in use is calculated based on the estimated future cash flows the asset is expected to generate. If the book value of the asset exceeds the recoverable amount of the asset it is reduced down to the last value.

Leasing - lessee

The Swedish Accounting Standards Board's general recommendation, BFNAR 2000:4, is applied and all leasing agreements are reported as operating leases.

Receivables

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are stated net of an allowance for doubtful accounts. The allowance for doubtful accounts is based on an individual assessment of the receivable considering factors such as the age of the amounts due, historical experience of collection and other factors which may affect the customers’ ability to pay.

Accounts payable

Accounts payable are short-term and are valued at nominal value.

Receivables and liabilities in foreign currency

Receivables and liabilities in foreign currencies have been translated to exchange rates prevailing on the balance sheet day in accordance with the Swedish Financial Accounting Standards Council's recommendation no. 8. Exchange rate differences on operating receivables and liabilities are included in the operating profit/loss, while differences in financial receivables and liabilities are reported as financial items.

For those cases when receivables or payables in foreign currency have been hedged, the receivables or payables have been translated using the rate in the hedging instrument. The group has no outstanding derivatives as of the balance sheet dates.

Foreign currency

The Swedish krona is the functional currency of Hego AB and also the presentation currency of the consolidated accounts. The assets and liabilities of foreign subsidiaries are translated to Swedish kronor at the exchange rates prevailing on the balance sheet date. The income and expenses are translated at average exchange rates which approximate the exchange rate for the respective transaction. The differences arising on the translation of the financial statements of a foreign subsidiary are recognized directly in equity.

Cash and cash equivalents

Cash and cash equivalents include cash, immediately available bank balances and other money market instruments with maturities of three months or less. These items are generally valued at amortized cost.

Provisions

A provision is recognized in the balance sheet when the company has a legal or constructive obligation as a result of a past event and it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made.

Consolidated accounting

The consolidated accounts have been prepared in accordance with the Swedish Accounting Standards Board’s recommendation RR1:00.

Basis of consolidation

Subsidiaries are companies in which the parent company directly or indirectly holds more than 50% of the voting rights, or in another way has a deciding influence over the operation and finances of the company.

Subsidiaries are normally reported in accordance with the acquisition method. The acquisition method means that an acquisition of a subsidiary is considered to be a transaction whereby the parent company indirectly acquires the subsidiary’s assets and takes over its liabilities. From the date of the acquisition, the acquired company’s income and costs, identifiable assets and liabilities as well as possible goodwill or negative goodwill are included in the consolidated accounts.

Goodwill

Group goodwill arises when the acquisition value, for the acquisition of shares in subsidiaries exceeds the fair value of the acquired company's identifiable net assets. Goodwill is reported at the acquisition value with deductions for accumulated amortization and possible impairment.

Notes

Note 1 Net sales per operating branch and geographic market

	01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010
Net sales per country

Sweden	58,468	39,937	34,073
Finland	22,379	18,078	16,555
Norway	3,457	2,705	5,087
Czech Republic	7,442	7,679	8,098
Slovakia	1,230	1,238	2,117
Denmark	35	276	120
Great Britain	823	496	-
USA	6,461	-	-
	100,295	70,409	66,050

Revenue by type
Services	65,440	46,627	41,832
Products	25,241	13,875	15,055
Licenses	4,894	3,909	3,326
Others	4,720	5,998	5,837
	100,295	70,409	66,050

Note 2 Operating leases
	01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010
Assets that are used via operating leasing agreements
Leasing costs excluding rent for premises	1,216	757	556
Future leasing fees < 5 years excl. rent for premises	4,637	-	-

There are no future lease payments under non-cancellable leases exceeding 5 years.

Note 3 Employees and personnel costs
	01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010
Average number of employees
Men	84	54	47
Women	14	10	10
	98	64	57

Salaries, other remuneration and social costs
Board and Managing Director	6,411	3,894	4,836
Other employees	28,671	16,704	14,995
Total	35,082	20,598	19,831
Social fees	10,321	6,509	4,908
(of which pension costs)	2,887	1,498	1,370

Of the groups pension costs 449’ (2011: 320’, 2010: 422’) is attributable to corporate management. The group's outstanding pension obligations to these total SEK 0 (2011: 0, 2010: 0).

Note 4 Income taxes

	01/01/2012- 31/12/2012	01/01/2011- 31/12/2011	01/01/2010- 31/12/2010
Current tax charge	(766)	(545)	1,275
Deferred tax (charge) credit	(153)	1,495	187
	(919)	950	1,462

Tax losses of 5,553, 19 and 0 were utilized in 2012, 2011 and 2010 respectively and were primarily related to tax losses in Sweden and the UK. The group does not record deferred taxes benefits on tax losses. Unused tax losses amounted to 551, 5,866 and 0 as of December 31st 2012, 2011 and 2010 respectively.

Reconciliation of effective tax rate
	2012		2011		2010
Profit (Loss) before taxes		8,760		(13,306)			1,344
Income tax using the corporate tax rate for the Parent company	26.3%	(2,304)	26.3%	3,499	26.3%		(353)
Non-deductible expenses	0.2%	(20)	(4.8%)	(639)	97.8%		(1,314)
Standard interest on tax allocation reserves	-	-	(0.2%)	(31)	2.2%		(30)
International taxes and rate differentials	-	-	(0.3%)	(36)	-		-
Effect of increase in valuation allowance for deferred tax assets	-	-	(11.0%)	(1,463)	-		-
Tax loss carry forwards not recognized as deferred tax asset	(15.1%)	1,323	-	-	-		-
Effect due to change in tax rate/ and tax regulations	(0.1%)	9	-	-	-		-
Other	(0.8%)	73	(1.5%)	(381)	(17.5	) %	236
Reported tax expense	10.5%	(919)	3,9%	950	108.8%		(1,462)

Note 5 Capitalized software
	2012	2011	2010
Accumulated acquisition value:
At beginning of year	1,727	1,508	1,197
New acquisitions	129	221	309
Translation differences for the year	21
	1,877	1,727	1,506
Accumulated amortization according to plan
At beginning of year	(1,389)	(1,100)	(835)
Amortization	(196)	(269)	(267)
Translation differences for the year	5	(20)	2
	(1,590)	(1,389)	(1,100)
Net value at year-end	287	338	406

Note 6 Goodwill
	2012	2011	2010
Accumulated acquisition value:
At beginning of year	5,778	2,770	2,770
New acquisitions	344	3,008	-
Divestment / closure of business	(5)	-	-
	6,117	5,778	2,770

Accumulated amortization
At beginning of year	(2,826)	(2,330)	(2,081)
Amortisation	(808)	(496)	(249)
	(3,634)	(2,826)	(2,330)
Net value at year-end	2,483	2,952	440

In 2011, the Group acquired 100% of the business in Sportsground AB of which 49% were sold in 2012. The Group also acquired the remaining 35.6% of the shares in AKI Sports s.r.o, Czech in 2011 after which they were wholly owned. Goodwill acquired in 2012 relates to an acquisition made in Finland.

Note 7 Equipment, tools, fixtures and fittings
	2012	2011	2010

Accumulated acquisition value:
At beginning of year	14,770	13,047	10,787
New acquisitions	5,615	1,723	2,376
Translation differences for the year	(61)	21	(471)
	20,385	14,770	13,047

Accumulated depreciation according to plan
At beginning of year	(11,007)	(9,458)	(8,087)
Depreciation	(2,134)	(1,538)	(1,581)
Translation differences for the year	(17)	(11)	(210)
	(13,158)	(11,007)	(9,458)
Net value at year-end	7,166	3,784	3,594

Note 8 Leasehold improvements
	2012	2011	2010
Accumulated acquisition value:
At beginning of year	332	331	331
Translation differences for the year	(2)	1	-
	330	332	331

Accumulated depreciation
At beginning of year	(265)	(198)	(132)
Depreciation	(65)	(67)	(66)
	(330)	(265)	(198)
Net value at year-end	-	66	133

Note 9 Investment in associated companies
	2012	2011	2010
Accumulated acquisition value:
At beginning of year	-	-	6,335
Acquisitions	-	2,518	4,614
Impairment	-	(2,518)	(4,614)
Translation differences for the year	-	-	-

Net value at year-end	-	-	-

The group has accounted for investments in associated companies based on the equity method. The charge to earnings in 2011 also included a receivable totalling 4,950.

Note 10 Other long-term receivables
	2012	2011	2010
Accumulated acquisition value:
At beginning of year	431	710	795
Additional receivables	315	12	19
Payments received	(236)	(5)	(82)
Reclassifications to current receivables	(162)	(286)	-
Exchange rate differences for the year	-	-	(22)

Net value at year-end	348	431	710

Note 11 Prepaid and accrued income / accrued expenses and deferred income
	31/12/2012	31/12/2011	31/12/2010
Prepaid expenses and accrued income
Prepaid expenses	2,127	1,395	1,063
Accrued income	4,567	1,283	746
Other items	-	-	372
	6,694	2,678	2,181

Accrued expenses and deferred income
Accrued salary costs	2,361	1,669	1,044
Prepaid income - agreement	1,206	1,132	865
Other items	1,995	4,774	3,123
	5,562	7,575	-9,458

Note 12 Equity
	Share equity	Restricted reserves	Non-restricted reserves	Total

Equity 2009-12-31	122	4,667	2,819	7,608
New share issue	-	4,975	-	4,975
Foreign currency translation adj.	-	-	(208)	(208)
Reclassification between restricted and non-restricted equity	-	(459)	459	-
Profit/loss for the year	-	-	(737)	(737)
Equity 2010-12-31	122	9,183	2,333	11,638

Equity 2010-12-31	122	9,183	2,333	11,638
New share issue	32	2,988	-	3,020
Dividends	-	-	(1,900)	(1,900)
Foreign currency translation adj.	-	-	(20)	-20
Reclassification between restricted and non-restricted equity	-	(12,151)	12,151	-
Profit/loss for the year	-	-	(12,385)	(12,385)
Equity 2011-12-31	154	20	180	354

Equity 2011-12-31	154	20	180	354
Dividends	-	-
Foreign currency translation adj.	-	-	(132)	(132)
Reclassification between restricted and non-restricted equity	-	165	(165)
Profit/loss for the year	-	-	7,728	7,728
Equity 2012-12-31	154	185	7,611	7,950

As of December 31, 2012 there were 1,539 shares issued and outstanding with a quotient of 100 SEK.

Note 13 Interest bearing borrowings

Short term	31/12/2012	31/12/2011	31/12/2010

Granted credit limit	(3,645)	(3,000)	(2,000)
Non-utilised portion	1,076	337	109
Utilised credit amount	(2,569)	(2,663)	(1,891)
Other bank loans	(1,169)	(-)	(-)
	(3,738)	(-)	(-)

Long term	31/12/2012	31/12/2011	31/12/2010

Amounts expected to paid after more than 12 months	949	1,823	1,060
Amounts expected to paid after more than 5 years	-	-	-
	949	1,823	1,060

Note 14 US GAAP Information

The accompanying consolidated financial statements have been prepared in accordance with Swedish GAAP which differs in certain significant respects from generally accepted accounting principles in the United States of America (US GAAP).

Those differences which have a significant effect on net income and shareholders’ equity are as follows:

a)	Business combinations and goodwill
In accounting for business combinations under Swedish GAAP, all of the value of consideration transferred in excess of the fair value of the assets and liabilities acquired have been classified as goodwill and is amortized over 5 years.

In accordance with US GAAP, the identifiable assets and liabilities acquired are measured at their fair values at the acquisition date including intangible assets other than goodwill such as software and customer relations. Goodwill is measured as a residual value and recognized as an asset. Goodwill and other intangible assets with an indefinite useful life are not amortized, but instead are subject to impairment testing at least annually.

Software and customer relations have been amortized under US GAAP based on a useful life of five years.

The increase in ownership of a subsidiary in 2011 was accounted for by increasing goodwill under Swedish GAAP. Under US GAAP, it would be accounted for as an equity transaction with an adjustment to the carrying amount of the non-controlling interest to reflect the change in ownership of the subsidiary. The difference in the fair value of the consideration paid and the change in the carrying amount of the non-controlling interests is recognized in equity attributable to the parent rather than as an increase in goodwill.

b)	Changes in ownership interest in subsidiaries
Changes in the ownership of two subsidiaries in 2012 through a rights issue and sale of shares to unrelated parties creating non-controlling interests have been accounted for in current earnings as other income under Swedish GAAP. Under US GAAP, it would be accounted for as an equity transaction with an adjustment to the carrying amount of the no controlling interest to reflect the change in ownership of the subsidiary. The difference in the fair value of the consideration received and the change in the carrying amount of the non-controlling interests is recognized in equity. No adjustment to equity is required for US GAAP.

c)	Capitalized software development costs
Under Swedish GAAP, certain costs incurred for software development in a subsidiary have been capitalized and are amortized over a useful life of five years. These costs are for software in the post implementation/operation stage. Under US GAAP, costs incurred for internal use-software that is acquired, internally developed or modified solely to meet the entity’s internal needs are capitalized depending on the stage of development.

Costs incurred during the post-implementation/operation stage are expensed as incurred.

d)	Income taxes
Under Swedish GAAP, deferred taxes are calculated based on certain temporary differences but not on unused tax loss carry forward. Under US GAAP, deferred tax is recognized for the estimated future tax effects of temporary differences and unused tax losses carried forward.

Additionally all deferred tax assets are recognized and a valuation allowance is recognized to the extent that it is more likely than not that the deferred tax assets will not be usable.

Note 14 Continued

e)	Leases
Under Swedish GAAP, all leases have been accounted for as operating leases with lease payments being recognized in current earnings as they fall due.

Under US GAAP, a lease is classified as a capital (finance) lease or an operating lease. The classification depends on whether substantially all of the risks and rewards incidental to ownership of the leased asset have been transferred from the lessor to the lessee. At the commencement of a capital lease, the leased asset and leased liability are recognized. The asset under a capital lease is depreciated in accordance with the depreciation policy used for comparable owned assets. The lease liability is amortized over the period of the lease by allocating lease payments to principle and interest.

f)	Accounting for associated companies

Under Swedish GAAP, the equity method of accounting is used for the investment in an associated company and the proportionate share of losses are recorded as a reduction in the investment in the associated company but not loans or other receivables.

Under US GAAP, the investors proportionate share of losses would also be recorded as a reduction in loans and other advances after the capital stock investment has been reduced to zero.

The following is a summary of the significant adjustments to net income (loss) and shareholders’ equity that would be required if US GAAP were to be applied instead of Swedish GAAP:

	For the years ended December 31
	2012	2011	2010
Net income (loss) under Swedish GAAP	7,728	(12,385)	(737)
Business combinations and goodwill (a)	683	268	146
Changes in ownership interest in subsidiaries (b)	(785)	-	-
Software development costs (c)	51	68	(44)
Leases (e)	225	(21)	66
Accounting for associated companies (f)	-	(560)	1,470
Income taxes (d)	(1,323)	1,463	12
Tax effect of US GAAP adjustments	(68)	(7)	(9)
Net income (loss) under US GAAP	6,510	(11,175)	904

Note 14 Continued

	2012	2011	2010

Shareholders’ equity under Swedish GAAP	7,950	354	11,639
Business combinations and goodwill (a)	36	(650)	839
Development costs (c)	(287)	(338)	(406)
Income taxes (d)	152	1,475	12
Leases (e)	270	45	66
Accounting for associated companies (f)	-	-	560
Tax effect of US GAAP adjustments	(16)	53	60
Shareholders’ equity under US GAAP	8,106	938	12,769

US GAAP requires that other comprehensive income is disclosed separately in the financial statements which are not required under Swedish GAAP. The following table presents other comprehensive income separately based on Swedish GAAP. In Swedish GAAP, the amounts are included in non-restricted reserves.

Other comprehensive income
Opening balance January 1, 2010	(128)
Foreign currency translation adjustment 2010	(208)
Closing balance December 31, 2010	(336)
Foreign currency translation adjustment 2011	(20)
Closing balance December 31, 2011	(356)
Foreign currency translation adjustment 2012	(132)
Closing balance December 31, 2012	(488)

Note 14 Continued

Financial statement presentation in accordance with US GAAP
The accompanying consolidated financial statements are presented in accordance with Swedish GAAP which differs in certain respects as to the presentation which would be commonly applied by entities reporting in accordance with US GAAP.
The consolidated financial statements of Hego AB are presented in Swedish kronor (“SEK”). In preparing the translation of the Swedish kronor to the U.S. dollar as the reporting currency, the assets and liabilities have been translated from Swedish kronor to U.S. dollar (USD) at the exchange rate prevailing on December 31, 2012. The income and expenses are translated at average exchange rates which approximates the exchange rate for the respective transaction. The exchange differences arising on the translation are recognized directly in equity. The translation to USD in the tables below has been performed using the Swedish Central Bank’s exchange rates. The exchange rates used were 6.5156 SEK/USD for December 31, 2012, and the average rate for 2012 was 6.7754 SEK/USD.

The following table present the assets, liabilities and shareholders’ equity as reclassified and presented under a typical US GAAP format. In addition to the revised presentation, the significant US GAAP adjustments noted above have been included to illustrate the balance sheet as it would be presented under US GAAP.

Balance sheet
	Swedish kronor			US dollar
As of December 31, 2012	Revised presentation based on Swedish GAAP	US GAAP Adjustments	Balance sheet in accordance with US GAAP	Balance sheet in accordance with US GAAP

Assets
Cash and cash equivalents	5,148	-	5,148	790
Accounts receivable, net	11,132	-	11,132	1,709
Inventories, net	5	-	5	1
Other receivables	1,376	-	1,376	211
Prepaid expenses and other current assets	6,694	-	6,694	1,027
Total current assets	24,355	-	24,355	3,738

Property and equipment, net	7,166	-	7,166	1,100
Assets held under capital lease	-	4,019	4,019	617
Intangible assets, net	287	(287)	-	-
Goodwill	2,483	36	2,519	387
Deferred taxes	109	136	245	36
Other assets	355	-	355	54
Total non-current assets	10,400	3,904	14,304	2,195
TOTAL ASSETS	34,755	3,904	38,659	5,932

Liabilities and Shareholders’ equity
Accounts payable	6,631	-	6,631	1,018
Deferred revenue and accrued expenses	5,751	-	5,751	883
Due to associated companies	4,458	-	4,458	684
Taxes payable	595	-	595	91
Current portion of bank loan	3,738	-	3,738	572
Current portion of capital lease obligations	-	1,377	1,377	211
Other current liabilities	3,206	-	3,206	492
Total current liabilities	24,379	1,377	25,756	3,951

Note 14 Continued

Deferred taxes	58	-	58	9
Noncurrent bank loans	949	-	949	145
Non-current portion of capital lease obligations	-	2,372	2,372	364
Total liabilities	25,386	3,749	29,135	4,469

Share capital	154	-	154	24
Other paid in capital	8,931	-	8,931	1,371
Other comprehensive income	(488)		(488)	(74)
Retained earnings	(647)	155	(492)	(77)
Non-controlling interest	1,419	-	1,419	218
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	34,755	3,904	38,659	5,932

Note 14 Continued

The primary difference in the presentation under US GAAP of the income statements relates to the classification of expenses by function rather than nature which have been adopted for Swedish GAAP.

The following table presents the income and expenses as reclassified and presented under a typical US GAAP format. In addition to the revised presentation, the significant US GAAP adjustments noted above have been included to illustrate the income statement as it would be presented under US GAAP.

Income statement
	Swedish kronor			US dollar
For the year ended December 31, 2012	Revised presentation based on Swedish GAAP	US GAAP Adjustments	Income statement in accordance with US GAAP	Income statement in accordance with US GAAP

- Total revenues	100,295	-	100,295	14,802
- Cost of sales	(48,991)	-	(48,991)	(7,231)
Gross profit	51,304	-	51,304	7,572
Operating expenses
- Selling, general and administrative	(21,227)	1,140	(20,087)	(2,965)
- Research and development	(22,596)	51	(22,545)	(3,327)
Total operating expenses	(43,823)	1,191	(42,632)	(6,292)
Operating income (loss)	7,481	1,191	8,672	1,279
- Other income	3,316	(785)	2,531	373
- Interest income	253	-	253	37
- Interest expense	(2,290)	(232)	(2,522)	(372)
Income (loss) before taxes	8,760	174	8,934	1,319

- Income tax benefit (expense), net	(919)	(1,391)	(2,310)	(341)
- Minority share of profit for the year	(113)	-	(113)	(17)
Net income (loss)	7,728	(1,217)	6,510	960

The following table presents the cash flows as reclassified and presented under a typical US GAAP format.

In addition the revised presentation, the significant US GAAP adjustments noted above have been included to illustrate the cash flows as they would be presented under US GAAP.

Note 14 Continued

Consolidated statement of cash flows

	Swedish kronor			US dollar
2012	Revised presentation based on Swedish GAAP	US GAAP Adjustments	Cash flow in accordance with US GAAP	Cash flow in accordance with US GAAP in USD

CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss)	7,728	(1,217)	6,510	960
Non-controlling interest share	113	-	113	17
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
- Depreciation and amortization	2,756	963	3,719	549
- Deferred income tax expense	153	1,391	1,544	228
Changes in operating assets and liabilities:
- Accounts receivable	(1,264)	-	(1,264)	(187)
- Inventories	71	-	71	10
- VAT and other receivables	(175)	-	(175)	(26)
- Prepaid expenses and other assets	(4,016)	-	(4,016)	(593)
- Accounts payable and accrued expenses	(1,858)	-	(1,858)	(274)
- Deferred revenue and accrued expense	74	-	74	11
- Other liabilities	968	-	968	145
Net cash (used in) provided by operating activities	4,550		5,686	840

CASH FLOWS FROM INVESTING ACTIVITIES
Payments on capital lease obligations	-	(1,137)	(1,137)	(168)
Acquisition of property and equipment	(6,088)	-	(6,088)	(896)
Investments in other non-current assets	22	-	22	3
Net cash used in investing activities	(6,066)	(1,137)	(7,203)	(1,061)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans issued	186	-	186	27
Proceeds from stocks rights issues to non-
controlling shareholders	1,262	-	1,262	186
Net cash used in financing activities	1,448	-	1,448	213

Change in cash and cash equivalents	(68)	-	(68)	(10)
Cash and cash equivalents at beginning of year	5,216	-	5,216	770
Exchange rate effect in cash				30
Cash and cash equivalents at end of year	5,148	-	5,148	760

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	2,290	232	2,522	372
Taxes paid	1,488	-	1,488	220

Annex D
March 9, 2013

STRICTLY CONFIDENTIAL

Board of Directors
Chyron Corporation
5 Hub Drive
Melville, NY  11747

Madam and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Chyron Corporation (“Chyron”) and its shareholders of the Consideration (as defined below) to be paid by Chyron pursuant to the Stock Purchase Agreement, dated as of March 9, 2013 (the “Agreement”), by and among Chyron, Chyron Holdings, Inc., Chyron Aktiebolag (“Chyron AB”), Hego Aktiebolag (“Hego”), Hego’s shareholders and Hego’s shareholders’ representative.  The transaction contemplated by the Agreement, pursuant to which Chyron will acquire indirectly all of the issued and outstanding capital stock of Hego, is referred to herein as the “Transaction.”

The Agreement provides for, among other things, Chyron AB’s acquisition of 100% of the shares outstanding of Hego in exchange for a number of shares of Chyron’s common stock, par value $0.01 per share, which will represent 40.0% of the sum of (i) Chyron’s issued and outstanding common stock as of the date that is ten (10) calendar days prior to the closing of the Transaction, (ii) any options or warrants to purchase Chyron’s common stock that have an exercise price less than or equal to $1.25 per share, and (iii) the contemplated shares to be issued at the closing of the Transaction (together, (i), (ii) and (iii) are referred to as the “Outstanding Closing Shares”), plus a $1,000 cash payment.  In addition, upon achieving certain revenue targets, Hego’s shareholders are entitled to receive additional consideration in the form of Chyron’s common stock (the “Earn-Out Shares”), such that the aggregate amount of Chyron’s common stock issued in the Transaction will equal 50.0% of the sum of the Outstanding Closing Shares and the Earn-Out Shares (the “Consideration”).

Morpheus Capital Advisors LLC and its affiliates (collectively, “MCA”, “we” or “us”), as part of our investment banking business, may engage in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. MCA may also engage in private equity activities and other financial services, and in the ordinary course of these activities, MCA may from time to time acquire, hold or sell, for their own accounts and for the accounts of their customers, equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of Chyron, Hego and any of their respective affiliates and the other matters contemplated by the Agreement. In addition, MCA and certain of its employees, including members of the team performing services in connection with the Transaction, as well as certain private equity funds associated or affiliated with MCA in which they may have financial interests, may from time to time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including Chyron, Hego, other prospective purchasers and their respective affiliates.

MCA will receive a fee upon delivery of this opinion, which is not contingent upon the consummation of the Transaction, and Chyron has agreed to reimburse MCA’s expenses and indemnify MCA against certain liabilities arising out of our engagement. MCA has not acted as financial advisor to Chyron in connection with the Transaction (except for the rendering of this opinion), has not participated in either the negotiating or structuring of the Transaction and will not receive an additional fee for financial advisory services upon the consummation of the Transaction. MCA has not been authorized to solicit and has not solicited indications of interest from any third party with respect to any other possible transaction involving Chyron.

Our opinion does not address Chyron’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available with respect to Chyron and does not constitute a recommendation to any stockholder of Chyron as to how such stockholder should vote or act with respect to the Transaction or any other matter. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, other than the fairness from a financial point of view, as of the date hereof, of the Consideration specified in the Agreement. We are not expressing any opinion as to the price at which the shares of Chyron Common Stock will trade at any time. We do not express any view on, and our opinion does not address the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of Chyron or Hego, other than expressly set forth herein, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Chyron or Hego, or any class of such persons, in connection with the Transaction, whether relative to the Consideration specified in the Agreement or otherwise.

We are not tax, legal, regulatory or accounting experts and have assumed and relied upon, without independent verification, the assessments of Chyron and its other advisors with respect to tax, legal, regulatory and accounting matters. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms and that the parties to the Agreement will comply with all the material terms of the Agreement. We also have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on Chyron, Hego or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to Chyron and Hego; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Chyron furnished by the management of Chyron, consisting of financial forecasts; (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Hego furnished by the management of Chyron, consisting of financial forecasts ; (iv) reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the Transaction (the “Expected Synergies”) furnished by the management of Chyron; (v) conducted discussions with members of the senior managements and representatives of Chyron and Hego concerning the information described in clauses (i) - (iv) of this paragraph, as well as the businesses and prospects of Chyron and Hego generally; (vi) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vii) reviewed the financial terms of certain other transactions that we deemed relevant; (viii) reviewed a draft, dated March 5, 2013, of the Agreement; and (ix) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by or for us, or publicly available. In connection with our review, we have not assumed any responsibility for independent verification of any of the information supplied to, discussed with or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. Our opinion does not address any legal, regulatory, tax or accounting matters. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Chyron or Hego, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and other information relating to Chyron and Hego, Expected Synergies and other pro forma financial effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Chyron, as to the future performance of Chyron and Hego, respectively, the Expected Synergies (including the amount, timing and achievability thereof) and such other pro forma financial effects. We also have assumed, at your direction, that the future financial results (including Expected Synergies) reflected in such forecasts and other information will be achieved at the times and in the amounts projected. In addition, at your direction, we have relied on the assessments of the managements of Chyron and Hego as to Chyron’s ability to retain key employees and to integrate the businesses of Chyron and Hego.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no obligation to update, revise or reaffirm our opinion and expressly disclaim any responsibility to do so based on circumstances, developments or events occurring after the date hereof. This opinion has been reviewed and approved by our fairness opinion committee.

This opinion is for the use and benefit of the Board of Directors of Chyron (in its capacity as such) in its evaluation of the Transaction and may not be disclosed without our prior written consent, which consent is hereby given to the inclusion of this opinion in the Proxy Statement to be filed by Chyron with the Securities and Exchange Commission in connection with the Transaction (the “Proxy Statement”). Additionally, other than the text of this opinion, any language in the Proxy Statement describing our opinion, us or any analysis prepared by us needs to be approved by us.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid in the Transaction by Chyron pursuant to the Agreement is fair from a financial point of view to Chyron and its shareholders.

Very truly yours,

/s/ Mitchell I. Gordon

Mitchell I. Gordon
President
Morpheus Capital Advisors LLC

Annex E

TRANSACTION SUPPORT and LOCK-UP AGREEMENT

THIS TRANSACTION SUPPORT AND LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of March 8, 2013, by and among Chyron Corporation, a New York corporation (“Chyron”), the undersigned officer, director or stockholder (“Stockholder”) of Chyron, Hego Aktiebolag (corp. reg. no. 556074-9730), a Swedish company (“Hego”), and the Sellers (as defined below) of the shares in Hego to Chyron.

RECITALS

A.           Concurrently with the execution and delivery hereof, Chyron, Chyron Holdings, Inc., a Delaware corporation, Chyron Aktiebolag, a Swedish company (“Chyron AB”), Hego, the Sellers (as defined in the Purchase Agreement (as defined below)) and the Sellers’ Representative (as defined in the Purchase Agreement) are entering into a Stock Purchase Agreement of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Purchase Agreement”), which provides for the sale (the “Stock Sale”) by the Sellers of all of their shares of the capital stock of Hego to Chyron AB, in consideration for Chyron AB transferring that certain amount of Chyron Common Stock (as defined in the Purchase Agreement) and $1,000 in cash as set forth in the Purchase Agreement to the Sellers, in accordance with its terms.

B.           Stockholder is the owner of such number of shares of each class of capital stock of Chyron as well as of other securities in Chyron as are indicated on the signature page of this Agreement.

C.           As a condition and inducement to the willingness of the Sellers to enter into the Purchase Agreement, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.             Certain Definitions.

(a)           Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Shares” means (i) all shares of capital stock of Chyron or any other securities in Chyron owned, beneficially or of record, by Stockholder as of the date hereof, (ii) all additional shares of capital stock of Chyron or any other securities in Chyron acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring upon the termination of this Agreement in accordance with Section 6 (the “Term”).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2.            Transfer and Voting Restrictions.

(a)           At all times, until the date that is the later of (1) fifteen (15) months following the Closing Date and (2) the date on which the Registration Statement is declared effective:

i.
Stockholder shall not, except as permitted by the immediately following sentence, Transfer or suffer a Transfer of any of the Shares.  Notwithstanding the immediately preceding sentence, the Stockholder may transfer Shares for bona fide estate planning purposes to his or her spouse, child (natural or adopted), or any other direct lineal descendant of the Stockholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or to any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, the Stockholder or any such family members; provided that, before any such Transfer permitted by this sentence, the transferee executes and delivers to the Sellers’ Representative  a form of this Agreement providing that such transferee shall be bound by the same terms and conditions with respect to such Shares that the Stockholder is bound by pursuant to this Agreement.

ii.
Any transfer or purported transfer in violation of this Section 2 shall be voidable by Chyron, and Chyron shall not register any transfer of any shares of Chyron Common Stock in violation of this Section 2. Chyron shall instruct its transfer agent to place such stop transfer orders as may be required on the transfer books of Chyron in order to ensure compliance with this Section 2.

iii.
Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder shall not commit any act that could reasonably be expected to restrict or affect, or has the effect of restricting or affecting, Stockholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of his/her/its obligations under this Agreement.  Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity restricting Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the matters set forth in Section 3 hereof.

iv.
If Shares are sold by Stockholder in violation of this provision, the Stockholder shall pay a penalty to Chyron amounting to the purchase price for the Shares or if the Shares were sold below market value, a penalty amounting to the market value of the sold Shares.

(b)           The restrictions set forth in Section 2(a) shall immediately terminate with respect to (i) Roger Ogden, Michael Wheeler, Peter Frey or Susan Clark-Johnson, respectively, if such individual ceases to be employed by Chyron or ceases to be a Director of Chyron and (ii) any Stockholder that is affiliated with such individual.

3.             Agreement to Vote Shares.

(a)           During the Term, at every meeting of the stockholders of Chyron called, and at every adjournment or postponement thereof, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of the approval of the transactions contemplated by the Purchase Agreement (the “Proposed Transaction”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) in favor of an amendment to Chyron’s 2008 Long-Term Incentive Plan to increase the number of shares available for issuance thereunder by an amount that is not less than 15% of Chyron’s Pre-Closing Outstanding Shares.

(b)           During the Term, each Stockholder who is also a Director of Chyron agrees to vote to appoint Johan Apel and one other designee of Hego who qualifies as an independent director under the rules of the Nasdaq Stock Market, Inc. to the Board of Directors of Chyron (“Board”) effective upon the Closing (representing two of nine Board seats immediately following the Closing).

(c)           If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4.             Grant of Irrevocable Proxy and Covenant by Chyron.

(a)           Stockholder hereby irrevocably appoints Chyron and each of its executive officers or other designees (the “Proxyholders”) as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution) solely with respect to the matters set forth in Section 3(a), and grants to the Proxyholders full authority, for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares, in each case in accordance with Section 3(a) hereof and, in the discretion of the Proxyholders with respect to any proposed adjournments or postponements of any meeting of Stockholders at which any of the matters described in Section 3(a) hereof is to be considered. Chyron undertakes towards Hego and the Sellers to use this proxy and power of attorney in the manner set forth in this Section 4 (a).

(b)           Stockholder hereby revokes any proxies heretofore given by Stockholder in respect of the Shares.

(c)           Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement.  Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable, and may under no circumstances be revoked during the Term.  The irrevocable proxy granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of Stockholder.

(d)           Notwithstanding anything to the contrary provided in this Agreement, this proxy shall only be effective if Stockholder fails to appear, or otherwise fails to cause the Shares to be counted as present for purposes of calculating a quorum, at a meeting of the stockholders of Chyron that occurs during the Term and at which any of the matters set forth in Section 3(a) are to be considered, and to vote the Shares in accordance with Section 3(a) at such meeting, and the parties hereto hereby acknowledge that the proxy granted hereby shall not be effective for any other purpose.  The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above, and Stockholder may vote the Shares on all other matters.

(e)           This proxy shall terminate, without the requirement of any further action, upon the termination of this Agreement in accordance with Section 6.

5.             Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Hego and the Sellers as follows:

(a)           (i) Stockholder is the beneficial or record owner of the shares of capital stock of Chyron indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances, other than restrictions on transfer imposed by the securities laws; and (ii) Stockholder does not beneficially own, or have the right to acquire, any securities of Chyron other than the shares of capital stock and rights to purchase shares of capital stock of Chyron set forth on the signature page of this Agreement.

(b)           As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the special meeting of the stockholders of Chyron to be held for the purpose of approving the Proposed Transaction, if it occurs during the Term, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except as otherwise provided in this Agreement, Stockholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity).  Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) that is still in effect as of the date of this Agreement with any person with respect to any of the Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c)           This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.  The execution and delivery of this Agreement and the performance by Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any contract to or by which Stockholder is a party or bound, or any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation to which Stockholder (or any of Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made herein.

(d)           Stockholder understands and acknowledges that the Sellers are entering into the Purchase Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

6.             Termination.  This Agreement shall terminate and be of no further force or effect whatsoever as of the later of (1) fifteen (15) months following the Closing Date and (2) the date on which the Registration Statement is declared effective, or if earlier, on such date and time as the Purchase Agreement shall have been terminated pursuant to its terms; provided, however, that (i) Section 7 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Stockholder from any liability for any material inaccuracy in or breach of any representation, warranty or undertaking contained in this Agreement.

7.             Miscellaneous Provisions.

(a)           Amendments.  No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by Hego, Chyron and Stockholder.

(b)           Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement.  The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c)           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by and among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

(d)           Governing Law.  This Agreement shall be governed by the laws of Sweden, without reference to any conflict of laws principles.  The parties hereto agree that the legal place of any arbitration at the London Court of International Arbitration shall be London, United Kingdom (the “LCIA”), under the Rules of the LCIA for non-domestic arbitration, as the means for resolving any disputes arising in connection with this Agreement, the Stock Sale or any of the other transactions contemplated hereby; provided that any party hereto disagreeing with another party hereto as to any matter related to this Agreement, the Stock Sale or any of the other transactions contemplated hereby shall first notify the other party of such disagreement by written notice, stating the matter or matters in dispute and the notifying party’s basis for disagreement.  The parties in disagreement shall thereafter mutually diligently and in good faith endeavor to resolve the disagreement through discussion; provided that, if they are unable to do so within thirty (30) days after the receipt of such notice, any party to such dispute may then submit the matter or matters in dispute to the LCIA for resolution, by written notice to the other party and the LCIA. Unless the parties in disagreement agree to a single arbitrator, each party in disagreement shall appoint one (1) arbitrator, and one (1) additional arbitrator shall be appointed by LCIA (together, the “Arbitration Panel”). The single arbitrator or the Arbitration Panel shall be authorized to award fees and expenses in accordance with the single arbitrator’s or the Arbitration Panel’s determination as to the relative extent to which the parties respectively prevailed in the arbitration of the matter or matters in dispute and such other factors or considerations as the single arbitrator or the Arbitration Panel may determine relevant, in the single arbitrator’s or the Arbitration Panel’s sole judgment; provided that, if and to the extent that the single arbitrator or the Arbitration Panel declines to award fees and expenses, the parties in disagreement shall bear their respective fees and expenses incurred in connection with such arbitration.  The language to be used in the arbitration proceedings shall be English. The arbitration proceedings and any outcome thereof shall be kept confidential except as Chyron, Hego and the Sellers’ Representative may agree or as any party, after consultation with its outside legal counsel, determines is required by law or legal process. The parties in disagreement shall enter into any engagement letter reasonably required by the LCIA.  A determination by the single arbitrator or the Arbitration Panel as to the resolution of any matter or matters in dispute (including any procedural matter) and any additional determination as to the award of fees and expenses shall be binding and conclusive upon the parties. Notwithstanding the foregoing, any party may seek and, if entitled, obtain from a court of competent jurisdiction, interim relief, such as an injunction or order requiring another party to perform or observe its obligations under this Agreement.

(e)           Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(f)           No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any other person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(g)           Further Assurances.  Stockholder agrees to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Chyron or Hego to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.

(h)           No Ownership Interest.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and this Agreement shall not confer any right, power or authority upon any other person to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

(i)            Adjustments. Additional Shares.  In the event of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Chyron on, of or affecting the Shares, then the terms of this Agreement shall apply to the shares of capital stock or other instruments or documents that the Stockholder owns or has the right to vote immediately following the effectiveness of such event as though they were Shares hereunder.

(j)            Severability.  In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(k)           Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy expressly conferred by this Agreement.  The parties hereto agree that the Shares are unique and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the Sellers, Chyron or Hego in the event that this Agreement is breached. Therefore, the Stockholder agrees that in addition to and not in lieu of any other remedies available to Chyron, Hego or the Sellers at law or in equity, Chyron, Hego or the Sellers may obtain specific performance of this Agreement.

(l)            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed delivered (i) upon receipt if delivered personally, (ii) three (3) business days (or five (5) business days if notice is from a party in one national jurisdiction to a party in another national jurisdiction) after being mailed by airmail, postage prepaid, or (iii) one (1) business day after being sent by commercial overnight courier service, in each case to the intended recipient at the following address (or at such other address for a party as shall be specified by like notice):  (A) if to Hego, Chyron, any Seller or the Sellers’ Representative, to the address provided in the Purchase Agreement, including to the persons designated therein to receive copies; and (B) if to Stockholder, to Stockholder’s address shown below Stockholder’s signature on the last page hereof.  Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

(m)          Counterparts and Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed and delivered by facsimile or “PDF” transmission.

(n)           Indemnification. Chyron agrees to indemnify and hold harmless each Stockholder against any losses, claims, damages or liabilities to which such Stockholder may become subject arising out of or relating to its compliance with the provisions of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

CHYRON:	STOCKHOLDER:

CHYRON CORPORATION

By:	By:
Its:	Its:

Address:

	Telephone:	(	) -
	Facsimile:	(	) -
E-Mail Address:

Shares Beneficially Owned by Stockholder:

shares of Company Common Stock

Options to acquire Company Common Stock

Restricted Stock Units to acquire Company Common Stock

HEGO:	[Sellers]

HEGO AKTIEBOLAG

By:
Its:

Annex F
New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

CHRYON CORPORATION

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

CHYRON CORPORATION

If the name of the corporation has been changed, the name under which it was formed is:

THE COMPUTER EXCHANGE, INC.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

April 8, 1966

THIRD: The amendment effected by this certificate of amendment is as follows:
(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows:  First: The name of the corporation is (new name) ... )

Paragraph                       FIRST                                 of the Certificate of Incorporation relating to
the name of the Corporation.

is hereby amended to read in its entirety as follows:

FIRST: The name of the corporation is ChyronHego Corporation.

Paragraph                                            of the Certificate of Incorporation relating to

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☒ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

(Signature)	(Name of Signer)

(Title of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

CHRYON CORPORATION

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Address	One Financial Center

City, State and Zip Code	Boston, MA 02111

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

Annex G

CHYRON CORPORATION
2008 LONG-TERM INCENTIVE PLAN

(Approved May 14, 2008 and amended May 19, 2010)

Chyron Corporation, a New York corporation (the “Company”), sets forth herein the terms of its 2008 Long-Term Incentive Plan (the “Plan”), as follows:

1.            PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash and other stock-based awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.            DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.         “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2.         “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a fiscal year period.

2.3.         “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, cash or other stock-based award under the Plan.

2.4.         “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company to a Grantee, that evidences and sets out the terms and conditions of an Award.

2.5.         “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such rule).

2.6.         “Board” means the Board of Directors of the Company.

2.7.         “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or an Affiliate at or before the Grant Date: (i) engaging in any act, omission or misconduct that is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or an Affiliate’s  government licenses, permits or approvals, which is primarily due to the Service Provider’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider’s Services.

2.8.         “Change in Control” shall have the meaning set forth in Section 16.2.

2.9.         “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10.       “Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board.  The Compensation Committee of the Board may, in its discretion, designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee) or cause the Committee to (i) consist solely of persons who are “non-employee directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) consist solely of persons who are Outside Directors, or (iii) satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.

2.11.       “Company” means Chyron Corporation, a New York corporation, or any successor corporation.

2.12.       “Common Stock” or “Stock” means common stock of the Company, par value $0.01 per share.

2.13.       “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m) of the Code, as qualified by Section 14.5 herein.

2.14.       “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability has the meaning as set forth in Section 22(e)(3) of the Code.

2.15.       “Effective Date” means the date set forth in Section 17.10 herein.

2.16.       “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17.       “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) the closing sale price reported for a share of Common Stock on such date on the national securities exchange or national market system on which such stock is principally traded, or if such date is not a trading day, the trading day immediately preceding such date on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A).

2.18.       “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.19.       “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee in the Award Agreement.

2.20.       “Grantee” means a person who receives or holds an Award under the Plan.

2.21.       “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22.       “Incumbent Board” shall have the meaning set forth in Section 16.2.

2.23.       “Non-Employee Director” means a director of the Company who is not otherwise an officer or employee of the Company or any Affiliate.

2.24.       “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25.       “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26.       “Option Price” means the exercise price for each share of Stock subject to an Option.

2.27.       “Outside Director” means a member of the Board who is not an officer or employee of the Company or an Affiliate, determined in accordance with the requirements of Section 162(m) of the Code.

2.28.       “Outstanding Company Common Stock” shall have the meaning set forth in Section 16.2.

2.29.       “Outstanding Company Voting Securities” shall have the meaning set forth in Section 16.2.

2.30.       “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.31.       “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof.

2.32.       “Plan” means this Chyron Corporation 2008 Long-Term Incentive Plan.

2.33.       “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.34.       “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.35.       “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.36.       “Restricted Stock Unit” means a bookkeeping entry representing the equivalent number of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37.       “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.38.       “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

2.39.       “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.40.       “Separation from Service” means a termination of Service by a Service Provider, as determined by the Committee, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.41.       “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.42.       “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.43.       “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.44.       “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.45.       “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.46.       “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.47.       “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.            ADMINISTRATION OF THE PLAN

3.1.         General.

The Committee shall have such powers and authority related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i)            designate Grantees;

(ii)           determine the type or types of Awards to be made to a Grantee;

(iii)          determine the number of shares of Stock to be subject to an Award;

(iv)          establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)           prescribe the form of each Award Agreement; and

(vi)          amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that (i)  causes the Option or SAR to become subject to Section 409A, (ii) reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR Exercise Price or (iii) would be treated as a repricing under the rules of the exchange upon which the Company’s Stock trades, without, with respect to item (i), the Grantee’s written prior approval, and with respect to items (ii) and (iii), without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.  Furthermore, the Company may annul an Award if the Grantee is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement.

3.2.         Deferral Arrangement.

The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.3.         No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.4.         Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.            STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 16 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be eight million (8,000,000). All such shares of Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options.  Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.  The maximum number of shares of Common Stock (constituting, or underlying, any Awards) that may be awarded to any one Grantee during any calendar year shall not exceed 200,000. In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Grantee shall be $5,000,000, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Grantee on an annualized basis shall be $5,000,000.

The Committee may adopt reasonable procedures for making adjustments in accordance with Section 16. If the Option Price of any Option granted under the Plan, or if pursuant to Section 17.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. With respect to stock-based Awards, to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Grantee, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Grantee in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered to the Grantee and will be available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5.             EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.         Term.

The Plan shall be effective as of the Effective Date and shall terminate on the ten (10) year anniversary of the Effective Date, unless terminated on any earlier date as provided in Section 5.2.

5.2.         Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded.

6.            AWARD ELIGIBILITY AND LIMITATIONS

6.1.         Service Providers and Other Persons.

Subject to this Section 6, Awards may be made to any Service Provider as the Committee shall determine and designate from time to time in its discretion.

6.2.         Non-Employee Director Awards.

Unless otherwise determined by the Board, the terms of an Award to a Non-Employee Director shall be as follows:

(i)            If the exercise price per share of an Award is other than zero, the exercise price per share of Stock purchasable upon exercise of an Award to a Non-Employee Director will be equal to 100% of the Fair Market Value of a share of Stock on the date of grant of the Award.

(ii)           An Award to a Non-Employee Director will expire 10 years after the date of grant, regardless of whether the Non-Employee Director ceases to serve as a director of the Company for any reason.

(iii)          Each Award to a Non-Employee Director will be exercisable in full on the date of grant unless otherwise determined by the Board in a resolution adopted on or prior to the date of grant.

(iv)          If a grant of an Award to a Non-Employee Director cannot be made in full due to the limitation set forth in Section 4, such grant shall be made to the greatest extent then permitted under Section 4.

6.3.         Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.4.         Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.            AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-Qualified Stock Options.

8.            TERMS AND CONDITIONS OF OPTIONS

8.1.         Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that (i) in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date, and (ii) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the Grant Date.

8.2.         Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including without limitation performance requirements) as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded up to the next nearest whole number.

8.3.         Term.

Unless otherwise specified in the Award Agreement, each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the tenth (10th) anniversary of the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the fifth (5th) anniversary of the Grant Date.

8.4.         Separation from Service.

Except as otherwise provided in an Award Agreement, if a Grantee’s employment with or service to the Company or Affiliate terminates for any reason other than Cause, (i) Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for a period of not more than 90 days after such termination (one year in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Grantee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination.  In the event of the termination of a Grantee’s employment or service for Cause, all outstanding Options granted to such Grantee shall expire on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

8.5.         Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

8.6.         Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.  Except as otherwise provided by the Committee, payments hereunder shall be made in cash or cash equivalents acceptable to the Company. Notwithstanding anything contained herein to the contrary, the Committee may, solely in its discretion, approve payment in whole or in part by an alternative method, including (i) by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted shares of Stock already owned by the Grantee on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) in any other form that is consistent with applicable laws, regulations and rules (under certain circumstances, including, but not limited to, notes or other contractual obligations of the Grantee to make payment on a deferred basis), or (iv) any combination of the foregoing.

8.7.         Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.         Delivery of Stock Certificates or Other Evidence of Ownership.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or other evidence of his or her ownership of the shares of Stock subject to the Option.

8.9.         Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.       Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.       Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only: (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.             TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.         Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, which shall be at least the Fair Market Value of one share of Stock on the date of grant. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed on the Grant Date.  SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award.

9.2.         Other Terms.

The Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.         Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten years.

9.4.         Payment of SAR Amount.  Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)   the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price; by

(ii)  the number of Shares with respect to which the SAR is exercised.

SARs may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

10.          TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.       Restrictions.

At the time of grant, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 14.  Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2.       Restricted Stock Certificates or Other Evidence of Ownership.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates (or other evidence of ownership) for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates (or other evidence of ownership) shall be delivered to the Grantee, provided, however, that such certificates (or other evidence of ownership) shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.       Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.4.       Rights of Holders of Restricted Stock Units.

10.4.1.    Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified in Section 17.9 for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2.    Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders.

10.4.3.    Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.       Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

10.6.       Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Committee, in consideration for past Services rendered.

10.7.       Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate (or other evidence of ownership) for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.          TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Award of Unrestricted Stock to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. Unless otherwise provided by the Committee, Awards of Unrestricted Stock shall be paid within the time period specified in Section 17.9 for short-term deferrals.

12.          OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods, and in other such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

13.          FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

13.1.       General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 13.

13.2.       Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

13.3.       Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

13.4.       Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules.

14.          TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.       Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 and 14.3 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code.

14.2.       Performance Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1.    Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2.  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

14.2.2.   Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues or margin; (3) increase in cash flow; (4) operating margin; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization (EBITDA); pretax earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; and (14) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.  One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 14.3 hereof.

14.2.3.   Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

14.2.4.    Performance Award Pool.

The Committee may establish a Performance Award pool, which shall be an unfunded pool, in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 14.2.2 hereof during the given performance period, as specified by the Committee in accordance with Section 14.2.3 hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

14.2.5.    Settlement of Performance Awards; Other Terms.

The Committee shall determine the amount, if any, of (i) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Grantee in the Performance Award pool, or (ii) the amount of any potential Performance Award otherwise payable to each Grantee.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 14.2. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.       Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.3.

14.3.1.    Annual Incentive Award Pool.

The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, in connection with Annual Incentive Awards.  The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 14.2.2 hereof during the given performance period, as specified by the Committee in accordance with Section 14.2.3 hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

14.3.2.    Potential Annual Incentive Awards.

Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine the Grantees who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 14.3.1 hereof or as individual Annual Incentive Awards.  In the case of individual Annual Incentive Awards intended to qualify under Section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 14.2.2 hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.  In all cases, the maximum Annual Incentive Award of any Grantee shall be subject to the limitation set forth in Section 4 hereof.

14.3.3.    Settlement of Annual Incentive Awards.

The Committee shall determine the amount, if any, of (i) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Grantee in the Annual Incentive Award pool, or (ii) the amount of any potential Annual Incentive Award otherwise payable to each Grantee. The Committee may, in its discretion, determine that the amount payable to any Grantee as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Grantee prior to the end of a fiscal year or settlement of such Annual Incentive Award.

14.4.       Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.5.       Status of Performance and Annual Incentive Awards Under Section 162(m) of the Code.

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 14.2 and 14.3 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulatory guidance thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulatory guidance thereunder. Accordingly, the terms of Section 14, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulatory guidance thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulatory guidance thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.          REQUIREMENTS OF LAW

15.1.       General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2.       Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.          EFFECT OF CHANGES IN CAPITALIZATION

16.1.       Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company (to the extent applicable); provided that any such adjustment shall comply with Section 409A. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

16.2.       Definition of Change in Control.

Unless an Award Agreement provides for a different meaning, a “Change in Control” shall mean the occurrence of any of the following:

(i)            the acquisition, directly or indirectly, by any individual, entity, group or Person of ownership of 30% or more of either (a) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”), or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

(ii)           during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director during such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened stockholder proposal pursuant to Rule 14a-8 of Regulation 14A promulgated under the Exchange Act or other solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)          approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 50% of, respectively, the then outstanding shares of common stock of the Company resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (y) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv)          approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v)           approval by the stockholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A, the Company will not be deemed to have undergone a Change in Control with respect to such Award or Awards unless the Company is deemed to have undergone a change in control pursuant to the definition in Section 409A.

16.3.       Effect of Change in Control; Corporate Transactions

Unless an Award Agreement explicitly provides otherwise, all outstanding Options and/or SARs shall become immediately exercisable and fully vested upon the consummation of a Change in Control, without regard to any time and/or performance vesting conditions. In addition, unless an Award Agreement explicitly provides otherwise, if the Company is to be consolidated with or acquired by another entity in a merger or a sale of all or substantially all of the Company’s assets, and such transaction also constitutes or is otherwise consummated in connection with a Change in Control (a “Corporate Transaction”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options and/or SARs, either (i) make appropriate provision for the continuation of such Options and/or SARs by substituting on an equitable basis for the Shares then subject to such Options and/or SARs either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Options and/or SARs in exchange for a cash payment equal to the excess of the Fair Market Value (determined as of the date of consummation of the Corporate Transaction) of the Shares subject to such Options and/or SARs over the exercise price thereof.

Unless an Award Agreement explicitly provides otherwise, in the event of a Change in Control, the Committee shall waive any or all Company vesting, repurchase and/or forfeiture rights and conditions with respect to outstanding Restricted Stock and/or Restricted Stock Units.  In addition, in the event of a Corporate Transaction, unless an Award Agreement explicitly provides otherwise, with respect to outstanding grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock, the Committee or the Successor Board, shall either (i) make appropriate provisions for the continuation of such grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock by substituting on an equitable basis for the Shares then subject to such Restricted Stock, Restricted Stock Units and/or Unrestricted Stock either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock in exchange for a cash payment equal to the excess of the Fair Market Value (determined as of the date of consummation of the Corporate Transaction) of the Shares subject to such Restricted Stock, Restricted Stock Units and/or Unrestricted Stock over the purchase price thereof, if any.

16.4.       Reorganization Which Does Not Constitute a Change in Control.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

16.5.       Adjustments.

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole share.

16.6.       No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.          GENERAL PROVISIONS

17.1.       Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider, if applicable. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.       Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3.       Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.       Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5.       Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

17.6.       Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7.       Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8.       Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of New York, without regard to any choice of law principles thereof or of any other jurisdiction.

17.9.       Short-Term Deferrals.

For each Award intended to comply with the short-term deferral exception provided for under Section 409A, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Grantee’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.

17.10.     Stockholder Approval; Effective Date of Plan.

The Plan shall be effective as of May 14, 2008, the date of its approval by the shareholders of the Company (the “Effective Date”), as amended and approved by the shareholders of the Company on May 19, 2010.

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M56252-P34522 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHYRON CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
5. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):	☐	☐	☐

01) Susan Clark-Johnson
02) Peter F. Frey
03) Christopher R. Kelly
04) Roger L. Ogden
05) Robert A. Rayne
06) Michael I. Wellesley-Wesley
07) Michael C. Wheeler

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5, 6, 8 and 9, FOR the election of all the nominees listed in Proposal 1, and FOR "3 YEARS" for Proposal 7.

	1 Year	2 Years	3 Years	Abstain
7. To approve, on an advisory (non-binding) basis, the frequency of holding a vote on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

M56253-P34522

CHYRON CORPORATION
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
[________], 2013

The shareholder(s) hereby appoint(s) Michael I. Wellesley-Wesley and Roger L. Ogden, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Chyron Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m.(Eastern) on [_____], 2013, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New york, NY 10017, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side